UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

CHEMOCENTRYX, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☒	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CHEMOCENTRYX, INC.

835 Industrial Road, Suite 600

San Carlos, CA 94070

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

September 14, 2022

Dear Stockholders of ChemoCentryx, Inc.:

You are cordially invited to attend a special meeting of the stockholders of ChemoCentryx, Inc., a Delaware corporation (referred to as “ChemoCentryx,” the “Company,” “we,” “us” or “our”), to be held on October 18, 2022, at 9:00 a.m., local time, at the offices of Latham & Watkins LLP, located at 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626 (the special meeting and any adjournments or postponements thereof, referred to as the “Special Meeting”).

We have entered into an Agreement and Plan of Merger (as it may be amended from time to time, referred to as the “Merger Agreement”), dated as of August 3, 2022, with Amgen Inc., a Delaware corporation (referred to as “Amgen”), and Carnation Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Amgen (referred to as “Merger Sub”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into ChemoCentryx, with ChemoCentryx surviving the merger as a wholly owned subsidiary of Amgen (referred to as the “Merger”).

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (referred to as the “Merger Proposal”). The affirmative vote of the holders of a majority of the shares of ChemoCentryx common stock issued and outstanding and entitled to vote thereon as of the close of business on September 13, 2022 (referred to as the “Record Date”) is required to approve the Merger Proposal. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to ChemoCentryx’s named executive officers that is based on or otherwise relates to the Merger (referred to as the “Merger Compensation Proposal”). At the Special Meeting, you will also be asked to consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (referred to as the “Adjournment Proposal”).

If the Merger is consummated, you will be entitled to receive $52.00 in cash, without interest, for each share of ChemoCentryx common stock that you own (unless you have properly exercised appraisal rights, including by not voting in favor of the Merger Proposal). Such merger consideration represents a premium of approximately 116% over the ChemoCentryx common stock closing price of $24.11 on August 3, 2022, the last trading day before the public announcement that ChemoCentryx entered into the Merger Agreement.

The Board of Directors of ChemoCentryx (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, ChemoCentryx and its stockholders, (ii) approved, adopted, and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend the adoption of the Merger Agreement and approval of the Merger by ChemoCentryx’s stockholders and

(iv) directed that the adoption of the Merger Agreement be submitted to a vote of ChemoCentryx’s stockholders. The Board unanimously recommends that ChemoCentryx stockholders vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that ChemoCentryx stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement and is incorporated herein by reference. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about ChemoCentryx from documents we file with the Securities and Exchange Commission from time to time.

Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage prepaid envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

Your vote is very important, regardless of the number of shares that you own. We cannot consummate the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of ChemoCentryx’s common stock entitled to vote thereon as of the Record Date.

If you have questions or need assistance voting your shares of ChemoCentryx common stock, please contact:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.

Very truly yours,

Thomas J. Schall, Ph.D.

President, Chief Executive Officer and Chairman

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. This proxy statement is dated September 14, 2022 and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about September 16, 2022.

CHEMOCENTRYX, INC.

835 Industrial Road, Suite 600

San Carlos, CA 94070

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 18, 2022

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of ChemoCentryx, Inc., a Delaware corporation (referred to as “ChemoCentryx,” the “Company,” “we,” “us” or “our”), will be held on October 18, 2022, at 9:00 a.m., local time, at the offices of Latham & Watkins LLP, located at 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626, for the following purposes:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, referred to as the “Merger Agreement”), dated as of August 3, 2022, among Amgen Inc., a Delaware corporation (referred to as “Amgen”), Carnation Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Amgen (referred to as “Merger Sub”), and ChemoCentryx, pursuant to which Merger Sub will be merged with and into ChemoCentryx, with ChemoCentryx surviving the merger as a wholly owned subsidiary of Amgen (referred to as the “Merger”);

2.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to ChemoCentryx’s named executive officers that is based on or otherwise relates to the Merger; and

3.

To consider and vote on a proposal to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the proposal to adopt the Merger Agreement at the time of the special meeting (the special meeting and any adjournments or postponements thereof, referred to as the “Special Meeting”).

Only stockholders of record as of the close of business on September 13, 2022 (referred to as the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof.

The Board unanimously recommends that you vote:

1.	“FOR” the proposal to adopt the Merger Agreement (referred to as the “Merger Proposal”);

2.    “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to ChemoCentryx’s named executive officers that is based on or otherwise relates to the Merger (referred to as the “Merger Compensation Proposal”); and

3.    “FOR” the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (referred to as the “Adjournment Proposal”).

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Under Delaware law, stockholders who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their shares of ChemoCentryx common stock as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal before the vote on the Merger Proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement.

By Order of the Board of Directors,

Thomas J. Schall, Ph.D

President, Chief Executive

Officer and Chairman

San Carlos, California

September 14, 2022

YOUR VOTE IS VERY IMPORTANT!

If your shares are registered directly in your name: If you are a stockholder of record, you may grant a proxy to vote your shares through the Internet, by telephone or by mail as described below. Please help us save time and postage costs by granting a proxy through the Internet or by telephone. Each such method is generally available 24 hours a day and will ensure that your proxy to vote your shares is confirmed and posted immediately. To grant a proxy to vote your shares:

1.	BY INTERNET

a.	Go to the website at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on October 17, 2022, the day preceding the Special Meeting.

b.	Please have your proxy card available to verify your identity and create an electronic proxy.

c.	Follow the simple instructions provided.

2.	BY TELEPHONE

a.	On a touch-tone telephone, call toll-free 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on October 17, 2022, the day preceding the Special Meeting.

b.	Please have your proxy card available to verify your identity.

c.	Follow the simple instructions provided.

3.	BY MAIL

a.	Mark, sign and date your proxy card.

b.	Return it prior to 11:59 p.m. Eastern Time on October 17, 2022, the day preceding the Special Meeting, in the postage-paid envelope provided.

If your shares are held in the name of a bank, broker or other nominee: You will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your shares to be voted. Telephone and Internet voting instructions also may be offered to stockholders owning shares through certain banks and brokers. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting, including the Merger Proposal, without your instructions.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you hold your shares through a bank, broker or other nominee, you must obtain from such nominee a valid “legal proxy” issued in your name in order to vote in person at the Special Meeting.

We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your shares of ChemoCentryx common stock, please contact our proxy solicitor or us by using the contact information provided below:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

or

ChemoCentryx, Inc.

835 Industrial Road, Suite 600

San Carlos, CA 94070

Attn: Corporate Secretary

Call: (650) 210-2900

i

ANNEXES

ANNEX A—AGREEMENT AND PLAN OF MERGER	A-1
ANNEX B—OPINION OF GOLDMAN SACHS & CO. LLC	B-1

ii

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the special meeting (together with any adjournments or postponements thereof, referred to as the “Special Meeting”), the Merger Agreement (as defined below) and the transactions contemplated by the Merger Agreement, pursuant to which Merger Sub (as defined below) will be merged with and into ChemoCentryx (as defined below), with ChemoCentryx surviving the merger as a wholly owned subsidiary of Amgen (as defined below) (referred to as the “Merger”). Please refer to the “Summary” beginning on page 13 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.

Except as otherwise specifically noted in this proxy statement or as context otherwise requires, “ChemoCentryx,” “we,” “our,” “us,” the “Company” and similar words in this proxy statement refer to ChemoCentryx, Inc. including, in certain cases, our subsidiaries. Throughout this proxy statement we refer to Amgen Inc. as “Amgen” and Carnation Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of August 3, 2022, as it may be amended from time to time, among Amgen, Merger Sub and ChemoCentryx, as the “Merger Agreement.”

Q:	Why am I receiving these materials?

A:

On August 3, 2022, ChemoCentryx entered into the Merger Agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Amgen, with and into ChemoCentryx, with ChemoCentryx surviving the merger as a wholly owned subsidiary of Amgen. The Board of Directors of ChemoCentryx (referred to as the “Board”) is furnishing this proxy statement and form of proxy card to the holders of ChemoCentryx common stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What is the proposed transaction?

A:

The proposed transaction is the acquisition of ChemoCentryx by Amgen pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement is approved by the holders of a majority of the shares of ChemoCentryx common stock issued and outstanding and entitled to vote thereon as of the Record Date (as defined below) and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will be merged with and into ChemoCentryx, with ChemoCentryx surviving the Merger as a wholly owned subsidiary of Amgen. As a result of the Merger, ChemoCentryx common stock will no longer be publicly traded and will be delisted from the Nasdaq Global Select Market (referred to as “Nasdaq”). In addition, ChemoCentryx common stock will be deregistered under the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”), and ChemoCentryx will no longer file periodic reports with the U.S. Securities and Exchange Commission (referred to as the “SEC”).

Q:	What will I receive if the Merger is consummated?

A:

Upon consummation of the Merger, you will be entitled to receive $52.00 in cash, without interest (referred to as the “Merger Consideration”), for each share of ChemoCentryx common stock that you own as of the Effective Time (as defined below), unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the General Corporation Law of the State of Delaware (referred to as the “DGCL”). For example, if you own 100 shares of our common stock as of the Effective Time, you will receive $5,200.00 in cash in exchange for your shares of our common stock (less any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in Amgen as a result of the Merger.

Q:

How does the Merger Consideration compare to the unaffected market price of ChemoCentryx common stock prior to the public announcement that ChemoCentryx entered into the Merger Agreement? How does the Merger Consideration compare to the market price of ChemoCentryx common stock as of a recent trading date?

A:

The Merger Consideration represents a premium of approximately 116% over the closing price of ChemoCentryx common stock on Nasdaq of $24.11 on August 3, 2022, the last trading day before the public announcement that ChemoCentryx entered into the Merger Agreement. On September 13, 2022, the last practicable day before the printing of this proxy statement, the closing price of ChemoCentryx common stock on Nasdaq was $51.37 per share. You are encouraged to obtain current market quotations for ChemoCentryx common stock.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will take place on October 18, 2022 at the offices of Latham & Watkins LLP, located at 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626, at 9:00 a.m., local time.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on the following proposals:

•	To adopt the Merger Agreement (referred to as the “Merger Proposal”);

•

To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to ChemoCentryx’s named executive officers that is based on or otherwise relates to the Merger (referred to as the “Merger Compensation Proposal”); and

•

To approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting (referred to as the “Adjournment Proposal”).

Q:	Who is entitled to vote at the Special Meeting?

A:

Only holders of record of ChemoCentryx common stock as of the close of business on September 13, 2022 (referred to as the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, there were 71,919,705 shares of ChemoCentryx common stock issued and outstanding. Each outstanding share of ChemoCentryx common stock on that date will entitle its holder to one vote, in person or by proxy, on all matters to be voted on at the Special Meeting.

Q:	What vote is required to approve the proposal to adopt the Merger Agreement?

A:

The affirmative vote of the holders of a majority of the shares of ChemoCentryx common stock issued and outstanding and entitled to vote thereon as of the Record Date is required to approve the Merger Proposal.

The failure to grant a proxy to vote your shares of common stock by submitting a signed proxy card, granting a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares of ChemoCentryx common stock on the Merger Proposal will result in a broker non-vote and will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions by you or your bank, broker or other nominee will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the approval of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal?

A:

In reaching its decision to unanimously approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and to recommend that our stockholders approve the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal, the Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, as well as other alternatives. For a more detailed description of these factors, see “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 48 of this proxy statement.

Q:	What is a quorum and how many shares are needed to constitute a quorum?

A:

A quorum of stockholders is the presence of stockholders holding the minimum number of shares necessary to transact business at the Special Meeting. The holders of a majority of the voting power of the issued and outstanding shares entitled to vote at the Special Meeting, either present in person or represented by proxy, will constitute a quorum at the Special Meeting. If a quorum is not present, then under our amended and restated bylaws, either (i) the holders of voting stock representing a majority of the voting power present at the Special Meeting in person or represented by proxy, or (ii) the chairperson of the Special Meeting, may each adjourn the meeting, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting.

If you submit a signed proxy card, grant a proxy electronically over the Internet or by telephone, or submit a ballot in person at the Special Meeting (regardless of whether you indicate how you wish to vote), your shares of ChemoCentryx common stock will be counted for purposes of determining the presence of a quorum. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares of ChemoCentryx common stock will result in a broker non-vote and such shares will not be counted for purposes of determining the presence of a quorum. Abstentions by you or your bank, broker or other nominee will be counted for purposes of determining the presence of a quorum.

Q:

What vote is required to approve the proposal to approve certain compensation that will or may be paid or become payable to ChemoCentryx’s named executive officers that is based on or otherwise relates to the Merger?

A:

The affirmative vote of the holders of a majority in voting power of the shares of ChemoCentryx common stock present in person or by proxy at the Special Meeting and entitled to vote thereon is required to approve the Merger Compensation Proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Special Meeting will not have any effect on the Merger Compensation Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares will result in a broker non-vote and will not have any effect on the Merger Compensation Proposal. Abstentions by you or your bank, broker or other nominee will have the same effect as if you voted “AGAINST” the Merger Compensation Proposal.

Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either ChemoCentryx or Amgen. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of ChemoCentryx’s stockholders on the Merger Compensation Proposal.

Q:	What vote is required to approve the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies?

A:

The affirmative vote of the holders of a majority in voting power of the shares of ChemoCentryx common stock present in person or by proxy at the Special Meeting and entitled to vote thereon is required to approve the Adjournment Proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Special Meeting will not have any effect on the Adjournment Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares will result in a broker non-vote and will not have any effect on the Adjournment Proposal. Abstentions by you or your bank, broker or other nominee will have the same effect as if you voted “AGAINST” the Adjournment Proposal.

Q:	How does the Board recommend that I vote?

A:

The Board, after considering the various factors described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 48 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, ChemoCentryx and its stockholders, (ii) approved, adopted, and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend the adoption of the Merger Agreement and approval of the Merger by ChemoCentryx’s stockholders and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of ChemoCentryx’s stockholders.

The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement, including the Merger Agreement, and the documents we incorporate by reference and refer to in this proxy statement carefully and consider how the Merger affects you, and then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically on the Internet or by telephone, so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	How do I vote?

A:

If you are a stockholder of record (that is, if your shares of our common stock are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (referred to as “AST”)), there are four ways to cause your shares to be voted at the Special Meeting:

•	by attending the Special Meeting and voting in person by ballot;

•	by visiting the Internet at the address on your proxy card and granting your proxy;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card and granting your proxy; or

•	by completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal.

A control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your shares, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting in person, you are strongly encouraged to grant a proxy to vote your shares of common stock.

If your shares are held in “street name” through a bank, broker or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, AST, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of ChemoCentryx.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of such shares of ChemoCentryx common stock and are considered to hold them in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid “legal proxy” from your bank, broker or other nominee.

Q:	Will my shares of ChemoCentryx common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold as the stockholder of record?

A:

No. Because any shares of ChemoCentryx common stock you may hold in “street name” will be deemed to be held by a different stockholder than any shares of ChemoCentryx common stock you hold as the stockholder of record, any shares of ChemoCentryx common stock held in “street name” will not be combined for voting purposes with the shares of ChemoCentryx common stock you hold as the stockholder of record. Similarly, if you own shares of ChemoCentryx common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of ChemoCentryx common stock because they are held in a different form of record ownership. Shares of ChemoCentryx common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of ChemoCentryx common stock held in an individual retirement account must be voted under the rules governing the account.

Q:	If I hold my shares of ChemoCentryx common stock in “street name,” will my bank, broker or other nominee vote my shares for me on the proposals to be considered at the Special Meeting?

A:

Not without your direction. Your bank, broker or other nominee will only be permitted to vote your shares of ChemoCentryx common stock on any “non-routine” proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your shares of ChemoCentryx common stock with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your shares.

You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your shares of ChemoCentryx common stock. Without such instructions, a broker non-vote will result, and your shares will not be voted at the Special Meeting. A broker non-vote will have the same effect as if you voted “AGAINST” the Merger Proposal.

Q:	What happens if I do not vote?

A:

The required vote to approve the Merger Proposal is based on the total number of shares of ChemoCentryx common stock issued and outstanding as of the close of business on the Record Date, not just the shares that are voted at the Special Meeting. If you do not vote in person or by proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time by:

•

delivering a written notice of revocation of your proxy to our Corporate Secretary at ChemoCentryx, Inc., Attention: Corporate Secretary, 835 Industrial Road, Suite 600, San Carlos, CA 94070 prior to 11:59 pm Eastern Time on October 17, 2022, the day preceding the Special Meeting;

•

signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same shares of ChemoCentryx common stock and returning it to us by mail prior to 11:59 pm Eastern Time on October 17, 2022, the day preceding the Special Meeting;

•	submitting a new proxy by telephone or Internet prior to 11:59 pm Eastern Time on October 17, 2022, the day preceding the Special Meeting; or

•	attending the Special Meeting and voting in person (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note that if you hold your shares of common stock in “street name,” and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, broker or other nominee for instructions regarding how to change or revoke your vote. You may also vote in person at the Special Meeting if you obtain a valid “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person (referred to as a “proxy”) to vote your shares of ChemoCentryx common stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of ChemoCentryx common stock is called a “proxy card.” The Board has designated each of Thomas J. Schall, Ph.D. and Susan M. Kanaya, with full power of substitution, as proxies for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to grant a proxy to vote your shares, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Q:	May I attend the Special Meeting and vote in person?

A:

Yes. All stockholders of ChemoCentryx as of the Record Date may attend the Special Meeting and vote in person. Stockholders will need to present proof of ownership of our common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting. Even if you plan to attend the Special Meeting in person, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your shares will be represented at the Special Meeting. If you hold your shares in “street name,” because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid “legal proxy” from your bank, broker or other nominee.

Q:	What happens if I sell or otherwise transfer my shares of ChemoCentryx common stock before consummation of the Merger?

A:

If you sell or transfer your shares of our common stock before consummation of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your shares of our common stock through consummation of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your shares of ChemoCentryx common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies ChemoCentryx in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your shares of ChemoCentryx common stock, but you will have retained your right to vote these shares at the Special Meeting. Even if you sell or otherwise transfer your shares of ChemoCentryx common stock after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.

Q:	How will I receive the merger consideration to which I am entitled?

A:

If you hold your shares of common stock in certificated form, you will receive a letter of transmittal shortly after the Merger is consummated instructing you how to surrender your stock certificates, to an exchange agent to be designated by Amgen in order to receive the Merger Consideration to which you are entitled. Please do not send in your stock certificates now. If you hold your shares of common stock in book-entry form but not through the Depository Trust Company (referred to as “DTC”), you will receive instructions regarding delivery of an “agent’s message” with respect to such book-entry shares. If your shares of ChemoCentryx common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration.

Q:	I do not know where my stock certificate is. How will I get the Merger Consideration for my shares?

A:

If the Merger is consummated, the transmittal materials you will receive after the consummation of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. You may also be required to post a bond as indemnity against any potential loss.

Q:	When do you expect the Merger to be consummated?

A:

Consummation of the Merger is subject to various closing conditions, including, among others, adoption of the Merger Agreement by the holders of a majority of the shares of ChemoCentryx common stock issued and outstanding and entitled to vote thereon as of the Record Date, the expiration or termination of the required waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to as the “HSR Act”), and certain other conditions.

We currently anticipate that the Merger will be consummated in the fourth quarter of 2022, assuming satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of ChemoCentryx and Amgen, that the Merger will be consummated at a later time or not at all.

Q:	What effects will the Merger have on ChemoCentryx?

A:

Our common stock is currently registered under the Exchange Act, and is listed on Nasdaq under the symbol “CCXI.” As a result of the Merger, ChemoCentryx will cease to be a publicly traded company and will become a wholly owned subsidiary of Amgen. As soon as reasonably practicable following the consummation of the Merger, our common stock will cease trading on and be delisted from Nasdaq and will be deregistered under the Exchange Act, and ChemoCentryx will no longer be required to file periodic reports with the SEC.

Q:	Why am I being asked to vote on the Merger Compensation Proposal?

A:

In accordance with the rules promulgated under Section 14A of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.

Q:	What will happen if the stockholders do not approve the Merger Compensation Proposal at the Special Meeting?

A:

Approval of the Merger Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Merger Compensation Proposal is on an advisory basis and will not be binding on ChemoCentryx or Amgen. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of ChemoCentryx’s stockholders on the Merger Compensation Proposal.

Q:	What happens if the Merger is not consummated?

A:

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding shares of ChemoCentryx common stock entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, ChemoCentryx stockholders will not receive any payment for their shares of our common stock pursuant to the Merger Agreement. Instead, ChemoCentryx will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay Amgen a termination fee of $119,314,679 upon the termination of the Merger Agreement as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 101 of this proxy statement.

Q:	Do any directors or executive officers have interests in the Merger that may differ from those of ChemoCentryx stockholders generally?

A:

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these potential interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by our stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of ChemoCentryx in the Merger” beginning on page 62 of this proxy statement.

Q:	Who will count the votes obtained at the Special Meeting?

A:	The votes will be counted by the inspector of election appointed for the Special Meeting.

Q:	Where can I find the voting results of the Special Meeting?

A:

We intend to publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days following the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 114 of this proxy statement.

Q:	What are the material U.S. federal income tax consequences to ChemoCentryx stockholders of the exchange of ChemoCentryx common stock for cash pursuant to the Merger?

A:

The exchange of our common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A “U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72 of this proxy statement) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered pursuant to the Merger. A “Non-U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. You should consult your tax advisors to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the U.S. federal income tax consequences of the Merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72 of this proxy statement.

Q:	What will the holders of ChemoCentryx equity awards receive in the Merger?

A:

As of the Effective Time, (i) each ChemoCentryx stock option that is outstanding immediately prior to the Effective Time will vest in full and be cancelled and converted into the right to receive an amount in cash equal to the product of (A) the excess, if any, of the Merger Consideration over the exercise price of such ChemoCentryx stock option multiplied by (B) the number of shares of ChemoCentryx common stock underlying such stock option; (ii) each ChemoCentryx restricted stock unit (referred to as an “RSU”) that is outstanding immediately prior to the Effective Time and that was (A) granted prior to August 3, 2022 or granted after August 3, 2022 and specified in the Disclosure Schedules and/or (B) granted to a non-employee member of the Board will vest in full and be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of ChemoCentryx common stock underlying such RSU; (iii) each RSU that was granted on or after August 3, 2022 (other than to a non-employee member of the Board and subject to certain exceptions specified in the Disclosure Schedules) and that is outstanding immediately prior to the Effective Time will be converted into the right to receive an amount in cash, without interest, equal to the product of (A) the total number of shares of ChemoCentryx common stock subject to such RSU multiplied by (B) the Merger Consideration (referred to as an “Amgen Cash Award”), which will vest and become payable at the same time as such RSU would have vested and been payable, subject to continued employment; and (iv) each ChemoCentryx restricted stock award that is outstanding immediately prior to the Effective Time and that was (A) granted prior to August 3, 2022 and/or (B) held by a non-employee member of the Board will vest in full and be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration.

For additional information regarding the treatment of ChemoCentryx equity awards, see “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 79 of this proxy statement.

Q:	What will happen to the ChemoCentryx 2012 Employee Stock Purchase Plan?

A:

The Merger Agreement provides that, except for the offering period under ChemoCentryx’s 2012 Employee Stock Purchase Plan (referred to as the “ESPP”) that was in effect on August 3, 2022 (referred to as the “Final Offering Period”), no new offering periods under the ESPP will commence following August 3, 2022, there will be no increase in the amount of payroll deductions or payroll contributions permitted to be made by the participants under the ESPP during the current offering period, except those made in accordance with payroll deduction elections that are in effect as of August 3, 2022, and no individuals will commence participation in the ESPP following August 3, 2022. If the Effective Time occurs during the Final Offering Period, (w) the final exercise date under the ESPP will be such date as ChemoCentryx determines in its sole discretion (which date must be no later than the date that is five business days prior to the Effective Time), (x) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase shares of ChemoCentryx common stock in accordance with the terms of the ESPP as of such final exercise date, (y) the ESPP will terminate effective as of no later than one business day prior to the Closing Date and (z) as promptly as practicable following the purchase of shares of ChemoCentryx common stock in accordance with the preceding clause (x), ChemoCentryx will return to each participant the funds, if any, that remain in such participant’s account after such purchase. For additional information regarding the ESPP, see “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 79 of this proxy statement.

Q:	Am I entitled to appraisal rights instead of receiving the Merger Consideration for my shares of common stock under the DGCL?

A:

Yes. As a holder of ChemoCentryx common stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the

DGCL, stockholders who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares of ChemoCentryx common stock as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they comply fully with all applicable requirements of Section 262 of the DGCL. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to ChemoCentryx before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Because any proxy that is submitted without an indication as to how you wish to vote will be voted “FOR” the Merger Proposal, if you wish to exercise appraisal rights or preserve your right to do so, any proxy submitted by you must provide instructions to vote “AGAINST” or “ABSTAIN” on the Merger Proposal. Failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. See “The Merger—Appraisal Rights” beginning on page 68 of this proxy statement.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your shares of common stock are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your shares of ChemoCentryx common stock are voted.

Q:	What is householding and how does it affect me?

A:

The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of shares of our common stock held through brokerage firms. If your family has multiple accounts holding shares of our common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?

A:

If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your shares of ChemoCentryx common stock, please contact our proxy solicitor or us at the contact information provided below:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

or

ChemoCentryx, Inc.

835 Industrial Road, Suite 600

San Carlos, CA 94070

Attention: Corporate Secretary

Call: (650) 210-2900

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes, including the Merger Agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 114 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.

The Companies (page 25)

ChemoCentryx, Inc.

ChemoCentryx is a Delaware corporation with principal executive offices located at 835 Industrial Road, Suite 600, San Carlos, CA 94070, telephone number (650) 210-2900. ChemoCentryx is a fully integrated United States biopharmaceutical company focused on the development and commercialization of new medications targeting inflammatory disorders, autoimmune diseases and cancer. The common stock of ChemoCentryx is listed on Nasdaq under the symbol “CCXI.” See “The Companies—ChemoCentryx, Inc.” beginning on page 25 of this proxy statement.

Additional information about ChemoCentryx is contained in certain of its public filings that are incorporated herein by reference. See “Where You Can Find More Information” beginning on page 114 of this proxy statement.

Amgen Inc.

Amgen is a Delaware corporation with principal executive offices located at One Amgen Center Drive, Thousand Oaks, CA 91320, telephone number (805) 447-1000. Amgen is a global biotechnology pioneer that discovers, develops, manufactures and delivers innovative human therapeutics. See “The Companies—Amgen Inc.” beginning on page 25 of this proxy statement.

Carnation Merger Sub, Inc.

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Amgen, with registered office located at 251 Little Falls Drive, Wilmington, Delaware 19808. It was formed solely for the purpose of effecting the Merger and the transactions contemplated by the Merger Agreement. See “The Companies—Carnation Merger Sub, Inc.” beginning on page 25 of this proxy statement.

The Special Meeting (page 26)

This proxy statement is furnished in connection with the solicitation by the Board of proxies to be voted at a Special Meeting of ChemoCentryx stockholders to be held on October 18, 2022, at the offices of Latham & Watkins LLP, located at 650 Town Center Drive 20th Floor, Costa Mesa, CA 92626, at 9:00 a.m., local time.

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Merger Compensation Proposal and (iii) the Adjournment Proposal.

The Merger Proposal (page 104)

You will be asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into ChemoCentryx, with ChemoCentryx surviving the Merger as a wholly owned subsidiary of Amgen and that, at the Effective Time and as a result of the Merger, each share of our common stock issued and outstanding immediately prior to the Effective Time (other than shares held by ChemoCentryx, Amgen, any subsidiary of ChemoCentryx or of Amgen, or any stockholder who has properly exercised his, her or its appraisal rights) will be automatically cancelled and converted into the right to receive the Merger Consideration.

Following the Merger, ChemoCentryx common stock will no longer be publicly listed and traded on Nasdaq, and existing ChemoCentryx stockholders will cease to have any ownership interest in ChemoCentryx.

Record Date; Shares Entitled to Vote; Quorum (page 26)

You are entitled to receive notice and to vote at the Special Meeting if you owned shares of ChemoCentryx common stock as of the close of business on the Record Date for the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares entitled to vote at the Special Meeting, will constitute a quorum at the Special Meeting, permitting ChemoCentryx to transact business at the Special Meeting.

Vote Required to Approve the Merger (page 26)

Each share of ChemoCentryx common stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the holders of a majority of the shares of ChemoCentryx common stock issued and outstanding and entitled to vote thereon as of the Record Date to vote “FOR” the Merger Proposal. A failure to vote your shares of common stock or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

As of the Record Date, there were 71,919,705 shares of our common stock outstanding and entitled to vote at the Special Meeting.

Recommendation of the Board and Reasons for the Merger (page 48)

The Board, after considering various factors more fully described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 48 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, ChemoCentryx and its stockholders, (ii) approved, adopted, and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend the adoption of the Merger Agreement and approval of the Merger by ChemoCentryx’s stockholders and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of ChemoCentryx’s stockholders. The Board unanimously recommends that ChemoCentryx stockholders vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that ChemoCentryx stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Opinion of Goldman Sachs & Co. LLC (page 54)

Goldman Sachs & Co. LLC (referred to as “Goldman Sachs”) delivered its opinion to the Board that, as of August 3, 2022, and based upon and subject to the factors and assumptions set forth therein, the $52.00 in cash per share of ChemoCentryx common stock to be paid to the holders (other than Amgen and its affiliates) of such shares pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated August 3, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger. The Goldman Sachs opinion is not a recommendation as to how any holder of ChemoCentryx’s common stock should vote with respect to the Merger or any other matter. Pursuant to an engagement letter between ChemoCentryx and Goldman Sachs, ChemoCentryx has agreed to pay Goldman Sachs a transaction fee that is estimated, based on the information available as of the date of announcement of ChemoCentryx’s entry into the Merger Agreement, to be approximately $40.0 million, payable upon the consummation of the Merger.

Certain Effects of the Merger on ChemoCentryx (page 35)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into ChemoCentryx, with ChemoCentryx surviving as a wholly owned subsidiary of Amgen. Throughout this proxy statement, we use the term “surviving corporation” to refer to ChemoCentryx as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

The effective time of the Merger (referred to as the “Effective Time”) will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and Amgen may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the closing of the Merger occurs.

Effect on ChemoCentryx if the Merger is Not Consummated (page 35)

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding shares of ChemoCentryx common stock entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, ChemoCentryx stockholders will not receive any payment for their shares of ChemoCentryx common stock pursuant to the Merger Agreement. Instead, ChemoCentryx will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, ChemoCentryx may be required to pay Amgen a termination fee, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 101 of this proxy statement.

Furthermore, if the Merger is not consummated, and depending on the circumstances that would have caused the Merger not to be consummated, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Merger Consideration (page 36)

In the Merger, each outstanding share of our common stock (other than Cancelled Shares, Excluded Shares and Dissenting Shares, each as defined below) will be converted into the right to receive the Merger Consideration. As of the Effective Time, all shares of ChemoCentryx common stock converted into the right to receive the Merger Consideration will automatically be cancelled, and will cease to exist, and each holder of a share represented by a certificate (referred to as “Certificates”) or non-certificated and represented by book-entry (referred to as “Book-Entry Shares”, with those held through the DTC referred to as “DTC Book-Entry Shares” and those not held through DTC are referred to as “Non-DTC Book-Entry Shares”), which immediately prior to the Effective Time represented shares of ChemoCentryx common stock, will cease to have any rights with respect to such shares of ChemoCentryx common stock other than the right to receive the Merger Consideration.

As described further under “The Merger Agreement—Payment for ChemoCentryx Common Stock” beginning on page 81 of this proxy statement, on the Closing Date, Amgen will deposit or cause to be deposited cash in an amount necessary to pay the aggregate Merger Consideration with an exchange agent designated by Amgen that is reasonably acceptable to ChemoCentryx (referred to as the “exchange agent”) (which amount will not include any amounts payable to the holders of ChemoCentryx equity awards, which amounts will be paid through the payroll system of Amgen or the surviving corporation). Promptly after consummation of the Merger, holders of Certificates will receive a letter of transmittal instructing them to send their Certificates to the exchange agent in order to receive the Merger Consideration for each share of our common stock represented by such Certificates.

At the Effective Time, any shares of ChemoCentryx common stock held, in each case immediately prior to the Effective Time, directly by ChemoCentryx as treasury stock, directly by Amgen or directly by Merger Sub (referred to as “Cancelled Shares”) will automatically be cancelled and will cease to exist, and no consideration or payment will be delivered in exchange for such shares. At the Effective Time, any shares of ChemoCentryx common stock held by any subsidiary of ChemoCentryx or by any subsidiary of Amgen (other than Merger Sub) (referred to as “Excluded Shares”) will be converted into such number of shares of the surviving corporation such that each such subsidiary owns the same percentage of the outstanding capital stock of the surviving corporation immediately following the Effective Time as such subsidiary owned in ChemoCentryx immediately prior to the Effective Time.

Further, any shares of ChemoCentryx common stock owned by stockholders who did not vote in favor of approving the Merger Proposal and who are entitled to demand and have properly exercised appraisal rights in respect of such shares in accordance with all applicable provisions of Section 262 of the DGCL (referred to as “Section 262”) and do not thereafter fail to perfect, withdraw, or otherwise lose their appraisal rights under Delaware law (referred to as “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, and the holders thereof will be entitled only to such rights as are granted by Section 262 of the DGCL. See “The Merger—Appraisal Rights” beginning on page 68 of this proxy statement.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a ChemoCentryx stockholder as a result of the Merger (except that any holder of Dissenting Shares will have those rights granted under Section 262), nor will you be entitled to receive any shares in Amgen or the surviving corporation.

Treatment of ChemoCentryx Equity Awards (page 79)

Under the Merger Agreement, each ChemoCentryx stock option that is outstanding and unexercised immediately prior to the Effective Time will vest in full and be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of ChemoCentryx common stock purchasable upon exercise of such ChemoCentryx stock option, multiplied by (ii) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such ChemoCentryx stock option. Any ChemoCentryx stock options, whether vested or unvested, with a per share exercise price equal to or exceeding the Merger Consideration will be cancelled for no consideration as of immediately prior to the Effective Time.

The Merger Agreement also provides that each RSU that was granted (A) prior to August 3, 2022 or granted after August 3, 2022 and specified in the Disclosure Schedules and/or (B) to a non-employee member of the Board and that is outstanding immediately prior to the Effective Time will vest in full and be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of ChemoCentryx common stock subject to such RSU multiplied by (ii) the Merger Consideration. Each RSU that was granted on or after August 3, 2022 (other than to a non-employee member of the Board and subject to certain exceptions specified in the Disclosure Schedules) and that is outstanding immediately prior to the Effective Time will be converted into an Amgen Cash Award, representing the right to receive an amount in cash equal to the product of (i) the total number of shares of ChemoCentryx common stock subject to such RSU multiplied by (ii) the Merger Consideration, which will vest and become payable at the same time as such RSU would have vested and been payable pursuant to its terms, subject to continued employment.

The Merger Agreement further provides that each restricted stock award that was granted prior to August 3, 2022 or to a non-employee member of the Board that is outstanding immediately prior to the Effective Time will vest in full and be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration.

All amounts that become due in respect of outstanding ChemoCentryx equity awards will be less any required withholding taxes and without interest.

Treatment of the ESPP (page 79)

The Merger Agreement provides that ChemoCentryx will take all actions as may be necessary to ensure that, except for the Final Offering Period, no new offering periods under the ESPP will commence following August 3, 2022, there will be no increase in the amount of payroll deductions or payroll contributions permitted to be made by the participants under the ESPP during the current offering period, except those made in accordance with payroll deduction elections that are in effect as of August 3, 2022, and no individuals shall commence participation in the ESPP following August 3, 2022. If the Effective Time occurs during the Final Offering Period, (w) the final exercise date under the ESPP will be such date as ChemoCentryx determines in its sole discretion (which date must be no later than the date that is five business days prior to the Effective Time), (x) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase shares of ChemoCentryx common stock in accordance with the terms of the ESPP as of such final exercise date, (y) the ESPP will terminate effective as of no later than one business day prior to the Closing Date, and no further rights will be granted or exercised under the ESPP thereafter, and (z) as promptly as practicable following the purchase of shares of ChemoCentryx common stock in accordance with the preceding clause (x), ChemoCentryx will return to each participant the funds, if any, that remain in such participant’s account after such purchase. For additional information regarding the ESPP, see “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 79 of this proxy statement.

Interests of the Directors and Executive Officers of ChemoCentryx in the Merger (page 62)

In considering the recommendation of the Board with respect to the Merger Proposal, our stockholders should be aware that members of the Board and ChemoCentryx’s executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of ChemoCentryx stockholders generally. The members of the Board were aware of these potential interests and considered them at the time they approved the Merger Agreement and in making their recommendation that the ChemoCentryx stockholders adopt the Merger Agreement. These potential interests include, but may not be limited to:

•

each member of the Board and each of ChemoCentryx’s executive officers holds outstanding ChemoCentryx equity awards. All such equity awards outstanding as of the date of this proxy statement will vest at the Effective Time as described under the section entitled “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 79;

•

each of ChemoCentryx’s executive officers is party to a preexisting employment agreement that provides for severance payments and benefits upon a qualifying termination in connection with a change in control (including the Merger);

•

if an executive officer experiences a qualifying termination prior to payment of fiscal year 2022 bonuses, the executive officer will remain eligible to receive his or her 2022 bonus (which will be prorated and paid assuming target performance levels if such termination occurs prior to December 31, 2022); and

•

continued indemnification in favor of the current and former directors and officers of ChemoCentryx, as well as certain obligations related to maintenance of directors’ and officers’ liability insurance.

For additional information on the potential interests of members of the Board and ChemoCentryx’s executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of ChemoCentryx in the Merger” beginning on page 62.

Financing of the Merger (pages 67 and 96)

The consummation of the Merger is not conditioned upon receipt of financing by Amgen. However, ChemoCentryx has agreed that it will use its reasonable best efforts to provide to Amgen and Merger Sub such cooperation as may be necessary, customary or advisable and reasonably requested by Amgen in connection with Amgen’s arrangement of any third-party debt or equity financing for the purpose of financing the aggregate Merger Consideration, any repayment or refinancing of debt contemplated by the Merger Agreement or otherwise required or undertaken in connection with the transactions contemplated by the Merger Agreement, all upon the terms and subject to the conditions and exceptions set forth in the Merger Agreement and as further described in the section of this proxy statement captioned “The Merger—Financing of the Merger ”.

ChemoCentryx has also agreed that it will, and will cause its subsidiaries to, use their respective reasonable best efforts to deliver all notices, cooperate with Amgen and take all other actions to facilitate the termination at closing of all commitments in respect of ChemoCentryx’s existing credit agreement (as described in the section of this proxy statement captioned “The Merger—Financing of the Merger”), the repayment in full on the Closing Date of all obligations in respect of the indebtedness under ChemoCentryx’s existing credit agreement, and the release on the Closing Date of any liens securing all such indebtedness and guarantees in connection therewith, subject to Amgen providing all funds required to effect all such repayments (or other arrangements) at the closing.

Appraisal Rights (page 68)

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their shares of ChemoCentryx common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of ChemoCentryx common stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of ChemoCentryx common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their shares of ChemoCentryx common stock following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their shares of ChemoCentryx common stock determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of shares of ChemoCentryx common stock and a beneficial owner who (i) continuously holds such shares through the Effective Time, (ii) has not consented to or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by ChemoCentryx and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger—Appraisal Rights”), will be entitled to receive the fair value of his, her or its shares of ChemoCentryx common stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger—Appraisal Rights”.

Material U.S. Federal Income Tax Consequences of the Merger (page 72)

The receipt of cash for shares of ChemoCentryx common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder in exchange for such U.S. Holder’s shares of ChemoCentryx common stock in the Merger generally will result in such U.S. Holder’s recognition of gain or loss in an amount equal to the difference, if any, between the cash such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of ChemoCentryx common stock surrendered in the Merger. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. Stockholders should refer to the discussion under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72 of this proxy statement and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.

Regulatory Approvals Required for the Merger (page 75)

Under the Merger Agreement, the Merger cannot be consummated until the applicable waiting period (and any extension thereof) under the HSR Act has expired or been terminated. ChemoCentryx and Amgen filed their respective HSR Act notifications on August 17, 2022. We currently do not expect that any other clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

Litigation Related to the Merger (page 76)

Since the announcement of the entry into the Merger Agreement, a lawsuit entitled Meinking v. ChemoCentryx, Inc., was filed in the United States District Court for the Northern District of California, with ChemoCentryx and the members of the Board named as defendants.

For information regarding the pending litigation, please see the section entitled “The Merger—Litigation Related to the Merger” beginning on page 76.

No Solicitation; Acquisition Proposals (page 89)

From August 3, 2022, until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, neither ChemoCentryx nor any of its subsidiaries can, and each of them must cause their respective representatives not to, directly or indirectly:

•

solicit, initiate or knowingly take any action to facilitate or encourage the submission of, or that would reasonably be expected to result in the submission of, any Acquisition Proposal (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; ChemoCentryx Acquisition Proposals; Adverse Recommendation Change” beginning on page 89 of this proxy statement);

•

enter into or participate in any discussions (except solely to notify a person that makes any inquiry or offer with respect to an Acquisition Proposal of the existence of the non-solicitation provisions contained in the Merger Agreement) or negotiations with, furnish any information relating to ChemoCentryx or any of its subsidiaries or afford access to the business, properties, assets, books or records of ChemoCentryx or any of its subsidiaries to, or otherwise cooperate in any way with, any third party in connection with, or for the purpose of knowingly encouraging or facilitating, an Acquisition Proposal;

•

effect an Adverse Recommendation Change (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; ChemoCentryx Acquisition Proposals; Adverse Recommendation Change” beginning on page 89 of this proxy statement); or

•

authorize or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument or agreement, whether written or oral, binding or non-binding, relating to an Acquisition Proposal.

Notwithstanding the foregoing, if before obtaining the affirmative vote of the holders of a majority of the outstanding shares of ChemoCentryx common stock entitled to vote thereon as of the Record Date in favor of the Merger Proposal (which is referred to as the “ChemoCentryx Stockholder Approval”), ChemoCentryx receives a bona fide written Acquisition Proposal that did not result from a breach of ChemoCentryx’s covenants and agreements related to non-solicitation as set forth in the Merger Agreement and the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; ChemoCentryx Acquisition Proposals; Adverse Recommendation Change” beginning on page 89 of this proxy statement), ChemoCentryx may, subject to certain requirements:

•	engage in negotiations or discussions with such third party regarding such Acquisition Proposal; and

•

furnish non-public information to such third party so long as such information was or is concurrently made available to Amgen and such person enters into a confidentiality agreement with ChemoCentryx on terms specified in the Merger Agreement. Except as described below, ChemoCentryx is not permitted to, and is required to cause its representatives not to, directly or indirectly, effect an Adverse Recommendation Change or authorize or enter into an agreement relating to an Acquisition Proposal, in each case, as described in more detail under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; ChemoCentryx Acquisition Proposals; Adverse Recommendation Change” beginning on page 89 of this proxy statement.

Before obtaining the ChemoCentryx Stockholder Approval, the Board, in response to (i) ChemoCentryx’s receipt of a bona fide Acquisition Proposal that (A) did not result from a breach of ChemoCentryx’s covenants and agreements related to non-solicitation as set forth in the Merger Agreement and (B) the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal or (ii) an Intervening Event (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; ChemoCentryx Acquisition Proposals; Adverse Recommendation Change” beginning on page 89 of this proxy statement), may effect an Adverse Recommendation Change or, in the case of clause (i) above and subject to compliance with certain procedures specified in the Merger Agreement, authorize and cause ChemoCentryx to terminate the Merger Agreement and, concurrently with such termination, enter into a definitive agreement with respect to such Superior Proposal.

However, the Board is not permitted to take the actions described in the paragraph immediately above unless, among other things, (i) the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law, (ii) we provide Amgen with at least four business days’ prior written notice of the intention to take such action, (iii) during such four business day period, we negotiate in good faith with Amgen (if requested by Amgen) amendments or modifications to the terms of the Merger Agreement and (iv) following such four business day period, the Board concludes, after considering the terms of any amendments or modifications to the Merger Agreement offered by Amgen, and after consultation with its financial advisor and outside legal counsel, that, in the case of an Acquisition Proposal, the applicable Acquisition Proposal continues to constitute a Superior Proposal, and that the failure to effect an Adverse Recommendation Change or, if applicable, terminate the Merger Agreement and enter into a definitive agreement for a Superior Proposal, would still reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law (all as described in more detail under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; ChemoCentryx Acquisition Proposals; Adverse Recommendation Change” beginning on page 89 of this proxy statement).

For a further discussion of the limitations on solicitation of Acquisition Proposals from third parties, the limitations on making an Adverse Recommendation Change, approving or recommending a Superior Proposal, or terminating the Merger Agreement to enter into a definitive agreement for a Superior Proposal, see “The Merger Agreement—Other Covenants and Agreements—No Solicitation; ChemoCentryx Acquisition Proposals; Adverse Recommendation Change” beginning on page 89 of this proxy statement.

Conditions to the Merger (page 97)

The obligations of ChemoCentryx, Amgen and Merger Sub to consummate the Merger are subject to the satisfaction or (where permitted by applicable law) written waiver by ChemoCentryx and Amgen of the following conditions:

•

the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction that remains in effect and prevents the consummation of the Merger, and the absence of any applicable law or order promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any governmental authority which directly or indirectly prohibits, or makes illegal the consummation of the Merger;

•	adoption of the Merger Agreement by holders of a majority of the issued and outstanding shares of ChemoCentryx common stock entitled to vote thereon as of the Record Date; and

•	the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act.

The obligations of Amgen and Merger Sub to consummate the Merger are subject to the satisfaction or (where permitted by applicable law) written waiver by Amgen of the following conditions:

•	the accuracy of the representations and warranties made by ChemoCentryx in the Merger Agreement, subject to certain materiality qualifications and other exceptions;

•	ChemoCentryx’s performance and compliance in all material respects with all agreements and covenants required to be performed or complied with by ChemoCentryx at or prior to the Effective Time;

•

the non-occurrence of any Material Adverse Effect (as defined under “The Merger Agreement—Representations and Warranties” beginning on page 81 of this proxy statement) since August 3, 2022, that is continuing as of immediately prior to the Effective Time; and

•	delivery of an officer’s certificate by ChemoCentryx certifying that the conditions described in the three preceding bullet points have been satisfied.

The obligations of ChemoCentryx to consummate the Merger are subject to the satisfaction or (where permitted by applicable law) written waiver by ChemoCentryx of the following conditions:

•	the accuracy of the representations and warranties made by Amgen in the Merger Agreement, subject to certain materiality qualifications and other exceptions;

•

Amgen and Merger Sub’s performance and compliance in all material respects with all agreements and covenants required to be performed or complied with by Amgen or Merger Sub at or prior to the Effective Time; and

•	the delivery of an officer’s certificate by Amgen certifying that the conditions described in the two preceding bullet points have been satisfied.

Termination (page 99)

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned, at any time prior to the Effective Time, whether before or after the ChemoCentryx Stockholder Approval has been obtained (except as otherwise stated below), as follows:

•	by mutual written agreement of ChemoCentryx and Amgen;

•	by either ChemoCentryx or Amgen if:

•

the Merger has not been consummated on or before May 3, 2023 (which date will be automatically extended, under certain circumstances, to August 3, 2023, and is referred to, including as so extended, as the “End Date,” as described in more detail under “The Merger Agreement—Termination” beginning on page 99 of this proxy statement) provided that this right to terminate the Merger Agreement is not available to any party whose material breach of any provision of the Merger Agreement is the primary cause, or resulted in, the failure of the Merger to be consummated by such time; or

•

a court of competent jurisdiction or other governmental authority has issued an order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, which order, decree, ruling or other action is final and nonappealable or any governmental authority that must grant an approval specified in the conditions relating to the expiration or termination of any applicable waiting period under the HSR Act has denied such approval, and such denial has become final and nonappealable; provided that this right to terminate the Merger Agreement is not available to any party whose material breach of any provision of the Merger Agreement is the primary cause of, or resulted in, any of the events specified in this paragraph; or

•	the ChemoCentryx Stockholder Approval is not obtained at the Special Meeting at which a vote on the Merger Proposal is taken; or

•	by Amgen, if:

•	prior to obtaining the ChemoCentryx Stockholder Approval, an Adverse Recommendation Change shall have occurred; or

•

prior to obtaining the ChemoCentryx Stockholder Approval, ChemoCentryx has intentionally and materially breached its covenants and agreements related to non-solicitation as set forth in the Merger Agreement; or

•

a breach or failure to be true of any representation or warranty of ChemoCentryx, or a breach or failure to perform any covenant or agreement set forth in the Merger Agreement of ChemoCentryx shall have occurred which breach or failure would cause the conditions to Amgen’s and Merger Sub’s obligations to consummate the Merger relating to the accuracy of ChemoCentryx’s representations and warranties or the performance of ChemoCentryx’s agreements and covenants to not be satisfied and such breach or failure cannot be cured by ChemoCentryx prior to the End Date or, if capable of being cured, is not cured, following receipt by ChemoCentryx from Amgen of written notice of such breach or failure, by the earlier to occur of (x) thirty (30) days after receipt of such notice from Amgen and (y) the date that is two (2) days prior to the End Date; provided that Amgen does not have this right to terminate the Merger Agreement if either Amgen or Merger Sub is then in material breach of any representation, warranty, covenant or obligation of Amgen or Merger Sub under the Merger Agreement; or

•	by ChemoCentryx, if:

•

prior to obtaining ChemoCentryx Stockholder Approval, (A) the Board has determined that an Acquisition Proposal constitutes a Superior Proposal, (B) ChemoCentryx has complied with certain of its covenants and agreements set forth in the Merger Agreement with respect to, among other matters, non-solicitation of Acquisition Proposals and providing notice to Amgen of such Acquisition Proposal and ChemoCentryx’s intent to terminate the Merger Agreement and, if requested by Amgen, discussing and negotiating with Amgen any proposed amendments or modifications to the terms of the Merger Agreement, and as more fully described under “The Merger Agreement—No Solicitation; ChemoCentryx Acquisition Proposals; Adverse Recommendation Change” beginning on page 89 of this proxy statement, (C) ChemoCentryx, substantially concurrently with and as a condition to such termination, pays the Termination Fee payable pursuant to the Merger Agreement and as more fully described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 101 of this proxy statement, and (D) substantially concurrently with such termination, ChemoCentryx enters into a definitive agreement in respect of a Superior Proposal in accordance with ChemoCentryx’s covenants and agreements related to non-solicitation as set forth in the Merger Agreement; or

•

a breach or failure to be true of any representation or warranty of Amgen or Merger Sub, or a breach or failure to perform any covenant or agreement set forth in the Merger Agreement of Amgen or Merger Sub shall have occurred, which breach or failure would cause the conditions to ChemoCentryx’s obligations to consummate the Merger relating to the accuracy of Amgen’s or Merger Sub’s representations and warranties or the performance of Amgen’s or Merger Sub’s agreements and covenants to not be satisfied and such breach or failure cannot be cured by Amgen or Merger Sub prior to the End Date or, if capable of being cured, is not cured, following receipt by Amgen or Merger Sub from ChemoCentryx of written notice of such breach or failure, by the earlier to occur of (x) thirty (30) days after receipt of such notice from ChemoCentryx and (y) the date that is two (2) days prior to the End Date; provided that ChemoCentryx does not have this right to terminate the Merger Agreement if ChemoCentryx is then in material breach of any representation, warranty, covenant or obligation of ChemoCentryx under the Merger Agreement.

Termination Fee (page 101)

Under the Merger Agreement, ChemoCentryx may be required to pay to Amgen a termination fee of $119,314,679 if the Merger Agreement is terminated under specified circumstances, including, but not limited to, if Amgen terminates the Merger Agreement due to an Adverse Recommendation Change, if ChemoCentryx terminates the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal, or if the Merger Agreement is terminated in certain circumstances and within twelve (12) months of such termination an Acquisition Proposal meeting certain conditions set forth in the Merger Agreement is consummated or a definitive agreement is entered into with respect to such an Acquisition Proposal and such an Acquisition Proposal is ultimately consummated, as more fully described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 101 of this proxy statement.

Generally, if Amgen actually receives the termination fee in circumstances in which it is payable by ChemoCentryx, ChemoCentryx will have no further liability to Amgen or Merger Sub under the Merger Agreement except in certain limited circumstances.

Expenses Generally (page 102)

Except in specified circumstances, as described in this proxy statement, including under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 101 of this proxy statement, whether or not the Merger is consummated, ChemoCentryx and Amgen are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

Market Prices and Dividend Data (page 110)

The common stock of ChemoCentryx is listed on Nasdaq under the symbol “CCXI.” On August 3, 2022, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of our common stock on Nasdaq was $24.11 per share. On September 13, 2022, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on Nasdaq was $51.37 per share. You are encouraged to obtain current market quotations for ChemoCentryx common stock.

THE COMPANIES

ChemoCentryx, Inc.

ChemoCentryx is a Delaware corporation with principal executive offices located at 835 Industrial Road, Suite 600, San Carlos, CA 94070, telephone number (650) 210-2900. ChemoCentryx is a fully integrated United States biopharmaceutical company focused on the development and commercialization of new medications targeting inflammatory disorders, autoimmune diseases and cancer. ChemoCentryx discovered, developed and is now commercializing TAVNEOS (avacopan) in the U.S. as an adjunctive treatment for adult patients with severe active anti-neutrophil cytoplasmic autoantibody-associated vasculitis (ANCA-associated vasculitis), specifically granulomatosis with polyangiitis (GPA) and microscopic polyangiitis (MPA), the two main forms of ANCA-associated vasculitis, in combination with standard therapy including glucocorticoids, and not for the elimination of glucocorticoids use. The common stock of ChemoCentryx is listed on Nasdaq under the symbol “CCXI.” Additional information about ChemoCentryx is contained in certain of its public filings that are incorporated by reference herein. See “Where You Can Find More Information” beginning on page 114 of this proxy statement.

Amgen Inc.

Amgen is a Delaware corporation with principal executive offices located at One Amgen Center Drive, Thousand Oaks, CA 91320, telephone number (805) 447-1000. Amgen is a global biotechnology pioneer that discovers, develops, manufactures and delivers innovative human therapeutics. The common stock of Amgen is listed on Nasdaq under the symbol “AMGN.”

Carnation Merger Sub, Inc.

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Amgen, with a registered office located at 251 Little Falls Drive, Wilmington, Delaware 19808. Merger Sub was formed solely for the purpose of effecting the Merger and the transactions contemplated by the Merger Agreement.

THE SPECIAL MEETING

We are furnishing this proxy statement to ChemoCentryx stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on October 18, 2022 at the offices of Latham & Watkins LLP, located at 650 Town Center Drive 20th Floor, Costa Mesa, CA 92627, at 9:00 a.m., local time, or at any adjournment or postponement thereof.

Purpose of the Special Meeting

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Merger Compensation Proposal and (iii) the Adjournment Proposal. If holders of our common stock fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 78 of this proxy statement.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about September 16, 2022.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the close of business on September 13, 2022, the Record Date for the Special Meeting, are entitled to notice and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our offices located at 835 Industrial Road, Suite 600, San Carlos, CA 94070, during regular business hours for a period of at least 10 days before the Special Meeting and at the place of the Special Meeting during the meeting.

As of the Record Date, there were 71,919,705 shares of our common stock issued and outstanding and entitled to be voted at the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. Our amended and restated bylaws provide that the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of our issued and outstanding shares entitled to vote at the meeting will constitute a quorum for ChemoCentryx to transact business at a Special Meeting. In general, shares of our common stock that were outstanding as of the Record Date and are represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Special Meeting for purposes of determining a quorum. Shares represented by proxies received but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of determining a quorum. Broker non-votes will not be included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of determining a quorum.

In the event that a quorum is not present at the Special Meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes

Each share of ChemoCentryx common stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are issued and outstanding as of the Record Date and entitled to vote thereon. Adoption of the Merger Agreement by our stockholders is a condition to the closing of the Merger.

Approval of the Merger Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of ChemoCentryx common stock present in person or by proxy at the Special Meeting and entitled to vote thereon.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of ChemoCentryx common stock present in person or by proxy at the Special Meeting and entitled to vote thereon.

If a ChemoCentryx stockholder fails to vote, it will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal, but it will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

If a ChemoCentryx stockholder abstains from voting, it will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal, “AGAINST” the Merger Compensation Proposal and “AGAINST” the Adjournment Proposal.

If you hold your shares in “street name” the failure to instruct your bank, broker or other nominee on how to vote your shares will result in a broker non-vote, and each broker non-vote will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

Shares Held by Directors and Executive Officers

As of the close of business on the Record Date, directors and executive officers of ChemoCentryx and their affiliates beneficially owned and were entitled to vote, in the aggregate, 3,212,348 shares of our common stock, which represented approximately 4.5% of the shares of our common stock issued and outstanding on that date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of ChemoCentryx common stock (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal, although none of them is obligated to do so.

Voting; Proxies

Attendance

All holders of shares of ChemoCentryx common stock as of the close of business on the Record Date, including stockholders of record and beneficial owners of common stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the Special Meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license, and proof of ownership of our common stock, such as a bank or brokerage account statement. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification and you may not vote your shares in person at the Special Meeting unless you request and obtain a valid “legal proxy” from your bank, broker or other nominee.

Voting in Person

Stockholders of record will be able to vote in person at the Special Meeting. If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the meeting. If you are not a stockholder of record, but instead hold your shares of ChemoCentryx common stock in “street name” through a bank, broker or other nominee, you must provide a “legal proxy” executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the Special Meeting.

Providing Voting Instructions by Proxy

To ensure that your shares of ChemoCentryx common stock are voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your shares of ChemoCentryx common stock held in “street name” to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting in person.

Shares of ChemoCentryx Common Stock Held by Record Holders

If you are a stockholder of record and your shares of ChemoCentryx common stock are registered in your name with our transfer agent, AST, you may submit your proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares of common stock will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received prior to 11:59 p.m. Eastern Time on October 17, 2022, the day preceding the Special Meeting, your shares of ChemoCentryx common stock will be voted in the manner directed by you on your proxy card.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such shares of ChemoCentryx common stock represented by your properly signed proxy will be voted “FOR” each of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card and you are a holder of record as of the close of business on the Record Date, unless you attend the Special Meeting and vote in person, your shares of common stock will not be considered present at the Special Meeting for purposes of determining whether a quorum is present, and your failure to vote will have the same effect as a vote “AGAINST” the Merger Proposal and will have no effect on the vote regarding the Merger Compensation Proposal or the Adjournment Proposal.

Shares of ChemoCentryx Common Stock Held in “Street Name”

If your shares of ChemoCentryx common stock are held in “street name” through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares. You may cause your shares to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available.

Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your shares on “routine” matters if you fail to instruct your bank, broker or other nominee on how to vote your shares with respect to such matters. The Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal described in this proxy statement are “non-routine” matters, and your bank, broker and other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your bank’s, broker’s or other nominee’s voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, such actions will result in a “broker non-vote.” Broker non-votes, if any, will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, will have the same effect as if you voted “AGAINST” the Merger

Proposal and will have no effect on the Merger Compensation Proposal or the Adjournment Proposal. For shares of common stock held in “street name,” only shares of common stock affirmatively voted “FOR” the Merger Proposal, Merger Compensation Proposal or the Adjournment Proposal will be counted as a vote in favor of such proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•

delivering a written notice of revocation of your proxy to our Corporate Secretary at ChemoCentryx, Inc., Attention: Corporate Secretary, 835 Industrial Road, Suite 600, San Carlos, CA 94070 prior to 11:59 p.m. Eastern Time on October 17, 2022, the day preceding the Special Meeting;

•

signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same shares of ChemoCentryx common stock and returning it to us by mail prior to 11:59 pm Eastern Time on October 17, 2022, the day preceding the Special Meeting;

•	submitting a new proxy by telephone or Internet prior to 11:59 pm Eastern Time on October 17, 2022, the day preceding the Special Meeting; or

•	attending the Special Meeting and voting in person (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to ChemoCentryx or by sending a written notice of revocation to ChemoCentryx, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by ChemoCentryx before the Special Meeting. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Corporate Secretary prior to 11:59 p.m. Eastern Time on October 17, 2022, the day preceding the Special Meeting.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote in person at the Special Meeting if you obtain a valid “legal proxy” from your bank, broker or other nominee. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow ChemoCentryx stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of ChemoCentryx common stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, “AGAINST” the Merger Compensation Proposal and “AGAINST” the Adjournment Proposal.

Adjournments and Postponements

Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. If a quorum is not present, then under our amended and restated bylaws, (i) the chairperson of the Special Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Special Meeting, present in person or represented by proxy, shall have power to adjourn the Special Meeting until a quorum is present or represented, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, our amended and restated bylaws provide that if any such adjournment is for more than thirty (30) days, or if after such adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

In addition, the Board could postpone the Special Meeting before it commences. If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

In the event that there is present at the Special Meeting, in person or by proxy, sufficient favorable voting power to secure the vote of our stockholders necessary to adopt the Merger Agreement by approving the Merger Proposal, we do not currently anticipate that we will adjourn or postpone the Special Meeting.

Board Recommendation

The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 48 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, ChemoCentryx and its stockholders, (ii) approved, adopted, and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend the adoption of the Merger Agreement and approval of the Merger by ChemoCentryx’s stockholders and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of ChemoCentryx’s stockholders.

The Board unanimously recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Solicitation of Proxies

The Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.

We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $25,000 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Consummation of the Merger

We currently anticipate that the Merger will be consummated in the fourth quarter of 2022, assuming satisfaction or waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible, including as a result of factors outside the control of ChemoCentryx and Amgen, that the Merger will be consummated at a later time or not at all.

Appraisal Rights

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their shares of ChemoCentryx common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of ChemoCentryx common stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of ChemoCentryx common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their shares of ChemoCentryx common stock following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their shares of ChemoCentryx common stock determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of shares of ChemoCentryx common stock and a beneficial owner who (i) continuously holds such shares through the Effective Time, (ii) has not consented to or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by ChemoCentryx and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger—Appraisal Rights”), will be entitled to receive the fair value of his, her or its shares of ChemoCentryx common stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger—Appraisal Rights”.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

We will promptly deliver a separate copy of our proxy statement to any stockholder without charge upon a written request or verbal request to ChemoCentryx, Inc., 835 Industrial Road, Suite 600, San Carlos, CA 94070,

Attention: Corporate Secretary, telephone number 650-210-2900. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of the proxy materials by contacting their broker, bank or other intermediary or sending a written request to ChemoCentryx, Inc. at the address above.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor or us:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

or

835 Industrial Road, Suite 600

San Carlos, CA 94070

Attention: Corporate Secretary

Call: 650-210-2900

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “project,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expressions. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•

the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain the ChemoCentryx Stockholder Approval or the failure to satisfy the other conditions to the consummation of the Merger, including the termination or expiration of the waiting period applicable to the Merger under the HSR Act;

•	the risk that the Merger Agreement may be terminated in circumstances requiring us to pay Amgen a termination fee of $119,314,679;

•	risks that the proposed Merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

•

the effect of the announcement, pendency or consummation of the Merger on our business relationships (including, without limitation, customers, suppliers and other business partners), operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

•	risks related to diverting the attention of our management and employees from ongoing business operations;

•	the inability to obtain the ChemoCentryx Stockholder Approval with respect to the Merger;

•	the risk that our stock price may decline significantly if the Merger is not consummated;

•

the effect of the restrictions placed on our business activities and the limitations on our ability to pursue alternatives to the Merger during the pendency of the Merger, pursuant to the Merger Agreement;

•	the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against us and others;

•	the fact that under the terms of the Merger Agreement, we are unable to solicit other Acquisition Proposals during the pendency of the Merger;

•	the fact that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for United States federal income tax purposes; and

•	the fact that our stockholders would forego the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company.

Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, ChemoCentryx or its businesses or operations. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. The foregoing review of risks and uncertainties that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in ChemoCentryx’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement and other reports filed with the SEC.

Any forward-looking statement made in this communication speaks only as of the date on which it is made. ChemoCentryx can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. ChemoCentryx undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If ChemoCentryx does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

THE MERGER

This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Certain Effects of the Merger on ChemoCentryx

If the Merger Agreement is adopted by ChemoCentryx stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into ChemoCentryx, with ChemoCentryx continuing as the surviving corporation and a wholly owned subsidiary of Amgen.

At the Effective Time, each share of our common stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares, Excluded Shares and Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration.

The common stock of ChemoCentryx is listed and trades on Nasdaq under the symbol “CCXI.” As a result of the Merger, ChemoCentryx will cease to be a publicly traded company and will become a wholly owned subsidiary of Amgen. Prior to the Effective Time, we will cooperate with Amgen and use reasonable best efforts to delist our common stock from Nasdaq and deregister our common stock under the Exchange Act as promptly as practicable after the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation or Amgen.

Effect on ChemoCentryx if the Merger is Not Consummated

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding shares of ChemoCentryx common stock entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, ChemoCentryx stockholders will not receive any payment for their shares of ChemoCentryx common stock pursuant to the Merger Agreement. Instead, ChemoCentryx will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not consummated, and depending on the circumstances that caused the Merger not to be consummated, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the Merger is not consummated, the Board will continue to evaluate and review our business operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding shares of ChemoCentryx common stock entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to ChemoCentryx will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, under specified circumstances, upon termination of the Merger Agreement, ChemoCentryx may be required to pay Amgen a termination fee, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 101 of this proxy statement.

Merger Consideration

In the Merger, each share of our common stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares, Excluded Shares and Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration, and without any action by the holders of such shares, will cease to be outstanding, be cancelled and cease to exist, and each Certificate or Book-Entry Share will thereafter represent only the right to receive the Merger Consideration.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a ChemoCentryx stockholder as a result of the Merger (except that any holder of Dissenting Shares will have those rights granted under, and subject to compliance with, Section 262), nor will you be entitled to receive any shares in Amgen or the surviving corporation.

Each of the exchange agent, the surviving corporation and Amgen will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the Merger Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the exchange agent, the surviving corporation or Amgen, as the case may be, so deducts and withholds amounts and timely and properly remits such amounts to the applicable governmental authority, such amounts shall be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made.

Background of the Merger

The Board, together with members of senior management of ChemoCentryx, regularly reviews and assesses the performance, future growth prospects, business plans and overall strategic direction of ChemoCentryx, and considers a variety of strategic alternatives that may be available to ChemoCentryx, including continuing to pursue its strategy as a standalone company or pursuing potential strategic or financing transactions with third parties, in each case with the goal of maximizing stockholder value.

On March 3, 2020, the Board held a regularly-scheduled telephonic meeting at which members of senior management of ChemoCentryx and representatives of Latham & Watkins LLP (referred to as “Latham & Watkins”), counsel to ChemoCentryx, were also present. At the meeting, members of senior management of ChemoCentryx provided a business update to the Board, including, among other matters, an update with respect to ChemoCentryx’s anticipated NDA filing for avacopan for the treatment of ANCA vasculitis and an update with respect to certain of ChemoCentryx’s commercial partnerships and marketing efforts. At an executive session of the meeting, Dr. Thomas Schall, Chief Executive Officer of ChemoCentryx, led a discussion regarding ChemoCentryx’s achievement of corporate goals during the 2019 year, as well as ChemoCentryx’s pipeline and preparation for commercialization. During such executive session, Dr. Schall and members of the Board also discussed whether ChemoCentryx should consider the possibility of a strategic partnership transaction, equity financing or a broader strategic transaction at such time. Following discussion, the Board determined that members of senior management and the Board should continue to evaluate alternatives that may be available to ChemoCentryx, and that it would be appropriate for members of senior management to participate in introductory calls with investment bankers that may assist with ChemoCentryx’s consideration of a potential strategic transaction.

On April 3, 2020, the Board held a telephonic special meeting, which was also attended by members of senior management of ChemoCentryx, representatives of Latham & Watkins and, for a portion of the meeting, representatives of Goldman Sachs. At the meeting, representatives of Goldman Sachs discussed the biopharmaceutical market generally, including in the context of the COVID-19 pandemic, and trends in biopharmaceutical strategic transactions. Representatives of Goldman Sachs also reviewed certain preliminary illustrative financial analyses of ChemoCentryx on a standalone basis and the assumptions underlying such preliminary analyses and noted that the same were illustrative analyses, reflected no risk adjustment and were subject to change. Representatives of Goldman Sachs then discussed a potential strategic transaction process, including an illustrative timeline for such a process, and certain biopharmaceutical companies that might have interest in considering a potential strategic transaction with ChemoCentryx. The Board then further discussed, without representatives of Goldman Sachs present, ChemoCentryx’s engagement of Goldman Sachs to serve as ChemoCentryx’s financial advisor with respect to a potential strategic transaction process, and the merits of initiating a strategic transaction process at such time. The Board’s discussion included weighing the potential benefits of outreach to potential counterparties against the potential risks of such a process, as well as discussion of the parties identified by Goldman Sachs as parties that may be interested in considering such a strategic transaction involving ChemoCentryx. Representatives of Latham & Watkins then led a discussion with respect to maintaining confidentiality during a strategic transaction process and the obligations and best practices in conducting such a process. Following discussion, the Board authorized ChemoCentryx’s engagement of Goldman Sachs as ChemoCentryx’s financial advisor and authorized senior management of ChemoCentryx to work with Goldman Sachs to initiate a process to explore a potential strategic transaction involving ChemoCentryx. The closing price per share of ChemoCentryx’s common stock on April 3, 2020 was $38.96.

In accordance with the Board’s direction, during the period between April 3, 2020 and June 1, 2020, representatives of Goldman Sachs contacted 13 potential strategic transaction counterparties, including Amgen, to gauge their interest in a potential strategic transaction with ChemoCentryx. Of those 13 parties contacted, five such parties, including Amgen, entered into a non-disclosure agreement with ChemoCentryx and participated in management presentation meetings with members of senior management of ChemoCentryx and representatives of Goldman Sachs (such parties, other than Amgen, referred to as “Party A,” “Party B,” “Party C” and “Party D”). Any standstill restrictions contained in these non-disclosure agreements expired no later than twelve months following the date of the applicable non-disclosure agreement. Eight of the 13 parties who were contacted by representatives of Goldman Sachs did not engage in discussions with ChemoCentryx or otherwise to pursue a potential strategic transaction with ChemoCentryx. None of the parties contacted ultimately submitted an indication of interest with respect to an acquisition of ChemoCentryx.

On May 7, 2020, the Board held a regularly-scheduled telephonic meeting at which members of senior management of ChemoCentryx, representatives of Latham & Watkins and, for a portion of the meeting, representatives of Goldman Sachs, were also present. At the meeting, members of senior management of ChemoCentryx provided a business update to the Board, including, among other matters, an update with respect to human resources matters and the impact of the COVID-19 pandemic on ChemoCentryx’s business. Representatives of Goldman Sachs then discussed trends in the biopharmaceutical market and provided a summary of the strategic transaction process. Members of senior management of ChemoCentryx then provided the Board with an update of certain interactions and discussions held with parties contacted in connection with ChemoCentryx’s strategic transaction process and discussion ensued with respect to the status of the strategic transaction process and financial alternatives. During an executive session of the meeting, the Board further discussed, among other matters, the status of the strategic transaction process and maximizing the value of ChemoCentryx’s development programs.

On June 1, 2020, the Board held a telephonic special meeting, which was also attended by members of senior management of ChemoCentryx, representatives of Latham & Watkins and, for a portion of the meeting, representatives of Goldman Sachs. Representatives of Goldman Sachs reviewed the strategic transaction process conducted to date, including the responses received from each party contacted in such process and the fact that none of the parties contacted had indicated interest in pursuing an acquisition of ChemoCentryx at such time. Representatives of Goldman Sachs noted that several of the parties contacted expressed interest in exploring a potential partnership with ChemoCentryx, but that several parties had indicated that an acquisition of ChemoCentryx would be challenging in light of the state of the market and ChemoCentryx’s recent stock price. Without representatives of Goldman Sachs present, the Board then further discussed the strategic transaction process and ChemoCentryx’s financing alternatives, including whether representatives of Goldman Sachs should reach out to additional parties that may be interested in pursuing an acquisition of ChemoCentryx. Following discussion, the Board approved and directed senior management of ChemoCentryx to pursue a public offering of ChemoCentryx’s common stock, the formation of a pricing committee of the Board with respect to such public offering, and the termination of the strategic transaction process. The closing price per share of ChemoCentryx’s common stock on June 1, 2020 was $60.96.

On June 4, 2020, representatives of Party D contacted representatives of Goldman Sachs by telephone. On that call, representatives of Party D indicated that Party D was working through a potential path forward for an acquisition of ChemoCentryx and the potential structure of such a transaction, which would be subject to approval by Party D’s board of directors.

On the morning of June 8, 2020, representatives of Party D contacted representatives of Goldman Sachs. On that call, representatives of Party D indicated that Party D would not be able to pursue an acquisition of ChemoCentryx at such time.

Later on June 8, 2020, the Board held a telephonic special meeting, which was also attended by representatives of Latham & Watkins. At the meeting, Dr. Schall summarized further discussions between representatives of Goldman Sachs and representatives of Party D, noting that such discussions did not indicate that Party D would be prepared to further pursue an acquisition of ChemoCentryx at that time. Following discussion, the Board authorized and directed senior management of ChemoCentryx to continue its pursuit of a public offering of ChemoCentryx’s common stock.

On June 10, 2020, ChemoCentryx announced its entry into an underwriting agreement with SVB Leerink LLC and Piper Sandler & Co., relating to the issuance and sale of 5,200,000 shares of ChemoCentryx’s common stock and resulting in net proceeds to ChemoCentryx of approximately $282.9 million after deducting underwriting discounts and commissions and estimated offering expenses payable by ChemoCentryx. The closing price per share of ChemoCentryx’s common stock on June 10, 2020 was $60.25.

Thereafter, ChemoCentryx continued to execute on its standalone plan, and on October 8, 2021, obtained FDA approval of TAVNEOS as an adjunctive treatment of adult patients with severe ANCA-associated vasculitis or ANCA vasculitis.

On October 15, 2021, Rachna Khosla, Senior Vice President, Business Development of Amgen, called Dr. Markus Cappel, Chief Business Officer and Treasurer of ChemoCentryx and congratulated him on the approval of TAVNEOS. On November 15, 2021, Ms. Khosla and Dr. Cappel participated in a telephone call, in which Ms. Khosla inquired about ChemoCentryx’s plans for commercialization and suggested that a conversation between Robert Bradway, Chairman, Chief Executive Officer and President of Amgen, and Dr. Schall take place.

On December 7, 2021, Dr. Schall and Mr. Bradway participated in a telephone conversation to discuss a potential partnership or collaboration involving Amgen and ChemoCentryx. On that call, Dr. Schall and Mr. Bradway agreed to schedule an in-person meeting at ChemoCentryx’s headquarters in San Carlos, California, to further discuss a potential business relationship involving ChemoCentryx and Amgen.

On January 7, 2022, ChemoCentryx and Amgen entered into a one-way non-disclosure agreement pursuant to which ChemoCentryx would share confidential information with Amgen.

On January 14, 2022, representatives of ChemoCentryx, including Dr. Schall, Dr. Cappel and Susan Kanaya, Executive Vice President, Chief Financial and Administrative Officer, and Secretary of ChemoCentryx, and representatives of Amgen participated in an in-person meeting at ChemoCentryx’s headquarters in San Carlos, California. During the meeting, representatives of ChemoCentryx reviewed certain aspects of ChemoCentryx’s pipeline and progress with respect to the TAVNEOS launch. During the meeting, representatives of ChemoCentryx expressed to Amgen’s representatives that ChemoCentryx was not interested in program-by-program business development discussions. At the end of the meeting, representatives of Amgen invited representatives of ChemoCentryx to participate in a follow-up meeting at Amgen’s offices in Thousand Oaks, California.

On February 10, 2022, representatives of ChemoCentryx, including Dr. Schall, Dr. Cappel and Ms. Kanaya, and representatives of Amgen participated in an in-person meeting at Amgen’s headquarters in Thousand Oaks, California. During the meeting, representatives of ChemoCentryx reviewed certain aspects of ChemoCentryx’s pipeline and representatives of Amgen presented on Amgen’s commercial capabilities.

On February 17, 2022, ChemoCentryx and Amgen entered into a one-way non-disclosure agreement pursuant to which Amgen would share confidential information with ChemoCentryx.

On February 25, 2022, Dr. Schall and Mr. Bradway participated in a videoconference meeting. During the meeting, Dr. Schall and Mr. Bradway discussed possible structures of a potential business relationship between ChemoCentryx and Amgen, including the possibility that such a business relationship might take the form of an acquisition of ChemoCentryx by Amgen. Mr. Bradway indicated to Dr. Schall his intent to discuss with Amgen’s board of directors a potential acquisition of ChemoCentryx by Amgen, and requested Dr. Schall’s preliminary feedback with respect to the valuation range that Dr. Schall thought would be acceptable to ChemoCentryx and the Board in such a transaction. Dr. Schall did not express his views with respect to a valuation of ChemoCentryx, but noted that ChemoCentryx would evaluate any proposal for an acquisition of ChemoCentryx by Amgen and that, in addition to TAVNEOS, ChemoCentryx’s pipeline, including its novel, orally-administered PD-L1 checkpoint inhibitor, CCX559, would need to be considered. The closing price per share of ChemoCentryx’s common stock on February 25, 2022 was $30.63.

On February 27, 2022, Mr. Bradway contacted Dr. Schall by telephone and again expressed Amgen’s potential interest in considering an acquisition of ChemoCentryx.

On March 1, 2022, following ChemoCentryx’s Q4 2021 earnings call, Dr. Schall and Mr. Bradway participated in a telephone conversation. During that call, Mr. Bradway reiterated Amgen’s interest in considering an acquisition of ChemoCentryx, noted that Amgen’s goal was to put together a meaningful proposal, and inquired as to Dr. Schall’s feedback with respect to the valuation range that may be acceptable to ChemoCentryx and the Board. Dr. Schall declined to provide his personal view with respect to a valuation of ChemoCentryx. Mr. Bradway indicated that, following further discussion between Amgen’s representatives and Amgen’s financial advisor, PJT Partners LP (referred to as “PJT”), Mr. Bradway expected to deliver to Dr. Schall a preliminary indication of interest for Amgen’s acquisition of ChemoCentryx and reiterated the common interests and common goals of ChemoCentryx and Amgen.

On March 3, 2022, Mr. Bradway telephoned Dr. Schall and indicated that Amgen intended to deliver a preliminary indication of interest to acquire ChemoCentryx at a per share cash purchase price of $42.50. Dr. Schall indicated to Mr. Bradway that he would discuss the proposal with, and could not comment on behalf of, the Board, and that his personal view was that the proposed purchase price would not be sufficient to generate interest from the Board in pursuing a potential transaction.

Later on March 3, 2022, Ms. Khosla, on behalf of Amgen, delivered to Dr. Schall a written non-binding indication of interest in which Amgen proposed to acquire all of the outstanding shares of ChemoCentryx for a per share cash purchase price of $42.50, subject to, among other things, customary due diligence and approval by Amgen’s board of directors. The closing price per share of ChemoCentryx’s common stock on March 3, 2022 was $24.42.

On March 7, 2022, the Board held a telephonic special meeting, which was also attended by representatives of Goldman Sachs and representatives of Latham & Watkins. At the meeting, members of senior management of ChemoCentryx and representatives of Goldman Sachs led a discussion summarizing the discussions and meetings between Dr. Schall and Mr. Bradway leading to ChemoCentryx’s receipt of the March 3, 2022 non-binding indication of interest from Amgen. Representatives of Goldman Sachs reviewed with the Board certain financial perspectives regarding the non-binding indication of interest received from Amgen. Representatives of Latham & Watkins then reviewed certain legal aspects involved in the business combination process, as well as specific considerations related to the proposed acquisition of ChemoCentryx by Amgen, including the fiduciary duties of the members of the Board in the context of a sale of ChemoCentryx for cash consideration. Following a discussion of various alternative responses to the non-binding indication of interest received from Amgen, the Board determined that the valuation proposed by the non-binding indication of interest undervalued ChemoCentryx and, as such, that ChemoCentryx should decline Amgen’s offer and should not provide diligence information to, or engage in valuation discussions with, Amgen unless Amgen meaningfully increased the value of its proposal to acquire ChemoCentryx.

Later on March 7, 2022, as directed by the Board, Dr. Schall telephoned Mr. Bradway and declined Amgen’s offer to acquire ChemoCentryx pursuant to the March 3, 2022 non-binding indication of interest.

On March 18, 2022, the Board held a telephonic special meeting, which was also attended by members of senior management of ChemoCentryx, representatives of Latham & Watkins and, for a portion of the meeting, representatives of Goldman Sachs. At the meeting, members of senior management of ChemoCentryx led a discussion of certain preliminary and illustrative unaudited prospective financial information of ChemoCentryx with respect to market opportunities associated with TAVNEOS for the treatment of ANCA-associated vasculitis (referred to as “AAV”) and ChemoCentryx’s product pipeline, including certain preliminary assumptions with respect to addressable patient population, market penetration, time to peak sales, peak sales, probability of success as a function of clinical development stage, inflationary factors and pricing and exclusivity, as well as cost, royalties and milestones, cash flow, tax and other capitalization considerations. The Board then participated in discussion, without representatives of Goldman Sachs present, of Goldman Sachs’s engagement as ChemoCentryx’s financial advisor. Members of senior management of ChemoCentryx and the Board then discussed a renewal of Goldman Sachs’s engagement. Following discussion, the Board approved the renewed engagement of Goldman Sachs as ChemoCentryx’s financial advisor and directed members of management to execute a renewed engagement letter with Goldman Sachs. Immaterial refinements to the preliminary and illustrative unaudited prospective financial information discussed at the March 18, 2022 meeting were made in advance of the April 28, 2022 meeting of the Board described below.

On April 25, 2022, Ms. Khosla contacted Dr. Cappel via email to request a telephone call.

On April 26, 2022, Ms. Khosla and Dr. Cappel participated in a telephone call on which Ms. Khosla expressed that Amgen appreciated the level of engagement between senior management of ChemoCentryx and senior management of Amgen and that Amgen wished to express its continued interest in ChemoCentryx and TAVNEOS and its belief in the industrial logic of a potential business transaction between Amgen and ChemoCentryx.

On April 28, 2022, the Board held a regularly-scheduled telephonic meeting at which members of senior management of ChemoCentryx, representatives of Latham & Watkins and, for a portion of the meeting, representatives of Goldman Sachs and PricewaterhouseCoopers (referred to as “PwC”), were also present. At the meeting, members of senior management of ChemoCentryx provided a business update to the Board, including, among other matters, certain personnel changes, an update on a commercial advisory project led by PwC, and certain unaudited prospective financial information of ChemoCentryx with respect to market opportunities associated with TAVNEOS for the treatment of AAV and ChemoCentryx’s product pipeline, including certain assumptions with respect to addressable patient population, market penetration, time to peak sales, peak sales, probability of success as a function of clinical development stage, inflationary factors and pricing and exclusivity, as well as cost, royalties and milestones, cash flow, tax and other capitalization considerations. Representatives of Goldman Sachs then reviewed with the Board preliminary financial analyses of ChemoCentryx on a standalone basis.

On May 16, 2022, Mr. Bradway telephoned Dr. Schall and invited him to provide guidance on the valuation that would be sufficient to proceed with negotiation of a potential acquisition of ChemoCentryx by Amgen. Dr. Schall indicated to Mr. Bradway that the Board had extensively discussed Amgen’s proposal and determined that Amgen would need to increase its offer price in order for ChemoCentryx to further consider a potential transaction. Dr. Schall declined to provide his personal view with respect to a valuation of ChemoCentryx.

On May 17, 2022, Mr. Bradway contacted Dr. Schall and indicated that representatives of PJT would contact representatives of Goldman Sachs to further discuss Amgen’s interest in an acquisition of ChemoCentryx and the valuation of ChemoCentryx at which Amgen could propose an acquisition of ChemoCentryx and which may be acceptable for ChemoCentryx’s further consideration of a potential transaction.

On May 18, 2022, a representative of PJT telephoned a representative of Goldman Sachs. On the call, the PJT representative discussed Amgen’s interest in a potential acquisition of ChemoCentryx, including exploring alternative structures. The Goldman Sachs representative indicated that Amgen would have to further increase its proposal to warrant engagement in discussions. The PJT representative asked for valuation guidance, but the Goldman Sachs representative declined to provide any such guidance at such time, indicating that he would first need to discuss with ChemoCentryx.

On May 20, 2022, the PJT representative and the Goldman Sachs representative participated in a follow-up telephone call. On the call, the Goldman Sachs representative, based on discussions with and guidance from ChemoCentryx, conveyed that a proposal by Amgen would likely need to be in the $50s (on a price per share basis) in order for the Board to consider engagement in further discussions by ChemoCentryx with Amgen regarding a potential business combination.

On June 4, 2022, Dr. Schall and Mr. Bradway participated in a telephone call on which they discussed the May 20, 2022 phone call between representatives of PJT and representatives of Goldman Sachs. On the call, Mr. Bradway suggested that Amgen continued to be interested in exploring a potential transaction with ChemoCentryx and was evaluating the valuation guidance provided to representatives of PJT. Mr. Bradway suggested that he and Dr. Schall endeavor to speak again in the coming week.

On June 9, 2022, Dr. Schall and Mr. Bradway participated in a telephone call. During such call, Mr. Bradway indicated to Dr. Schall that Amgen needed assistance in answering a handful of diligence questions before Amgen would be in a position to increase its proposed offer price and submit a revised indication of interest for the acquisition of ChemoCentryx by Amgen. Following the call, representatives of Amgen delivered to members of senior management of ChemoCentryx such diligence questions.

On June 10, 2022, members of senior management of ChemoCentryx delivered to representatives of Amgen ChemoCentryx’s responses to the diligence questions delivered by Amgen on June 9, 2022.

On June 15, 2022, Mr. Bradway telephoned Dr. Schall and indicated that Amgen expected to deliver an updated proposed purchase price for Amgen’s acquisition of ChemoCentryx in the coming week.

On June 16, 2022, the Board held a telephonic special meeting, which was also attended by members of senior management of ChemoCentryx and representatives of Latham & Watkins. At the meeting, among other matters, members of senior management of ChemoCentryx led a discussion of ChemoCentryx’s commercial progress in ChemoCentryx’s second fiscal quarter and Dr. Schall provided the Board with an update on his recent discussions with Mr. Bradway.

On June 23, 2022, Mr. Bradway telephoned Dr. Schall. On that call, Mr. Bradway reiterated Amgen’s interest in pursuing an acquisition of ChemoCentryx and indicated that Amgen would increase its proposed purchase price to $51.00 per share. Dr. Schall indicated that he would need to discuss Amgen’s revised proposal with, and could not comment on behalf of, the Board. The closing price per share of ChemoCentryx’s common stock on June 22, 2022 was $22.17.

On June 24, 2022, the Board held a telephonic special meeting, which was also attended by representatives of Goldman Sachs and representatives of Latham & Watkins. At the meeting, Dr. Schall updated the Board with respect to his conversation with Mr. Bradway on June 23, 2022, and the revised per share purchase price of $51.00 relayed by Mr. Bradway. Members of senior management of ChemoCentryx and the Board then discussed the unaudited prospective financial information provided to the Board on April 28, 2022, including certain assumptions reflected therein with respect to addressable patient population and market penetration and potential outcomes for the commercialization of TAVNEOS in indications for AAV and ChemoCentryx’s pipeline products. Representatives of Goldman Sachs then summarized the progression of ChemoCentryx’s discussions with Amgen since the receipt of Amgen’s March 3, 2022 non-binding indication of interest, and reviewed Goldman Sachs’s preliminary financial analysis of ChemoCentryx and of Amgen’s proposal. Representatives of Goldman Sachs also reviewed certain other biopharmaceutical companies who may be interested in an acquisition of ChemoCentryx and who would be the most likely to be capable of consummating such a transaction. Representatives of Latham & Watkins also reviewed with the members of the Board their fiduciary duties in the context of a sale of ChemoCentryx for cash consideration. Following discussion, the Board authorized senior management of ChemoCentryx to continue engaging with Amgen on a limited basis, including by making available to representatives of Amgen certain diligence information relating to ChemoCentryx, and further directed management to convey to representatives of Amgen that access to diligence materials would be provided on the basis that Amgen use its diligence investigation of ChemoCentryx to further improve upon its $51.00 per share proposal before a potential strategic transaction would be further considered.

On June 29, 2022, Dr. Schall and Mr. Bradway participated in a telephone call. On that call, Dr. Schall indicated to Mr. Bradway that ChemoCentryx would provide representatives of Amgen with access to certain diligence information, but that the Board had directed management of ChemoCentryx to engage with Amgen on a limited basis while Amgen completed its diligence investigation and that the Board expected Amgen to use the results of such diligence investigation to further improve upon its $51.00 per share proposal. Mr. Bradway indicated that Amgen’s representatives were prepared to commence diligence and acknowledged the expectation of the Board.

On July 3, 2022, ChemoCentryx granted representatives of Amgen access to an electronic data room containing due diligence information regarding ChemoCentryx.

On July 8, 2022, the Board participated in a telephone call, which also included representatives of Latham & Watkins and, for a portion of the call, representatives of Goldman Sachs. On the call, Dr. Schall updated the Board on his discussions with Mr. Bradway and noted to the Board that representatives of Amgen had been granted access to ChemoCentryx’s data room. The Board also discussed whether any other biopharmaceutical companies might have interest in a potential strategic transaction with ChemoCentryx, including certain potential counterparties identified by Goldman Sachs and previously discussed with the Board. The Board’s discussion included weighing the potential benefits of outreach to other potential counterparties against the potential risks, including the risk of leaks inherent in such a process and the potential impact on ChemoCentryx’s business of such leaks. As part of this discussion, the Board considered prior interactions between ChemoCentryx management and other industry participants, including ChemoCentryx’s strategic transaction process in 2020. Without members of Goldman Sachs present, representatives of Latham & Watkins then reviewed with the members of the Board their fiduciary duties in the context of a sale of ChemoCentryx for cash consideration and the Board further discussed outreach to other biopharmaceutical companies.

On July 12, 2022, Dr. Schall received an email from the Chief Executive Officer of a biopharmaceutical company (referred to as “Party E”) requesting a telephone call. On July 13, 2022, the Chief Executive Officer of Party E and Dr. Schall participated in a telephone call. On that call, Party E’s Chief Executive Officer indicated that Party E was interested in exploring a potential business combination with ChemoCentryx and that Party E would be delivering to ChemoCentryx a written indication of interest for the acquisition of ChemoCentryx for a per share cash purchase price equal to $36.00, subject to customary due diligence and approval by Party E’s board of directors. Dr. Schall indicated that he would need to discuss Party E’s proposal with, and could not comment on behalf of, the Board, and that his personal view was that the proposed $36.00 per share purchase price would not be sufficient to generate interest from the Board in pursuing a potential transaction. Later in the day on July 13, 2022, representatives of Party E delivered to Dr. Schall a written non-binding indication of interest for Party E’s acquisition of ChemoCentryx for a cash purchase price of $36.00 per share, which non-binding indication of interest included a financing commitment letter from Party E’s financial advisor. The closing price per share of ChemoCentryx’s common stock on July 13, 2022 was $23.02.

Later on July 13, 2022, the Board held a telephonic special meeting, which was also attended by representatives of Goldman Sachs and representatives of Latham & Watkins. At the meeting, Dr. Schall updated the Board with respect to his conversation with the Chief Executive Officer of Party E and the non-binding indication of interest received from Party E on July 13, 2022, proposing an acquisition of ChemoCentryx for a per share purchase price of $36.00. Following discussion, the Board determined that, in light of the low valuation ascribed to ChemoCentryx in Party E’s July 13, 2022 indication of interest, management of ChemoCentryx should decline further discussions with Party E with respect to a potential business combination unless and until Party E significantly increased the purchase price of its proposal.

On July 14, 2022, as directed by the Board, Dr. Schall contacted the Chief Executive Officer of Party E and informed him that the Board had determined that the value ascribed to ChemoCentryx in Party E’s July 13, 2022 indication of interest was not at a price that warranted further discussions with respect to a potential business combination unless and until Party E significantly increased the purchase price of its proposal.

On July 19, 2022, representatives of Party E delivered to Dr. Schall a revised non-binding written indication of interest pursuant to which Party E proposed an acquisition of ChemoCentryx at a per share price equal to $40.00. The closing price per share of ChemoCentryx’s common stock on July 19, 2022 was $23.54.

On July 20, 2022, the Board held a telephonic special meeting, which was also attended by representatives of Goldman Sachs and representatives of Latham & Watkins. At the meeting, Dr. Schall provided the Board an update on recent diligence discussions between representatives of Amgen and representatives of ChemoCentryx. Dr. Schall also provided the Board an update with respect to Party E, including Dr. Schall’s conversation with the Chief Executive Officer of Party E on July 14, 2022 and the revised non-binding indication of interest received from Party E on July 19, 2022. Following discussion, the Board directed members of senior management of ChemoCentryx and representatives of Goldman Sachs to convey to representatives of Party E the need for Party E to increase its offer price prior to ChemoCentryx providing Party E with due diligence information. The Board, representatives of Goldman Sachs and representatives of Latham & Watkins then discussed certain other biopharmaceutical companies who would be considered most likely to have interest in acquiring ChemoCentryx and who would be the most likely to be capable of completing an acquisition of ChemoCentryx. Following such discussion, the Board directed representatives of Goldman Sachs to contact four other global biopharmaceutical companies (including Party A, Party C, Party D, and one other biopharmaceutical company referred to as “Party F”) with respect to their potential interest in an acquisition of ChemoCentryx.

Between July 21, 2022, and July 26, 2022, as directed by the Board, representatives of Goldman Sachs contacted representatives of each of Party A, Party C, Party D and Party F to inquire as to whether such parties would be interested in a potential sale transaction involving ChemoCentryx. Between July 21, 2022, and July 28, 2022, representatives of Party C, Party D and Party F indicated to representatives of Goldman Sachs, without providing a specific reason, that each such party was not interested in engaging with ChemoCentryx at such time with respect to a potential sale transaction. Also during the same period, Representatives of Party A indicated that Party A would need to discuss internally to determine Party A’s level of interest and whether Party A would like to proceed with discussions regarding a potential transaction.

On July 21, 2022, as directed by the Board, Dr. Schall participated in a telephone call with the Chief Executive Officer of Party E. On that call, Dr. Schall informed the Chief Executive Officer of Party E that the Board had determined that the value ascribed to ChemoCentryx in Party E’s July 19, 2022 indication of interest was inadequate to engage in further discussions.

On July 22, 2022, representatives of Party E participated in a telephone call with representatives of Goldman Sachs and indicated that Party E felt that an offer of $40.00 per share was substantial and should warrant engagement. Consistent with the Board’s direction, representatives of Goldman Sachs indicated to the representatives of Party E that ChemoCentryx would consider a potential strategic transaction with Party E, but that the valuation ascribed to ChemoCentryx in Party E’s July 19, 2022 indication of interest would need to be increased first. Based on direction from the Board, representatives of Goldman Sachs suggested that in order to warrant engagement with ChemoCentryx, a proposal to acquire ChemoCentryx should reflect a per share purchase price in the $50s. Representatives of Party E suggested that Party E was unlikely to reach a per share purchase price consistent with that guidance and that Party E may need to move in a different direction.

On July 26, 2022, the Board held a regularly-scheduled meeting, which was also attended by representatives of Latham & Watkins, members of senior management of ChemoCentryx and, for a portion of the meeting, representatives of Goldman Sachs. At the meeting, members of senior management of ChemoCentryx provided a business update to the Board, including, among other matters, certain personnel changes, a commercial update with respect to, among other matters, the TAVNEOS launch, a clinical development update and a legal update. Representatives of Goldman Sachs then provided an update with respect to its outreach to Party A, Party C, Party D and Party F, the July 22, 2022 discussion between representatives of Goldman Sachs and representatives of Party E, and the status of discussions with Amgen.

Also on July 26, 2022, a Goldman Sachs representative inquired with a representative of Party A as to whether Party A might be interested in potentially pursuing a business combination with ChemoCentryx. The Party A representative indicated that Party A would likely be interested.

Also on July 26, 2022, Dr. Schall and Mr. Bradway participated in a telephone call on which Dr. Schall provided an update with respect to matters being discussed by representatives of ChemoCentryx and representatives of Amgen and indicated to Mr. Bradway that significant progress had been made with respect to such matters. Mr. Bradway acknowledged the progress made in Amgen’s diligence investigation of ChemoCentryx.

On the evening of July 26, 2022, representatives of Wachtell, Lipton, Rosen & Katz, counsel to Amgen (referred to as “Wachtell Lipton”), provided an initial draft of the Merger Agreement to representatives of Latham & Watkins. The initial draft of the Merger Agreement, among other things, provided for a one-step merger transaction and a termination fee of 4.0% of the aggregate equity value of the transaction payable in certain circumstances.

On July 27, 2022, Dr. Schall and Mr. Bradway participated in a telephone call on which Mr. Bradway indicated that, subject to continued progress with respect to Amgen’s diligence investigation of ChemoCentryx, and subject to approval by Amgen’s board of directors, Amgen was prepared to increase its per share offer price for an acquisition of ChemoCentryx to $52.00.

Also on July 27, 2022, Dr. Schall and the Chief Executive Officer of Party E participated in a telephonic conversation. The Chief Executive Officer of Party E stated that Party E had significant interest in engaging in a potential transaction with ChemoCentryx and felt that its substantial improvement to its July 13, 2022 indication of interest should warrant engagement and access to diligence. The Chief Executive Officer of Party E also stated that he believed certain stockholders of ChemoCentryx would find an offer of $40.00 per share compelling. The Chief Executive Officer of Party E suggested Party E’s willingness and preference to engage privately with ChemoCentryx but noted that he was prepared to present Party E’s proposal publicly to ChemoCentryx stockholders. Consistent with prior direction from the Board, Dr. Schall reiterated the message that the value ascribed to ChemoCentryx in Party E’s July 19, 2022 indication of interest was not at a price that warranted further discussions with respect to a potential business combination unless and until Party E significantly increased the purchase price of its proposal.

On July 28, 2022, the Board held a telephonic special meeting, which was also attended by representatives of Goldman Sachs and representatives of Latham & Watkins. At the meeting, Dr. Schall provided the Board an update on recent diligence discussions with Amgen and Dr. Schall’s recent discussion with Party E’s Chief Executive Officer. Representatives of Goldman Sachs also provided an update on discussions with Party A’s representatives. Representatives of Goldman Sachs also provided an update on Party C, Party D, and Party F, noting to the Board that each such party had decided not to engage. Following discussion, the Board directed members of senior management of ChemoCentryx and representatives of Goldman Sachs to continue engaging with Party E on a limited basis, to convey to representatives of Party E the need for Party E to increase its offer price prior to ChemoCentryx providing Party E with due diligence information and to convey to representatives of Party E that for a proposal by Party E to acquire ChemoCentryx to be compelling to the Board such proposal would need to reflect a per share purchase price in the $50s. The Board further directed members of senior management of ChemoCentryx, representatives of Goldman Sachs and representatives of Latham & Watkins to continue engaging with Amgen and its representatives with respect to negotiation of the draft Merger Agreement, and to engage with Party A in parallel including by providing guidance on valuation and timing. The Board, representatives of Goldman Sachs and representatives of Latham & Watkins then discussed certain other biopharmaceutical companies who would be considered most likely to have interest in acquiring ChemoCentryx and who would be most likely to be able to complete an acquisition of ChemoCentryx. Following such discussion, the Board directed representatives of Goldman Sachs to contact one additional biopharmaceutical company (referred to as “Party G”) to gauge its potential interest in an acquisition of ChemoCentryx. Party G was contacted by representatives of Goldman Sachs in May 2020 as part of ChemoCentryx’s 2020 strategic transaction process, but did not enter into a non-disclosure agreement with ChemoCentryx during such time or otherwise indicate interest in a potential acquisition of ChemoCentryx during such process.

Later on July 28, 2022, representatives of Goldman Sachs provided a representative of Party A with guidance that a transaction was likely to happen in the near-term, and that it was important for Party A to provide a proposal quickly. Representatives of Goldman Sachs also indicated that, in order to be competitive, Party A would need to be able to support a proposal in the $50s (on a price per share basis). The Party A representative indicated that Party A was prepared to move in line with the timing guidance and could see a path to a proposal price in line with the price guidance provided. Between July 28, 2022 and July 29, 2022, representatives of Goldman Sachs, representatives of Latham & Watkins, and representatives of counsel for Party A negotiated the terms of a non-disclosure agreement. On July 29, 2022, ChemoCentryx and Party A executed a non-disclosure agreement.

Later on July 28, 2022, representatives of Goldman Sachs and representatives of Party G discussed whether Party G would be interested in a potential transaction involving ChemoCentryx. The representatives of Party G indicated that they would need to discuss internally and would revert. Party G never followed up with representatives of Goldman Sachs.

Also on July 28, 2022, representatives of Party E contacted representatives of Goldman Sachs and indicated that Party E remained interested in a potential strategic transaction with ChemoCentryx. Consistent with the Board’s direction, representatives of Goldman Sachs reiterated their previous guidance that a compelling proposal to acquire ChemoCentryx would reflect a per share purchase price in the $50s. Representatives of Party E indicated that Party E was prepared to submit a revised indication of interest, but that Party E was unlikely to reach a per share purchase price level consistent with that guidance. Representatives of Party E also suggested that, while Party E would like to pursue a potential transaction privately, Party E would be willing to explore other paths, including potentially reaching out to ChemoCentryx stockholders directly.

On July 29, 2022, ChemoCentryx granted representatives of Party A access to an electronic data room containing due diligence information regarding ChemoCentryx.

Also on July 29, 2022, representatives of Party E delivered to Dr. Schall a further revised non-binding written indication of interest pursuant to which Party E proposed an acquisition of ChemoCentryx at a per share price equal to $44.00. The closing price per share of ChemoCentryx’s common stock on July 29, 2022 was $23.62.

On July 30, 2022, representatives of Latham & Watkins sent a revised draft of the Merger Agreement to representatives of Wachtell Lipton. Thereafter, during the period from July 30, 2022 through the early afternoon of August 3, 2022, representatives of ChemoCentryx and Amgen and their respective legal advisors negotiated the terms of the Merger Agreement. Key terms of the Merger Agreement negotiated between the parties included: (1) the terms of the “no-shop” restrictions and the circumstances in which the Board could change its recommendation to ChemoCentryx’s stockholders or in which ChemoCentryx could negotiate or accept an alternative acquisition transaction, including the circumstances in which the Merger Agreement could be terminated by ChemoCentryx; (2) the amount of the termination fee and the circumstances in which it would be payable by ChemoCentryx; (3) the definition of “Material Adverse Effect” with respect to ChemoCentryx; (4) the conditions to each party’s obligation to complete the Merger; (5) the parties’ commitments in connection with obtaining required regulatory approvals and the extent to which the parties would be obligated to agree to remedies in connection with obtaining such regulatory approvals; (6) the interim operating covenants applicable to ChemoCentryx prior to the closing of the Merger and related exceptions; and (7) ChemoCentryx’s other representations, warranties and covenants in the Merger Agreement. The Board was kept apprised of these discussions.

On July 31, 2022, representatives of Latham & Watkins delivered an initial draft merger agreement to representatives of counsel for Party A. On the same date, members of senior management of ChemoCentryx, together with representatives of Goldman Sachs, delivered a management presentation to representatives of Party A via videoconference.

On August 1, 2022, the Board held a telephonic special meeting, which was also attended by members of senior management of ChemoCentryx, representatives of Goldman Sachs and representatives of Latham & Watkins. At the meeting, Dr. Schall provided the Board an update on his recent discussions with Mr. Bradway, including his July 27, 2022 phone call on which Mr. Bradway indicated that Amgen would be prepared to increase its per share proposal from $51.00 to $52.00. Dr. Schall also provided the Board an update with respect to Party E, including a summary of the further revised non-binding indication of interest received from Party E on July 29, 2022. Members of senior management of ChemoCentryx, together with representatives of Latham & Watkins, then provided the Board with an update on the negotiation of the Merger Agreement and recent discussions held between representatives of ChemoCentryx and Amgen and their respective legal advisors with respect to certain material terms of the Merger Agreement. Representatives of Latham & Watkins then reviewed with the members of the Board their fiduciary duties in the context of a sale of ChemoCentryx for cash consideration. Representatives of Goldman Sachs then updated the Board on its outreach to Party A, Party C, Party D, Party F and Party G, including that a non-disclosure agreement had been executed by ChemoCentryx and Party A and a draft merger agreement had been provided to Party A, and that each other potential acquirer contacted had either expressly indicated that it was not interested in pursuing a transaction at this time or, in the case of Party G, had not followed up with Goldman Sachs following Goldman Sachs’s initial outreach. Representatives of Goldman Sachs also provided an update on their discussions with representatives of Party E and with respect to the revised non-binding indication of interest received from Party E on July 29, 2022. Following discussion, the Board instructed senior management of ChemoCentryx and representatives of Latham & Watkins to continue negotiation of the Merger Agreement with representatives of Amgen and Wachtell Lipton, and to continue engagement with Party A and Party E. The Board also directed senior management of ChemoCentryx and representatives of Goldman Sachs to continue seeking a definitive proposal on valuation from Party A and to continue expressing to representatives of Amgen the Board’s expectation that Amgen would continue to evaluate the valuation of ChemoCentryx during the course of its diligence investigation and negotiation of the Merger Agreement.

Later on August 1, 2022, representatives of Party E participated in a telephone call with representatives of Goldman Sachs. Representatives of Goldman Sachs stated they were prepared to share a non-disclosure agreement with Party E and willing to share diligence information regarding ChemoCentryx if Party E believed that it could likely put forth a proposal in line with the previous guidance in the $50s (on a price per share basis). Representatives of Goldman Sachs also discussed that timing was of the essence and encouraged Party E to move quickly and execute the non-disclosure agreement in order to receive diligence information.

Subsequently, on August 1, 2022, representatives of Goldman Sachs provided representatives of Party E with a non-disclosure agreement. During the period of August 2, 2022 to August 3, 2022, representatives of Latham & Watkins negotiated the terms of such non-disclosure agreement with representatives of Party E and its legal counsel. As of the evening on August 3, 2022, the final terms of the non-disclosure agreement for Party E were not finalized. The non-disclosure agreement was never executed by Party E.

Also on August 1, 2022, senior management of ChemoCentryx and Party A, together with representatives of Latham & Watkins and counsel for Party A, participated in videoconferences to discuss intellectual property and tax due diligence matters.

On the morning of August 2, 2022, Dr. Schall and Mr. Bradway participated in a telephone call. On that call, Dr. Schall emphasized the significant progress that had been made with respect to ChemoCentryx’s responses to Amgen’s diligence inquiries and negotiation of the Merger Agreement. Dr. Schall also noted that the Board had authorized management’s engagement with Amgen and access to diligence materials on the basis that Amgen would use the same to improve upon its valuation proposal. Dr. Schall noted that, based on discussions with the Board, a per share purchase price of $54.50 would generate interest from the Board in approving a potential transaction. Mr. Bradway indicated that he did not think there would be any additional room above the $52.00 per share proposal previously communicated, but that he would consider the matter further and revert.

Also on the morning on August 2, 2022, representatives of Party A communicated to representatives of Goldman Sachs that, after internal review, Party A would not be interested in consummating a transaction at the valuation being considered by ChemoCentryx.

In the early afternoon on August 2, 2022, Mr. Bradway telephoned Dr. Schall and indicated that Amgen would not raise its per share purchase price above $52.00 per share.

Later in the afternoon on August 2, 2022, the Board held a telephonic special meeting, which was also attended by members of senior management of ChemoCentryx, representatives of Goldman Sachs and representatives of Latham & Watkins. At the meeting, Dr. Schall updated the Board with respect to his conversation with Mr. Bradway and Amgen’s unwillingness to increase its offer price above the $52.00 per share proposal previously communicated. Dr. Schall also updated the Board with respect to Party A’s inability to consummate a transaction at the valuation being contemplated, as well as Party E’s request for diligence information. Dr. Schall and representatives of Goldman Sachs noted that Party E’s request for diligence information did not include a revised valuation proposal from Party E, and the Board discussed Party E’s previous per share proposal of $44.00 per share and Party E’s ability to finance a transaction at a higher valuation based on publicly available information. Members of senior management of ChemoCentryx, together with representatives of Latham & Watkins, provided an update on the transaction process and an update regarding the negotiation of the Merger Agreement, including a summary of the terms of the draft Merger Agreement that had been negotiated with representatives of Amgen and Wachtell Lipton and material open items as of the time of the meeting. Representatives of Latham & Watkins reviewed with the members of the Board their fiduciary duties in the context of a sale of ChemoCentryx for cash consideration. Representatives of Goldman Sachs then reviewed Goldman Sachs’s preliminary financial analyses with respect to the Merger. The Board also reviewed with members of senior management of ChemoCentryx and representatives of Goldman Sachs the results of ChemoCentryx’s outreach process to solicit interest from alternative potential acquirors; it was the consensus of the Board that re-engagement with the other potential acquirors contacted during the process or outreach to additional potential acquirors was not likely to lead to an acquisition proposal superior to the Merger, could jeopardize the successful entry into an acquisition transaction with Amgen at the per share price of $52.00 and could cause significant disruption and risk to ChemoCentryx. The Board noted the relationship disclosures provided by Goldman Sachs regarding its relationship with Amgen; the Board did not identify any concerns with these disclosures. The Board then directed senior management of ChemoCentryx and representatives of Latham & Watkins to continue the negotiation of the Merger Agreement.

During the evening of August 2, 2022 and continuing through the early afternoon of August 3, 2022, members of senior management of ChemoCentryx and representatives of Latham & Watkins and Wachtell Lipton finalized the negotiation of all of the open issues in the Merger Agreement. As part of this resolution, and among other matters, the parties agreed that the termination fee would be equal to approximately $119.3 million.

On August 3, 2022, after market close, the Board held a telephonic special meeting, which was also attended by members of senior management of ChemoCentryx, representatives of Goldman Sachs and representatives of Latham & Watkins. Members of senior management of ChemoCentryx and representatives of Latham & Watkins updated the Board on the negotiation of the Merger Agreement and disclosure schedules. Representatives of Latham & Watkins reviewed modifications to the terms of the Merger Agreement since the meeting of the Board held the prior day. Representatives of Latham & Watkins reviewed with the members of the Board their fiduciary duties in the context of a sale of ChemoCentryx for cash consideration, as they had previously done. Representatives of Goldman Sachs reviewed Goldman Sachs’s financial analyses with respect to the Merger and rendered its oral opinion, subsequently confirmed by delivery of a written opinion dated August 3, 2022, to the Board that, as of the date of such opinion and based upon and subject to the assumptions, qualifications and other matters and limitations set forth therein, the Merger Consideration to be paid to the holders of shares of ChemoCentryx common stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Upon consideration of the factors more fully described in the section of this proxy statement captioned “The Merger—Recommendation of the Board and Reasons for the Merger”, the Board (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, ChemoCentryx and its stockholders, (2) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (3) directed the adoption of the Merger Agreement be submitted to a vote at a meeting of ChemoCentryx’s stockholders and (4) resolved to recommend that ChemoCentryx’s stockholders vote to approve the adoption of the Merger Agreement and approval of the Merger. The foregoing approval of the Board was subsequently ratified by unanimous written consent of the Board dated August 3, 2022.

Later on the night of August 3, 2022, following the meeting of the Board, ChemoCentryx, Amgen and Merger Sub executed the Merger Agreement.

Before market open on the morning of August 4, 2022, ChemoCentryx and Amgen publicly announced the execution of the Merger Agreement.

Recommendation of the Board and Reasons for the Merger

Recommendation of the Board

The Board has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, ChemoCentryx and its stockholders; (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger; (iii) resolved to recommend the adoption of the Merger Agreement and approval of the Merger by ChemoCentryx’s stockholders; and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of ChemoCentryx’s stockholders.

The Board unanimously recommends that ChemoCentryx stockholders vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Reasons for the Merger

In evaluating the Merger Agreement and the transactions contemplated thereby, the Board consulted with members of ChemoCentryx’s senior management, representatives of ChemoCentryx’s legal advisor, Latham & Watkins, and representatives of ChemoCentryx’s financial advisor, Goldman Sachs. In the course of reaching its determination and recommendation, the Board reviewed, evaluated and considered a significant amount of information and numerous factors and benefits, including those listed below (which are not listed in any relative order of importance), all of which it viewed as supporting its (i) determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of ChemoCentryx and its stockholders; (ii) approval and adoption of, and declaration that it is advisable for ChemoCentryx to enter into, the Merger Agreement; (iii) resolution to recommend that ChemoCentryx’s stockholders vote to approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement; and (iv) direction that the adoption of the Merger Agreement be submitted to a vote of ChemoCentryx’s stockholders at the Special Meeting:

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Premium to Market Price. The Board considered the relationship of the Merger Consideration to the price of our common stock immediately prior to the execution of the Merger Agreement and the recent historical market price and volatility of our common stock, including the fact that the Merger Consideration represents a premium of approximately 123% to the $23.27 closing price per share of our common stock on Nasdaq on August 2, 2022, the last trading day prior to the date on which the Merger Agreement was executed, a premium of approximately 118% to the trailing volume-weighted average price per share of $23.84 for the thirty (30) calendar day period ended August 2, 2022, and a premium of approximately 138% to the trailing volume-weighted average price per share of $21.81 for the ninety (90) calendar day period ended August 2, 2022. The Board believed that the Merger Consideration represents the highest value reasonably available for the shares of our common stock for the foreseeable future, taking into account the Board’s familiarity with the business strategy, assets and prospects of ChemoCentryx and the recent historical market price of our common stock.

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Certainty of Value. The Board considered the all-cash nature of the Merger Consideration to be received by ChemoCentryx’s stockholders in the Merger, which would provide liquidity and certainty of value to our stockholders while avoiding exposure to ChemoCentryx’s clinical, regulatory, commercialization and other business risks. Taking into account the business, operations, prospects, strategic and short and long term operating plans, assets, liabilities and financial condition of ChemoCentryx, the Board weighed the certainty of realizing compelling value for shares of our common stock by virtue of the Merger against the uncertain prospect that the trading value of shares of our common stock would approach the Merger Consideration in the foreseeable future and the risks and uncertainties associated with our business generally, including those described below and those discussed in ChemoCentryx’s public filings with the SEC. See “Where You Can Find More Information” beginning on page 114 of this proxy statement.

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Possible Strategic Alternatives. The Board considered the process conducted by ChemoCentryx, with the assistance of representatives of Goldman Sachs, to identify whether other potential parties might be interested in pursuing an acquisition of ChemoCentryx, taking into account the expected interest of such parties generally, their financial capability to consummate a transaction of this size, and their ability to move expeditiously and efficiently to enter into a definitive agreement with respect to an acquisition of ChemoCentryx and consummate such transaction. In particular, the Board considered the recent outreach by representatives of Goldman Sachs and members of ChemoCentryx’s senior management with respect to such parties believed to be most likely to have interest in pursuing such an acquisition of ChemoCentryx, and considered the responses received from such contacted parties, including the fact that only Party E (in addition to Amgen) submitted a proposal to acquire ChemoCentryx (which the Board did not consider compelling relative to the terms of the Merger Agreement and the Merger Consideration), that Party A had ultimately declined to submit a proposal to acquire ChemoCentryx, and that parties that were considered reasonably likely to have potential interest in acquiring ChemoCentryx had either declined to engage with ChemoCentryx regarding a potential sale transaction or had not responded to representatives of Goldman Sachs following their initial outreach.

•	Full and Fair Value. The Board believed that the Merger Consideration of $52.00 per share of our common stock represents full and fair value for our shares of common stock, taking into account the

Board’s familiarity with the business strategy, assets and prospects of ChemoCentryx on a standalone basis and the relative certainty of the cash consideration payable in the Merger as compared to the risks and uncertainties of continuing on a standalone basis as an independent public company.

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Highest Value Reasonably Obtainable. The Board believed that the Merger Consideration of $52.00 per share of our common stock represents the highest value reasonably obtainable for our shares of common stock for the foreseeable future, taking into account the business, operations, prospects, business strategy, assets, liabilities and general financial condition of ChemoCentryx. The Board also considered the progress and the outcome of ChemoCentryx’s negotiations with Amgen, including the increase in the consideration offered by Amgen from the time of its initial expression of interest to the end of the negotiations, a number of changes in the terms and conditions of the Merger Agreement from the version initially proposed by Amgen that were favorable to ChemoCentryx, and the fact that a number of other strategic parties that had been contacted with respect to a potential acquisition of ChemoCentryx had either determined not to engage with ChemoCentryx, had determined that it would not be capable of entering into a strategic transaction with ChemoCentryx at such time, or had otherwise failed to submit a proposal that the Board considered compelling relative to the terms of the Merger and the Merger Consideration of $52.00 per share of our common stock. Further, the Board believed, based on these negotiations, that the Merger Consideration was the highest price per share that Amgen was willing to pay and that the Merger Agreement contained the most favorable terms to ChemoCentryx to which Amgen was willing to agree.

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Likelihood of Consummation. The Board considered the anticipated timing of the consummation of the transactions contemplated by the Merger Agreement, including the likelihood of consummation, based upon the scope of the conditions to the consummation of the Merger, the relative likelihood of obtaining required regulatory approvals, the remedies available to ChemoCentryx under the Merger Agreement in the event of various breaches by Amgen, including specific performance, and Amgen’s reputation in the biopharmaceutical industry and its financial capacity to complete an acquisition of this size, which the Board believed supported the conclusion that a transaction with Amgen could be completed relatively expeditiously and in an orderly manner.

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Goldman Sachs’ Opinion and Related Analyses. The Board considered the opinion of Goldman Sachs rendered to the Board on August 3, 2022, which was subsequently confirmed by delivery of a written opinion dated such date, that, as of such date and based upon and subject to the assumptions, qualifications and other matters and limitations set forth therein, the Merger Consideration to be paid to the holders of shares of ChemoCentryx common stock (other than those specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as well as its related analyses, as more fully described under “The Merger—Opinion of Goldman Sachs & Co. LLC” beginning on page 54 of this proxy statement.

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Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement, which was the product of arms’-length negotiations with the assistance of ChemoCentryx’s advisors, including the structure of the transaction, the all-cash form of the Merger Consideration, the limited scope of the conditions to the consummation of the Merger, and the customary nature of the representations, warranties, and the covenants and agreements of the parties. For the reasons noted below, the Board believed that the provisions of the Merger Agreement were advisable and fair to, and in the best interests of, ChemoCentryx and our stockholders. In particular:

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No Financing Condition. The Board considered the representation of Amgen that Amgen would have sufficient cash or other liquid financial resources or undrawn financial commitments to consummate the Merger, and that the consummation of the Merger is not subject to a financing condition.

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No Solicitation Covenants and Fiduciary Outs. The Board considered the non-solicitation covenants and “fiduciary out” provisions of the Merger Agreement, which, subject to the terms and conditions thereof and limitations set forth therein, permit ChemoCentryx to furnish information to, and to engage in discussions or negotiations with, third parties that make unsolicited Acquisition Proposals meeting certain criteria, permit the Board to change its recommendation to stockholders regarding the Merger Agreement under certain circumstances and permit ChemoCentryx to terminate the Merger Agreement in order to enter into a definitive agreement relating to a Superior Proposal, subject to, among other things, payment of a termination fee to Amgen. The Board further considered its ability to change its recommendation to stockholders regarding the Merger Agreement in response to an Intervening Event if the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law. The Board further considered the fact that the approximately $119.3 million termination fee payable by ChemoCentryx in the event the Merger Agreement is terminated under certain circumstances, in the opinion of the Board, (i) is reasonable in light of the overall terms of the Merger Agreement and the benefits of the Merger, (ii) is consistent with the amount of such fees payable in comparable transactions on a relative basis and (iii) would not be a substantial impediment or preclude another party from making a competing proposal to acquire ChemoCentryx.

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End Date. The Board considered the fact that the End Date under the Merger Agreement, on which either party, subject to certain exceptions, can terminate the Merger Agreement, allows for sufficient time to consummate the transactions contemplated by the Merger Agreement, but also prevents the Merger Agreement from being extended for an unreasonable amount of time.

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Enforcement. The Board considered ChemoCentryx’s ability to obtain specific enforcement of the obligations of Amgen and Merger Sub under the Merger Agreement, thereby ensuring that ChemoCentryx has an appropriate remedy in the event Amgen and Merger Sub were to decline to comply with their obligations under the Merger Agreement.

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Stockholder Approval; Appraisal Rights. The Board considered that the adoption of the Merger Agreement would be subject to the approval of our stockholders, that stockholders would be free to vote against the adoption of the Merger Agreement, and that stockholders who do not vote to adopt the Merger Agreement and who properly exercise their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the Merger.

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Conditions to Closing; Interim Operations. The Board considered the fact that the terms and conditions of the Merger Agreement minimize, to the extent reasonably practical, the risk that a condition to consummation of the Merger would not be satisfied and also provide reasonable flexibility to operate ChemoCentryx’s business during the pendency of the Merger, including with respect to actions in response to the COVID-19 pandemic.

The Board, in consultation with members of ChemoCentryx’s senior management, also assessed ChemoCentryx’s prospects for substantially increasing stockholder value as a standalone company in excess of the Merger Consideration given the risks and uncertainties in ChemoCentryx’s business, including, but not limited to, the following (which are not listed in any relative order of importance) and those discussed in ChemoCentryx’s public filings with the SEC (see “Where You Can Find More Information” beginning on page 114 of this proxy statement):

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the fact that ChemoCentryx has received orphan drug designation and orphan drug exclusivity for TAVNEOS in the United States, Japan and the European Union in the disease for which it is approved, but may not be able to obtain orphan drug designation or orphan drug exclusivity in other jurisdictions or for other indications of TAVNEOS for which ChemoCentryx pursues development or for any drug product candidates, and ChemoCentryx may not be able to maintain orphan drug exclusivity for TAVNEOS, or maintain orphan drug exclusivity for any drug product candidate for which ChemoCentryx may obtain orphan drug exclusivity;

•	the possible failure or delays of current or future preclinical studies or clinical trials;

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ChemoCentryx’s reliance on third parties to conduct preclinical studies and clinical trials and the risks and costs of engaging additional partners or hiring additional personnel as ChemoCentryx’s preclinical, clinical and commercial activities increase;

•	ChemoCentryx’s reliance on third party contract manufacturing organizations to manufacture and supply TAVNEOS and our drug product candidates;

•	ChemoCentryx’s reliance on third party partners and sublicensees for the marketing, commercialization and sale of TAVNEOS in certain territories;

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the uncertainty of the outcomes of ongoing and planned clinical trials and the potential to not obtain regulatory approval, including the potential identification of safety-related concerns associated with the use of a drug product candidate;

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the significant risks and challenges associated with commercializing TAVNEOS, the costs associated with successfully scaling commercial operations and the risk that ChemoCentryx will be unable to generate adequate product revenue or achieve and maintain profitability;

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the outcome, timing and costs of expanding the commercialization of TAVNEOS outside of its current markets and indications and risks if ChemoCentryx is unable to maintain an effective sales and marketing and distribution capability to maximize its potential across a range of markets and indications;

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the risks inherent in obtaining regulatory approvals from government payors and adequate reimbursement from regulatory authorities and other third party payors to be able to sell TAVNEOS and our drug product candidates;

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risks and potential delays relating to the manufacturing and supply of TAVNEOS and ChemoCentryx’s drug product candidates, including due to the failure of third party manufacturers to comply with manufacturing regulations;

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risks and uncertainties associated with the COVID-19 pandemic and related variants, and the potential impact of such risks and uncertainties on a standalone strategy-basis and the trading price of our common stock, including the uncertainty related to the spread of the COVID-19 pandemic and the potential consequences of the pandemic on the financial markets and ChemoCentryx’s current and future business and operations, which could include: delays of ChemoCentryx’s ongoing and planned clinical trials; decreases and delays in supplier, vendor and collaboration partner interactions as a result of government and other restrictions; delays in interactions with and responses from governmental authorities; and disruptions in the operations of clinical research organizations and other third parties upon whom ChemoCentryx relies; and

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the current state of the U.S. and global economies, including the recent downward trend in the biopharmaceutical financial markets, increased volatility resulting from escalating political and global trade tensions, and the current and potential impact in both the near term and long term on the biopharmaceutical industry and the future commercialization efforts required with respect to ChemoCentryx’s drug products and drug product candidates that are or become approved for sale, including the numerous risks, costs and uncertainties associated with research, development and commercialization of ChemoCentryx’s pipeline programs, all of which risks are enhanced by the COVID-19 pandemic and may remain present following the resolution of the COVID-19 pandemic.

In the course of its deliberations, the Board, in consultation with members of ChemoCentryx’s senior management and representatives of ChemoCentryx’s outside financial and legal advisors, also considered a variety of uncertainties, risks and other potentially negative factors concerning the Merger Agreement and the transactions contemplated by the Merger Agreement, including, but not limited to, the following (which are not listed in any relative order of importance):

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No Stockholder Participation in Future Earnings or Growth. The Board considered that the nature of the Merger as a cash transaction means that, if the Merger is consummated, our stockholders will not participate in future earnings or growth of ChemoCentryx and will not benefit from any appreciation in the value of ChemoCentryx’s business or the shares of the surviving corporation.

•	Risk Associated with Failure to Consummate the Merger. The Board considered the possibility that the transactions contemplated by the Merger Agreement, including the Merger, might not be consummated, and that consummation of the Merger is subject to the satisfaction of certain conditions that may not be within our control, including receipt of the necessary regulatory clearances and approvals and that no Material Adverse Effect with respect to ChemoCentryx has occurred that is continuing. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied and, as a result, it is possible that the Merger may not be consummated even if the Merger Agreement is adopted by our stockholders. The Board considered the fact that if the Merger is not consummated (i) we will have incurred significant transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships, (ii) the trading price of our common stock may be adversely affected, and (iii) the market’s perceptions of our prospects could be adversely affected.

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Interim Operating Covenants. The Board considered the restrictions on the conduct of our business during the pendency of the Merger, which may delay or prevent ChemoCentryx from undertaking potential business opportunities that may arise, may have a material adverse effect on our ability to respond to changing market and business conditions in a timely manner (or at all), or may negatively affect our ability to attract, retain and motivate key personnel. The Board also considered that the focus and resources of ChemoCentryx’s management may become diverted from other important business opportunities and operational matters while working to consummate the Merger, which could adversely affect our business.

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No Solicitation Covenants and Termination Fee. The Board considered the fact that, subject to certain exceptions, the Merger Agreement precludes ChemoCentryx and its representatives from soliciting, or entering into or participating in discussions or negotiations relating to, alternative acquisition proposals, and requires ChemoCentryx to pay to Amgen a termination fee of approximately $119.3 million if the Merger Agreement is terminated under certain circumstances, including a termination of the Merger Agreement by ChemoCentryx to enter into a definitive agreement for a Superior Proposal, as described in “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 101 of this proxy statement. The Board also considered, but did not consider preclusive, the fact that the right afforded to Amgen under the Merger Agreement to propose amendments or modifications to the terms and conditions of the Merger Agreement in response to a Superior Proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, ChemoCentryx. The Board also considered that the amount of the termination fee, as compared to termination fees in transactions of a similar size, in the opinion of the Board, was reasonable, would not likely deter competing bids. The Board also recognized that the provisions in the Merger Agreement relating to non-solicitation and the termination fee were required by Amgen as conditions to entering into the Merger Agreement.

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Effect of Transaction Announcement. The Board considered the potential effect of the announcement of the Merger Agreement, including effects on our stock price and operations, including our relationships with suppliers, distributors, vendors, collaborators and employees, and our ability to attract and retain key personnel during the pendency of the transactions contemplated by the Merger Agreement, as well as the possibility of a suit, action or proceeding in respect of the Merger Agreement or the transactions contemplated thereby.

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Transaction Costs. The Board considered the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated.

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Taxable Transaction. The Board considered that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for United States federal income tax purposes.

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Interests of Directors and Executive Officers. The Board considered the possibility that ChemoCentryx’s directors and executive officers may have interests in the transactions contemplated by the Merger Agreement that may be different from, or in addition to, those of ChemoCentryx’s stockholders generally. See “The Merger—Interests of the Directors and Executive Officers of ChemoCentryx in the Merger” beginning on page 62 of this proxy statement.

After considering the foregoing potentially negative factors, the Board concluded that the potential benefits of the Merger substantially outweighed the risks or potential negative consequences.

The foregoing discussion of the information and factors considered by the Board is intended to be illustrative and not exhaustive, but includes the material reasons and factors considered by the Board in reaching its conclusions and recommendation in relation to the Merger, the Merger Agreement and the transactions proposed thereby. In light of the variety of reasons and factors considered and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons or factors considered in reaching their determinations and recommendations. The Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, members of our senior management and representatives of our outside financial advisor and legal counsel. Individual directors may have given differing weights to different factors or may have had different reasons for their ultimate determination. In addition, the Board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Board conducted an overall analysis of the factors and reasons described above and determined in its business judgment that, in the aggregate, the potential benefits of the Merger to the stockholders of ChemoCentryx outweighed the risks or potential negative consequences. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 33 of this proxy statement.

Opinion of Goldman Sachs & Co. LLC

Goldman Sachs rendered its opinion to the Board that, as of August 3, 2022 and based upon and subject to the factors and assumptions set forth therein, the $52.00 in cash per share of ChemoCentryx common stock to be paid to the holders (other than Amgen and its affiliates) of such shares pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated August 3, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger. The Goldman Sachs opinion is not a recommendation as to how any holder of ChemoCentryx’s common stock should vote with respect to the Merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of ChemoCentryx for the five years ended December 31, 2021;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of ChemoCentryx;

•	certain other communications from ChemoCentryx to its stockholders;

•	certain publicly available research analyst reports for ChemoCentryx; and

•

certain internal financial analyses and forecasts for ChemoCentryx, including assumed probabilities associated with certain future events contemplated by such forecasts and certain analyses related to the expected utilization by ChemoCentryx of certain net operating loss carryforwards, each as prepared by the management of ChemoCentryx and approved for Goldman Sachs’ use by ChemoCentryx, as described and summarized under “The Merger—Certain Unaudited Prospective Financial Information” (together, the “Financial Information”).

Goldman Sachs also held discussions with members of the senior management of ChemoCentryx regarding their assessment of the past and current business operations, financial condition and future prospects of

ChemoCentryx; reviewed the reported price and trading activity for ChemoCentryx’s common stock; compared certain financial and stock market information for ChemoCentryx with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biopharmaceutical industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with ChemoCentryx’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with ChemoCentryx’s consent, that the Financial Information was reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of ChemoCentryx. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of ChemoCentryx or any of its subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of ChemoCentryx to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to ChemoCentryx; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the $52.00 in cash per share of ChemoCentryx’s common stock to be paid to the holders (other than Amgen and its affiliates) of such shares pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including the fairness of the Merger to, or any consideration received therewith by, the holders of any other class of securities, creditors or other constituencies of ChemoCentryx; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of ChemoCentryx, or class of such persons in connection with the Merger, whether relative to the $52.00 in cash per share of ChemoCentryx’s common stock to be paid to the holders (other than Amgen and its affiliates) of shares of ChemoCentryx’s common stock pursuant to the Merger Agreement or otherwise. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion, and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of ChemoCentryx’s common stock will trade at any time, or as to the potential effects of volatility in the credit, financial and stock markets on ChemoCentryx, Amgen or the Merger, or as to the impact of the Merger on the solvency or viability of ChemoCentryx or Amgen or the ability of ChemoCentryx or Amgen to pay their respective obligations when they become due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

Summary of Financial Analyses

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses may include information presented in tabular format. Any such tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 2, 2022, the last trading day before the date of Goldman Sachs’ opinion, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the shares of ChemoCentryx’s common stock for the one-year period ended August 2, 2022. In addition, Goldman Sachs analyzed the consideration to be paid to holders (other than Amgen and its affiliates) of shares of ChemoCentryx’s common stock pursuant to the Merger Agreement in relation to the (i) the closing price per share of ChemoCentryx’s common stock on August 2, 2022, the last trading day before the date of Goldman Sachs’ opinion, (ii) the high closing price per share of ChemoCentryx’s common stock for the 52-week period ended August 2, 2022, and (iii) the volume weighted average price (the “VWAP”) per share of ChemoCentryx’s common stock for the preceding thirty-, sixty- and ninety-calendar day periods ended August 2, 2022.

This analysis indicated that the price per share of ChemoCentryx’s common stock to be paid to holders (other than Amgen and its affiliates) of shares of ChemoCentryx’s common stock pursuant to the Merger Agreement represented:

•	a premium of approximately 123% based on the closing price per share of ChemoCentryx’s common stock of $23.27 on August 2, 2022, the last trading day before the date of Goldman Sachs’ opinion;

•	a premium of approximately 28% based on the highest closing price per share of ChemoCentryx’s common stock of $40.50 for the 52-week period ended August 2, 2022;

•	a premium of approximately 118% based on the VWAP per share of ChemoCentryx’s common stock of $23.84 for the thirty-calendar day period ended August 2, 2022;

•	a premium of approximately 113% based on the VWAP per share of ChemoCentryx’s common stock of $24.47 for the sixty-calendar day period ended August 2, 2022; and

•	a premium of approximately 138% based on the VWAP per share of ChemoCentryx’s common stock of $21.81 for the ninety-calendar day period ended August 2, 2022.

Illustrative Discounted Cash Flow Analysis—TAVNEOS AAV Only Cash Flows. Using the Financial Information, Goldman Sachs performed an illustrative discounted cash flow analysis to calculate the estimated present value of ChemoCentryx based on estimates of unlevered free cash flows for the third and fourth quarters of 2022 and years 2023 through 2044 to be derived from the commercialization of TAVNEOS for its indication in ANCA-associated vasculitis, as reflected in the Financial Information (such standalone unlevered free cash flows referred to as the “TAVNEOS AAV Only Cash Flows”). Using a mid-year convention and discount rates ranging from 11.5% to 13.5%, reflecting estimates of ChemoCentryx’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2022 (i) the TAVNEOS AAV Only Cash Flows and (ii) a range of illustrative terminal values for ChemoCentryx based on the TAVNEOS AAV Only Cash Flows, which were calculated by applying perpetuity growth rates ranging from negative 20% to 0% to a terminal year estimate of the TAVNEOS AAV Only Cash Flows, as reflected in the Financial Information. In addition, using discount rates ranging from 11.5% to 13.5%, reflecting estimates of ChemoCentryx’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2022 the estimated benefits of ChemoCentryx’s net operating losses (“NOLs”) for the third and fourth quarters of 2022 and years 2023 through 2044, as reflected in the Financial Information. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including ChemoCentryx’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for ChemoCentryx, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Financial Information and market expectations regarding long-term real growth of gross domestic product, and inflation. Goldman Sachs derived ranges of illustrative enterprise values for ChemoCentryx based on the TAVNEOS AAV Only Cash Flows by adding the ranges of the present values it derived above. Goldman Sachs then added to such ranges of illustrative enterprise values it derived for ChemoCentryx based on the

TAVNEOS AAV Only Cash Flows the net cash balance of $322.0 million as of June 30, 2022 of ChemoCentryx and the net present value of $200.0 million in financing expected at the end of 2022 as reflected in the Financial Information, in each case, as provided by the management of ChemoCentryx, to derive a range of illustrative equity values for ChemoCentryx based on the TAVNEOS AAV Only Cash Flows. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of ChemoCentryx as of August 2, 2022, as provided by the management of ChemoCentryx, using the treasury stock method, to derive a range of illustrative present values per share ranging from $41.01 to $45.91.

Illustrative Discounted Cash Flow Analysis—Aggregate Cash Flows. Using the Financial Information, Goldman Sachs performed an illustrative discounted cash flow analysis to calculate the estimated present value of ChemoCentryx based on (A) the TAVNEOS AAV Only Cash Flows and (B) estimates of the unlevered free cash flows for the third and fourth quarters of 2022 and years 2023 through 2044 to be derived from the commercialization of TAVNEOS for indications other than ANCA-associated vasculitis and the Company’s CCX559 and CCX507 pipeline drug candidates, as reflected in the Financial Information (the cash flows described in clauses (A) and (B) collectively, the “Aggregate Cash Flows”).

Using discount rates ranging from 11.5% to 13.5%, reflecting estimates of ChemoCentryx’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2022 (i) the Aggregate Cash Flows and (ii) a range of illustrative terminal values for ChemoCentryx based on the Aggregate Cash Flows, which were calculated by applying perpetuity growth rates ranging from negative 20% to 0% to a terminal year estimate of the Aggregate Cash Flows, as reflected in the Financial Information. In addition, using a mid-year convention and discount rates ranging from 11.5% to 13.5%, reflecting estimates of ChemoCentryx’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2022 the estimated benefits of ChemoCentryx’s NOLs for the third and fourth quarters of 2022 and years 2023 through 2044, as reflected in the Financial Information. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including ChemoCentryx’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for ChemoCentryx, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Financial Information and market expectations regarding long-term real growth of gross domestic product, and inflation. Goldman Sachs derived ranges of illustrative enterprise values for ChemoCentryx based on the Aggregate Cash Flows by adding the ranges of present values it derived above. Goldman Sachs then added to the range of illustrative enterprise values it derived for ChemoCentryx based on the Aggregate Cash Flows the net cash balance of $322.0 million as of June 30, 2022 of ChemoCentryx and the net present value of the $200.0 million in financing expected at the end of 2022 as reflected in the Financial Information, in each case, as provided by the management of ChemoCentryx, to derive a range of illustrative equity values for ChemoCentryx based on the Aggregate Cash Flows. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of ChemoCentryx as of August 2, 2022, as provided by the management of ChemoCentryx, using the treasury stock method, to derive a range of illustrative present values per share ranging from $51.80 to $59.60.

Premia Analysis—Undisturbed Closing Stock Price. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for transactions announced during the time period from January 1, 2015 through August 2, 2022 involving a public company in the biopharmaceutical industry as the target where the disclosed enterprise value for the transaction was between $3.0 billion and $8.0 billion. For the same transactions, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in such transactions relative to the applicable target’s last undisturbed closing stock price prior to announcement of the applicable transaction. This analysis indicated a median premium of 62% across such transactions. This analysis also indicated a 25th percentile premium of 47% and 75th percentile premium of 92% across such transactions. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 47% to 92% to the undisturbed closing price per share of ChemoCentryx’s common stock of $23.27 as of August 2, 2022 and calculated a range of implied equity values per share of ChemoCentryx’s common stock of $34.21 to $44.68.

Premia Analysis—52-Week High Closing Stock Price. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for transactions announced during the time period from January 1, 2015 through August 2, 2022 involving a public company in the biopharmaceutical industry as the target where the disclosed enterprise value for the transaction was between $3.0 billion and $8.0 billion. For the same transactions, using publicly available information, Goldman Sachs calculated the average, 25th percentile and 75th percentile premia of the price paid in such transactions relative to the applicable target’s last undisturbed 52-week high closing stock prices prior to announcement of the applicable transaction. This analysis indicated a median premium of 21% across such transactions. This analysis also indicated a 25th percentile premium of negative 1% and 75th percentile premium of 31% across such transactions. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of negative 1% to 31% to the October 11, 2021, $40.50 per share closing price of ChemoCentryx’s common stock, which is the undisturbed 52-week high closing price per share of ChemoCentryx’s common stock for the 52-week period ended August 2, 2022, and calculated a range of implied equity values per share of ChemoCentryx’s common stock of $40.10 to $53.06.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to ChemoCentryx or the Merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Board as to the fairness from a financial point of view, as of the date of the opinion, of the $52.00 in cash per share Merger Consideration to be paid to the holders (other than Amgen and its affiliates) of such shares pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of ChemoCentryx, Amgen, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through arm’s-length negotiations between ChemoCentryx and Amgen and was approved by the Board. Goldman Sachs provided advice to ChemoCentryx during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to ChemoCentryx or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

As described in the section of this proxy statement captioned “The Merger—Recommendation of the Board and Reasons for the Merger,” Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of ChemoCentryx, Amgen, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to ChemoCentryx in connection with, and participated in certain negotiations leading to, the Merger and other transactions contemplated by the Merger Agreement. During the two-year period ended August 3, 2022, the Investment Banking Division of Goldman Sachs has not been engaged by ChemoCentryx or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs has provided certain financial advisory and/or underwriting services to Amgen and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to Amgen in connection with its acquisition of Five Prime Therapeutics in April 2021; as bookrunner in connection with the public offering by Amgen of its 1.650% Senior Notes due 2028 (aggregate principal amount $1,250,000,000), 2.000% Senior Notes due 2032 (aggregate principal amount $1,250,000,000), 2.800% Senior Notes due 2041 (aggregate principal amount $1,150,000,000), and 3.000% Senior Notes due 2052 (aggregate principal amount $1,350,000,000) in August 2021; as financial advisor to Amgen in connection with its acquisition of Teneobio, Inc. in October 2021; and as bookrunner in connection with the public offering by Amgen of its 3.000% Senior Notes due 2029 (aggregate principal amount $750,000,000), 3.350% Senior Notes due 2032 (aggregate principal amount $1,000,000,000), 4.200% Senior Notes due 2052 (aggregate principal amount $1,000,000,000), and 4.400% Senior Notes due 2062 (aggregate principal amount $1,250,000,000) in February 2022. During the two-year period ended August 3, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Amgen and/or its affiliates of approximately $23.0 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to ChemoCentryx, Amgen, and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated March 28, 2022, ChemoCentryx engaged Goldman Sachs to act as its financial advisor in connection with the Merger. The engagement letter between ChemoCentryx and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of the announcement of ChemoCentryx’s entry into the Merger Agreement, to be approximately $40.0 million, payable upon the consummation of the Merger. In addition, ChemoCentryx has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Certain Unaudited Prospective Financial Information

We do not, as a matter of course, make public projections as to our future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, ChemoCentryx’s management regularly prepares and reviews with the Board estimates regarding the success and timing of the development of, regulatory filings and approvals for and the commercialization of our products and product candidates, as well as various partnership scenarios for the development and commercialization of our product candidates outside of the United States. In connection with our strategic planning process and the Board’s evaluation of the Merger, as described further in the section of this proxy statement captioned “The Merger—Background of the Merger,” ChemoCentryx’s management prepared and reviewed with the Board certain unaudited prospective financial information of ChemoCentryx as an independent company for the third and fourth quarter of fiscal year 2022 and for fiscal years 2023 through 2044, as prepared and used as described below (referred to as the “Unaudited Prospective Financial Information)”.

The Unaudited Prospective Financial Information was prepared for internal use only and not for public disclosure and was provided to the Board for the purposes of considering, analyzing and evaluating the Merger.

The Unaudited Prospective Financial Information was also provided to, and approved by ChemoCentryx for use by, Goldman Sachs, ChemoCentryx’s financial advisor, for the purposes of Goldman Sachs’ financial analyses and fairness opinion in connection with the Merger (as described in more detail in the section of this proxy statement captioned “The Merger—Opinion of Goldman Sachs & Co. LLC”). The Unaudited Prospective Financial Information includes estimates of ChemoCentryx’s financial performance on a probability-adjusted basis. With ChemoCentryx’s consent, Goldman Sachs assumed that the Unaudited Prospective Financial Information was reasonably prepared on bases reflecting the best then available estimates and judgments of our management as to our future financial performance, and relied on ChemoCentryx’s assessments as to the validity of, and risks associated with, our products and product candidates.

The Unaudited Prospective Financial Information was developed based on ChemoCentryx’s management’s knowledge of and assumptions with respect to ChemoCentryx’s business, including with respect to the commercialization of TAVNEOS for the treatment of ANCA-associated vasculitis and in other indications and ChemoCentryx’s CCX559 and CCX507 pipeline drug candidates. The Unaudited Prospective Financial Information was developed without giving effect to the Merger, including any impact of the negotiation or execution of the Merger Agreement or the Merger, the expenses that have already or may be incurred in connection with completing the Merger or any changes to ChemoCentryx’s operations or strategy that may be implemented during the pendency of or following the consummation of the Merger. The Unaudited Prospective Financial Information also does not consider the effect of any failure of the Merger to be completed; it should not be viewed as accurate or continuing in that context.

The Unaudited Prospective Financial Information was not prepared with a view toward public disclosure or complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”). In addition, the Unaudited Prospective Financial Information was not prepared with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. Neither our independent registered public accounting firm nor any other independent accountants have (1) compiled, reviewed, audited, examined or performed any procedures with respect to the Unaudited Prospective Financial Information, (2) expressed any opinion or any other form of assurance on such information or the achievability of the Unaudited Prospective Financial Information or (3) assumed any responsibility for the Unaudited Prospective Financial Information.

Because the Unaudited Prospective Financial Information reflects estimates and judgments, it is susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. The Unaudited Prospective Financial Information also covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The Unaudited Prospective Financial Information is not, and should not be considered to be, a guarantee of future operating results. Further, the Unaudited Prospective Financial Information is not fact and should not be relied upon as being necessarily indicative of our future results.

Although the Unaudited Prospective Financial Information is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events. The Unaudited Prospective Financial Information will be affected by, among other factors, our ability to achieve our goals for the development, regulatory approval and commercialization of our products and product candidates, including on the timeline assumed for purposes of the Unaudited Prospective Financial Information. The Unaudited Prospective Financial Information reflects assumptions and uncertainties that are subject to change. Important factors that may affect actual results and cause the Unaudited Prospective Financial Information not to be achieved are described in various risk factors described in the sections of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements,” and in our other filings with the SEC, including those listed under the section captioned “Where You Can Find More Information.” All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Unaudited Prospective Financial Information will be realized, and actual results may be materially better or worse than those contained in the Unaudited Prospective Financial Information, whether or not the Merger is consummated. The Unaudited

Prospective Financial Information also reflects assumptions as to certain business decisions that are subject to change. The Unaudited Prospective Financial Information may differ from publicized analyst estimates and forecasts and does not consider any events or circumstances after the date that it was prepared, including the announcement of the entry into the Merger Agreement. The Unaudited Prospective Financial Information has not been updated or revised to reflect information or results after the date it was prepared or as of the date of this proxy statement. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Unaudited Prospective Financial Information to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. ChemoCentryx has or may report results of operations for periods included in the Unaudited Prospective Financial Information that were or will be completed following the preparation of the Unaudited Prospective Financial Information. Stockholders and investors are urged to refer to ChemoCentryx’s periodic filings with the SEC for information on ChemoCentryx’s actual historical results.

Certain of the financial measures included in the Unaudited Prospective Financial Information are “non-GAAP financial measures.” These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. In certain circumstances, including those applicable to the Unaudited Prospective Financial Information, financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Unaudited Prospective Financial Information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board or Goldman Sachs. Accordingly, no reconciliation of the financial measures included in the Unaudited Prospective Financial Information is provided in this proxy statement.

The Unaudited Prospective Financial Information constitutes forward-looking statements. By including the Unaudited Prospective Financial Information in this proxy statement, neither we nor any of our representatives has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Unaudited Prospective Financial Information. The inclusion of the Unaudited Prospective Financial Information should not be regarded as an indication that the Board, ChemoCentryx or any other person considered, or now considers, the Unaudited Prospective Financial Information to be predictive of actual future results. Further, the inclusion of the Unaudited Prospective Financial Information in this proxy statement does not constitute an admission or representation by ChemoCentryx that the information presented is material. The Unaudited Prospective Financial Information is included in this proxy statement solely to give our stockholders access to the information that was provided to the Board and Goldman Sachs. The Unaudited Prospective Financial Information is not included in this proxy statement in order to influence any ChemoCentryx stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to their shares.

Unaudited Prospective Financial Information

Various judgments and assumptions were made when preparing the Unaudited Prospective Financial Information, including, among others (1) revenue estimates in the United States based on various assumptions, including with respect to addressable patient population, market penetration, time to peak sales, peak sales, probability of success as a function of clinical development stage, inflationary factors and pricing and exclusivity, and potential outcomes with respect thereto for the commercialization of TAVNEOS (including in indications other than ANCA-associated vasculitis) and ChemoCentryx’s CCX559 and CCX507 pipeline drug candidates, (2) the entry into partnerships for the development and commercialization of certain product candidates outside of the United States with various upfront, milestone and royalty payments assumptions,

(3) assumptions with respect to cost of goods sold and sales and marketing expenses, certain of such assumptions estimated on a product-by-product basis, (4) estimated royalty and milestone expenses payable by and to ChemoCentryx based on the terms of ChemoCentryx’s existing partner relationships, (5) variable research and development expenses estimated based on the phase of each product’s development and launch, (6) estimated benefits of ChemoCentryx’s NOLs and the assumed completion of an equity financing in the fourth quarter of fiscal year 2022 resulting in net proceeds to ChemoCentryx of $200 million, and (7) corporate general and administrative expenses generally estimated to grow until TAVNEOS’s loss of exclusivity.

The following table presents estimates of net revenue and EBIT with respect to the commercialization of TAVNEOS (including in indications other than ANCA-associated vasculitis) and ChemoCentryx’s CCX559 and CCX507 pipeline drug candidates for the third and fourth quarter of fiscal year 2022 and for fiscal years 2023 through 2044, as reflected in the Unaudited Prospective Financial Information, as well as estimates of unlevered free cash flow with respect to the commercialization of TAVNEOS (including in indications other than ANCA-associated vasculitis) and ChemoCentryx’s CCX559 and CCX507 pipeline drug candidates for the same period, as approved by ChemoCentryx.

($) in millions	2H 2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	2040E	2041E	2042E	2043E	2044E
Total Net Revenue	$46	$242	$462	$711	$1,002	$1,191	$1,369	$1,604	$1,775	$1,916	$2,013	$2,113	$2,184	$617	$618	$620	$621	$503	$503	$503	$503	$503	$287
EBIT(1)	$(112)	$(53)	$172	$466	$767	$941	$1,061	$1,326	$1,398	$1,535	$1,620	$1,702	$1,528	$389	$390	$391	$393	$282	$282	$282	$282	$282	$131
Unlevered Free Cash Flow(2)	$(144)	$(90)	$107	$330	$556	$695	$790	$991	$1,050	$1,158	$1,226	$1,289	$1,159	$389	$308	$305	$302	$221	$215	$215	$214	$214	$112

(1)

“EBIT” refers to ChemoCentryx’s gross profit before interest expenses and taxes less ChemoCentryx’s total operating expenses. EBIT is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

(2)

“Unlevered Free Cash Flow” is defined as ChemoCentryx’s EBIT less tax expense, plus depreciation and amortization, less capital expenditures, less changes in net working capital. Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity. Unlevered Free Cash Flow excludes the impact of ChemoCentryx’s estimated net operating losses and tax credits as of June, 30, 2022 of $744.4 million and excludes an assumed equity raise of $200 million in the fourth quarter of 2022.

The following table presents estimates of net revenue and EBIT with respect to the commercialization of TAVNEOS for ANCA-associated vasculitis for the third and fourth quarter of fiscal year 2022 and for fiscal years 2023 through 2044, as reflected in the Unaudited Prospective Financial Information, as well as estimates of unlevered free cash flow with respect to the commercialization of TAVNEOS for ANCA-associated vasculitis for the same period, as approved by ChemoCentryx.

($) in millions	2H 2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	2040E	2041E	2042E	2043E	2044E
Total Net Revenue (AAV Only)	$46	$237	$451	$670	$833	$867	$902	$938	$976	$1,015	$1,056	$1,099	$1,143	$147	$147	$147	$147	$147	$147	$147	$147	$147	$147
EBIT (AAV Only)(1)	$(25)	$74	$309	$557	$736	$783	$775	$868	$856	$902	$940	$978	$813	$106	$106	$106	$106	$106	$106	$106	$106	$106	$106
Unlevered Free Cash Flow (AAV Only)(2)	$(56)	$37	$211	$401	$537	$581	$578	$650	$644	$681	$711	$741	$617	$103	$83	$82	$81	$83	$81	$81	$81	$81	$87

(1)

“EBIT” refers to ChemoCentryx’s gross profit before interest expenses and taxes less ChemoCentryx’s total operating expenses. EBIT is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

(2)

“Unlevered Free Cash Flow” is defined as ChemoCentryx’s EBIT less tax expense, plus depreciation and amortization, less capital expenditures, less changes in net working capital. Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity. Unlevered Free Cash Flow excludes the impact of ChemoCentryx’s estimated net operating losses and tax credits as of June, 30, 2022 of $744.4 million and excludes an assumed equity raise of $200 million in the fourth quarter of 2022.

Interests of the Directors and Executive Officers of ChemoCentryx in the Merger

Members of the Board and ChemoCentryx’s executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of ChemoCentryx stockholders generally. The members of the Board were aware of these potential interests and considered them at the time they approved the Merger Agreement and in making their recommendation that ChemoCentryx stockholders adopt the Merger Agreement. These potential interests are described below.

Treatment of Equity Awards

Each of our directors and executive officers hold outstanding ChemoCentryx equity awards. The ChemoCentryx equity awards held by our directors and executive officers immediately prior to the Effective Time will be treated in the Merger in the same manner as ChemoCentryx equity awards held by employees generally. At the Effective Time, outstanding ChemoCentryx equity awards held by our directors and executive officers will be treated as follows:

•

Each ChemoCentryx stock option that is outstanding and unexercised immediately prior to the Effective Time will vest in full and be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of ChemoCentryx common stock underlying such stock option, multiplied by (ii) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such ChemoCentryx stock option. Any ChemoCentryx stock options, whether vested or unvested, with a per share exercise price equal to or exceeding the Merger Consideration will be cancelled for no consideration as of immediately prior to the Effective Time;

•

Each RSU that was granted prior to August 3, 2022 or to a non-employee member of the Board and that is outstanding immediately prior to the Effective Time will vest in full and be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of ChemoCentryx common stock subject to such RSU multiplied by (ii) the Merger Consideration;

•

Each RSU that was granted on or after August 3, 2022 (other than to a non-employee member of the Board) and that is outstanding immediately prior to the Effective Time will be converted into an Amgen Cash Award, representing the right to receive an amount in cash equal to the product of (i) the total number of shares of ChemoCentryx common stock subject to such RSU multiplied by (ii) the Merger Consideration, which will vest and become payable at the same time as such RSU would have vested and been payable pursuant to its terms, subject to continued employment. Each Amgen Cash Award will provide for accelerated vesting upon the executive officer’s death, disability or if the executive officer’s employment is terminated under circumstances that would give rise to severance under his or her employment agreement, as described below under “—Change in Control Severance Benefits in Executive Officer Employment Arrangements”, subject to such executive officer’s execution and non-revocation of a release of claims in the form attached to the employment agreement; and

•

Each restricted stock award that was granted prior to August 3, 2022 or to a non-employee member of the Board and is outstanding immediately prior to the Effective Time will vest in full and be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash equal to the Merger Consideration.

The following table sets forth, for each of ChemoCentryx’s directors and executive officers, (i) the number and value of shares of ChemoCentryx common stock subject to vested ChemoCentryx stock options, (ii) the number and value of shares of ChemoCentryx common stock subject to unvested ChemoCentryx stock options, (iii) the number and value of unvested RSUs and restricted stock awards and (iv) the total value of shares of ChemoCentryx common stock subject to ChemoCentryx stock options, unvested RSUs and unvested restricted stock awards, in each case, held by such director or executive officer as of September 13, 2022. As of September 13, 2022, none of our directors or executive officers held any RSUs that would be converted into Amgen Cash Awards at the Effective Time. These amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur prior to the Effective Time following the date of this proxy statement. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by ChemoCentryx’s directors and executive officers may materially differ from the amounts set forth below. This table also does not include any outstanding rights to purchase shares under the ESPP held by our executive officers or any outstanding stock options the exercise price of which is in excess of $52.00 per share and which will be cancelled for no consideration at the Effective Time. For additional information regarding the ESPP, see “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 79 of this proxy statement.

Name	Vested Stock Options (#)	Value of Vested Stock Options ($)(1)	Unvested Stock Options (#)	Value of Unvested Stock Options ($)(1)	Unvested RSUs/ Restricted Stock (#)	Value of Unvested RSUs/ Restricted Stock ($)(2)	Total Value of Outstanding Stock Options and Unvested RSUs/ Restricted Stock ($)(3)
Non-Employee Directors
Thomas A. Edwards	30,143	1,206,822	8,342	247,007	15,723	817,596	2,271,424
Joseph M. Feczko, M.D.	42,643	1,682,572	8,342	247,007	15,723	817,596	2,747,174
Jennifer L. Herron	—	—	—	—	17,237	896,324	896,324
Geoffrey M. Parker	42,643	1,682,572	8,342	247,007	15,723	817,596	2,747,174
James L. Tyree	42,643	1,682,572	8,342	247,007	15,723	817,596	2,747,174
David E. Wheadon, M.D.	—	—	—	—	22,274	1,158,248	1,158,248

Name	Vested Stock Options (#)	Value of Vested Stock Options ($)(1)	Unvested Stock Options (#)	Value of Unvested Stock Options ($)(1)	Unvested RSUs (#)	Value of Unvested RSUs ($)(2)	Total Value of Outstanding Stock Options and Unvested RSUs ($)(3)
Executive Officers
Thomas J. Schall, Ph.D.	1,978,499	85,519,709	235,601	5,184,348	239,934	12,476,568	103,180,625
Tausif Butt	21,875	849,406	105,325	3,220,118	41,400	2,152,800	6,222,324
Rita I. Jain, M.D.	16,791	685,293	59,700	1,810,899	11,600	603,200	3,099,392
Markus J. Cappel, Ph.D.	96,547	3,703,870	62,601	1,407,651	61,467	3,196,284	8,307,805
Susan M. Kanaya	364,547	15,764,730	89,001	1,978,993	90,968	4,730,336	22,474,059

(1)

For purposes of this table, the value of each stock option is the product obtained by multiplying (A) the number of shares of ChemoCentryx common stock underlying the vested or unvested portion, as applicable, of such stock option by (B) the excess, if any, of (i) $52.00, over (ii) the exercise price of such ChemoCentryx stock option.

(2)	For purposes of this table, the value of each RSU or restricted stock award is $52.00.
(3)	See page 111 of this proxy statement for additional information regarding shares beneficially owned by directors and executive officers of ChemoCentryx and their affiliates.

Change in Control Severance Benefits in Executive Officer Employment Arrangements

Each of ChemoCentryx’s executive officers has entered into an employment agreement with ChemoCentryx, pursuant to which the executive officer is entitled to severance benefits upon a qualifying termination of employment, including after a change in control (which will include the Merger).

Employment Agreements with Dr. Schall, Ms. Kanaya and Dr. Cappel

ChemoCentryx has entered into employment agreements with each of Dr. Schall, Ms. Kanaya and Dr. Cappel. Under each of the employment agreements, if ChemoCentryx terminates an executive officer’s employment without “cause” or if the executive officer resigns for “good reason”, in each case within 12 months following a change in control, subject to the execution and non-revocation of a release of claims, such executive officer will be entitled to receive: (1) a lump sum cash payment equal to the executive officer’s monthly base salary as in effect immediately prior to the involuntary termination for the 18 month period following the date of termination or resignation, (2) a lump sum cash payment equal to one and one-half times the executive officer’s target bonus for the fiscal year in which the date of termination occurred, (3) until the date that is 18 months following the date of termination (or, if earlier, the date on which the applicable continuation period under COBRA ends), reimbursement of the costs associated with continuation coverage pursuant to COBRA for the executive officer and his or her eligible dependents covered under ChemoCentryx’s health plans as of the date of termination, such that the executive officer’s premiums are the same as for active employees, and (4) accelerated vesting of all of the executive officer’s outstanding stock awards upon the date of effectiveness of the release. The foregoing change-in-control severance benefits will only apply so long as the executive officer is working on a full-time basis.

For purposes of the employment agreements, “cause” means an executive officer (1) has committed an act of fraud, embezzlement or dishonesty in connection with the executive officer’s employment, or has intentionally committed some other illegal act that has, or may be reasonably expected to have, a material adverse impact on the company or any successor or parent or subsidiary thereof; (2) has been convicted of, or entered a plea of “guilty” or “no contest” to, a felony, or to any crime involving moral turpitude, which causes or may reasonably be expected to cause substantial economic injury to or substantial injury to the reputation of ChemoCentryx or any successor or parent or subsidiary thereof; (3) has made any unauthorized use or disclosure of confidential information or trade secrets of ChemoCentryx or any successor or parent or subsidiary thereof that has, or may reasonably be expected to have, a material adverse impact on any such entity; (4) has materially breached a ChemoCentryx policy, materially breached the provisions of the executive officer’s employment agreement, or has committed any other intentional misconduct that has, or may be reasonably expected to have, a material adverse impact on ChemoCentryx or any successor or parent or subsidiary thereof; or (5) has intentionally refused or intentionally failed to act in accordance with any lawful and proper direction or order of the board of directors or the appropriate individual to whom the executive officer reports; provided such direction is not materially inconsistent with the executive officer’s customary duties and responsibilities.

For purposes of the employment agreements, “good reason” means (1) a material diminution in the executive officer’s authority, duties or responsibilities, (2) a material diminution in the authority, duties or responsibilities of the supervisor to whom the named executive officer is required to report, (3) a material diminution in the executive officer’s base compensation unless such a reduction is imposed across-the-board to senior management of the company, (4) a material change in the geographic location at which the executive officer must perform his or her duties, or (5) any other action or inaction that constitutes a material breach by the company or any successor or affiliate of its obligations to the executive officer under the employment agreement.

Employment Agreements with Mr. Butt and Dr. Jain

ChemoCentryx has entered into employment agreements with each of Mr. Butt and Dr. Jain, each of which provides that if ChemoCentryx terminates the executive officer’s employment without “cause” or if the executive officer resigns for “good reason”, in each case within 12 months following a change in control, subject to the execution and non-revocation of a release of claims, such executive officer will be entitled to receive: (1) a lump sum cash payment equal to 12 months of the executive officer’s current base salary, (2) a lump sum cash payment equal to the executive officer’s target bonus for the fiscal year in which the date of termination occurred, (3) if the executive officer timely elects continued coverage under COBRA, payment of COBRA premiums for health insurance coverage until the earliest of (A) the close of the 12 month period following the termination of the executive officer’s employment, (B) expiration of the executive officer’s eligibility for COBRA continuation coverage, or (C) the date on which the executive officer becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (4) accelerated vesting of the service-based vesting requirements of the executive officer’s outstanding equity awards as of the date of termination (with any performance-based equity awards treated in accordance with their terms).

For purposes of the employment agreements with Mr. Butt and Dr. Jain, “cause” and “good reason” generally have the meanings given to such terms in the employment agreements with the other executive officers described above.

For an estimate of the amounts that would be payable to each of ChemoCentryx’s named executive officers upon a qualifying termination at the Effective Time of the Merger under their employment agreements, see “Proposal No. 2: Advisory Vote on the Merger Compensation Proposal—The Merger Compensation Proposal—Quantification of Potential Payments and Benefits to ChemoCentryx’s Named Executive Officers” beginning on page 105 of this proxy statement.

ChemoCentryx Annual Bonus Plan

If the Closing Date occurs before annual bonuses for fiscal year 2022 are paid, Amgen will, or will cause the surviving corporation to, pay each eligible executive officer the amounts payable to such executive officer under ChemoCentryx’s annual bonus plan (A) if the Closing Date occurs prior to December 31, 2022, based on the target level of performance, or (B) if the Closing Date occurs on or after January 1, 2023, based on the actual level of performance and individual earned bonus amounts as determined by ChemoCentryx no later than immediately prior to the Effective Time. If an executive officer is terminated prior to the payment of his or her fiscal year 2022 bonus under the circumstances that would give rise to severance under such executive officer’s employment agreement, then subject to such executive officer’s execution and non-revocation of a release of claims in the same form to be executed under his or her employment agreement, such executive officer will remain entitled to receive such fiscal year 2022 bonus, prorated for the portion of fiscal year 2022 elapsed prior to the date of termination if such termination occurs prior to December 31, 2022. The payment of any such prorated bonus is in addition to the severance under his or her employment agreement, as described above.

For an estimate of the amounts that would be payable to each of ChemoCentryx’s named executive officers upon a qualifying termination at the effective time of the Merger under ChemoCentryx’s annual bonus plan, see “Proposal No. 2: Advisory Vote on the Merger Compensation Proposal—The Merger Compensation Proposal—Quantification of Potential Payments and Benefits to ChemoCentryx’s Named Executive Officers” beginning on page 105 of this proxy statement.

New Amgen Arrangements

Certain of ChemoCentryx’s executive officers may continue to provide employment or other services to Amgen after the Effective Time and may enter into new agreements, arrangements or understandings with Amgen to set forth the terms and compensation of such post-Closing service. As of the date of this proxy statement, no such agreements, arrangements or understandings with Amgen exist.

Tax Planning Strategies

Under the Merger Agreement, if the Closing Date is not reasonably expected to occur in 2022, ChemoCentryx may implement tax planning strategies for the purpose of mitigating the impact of Sections 280G and 4999 of the Code on ChemoCentryx’s executive officers and preserve certain compensation-related tax deductions that might otherwise be disallowed. Such tax planning strategies will not include a gross-up of any excise taxes under Section 4999 of the Code, but may include vesting certain equity awards in the second half of December 2022 that are scheduled to vest in early 2023 or paying 2022 bonuses (or a portion thereof) in the second half of December 2022. In addition, ChemoCentryx is permitted to enter into amendments to the employment agreements with each of Dr. Schall, Ms. Kanaya and Dr. Cappel to implement a standard “better-net” cutback with respect to Sections 280G and 4999 of the Code. As of the date of this proxy statement, no such tax planning strategies or amendments have been finalized or implemented.

Indemnification of Directors and Officers; Insurance

Under the Merger Agreement, from and after the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, Amgen will cause the surviving corporation, among other things, to indemnify and hold harmless each present and former (as of August 3, 2022) director or officer of ChemoCentryx or any of its subsidiaries in their capacities as such against any losses incurred by such indemnified person in respect of any pending or threatened litigation, action, suit, claim, demand or proceeding based upon or arising out of, in whole or in part, the fact that such indemnified person was a director or officer of ChemoCentryx or any of its subsidiaries at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated by the Merger Agreement, to the fullest extent permitted by the DGCL and any other applicable law, the certificate of incorporation and amended and restated bylaws (or other similar organizational documents) of ChemoCentryx and its subsidiaries in effect on August 3, 2022, and Amgen will cause the surviving corporation to observe the indemnification, exculpation and advancement of expenses provisions in favor of ChemoCentryx’s present and former directors and officers (as of August 3, 2022) as set forth the certificate of incorporation and amended and restated bylaws (or other similar organizational documents) of ChemoCentryx and its subsidiaries in effect on August 3, 2022, and the terms of certain indemnification agreements between ChemoCentryx and its officers and directors.

In addition, prior to the Effective Time Amgen will, or will cause the surviving corporation to, obtain and fully pay the premium (subject to limitations set forth in the Merger Agreement) for the non-cancellable extension of the directors’ and officers’ liability coverage of ChemoCentryx’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time and with terms, conditions, retentions and limits of liability no less favorable than the coverage provided under ChemoCentryx’s directors’ and officers’ and fiduciary liability insurance policies in effect as of August 3, 2022. For a detailed description of these requirements, please see “The Merger Agreement—Other Covenants and Agreements—Indemnification of Directors and Officers; Insurance” beginning on page 95 of this proxy statement.

Financing of the Merger

The Merger Agreement is not conditioned upon receipt of financing by Amgen. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, not including fees and expenses, will be approximately $4.0 billion, including the estimated funds needed to (i) pay our stockholders the Merger Consideration due to them under the Merger Agreement and (ii) make payments in respect of outstanding equity awards of ChemoCentryx pursuant to the Merger Agreement.

We understand that Amgen expects to fund amounts needed for the acquisition of ChemoCentryx under the Merger Agreement through the use of cash on hand.

ChemoCentryx has agreed that it will, and will cause its subsidiaries to, and will use its reasonable best efforts to cause its and their respective representatives to, provide all cooperation that is necessary, customary or advisable and reasonably requested by Amgen to assist Amgen in the arrangement of any third-party debt or equity financing for the purpose of financing the aggregate Merger Consideration, any repayment or refinancing of debt contemplated by the Merger Agreement or required or undertaken in connection with the transactions contemplated by the Merger Agreement and any other amounts required to be paid in connection with the consummation of the transactions contemplated by the Merger Agreement (including all amounts payable in respect of equity awards of ChemoCentryx under the Merger Agreement) and all related fees and expenses of Amgen and Merger Sub, upon the terms and subject to the conditions and exceptions set forth in the Merger Agreement and as further described in the section of this proxy statement captioned “The Merger Agreement—Other Covenants and Agreements—Financing Covenants” beginning on page 96.

ChemoCentryx has also agreed that it will, and will cause its subsidiaries to, use their respective reasonable best efforts to deliver all notices, cooperate with Amgen and take all other actions to facilitate the termination at the closing of all commitments in respect of its existing credit agreement (as described in the section of this proxy statement captioned “The Merger Agreement—Other Covenants and Agreements—Financing Covenants”), the repayment in full on the Closing Date of all obligations in respect of the indebtedness under its existing credit agreement, and the release on the Closing Date of any liens securing all such indebtedness and guarantees in connection therewith, subject to Amgen providing all funds required to effect all such repayments at the closing.

Closing and Effective Time of the Merger

Unless another date is agreed by the parties, the closing of the Merger will take place as soon as practicable (but in any event no later than the third business day) after the date the conditions to the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at such time) have been satisfied or (to the extent permissible) waived in accordance with the Merger Agreement.

At the closing of the Merger, ChemoCentryx and Merger Sub will cause to be filed a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware in accordance with the DGCL and will make all other filings or recordings required by the DGCL in connection with the Merger. The Merger will become effective at such time as such certificate of merger has been duly filed with the Secretary of State of the State of Delaware (or at such later date and time as specified in the certificate of merger).

Appraisal Rights

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their shares of ChemoCentryx common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of ChemoCentryx common stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of ChemoCentryx common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their shares of ChemoCentryx common stock following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their shares of ChemoCentryx common stock determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration under the Merger Agreement.

A holder of record of shares of ChemoCentryx common stock and a beneficial owner who (i) continuously holds such shares through the Effective Time, (ii) has not consented to or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by ChemoCentryx and to be set forth on the Chancery List (as defined below), will be entitled to receive the fair value of his, her or its shares of ChemoCentryx common stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than twenty (20) days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes ChemoCentryx’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares of ChemoCentryx common stock, you must satisfy each of the following conditions: you must deliver to ChemoCentryx a written demand for appraisal of your shares of ChemoCentryx common stock prior to the Special Meeting, which must reasonably inform us of the identity of the holder of record of shares of ChemoCentryx common stock who intends to demand appraisal of his, her or its shares of ChemoCentryx common stock and, for beneficial owners only, such demand is accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by ChemoCentryx and to be set forth on the Chancery List; you must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement; you must hold your shares of ChemoCentryx common stock continuously through the effective date; and you must comply with the other applicable requirements of Section 262.

A ChemoCentryx stockholder who elects to exercise appraisal rights must mail or deliver his, her or its written demand for appraisal to the following address:

ChemoCentryx, Inc.

835 Industrial Road, Suite 600

San Carlos, CA 94070

Attention: Corporate Secretary

A record holder who holds shares of ChemoCentryx common stock as a nominee for others, such as a broker, fiduciary, depositary or other nominee, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the demand must set forth the number of shares of ChemoCentryx common stock covered by such demand. Where the number of shares of ChemoCentryx common stock is not expressly stated, the demand will be presumed to cover all shares of ChemoCentryx common stock outstanding in the name of such record owner.

Within ten (10) days after the Effective Time, the surviving corporation must give written notice that the Merger has become effective to each (a) ChemoCentryx stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the Merger Agreement and (b) any beneficial owner who has demanded appraisal under Section 262. At any time within sixty (60) days after the Effective Time, any person who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the Merger Consideration specified by the Merger Agreement for that person’s shares of ChemoCentryx common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the Effective Time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the person within sixty (60) days after the effective date, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the person will be entitled to receive only the fair value of such person’s shares of ChemoCentryx common stock determined by the Delaware Court of Chancery in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration offered pursuant to the Merger Agreement.

Within one hundred twenty (120) days after the Effective Time, but not thereafter, the surviving corporation and any person who has properly and timely demanded appraisal and otherwise complied with Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a person, demanding a determination of the fair value of the shares of ChemoCentryx common stock held by all persons that have demanded appraisal. There is no present intent on the part of ChemoCentryx or the surviving corporation to file an appraisal petition and persons seeking to exercise appraisal rights should assume that ChemoCentryx and the surviving corporation will not file such a petition or initiate any negotiations with respect to the fair value of shares of ChemoCentryx common stock. Accordingly, persons who desire to have their shares of ChemoCentryx common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within one hundred twenty (120) days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the Merger Consideration under the Merger Agreement.

In addition, within one hundred twenty (120) days after the Effective Time, any person who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of ChemoCentryx common stock not consented in writing or otherwise voted in favor of the Merger and with respect to which demands for appraisal were received by the surviving corporation and the aggregate number of holders of such shares. Such statement must be mailed within ten (10) days after the written request therefor has been received by the surviving corporation or within ten (10) days after the expiration of the period for the delivery of demands as described above, whichever is later.

Upon the filing of a petition by a person, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation shall be required to, within twenty (20) days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their shares of ChemoCentryx common stock and with whom the surviving corporation has not reached agreements as to the value of such shares (referred to as the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court of Chancery, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to all such person set forth on the Chancery List.

If a petition for an appraisal is timely filed by a person, at the hearing on such petition, the Delaware Court of Chancery will determine which persons have complied with Section 262 and have become entitled to appraisal rights provided thereby. The Delaware Court of Chancery may require the persons who have demanded an appraisal of their shares of ChemoCentryx common stock and who hold shares represented by certificates to submit their certificates of shares of ChemoCentryx common stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

Upon application by the surviving corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List and may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court of Chancery shall determine the fair value of shares of ChemoCentryx common stock taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares of ChemoCentryx common stock as determined by the Delaware Court of Chancery, and (y) interest theretofore accrued, unless paid by the surviving corporation as part of the pre-judgment payment to the person.

When the fair value of the shares of ChemoCentryx common stock is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same.

Although ChemoCentryx believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, the surviving corporation does not anticipate offering more than the Merger Consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant shares of ChemoCentryx common stock is less than the Merger Consideration.

In determining “fair value”, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting person’s exclusive remedy.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all shares of ChemoCentryx common stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such and award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

Any person who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any shares of ChemoCentryx common stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to ChemoCentryx stockholders of record at a date prior to the Effective Time.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of shares of ChemoCentryx common stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (referred to as the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (referred to as the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders that hold their shares of ChemoCentryx common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the Merger. This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax, the Medicare net investment income surtax, or any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith)). In addition, this summary does not address the U.S. federal income tax consequences to holders of shares that exercise appraisal rights under the DGCL. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to holders in light of their particular facts and circumstances, including, but not limited to:

•

holders that may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes or any investor therein, insurance companies, mutual funds, brokers or dealers in stocks, securities, commodities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies” or certain former citizens or long-term residents of the United States;

•	holders holding their shares of ChemoCentryx common stock as part of a hedging, straddle or other risk reducing transaction or as part of a conversion transaction or other integrated investment;

•	holders deemed to sell their shares of ChemoCentryx common stock under the constructive sale provisions of the Code;

•	holders that received their shares of ChemoCentryx common stock in compensatory transactions;

•	holders that hold their shares of ChemoCentryx common stock through individual retirement or other tax-deferred accounts;

•	holders that own an equity interest, actually or constructively, in Amgen or the surviving corporation;

•	U.S. Holders whose “functional currency” is not the U.S. dollar; or

•	holders that own or have owned (directly, indirectly or constructively) 5% or more of ChemoCentryx common stock (by vote or value).

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of ChemoCentryx common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of ChemoCentryx common stock and partners therein should consult their tax advisors regarding the particular tax consequences to them of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders

For purposes of this proxy statement, a “U.S. Holder” is a beneficial owner of shares of ChemoCentryx common stock who or that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for shares of ChemoCentryx common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of ChemoCentryx common stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of ChemoCentryx common stock. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the consummation of the Merger. A reduced tax rate on capital gains generally will apply to long-term capital gains of non-corporate U.S. Holders, including individuals. There are limitations on the deductibility of capital losses. If a U.S. Holder acquired different blocks of ChemoCentryx common stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of ChemoCentryx common stock.

Payments made to a U.S. Holder in exchange for shares of ChemoCentryx common stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. To avoid backup withholding on such payments, U.S. Holders that do not otherwise establish an exemption should complete and return to the exchange agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that such holder is a United States person for U.S. federal income tax purposes, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Certain types of U.S. Holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding or information reporting rules.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. Holder pursuant to the Merger under the backup withholding rules generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of shares of ChemoCentryx common stock that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate specified under an applicable tax treaty);

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable tax treaty), which may be offset by U.S.-source capital losses of such Non-U.S. Holder recognized in the same taxable year (if any); or

•

shares of ChemoCentryx common stock held by such Non-U.S. Holder constitute a United States real property interest by reason of ChemoCentryx’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Effective Time or the period that the Non-U.S. Holder held the applicable shares of ChemoCentryx common stock. ChemoCentryx believes it has not been, is not and will not be a USRPHC during the five-year period ending on the date of the Effective Time.

Payments made to Non-U.S. Holders in exchange for shares of ChemoCentryx common stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. Non-U.S. Holders generally can avoid information reporting and backup withholding by providing the exchange agent with the applicable and properly completed and executed IRS Form W-8 certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

HSR Act and U.S. Antitrust Matters

Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (referred to as the “FTC”), the Merger cannot be consummated until ChemoCentryx and Amgen each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (referred to as the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. ChemoCentryx and Amgen filed their respective HSR Act notifications on August 17, 2022.

At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under its applicable antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under applicable antitrust laws under certain circumstances.

Subject to the terms of the Merger Agreement, ChemoCentryx, Amgen and Merger Sub have agreed to use their reasonable best efforts to promptly take, and to cause their affiliates to take, all actions and steps requested or required by any governmental authority as a condition to granting any consent, permit, authorization, waiver, clearance or approval, and to cause the prompt expiration or termination of any applicable waiting period and to resolve objections, if any, of the FTC or DOJ, or other governmental authorities of any other jurisdiction for which consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are required with respect to the transactions contemplated by the Merger Agreement, so as to obtain such consents, permits, authorizations, waivers, clearances, approvals or termination of the waiting period under the HSR Act or other antitrust laws, and to avoid the commencement of a lawsuit by the FTC, the DOJ or other governmental authorities under antitrust laws, and to avoid the entry of, or to effect the dissolution of, any order in any action or legal proceeding which would otherwise have the effect of preventing the closing of the Merger or delaying the closing of the Merger beyond the End Date. Pursuant to the Merger Agreement, such reasonable best efforts required by the parties and/or their affiliates will include (1) proffering and consenting and/or agreeing to the sale, divestiture, licensing or other disposition, or the holding separate, of particular assets, categories of assets or portions of any business of ChemoCentryx or any of its subsidiaries, (2) promptly effecting the disposition, licensing or holding separate of particular assets, categories of assets or portions of any business of ChemoCentryx or any of its subsidiaries and (3) agreeing to such limitations on the conduct or actions with respect to any particular assets, categories of assets or portions of any business of ChemoCentryx or any of its subsidiaries, in each case, as may be required in order to enable the consummation of the transactions contemplated by the Merger Agreement to occur as soon as reasonably practicable (and in any event no later than the End Date) (the actions referred to in clauses (1), (2) and (3), referred to as “remedy actions”). Notwithstanding the foregoing, pursuant to the Merger Agreement (i) neither Amgen nor any of its affiliates is required to proffer, consent to or agree to or effect any remedy action with respect to (A) any assets, categories of assets or portions of any business of Amgen or any of its subsidiaries (other than solely ChemoCentryx and its subsidiaries, subject to the following clause (B)) or (B) any assets, categories of assets or portions of any business of ChemoCentryx or any of its subsidiaries if, in the case of this clause (B), any such remedy action would, individually or in the aggregate, reasonably be expected to be material to the business, assets or financial condition of ChemoCentryx and its subsidiaries, taken as a whole and (ii) ChemoCentryx is only permitted to proffer, consent to or agree to or effect any remedy action with the prior written consent of Amgen.

Other than the filings required under the HSR Act as described above, we currently do not expect that any clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

Litigation Related to the Merger

On September 2, 2022, a purported stockholder of ChemoCentryx filed a lawsuit in the United States District Court for the Northern District of California captioned Meinking v. ChemoCentryx, Inc., Case No. 3:22-cv-05019-LB. The complaint names ChemoCentryx and members of the Board as defendants and alleges that the defendants made materially incomplete and misleading statements about the proposed acquisition of ChemoCentryx by Amgen. Specifically, the complaint alleges that all defendants violated Section 14(a) of the Exchange Act and that each Board member violated Section 20(a) of the Exchange Act, and asserts claims challenging the adequacy of disclosures regarding ChemoCentryx’s projections, Goldman’s financial analyses, and the sales process leading up to the proposed transaction in the preliminary proxy statement filed with the SEC on August 31, 2022 (the “Preliminary Proxy”). The complaint seeks, among other relief, (i) injunctive relief preventing the parties from proceeding with the Merger until the alleged disclosure deficiencies have been remedied, (ii) rescission in the event the Merger is consummated or alternatively rescissory damages and (iii) an award of costs, including attorneys’ and experts’ fees. ChemoCentryx believes this lawsuit is without merit.

Additional lawsuits may be filed against ChemoCentryx, members of the Board or ChemoCentryx’s officers in connection with the Merger, which could prevent or delay completion of the Merger and result in substantial costs to ChemoCentryx, including any costs associated with indemnification.

Delisting and Deregistration of ChemoCentryx Common Stock

If the Merger is consummated, following the Effective Time, the common stock of ChemoCentryx will cease trading on Nasdaq and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about ChemoCentryx contained in this proxy statement or in ChemoCentryx’s public reports filed with the SEC may supplement, update or modify the factual disclosures about ChemoCentryx contained in the Merger Agreement and described in this summary. The representations, warranties, covenants, and agreements made in the Merger Agreement by ChemoCentryx and Amgen were qualified and subject to important limitations agreed to by ChemoCentryx and Amgen in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations, warranties, covenants, and agreements contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations, warranties, covenants, and agreements were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right to not close the Merger if the representations and warranties of the other party prove to be untrue (or such covenants and agreements were not complied with), due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations, warranties, covenants, and agreements may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures contained in the disclosure schedules delivered by ChemoCentryx to Amgen in connection with the Merger Agreement (referred to as the “Disclosure Schedules”), which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since August 3, 2022, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of ChemoCentryx or Amgen with the SEC. For the foregoing reasons, the representations, warranties, covenants, and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of ChemoCentryx, Amgen or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Additional information about ChemoCentryx may be found elsewhere in this proxy statement and ChemoCentryx’s other public filings. See “Where You Can Find More Information” beginning on page 114 of this proxy statement.

When the Merger Becomes Effective

The closing of the Merger will take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, or remotely by exchange of documents and signatures (or their electronic counterparts) as soon as practicable (but in any event no later than the third business day) after the date the conditions to the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver, to the extent permissible, of such conditions at such time) have been satisfied or, to the extent permissible, waived, unless another time, date or place is mutually agreed by ChemoCentryx and Amgen.

At the closing of the Merger, ChemoCentryx and Merger Sub will file a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware in accordance with the DGCL and will make all other filings or recordings required by the DGCL in connection with the Merger. The Merger will become effective upon the filing of such certificate of merger, or at such later date and time as may be specified in such certificate of merger.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into ChemoCentryx, the separate corporate existence of Merger Sub will cease, and ChemoCentryx will continue as the surviving corporation and a wholly owned subsidiary of Amgen. At the Effective Time, the certificate of incorporation of the surviving corporation will be amended and restated such that the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time will be the certificate of incorporation of the surviving corporation until thereafter amended (provided that the name of the surviving corporation will be “ChemoCentryx, Inc.”). At the Effective Time, the bylaws of the surviving corporation will be amended and restated such that the bylaws of Merger Sub in effect immediately prior to the Effective Time will be the bylaws of the surviving corporation until thereafter amended (provided that the name of the surviving corporation will be “ChemoCentryx, Inc.”). From and after the Effective Time, the directors of Merger Sub at the Effective Time will be the initial directors of, and the officers of Merger Sub at the Effective Time will be the initial officers of, the surviving corporation and, in each case, will hold office until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

Effect of the Merger on ChemoCentryx Common Stock

At the Effective Time, each share of ChemoCentryx common stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares, Excluded Shares and Dissenting Shares) will automatically be cancelled and cease to exist and will be converted into the right to receive the Merger Consideration in cash.

At the Effective Time, any Cancelled Shares will automatically be cancelled and will cease to exist, and no consideration or payment will be made with respect thereto. At the Effective Time, each Excluded Share will be converted into a number of shares of the surviving corporation such that the subsidiary holding such Excluded Share immediately prior to the Effective Time owns the same percentage of the outstanding capital stock of the surviving corporation immediately following the Effective Time as such subsidiary owned in ChemoCentryx immediately prior to the Effective Time.

If, during the period between August 3, 2022 and the Effective Time, the outstanding shares of ChemoCentryx common stock are changed into a different number of shares or a different class (including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares or similar transaction, or any stock dividend with a record date occurring during such period, but excluding any change that results from any exercise of any ChemoCentryx stock option award outstanding as of August 3, 2022), the Merger Consideration and any other amounts payable pursuant to the Merger Agreement will be appropriately adjusted to reflect the effect of such change as set forth in the Merger Agreement in order to provide Amgen and the holders of shares of ChemoCentryx common stock and ChemoCentryx equity awards the same economic effect for the aggregate shares of common stock and equity awards of ChemoCentryx held thereby, as applicable, as contemplated by the Merger Agreement prior to any such event.

Treatment of Equity Awards and the ESPP

Stock Options. At or immediately prior to the Effective Time, each option to purchase shares of ChemoCentryx common stock granted under the ChemoCentryx Amended and Restated 2012 Incentive Award Plan, as amended (referred to as the “ChemoCentryx Stock Plan”), that is outstanding immediately prior to the

Effective Time will vest in full and be cancelled and converted into the right to receive an amount of cash equal to the product of (i) the number of shares of ChemoCentryx common stock that were purchasable upon exercise of such stock option, multiplied by (ii) the excess (if any) of the Merger Consideration over the per share exercise price of such stock option. Any stock option, whether vested or unvested, with a per share exercise price greater than or equal to the Merger Consideration will be cancelled for no consideration as of immediately prior to the Effective Time.

Restricted Stock Units. At or immediately prior to the Effective Time, each RSU granted under the ChemoCentryx Stock Plan that was (i) granted prior to August 3, 2022 or granted after August 3, 2022 and specified in the Disclosure Schedules and/or (ii) granted to a non-employee member of the Board that is outstanding immediately prior to the Effective Time will vest in full and be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the number of shares of ChemoCentryx common stock that were subject to such RSU multiplied by (B) the Merger Consideration. At or immediately prior to the Effective Time, each RSU that was granted on or following August 3, 2022 (subject to certain exceptions specified in the Disclosure Schedules and other than RSUs granted to a non-employee member of the Board) will be converted into the right to receive an amount in cash, without interest, equal to the product of (1) the total number of shares of ChemoCentryx common stock subject to such RSU and (2) the Merger Consideration, which will vest and become payable at the same time as such RSU would have vested and been payable pursuant to its terms, generally subject to continued employment or service.

Restricted Stock Awards. At or immediately prior to the Effective Time, each share of ChemoCentryx common stock subject to vesting, repurchase or other lapse restriction granted under the ChemoCentryx Stock Plan that was (i) granted prior to August 3, 2022 and/or (ii) granted to a non-employee member of the Board that is outstanding immediately prior to the Effective Time will vest in full and be cancelled and converted into the right to receive the Merger Consideration.

ESPP. ChemoCentryx will take such action as may be necessary under the ESPP to ensure, provide for or cause the following to occur: (i) except for the Final Offering Period, no new offering periods under the ESPP will commence during the period from August 3, 2022 through the Effective Time; (ii) there will be no increase in the amount of payroll deductions or payroll contributions permitted to be made by the participants under the ESPP during the current offering period, except those made in accordance with payroll deduction elections that are in effect as of August 3, 2022; and (iii) no individuals will commence participation in the ESPP during the period from August 3, 2022 through the Effective Time. If the Effective Time would occur during the Final Offering Period, (A) the accumulated contributions of the participants in such offering period will be used to purchase shares of ChemoCentryx common stock as of such date as ChemoCentryx determines in its sole discretion (provided that such date will be no later than five business days prior to the Effective Time), (B) the participants’ accumulated contributions under the ESPP will be used to purchase shares of ChemoCentryx common stock in accordance with the terms of the ESPP as of the date determined in accordance with the foregoing clause (A), and (C) purchase rights under such offering will terminate immediately after such purchase. As of no later than the business day immediately prior to the Effective Time, ChemoCentryx will terminate the ESPP. As promptly as practicable following the purchase of shares ChemoCentryx common stock in accordance with the foregoing clause (B), ChemoCentryx will return to each participant the funds, if any, that remain in such participant’s account under the ESPP after such purchase.

Dissenting Shares

The Merger Agreement provides that Dissenting Shares will not be converted into the right to receive the Merger Consideration, but instead at the Effective Time will be entitled to payment for such shares determined in accordance with Section 262. If any ChemoCentryx stockholder fails to perfect, withdraws or otherwise loses the right to appraisal of the fair value of such Dissenting Shares under Section 262, or if a court of competent jurisdiction shall determine that such holder is not entitled to relief provided by Section 262, then such Dissenting Shares will be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration.

Payment for ChemoCentryx Common Stock

Prior to the Effective Time, Amgen will deposit, or cause to be deposited, with the exchange agent cash in an amount necessary to pay the aggregate Merger Consideration payable to holders of ChemoCentryx common stock.

Promptly (and in any event not later than the third business day) after the Effective Time, Amgen will send or cause the exchange agent to send to each holder of record of Certificates or Non-DTC Book-Entry Shares that immediately prior to the Effective Time represented outstanding shares of ChemoCentryx common stock (i) in the case of holders of Certificates, a letter of transmittal in reasonable and customary form, which will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the exchange agent, and instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to such letter of transmittal and (ii) in the case of Non-DTC Book-Entry Shares, reasonable and customary provisions regarding delivery of an “agent’s message” with respect to such uncertificated shares.

Each holder of a Certificate will be entitled to receive, upon surrender of a Certificate (or an affidavit of loss in lieu thereof) to the exchange agent, together with a properly completed letter of transmittal, the Merger Consideration payable for each share of ChemoCentryx common stock represented by such Certificate.

Each holder of a Non-DTC Book-Entry Share will be entitled to receive, upon receipt of an “agent’s message” by the exchange agent or such other evidence of transfer as may reasonably be requested by the exchange agent, the Merger Consideration payable for each share of ChemoCentryx common stock represented by such Non-DTC Book-Entry Share.

With respect to DTC Book-Entry Shares, ChemoCentryx, Merger Sub and Amgen will cooperate to establish procedures with the exchange agent and DTC with the objective that the exchange agent will transmit to DTC or its nominees on the first business day after the Closing Date, an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of ChemoCentryx common stock that have been converted into the right to receive the Merger Consideration that are held of record by DTC or such nominee immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration.

Each of the exchange agent, the surviving corporation and Amgen will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the Merger Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the exchange agent, the surviving corporation or Amgen, as the case may be, so deducts and withholds amounts and timely and properly remits such amounts to the applicable governmental authority, such amounts shall be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of ChemoCentryx and Amgen (which representations and warranties are subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Schedules) as to, among other things:

•	corporate organization, existence, good standing and corporate power and authority to conduct such party’s business as presently conducted;

•	corporate power and authority to enter into the Merger Agreement, to perform such party’s obligations thereunder and to complete the transactions contemplated thereby;

•	required regulatory filings or actions and authorizations, consents or approvals of governmental entities and other persons;

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the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and applicable law, in each case arising out of the execution, delivery or performance of, or consummation of the transactions contemplated by, the Merger Agreement;

•	matters relating to information to be included in required filings with the SEC in connection with the Merger; and

•	the absence of any fees owed to investment bankers or brokers in connection with the Merger, other than those specified in the Merger Agreement.

The Merger Agreement also contains representations and warranties of ChemoCentryx (which representations and warranties are subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Schedules) as to, among other things:

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the capitalization of ChemoCentryx, including the authorized and outstanding capital stock, outstanding equity awards, shares of ChemoCentryx common stock reserved for issuance under ChemoCentryx’s equity incentive plans and shares of ChemoCentryx common stock reserved for issuance under the ESPP;

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all shares of ChemoCentryx common stock having been, or being when issued pursuant to any ChemoCentryx equity award, ChemoCentryx equity incentive plan or other employee benefit plan or the ESPP in accordance with the respective terms thereof, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights;

•	the exercise price of each ChemoCentryx stock option as compared to fair market value and the exemption of ChemoCentryx stock options under Section 409A of the Code;

•	the issuance of shares of ChemoCentryx common stock or other equity interests;

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except as otherwise disclosed and except for changes since August 2, 2022 resulting from the exercise, settlement or forfeiture of stock options and RSUs outstanding on such date, the absence of (i) other equity interests of ChemoCentryx or securities convertible into equity interests of ChemoCentryx, (ii) subscriptions, warrants, calls, options or other rights to acquire equity interests from ChemoCentryx or obligations of ChemoCentryx to issue equity interests, or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar rights;

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except for the ChemoCentryx equity incentive plan and the award agreements thereunder governing ChemoCentryx equity awards, the absence of (i) stockholder agreements or voting trusts or other agreements restricting the transfer or affecting the voting rights of ChemoCentryx equity interests, (ii) obligations of ChemoCentryx or any of its subsidiaries to repurchase, redeem or otherwise acquire any of the equity interests of ChemoCentryx, or granting any preemptive rights, (iii) a stockholder rights plan or “poison pill”, or (iv) outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote);

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all outstanding shares, capital stock or other voting securities of, or ownership interests in, each subsidiary of ChemoCentryx having been duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights;

•	except as otherwise disclosed, the absence of other equity interests of any subsidiary of ChemoCentryx;

•	the issuance and transfer of any equity interests in any subsidiary of ChemoCentryx in accordance with such subsidiary’s organizational documents and applicable law;

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the corporate actions required to be taken, and taken, in connection with the execution, delivery and performance of the Merger Agreement by ChemoCentryx, including with respect to the approval by ChemoCentryx stockholders of the Merger Proposal;

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the timeliness and accuracy of ChemoCentryx’s filings with the SEC and of the financial statements included in its SEC filings, and the compliance of such filings and financial statements with SEC rules, GAAP (in the case of financial statements), the Sarbanes-Oxley Act of 2002, and the applicable rules and regulations of Nasdaq;

•	the absence of outstanding or unresolved comments received from the SEC staff with respect to ChemoCentryx’s SEC filings;

•	ChemoCentryx’s disclosure controls and procedures and internal control over financial reporting;

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the absence of certain changes from December 31, 2021 through August 3, 2022, including the conduct of the businesses of ChemoCentryx and its subsidiaries in the ordinary course consistent with past practice, and the absence of a Material Adverse Effect (as defined below) with respect to ChemoCentryx;

•	the absence of certain undisclosed liabilities of ChemoCentryx;

•	the compliance by ChemoCentryx and its subsidiaries with applicable laws, permits and other authorizations;

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certain regulatory matters, including with respect to regulatory approvals from the United States Food and Drug Administration (the “FDA”) or any comparable regulatory authority, and the compliance with various applicable rules of such regulatory authorities applicable to the conduct of the business of ChemoCentryx and its subsidiaries;

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the possession by ChemoCentryx and its subsidiaries of all licenses, permits and other authorizations necessary to conduct their respective businesses in the places and in the manner in which such businesses are presently conducted;

•	the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to ChemoCentryx and its subsidiaries;

•	real property owned or leased by ChemoCentryx or any of its subsidiaries;

•	ChemoCentryx’s intellectual property rights;

•	the payment of taxes, filing of tax returns, absence of tax audits or proceedings and other tax matters related to ChemoCentryx and its subsidiaries;

•	ChemoCentryx’s employee benefit plans and other agreements with its employees;

•	labor matters related to ChemoCentryx and its subsidiaries and ChemoCentryx’s employees;

•	data protection and privacy matters related to ChemoCentryx and its subsidiaries;

•	environmental matters and compliance with environmental laws by ChemoCentryx and its subsidiaries;

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certain categories of specified material contracts, including as to effectiveness and absence of breach or default under such contracts, and the absence of related party transactions of ChemoCentryx and its subsidiaries;

•	the receipt by the Board of an opinion of Goldman Sachs as to the fairness of the Merger Consideration, from a financial point of view, to the holders of shares of ChemoCentryx common stock;

•	non-applicability of certain anti-takeover laws to the Merger Agreement and the Merger; and

•	insurance policies of ChemoCentryx or any of its subsidiaries.

The Merger Agreement also contains representations and warranties of Amgen (which representations and warranties are subject to certain qualifications or exceptions in the Merger Agreement) as to, among other things:

•	the availability to Amgen of sufficient funds to consummate the Merger and the other transactions contemplated by the Merger Agreement that require payment on the Closing Date;

•	the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to Amgen or Merger Sub; and

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the fact that during the three years prior to August 3, 2022, none of Amgen, Merger Sub or any of their respective subsidiaries have been an “interested stockholder” (as defined in Section 203 of the DGCL) of ChemoCentryx.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Material Adverse Effect” clause.

For purposes of the Merger Agreement, “Material Adverse Effect” means, with respect to ChemoCentryx, any effect, change, event, circumstance or occurrence (each referred to as an “effect”) that, individually or in the aggregate:

(i)	would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement; or

(ii)

has or would reasonably be expected to have a material adverse effect on the financial condition, business, assets, liabilities or results of operations of ChemoCentryx and its subsidiaries, taken as a whole; provided that, for purposes of this clause (ii) of the definition of “Material Adverse Effect,” none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect:

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any effect arising out of or otherwise relating to changes or prospective changes in GAAP or the regulatory accounting requirements applicable to the industry in which ChemoCentryx and its subsidiaries operate;

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any effect generally affecting the financial, securities, credit or other capital markets or general economic, regulatory legislative or political conditions (including changes in interest or exchange rates);

•	any effect arising out of or otherwise relating to changes or prospective changes in applicable law or the interpretation thereof;

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any effect arising out of or otherwise relating to geopolitical conditions, acts of war, sabotage or terrorism (including cyberterrorism), outbreak of hostilities, trade war, natural disasters, acts of God, weather or environmental events or health emergencies, pandemics or epidemics (including COVID-19) and any governmental or industry responses thereto, including the COVID-19 Measures (or the escalation of any of the foregoing);

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any effect resulting from the negotiation, execution, announcement or pendency of the Merger Agreement and the transactions contemplated by the Merger Agreement, including any effect related to the identity of Amgen, or facts and circumstances relating thereto and any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of ChemoCentryx or any of its subsidiaries with any of its current or prospective suppliers, customers, wholesalers, service providers, distributors, licensors, licensees, regulators, employees, creditors, stockholders or other third parties, in each case resulting therefrom; provided, that such exception shall not apply for purposes of representations and warranties that intended to address the consequence of the announcement or consummation of the transactions contemplated by the Merger Agreement;

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changes in the market price or trading volume of ChemoCentryx common stock (it being understood that such exception shall not prevent a party from asserting any effect that may have contributed to such change independently constitutes or contributes to a Material Adverse Effect);

•	any failure by ChemoCentryx and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that such exception shall not prevent a party from asserting any effect that may have contributed to such failure independently constitutes or contributes to a Material Adverse Effect);

•	any action taken (or omitted to be taken) by ChemoCentryx or any of its subsidiaries at the written request or express approval of Amgen or Merger Sub;

•	any action taken by ChemoCentryx or any of its subsidiaries that is expressly required to be taken pursuant to the Merger Agreement; or

•	certain other matters set forth on the Disclosure Schedule,

provided, that with respect to the exclusions set forth in the foregoing 1st, 2nd, 3rd and 4th bullets, any such exclusion shall apply only to the extent such effect does not have a disproportionate impact on ChemoCentryx and its subsidiaries, taken as a whole, compared to other companies that operate in the industry in which ChemoCentryx and its subsidiaries operate that are of a similar size to ChemoCentryx (in which case, such effect shall only be taken into account to the extent of such disproportionate effect on ChemoCentryx and its subsidiaries, taken as a whole).

For purposes of the Merger Agreement, a “Material Adverse Effect” with respect to Amgen means any effect, change, event, circumstance or occurrence that, individually or in the aggregate, would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement.

Conduct of Business Pending the Merger

The Merger Agreement provides that except (i) as required by applicable law (including any action to be taken, or omitted to be taken, pursuant to COVID-19 measures), (ii) as consented to in writing by Amgen (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as expressly contemplated by the Merger Agreement, or (iv) as set forth in the Disclosure Schedules, during the period from August 3, 2022 until the Effective Time or the earlier termination of the Merger Agreement in accordance with its terms, ChemoCentryx is required to, and to cause each of its subsidiaries to, use its commercially reasonable efforts to (a) conduct in all material respects its business in the ordinary course of business consistent with past practice and (b) preserve intact the material components of its current business organizations and relationships and goodwill with material suppliers, material customers, governmental authorities and other material business relations and to keep available the services of its present executive officers and key other employees.

In addition, except (i) as required by applicable law (including any action to be taken, or omitted to be taken, pursuant to COVID-19 measures), (ii) as consented to in writing by Amgen (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as expressly contemplated by the Merger Agreement, or (iv) as set forth in the Disclosure Schedules, during the period from August 3, 2022 until the Effective Time or the earlier termination of the Merger Agreement in accordance with its terms, ChemoCentryx will not, and will cause its subsidiaries not to:

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amend its certificate of incorporation or bylaws or amend in any material respect the certificate or articles of incorporation, bylaws or other similar organizational documents of any subsidiary of ChemoCentryx;

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(i) split, combine or reclassify any shares of ChemoCentryx capital stock or other equity or voting interests, (ii) establish a record date for, declare, accrue, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof or otherwise) in respect of ChemoCentryx capital stock or other equity or voting interests or securities of ChemoCentryx or its subsidiaries, except for dividends by any of ChemoCentryx’s wholly-owned subsidiaries to ChemoCentryx or any other wholly-owned subsidiary, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any securities of ChemoCentryx or its subsidiaries, other than (A) the withholding or reacquisition of ChemoCentryx common stock to satisfy tax withholding obligations or payment of the applicable exercise price with respect to ChemoCentryx equity awards and (B) the acquisition by ChemoCentryx of ChemoCentryx securities in connection with the forfeiture of such ChemoCentryx securities pursuant to the terms of any ChemoCentryx equity award;

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(i) issue, deliver, encumber, pledge, grant, transfer or sell, or authorize the issuance, delivery, encumbrance, pledge, grant, transfer or sale of, any shares of its capital stock or other equity or voting interests or any securities of ChemoCentryx or its subsidiaries, other than the issuance of (A) any ChemoCentryx common stock issued upon the exercise or settlement of ChemoCentryx equity awards that are outstanding on August 3, 2022 or issued in compliance with the Merger Agreement after August 3, 2022, in each case in accordance with the ChemoCentryx stock plan and the applicable award agreement, (B) shares of ChemoCentryx common stock issued upon the exercise of purchase rights under the ESPP in accordance with the Merger Agreement, or (C) any securities of ChemoCentryx subsidiaries to ChemoCentryx or any other wholly-owned subsidiary of ChemoCentryx; or (ii) amend any term of any security of ChemoCentryx or any subsidiary of ChemoCentryx;

•	form any subsidiary;

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acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses for an amount in excess of $1,000,000 in the aggregate, other than acquisitions of raw materials, supplies, equipment, inventory and third-party software in the ordinary course of business consistent with past practice;

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sell, lease, encumber, license, sublicense or otherwise transfer or dispose of, waive, relinquish or permit to lapse, fail to protect or enforce, or otherwise subject to any lien (other than any permitted lien) any of its material rights, assets, securities, properties (including intellectual property rights), interests or businesses or any assets or property the value or purchase price which exceeds $1,000,000 individually or $2,500,000 in the aggregate, except, in the case of any of the foregoing (A) in the ordinary course of business consistent with past practice (including entering into non-exclusive license agreements in the ordinary course of business consistent with past practice) or (B) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of ChemoCentryx;

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other than in connection with actions expressly permitted by the 5th bullet above, make any loans, advances or capital contributions to, or investments in, any other person, other than advances for reimbursable employee expenses in the ordinary course of business consistent with past practice;

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enter into any new line of business or abandon or discontinue any existing line of business, it being understood that clinical trials planned as of August 3, 2022, and conducted in the ordinary course of business shall not constitute new lines of business;

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incur any indebtedness (including any borrowing of money, capital leases and reimbursement obligations in respect of letters of credit) or guarantees thereof, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, other than any borrowings (i) incurred between ChemoCentryx and any of its wholly-owned subsidiaries or between any of such wholly-owned subsidiaries or (ii) incurred under its existing credit agreement as in effect as of August 3, 2022 in an amount not in excess of $2,000,000;

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make or authorize, or make any commitment with respect to, capital expenditures that, in the aggregate, exceed one-hundred and fifteen percent (115%) of the aggregate total of the capital expenditures budget of ChemoCentryx in effect on August 3, 2022;

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(i) enter into or terminate, or (ii) materially amend, renew, extend, materially modify or waive any material rights or obligations under any material contract (or any contract that if entered into prior to August 3, 2022, would be a material contract), including any letter agreement, schedule, exhibit or similar document ancillary to such material contract, except (x) in the case of clause (i), for (A) normal expirations of material contracts in the ordinary course of business consistent with past practice and (B) entry into commercial contracts in the ordinary course of business consistent with past practice that are not contracts for capital expenditures in excess of $2,000,000, contracts that contain restrictive covenants, most favored nations terms or exclusivity obligations or restrictions, or contracts that involve aggregate payments by or to ChemoCentryx or any of its subsidiaries in excess of $1,000,000 per annum or $2,000,000 in the aggregate and (y) in the case of clause (ii), amendments, renewals, extensions, modifications and waivers in the ordinary course of business consistent with past practice, provided that any such amendment, renewal, extension, modification or waiver (A) does not materially extend the term or duration of such material contract and (B) would not create or result in new or additional obligations on the part of ChemoCentryx or any of its subsidiaries for capital expenditures in excess of $2,000,000, that are restrictive covenants, most favored nations terms or exclusivity obligations or restrictions, or involve aggregate payments by or to ChemoCentryx or any of its subsidiaries in excess of $1,000,000 per annum or $2,000,000 in the aggregate; provided, that, with respect to any request for consent to take the actions set forth in clause (ii) of this bullet with respect to obligations that involve aggregate payments by or to ChemoCentryx or any of its subsidiaries in excess of $1,000,000 per annum or $2,000,000 in the aggregate, Amgen’s consent shall be deemed granted if (1) such request for consent is delivered to Amgen in writing and includes a reasonable description of the material terms of the proposed entry into, amendment, renewal, extension, modification or waiver of such contract and (2) no response thereto is received from Amgen within three business days thereof;

•

adopt, approve, modify or amend any material plan or program with a development partner relating to the development or commercialization of any of ChemoCentryx or its subsidiaries’ products or product candidates, including the TAVNEOS (avacopan) product, including any decision or action with respect thereto that is subject to joint governance approval with any such development partner, or make any material and binding proposal or commitment to a development partner regarding the adoption, approval, modification or amendment of any such plan or program;

•

except as required by any the terms of any ChemoCentryx benefit plan in effect on August 3, 2022, or as otherwise amended in accordance with the terms of the Merger Agreement: (i) increase the compensation, bonus, incentive compensation, severance, termination pay or other benefits payable to any current or former employee or other service provider of ChemoCentryx or any of its subsidiaries, (ii) enter into, establish, adopt, amend or terminate any ChemoCentryx benefit plan (or any arrangement that would be a ChemoCentryx benefit plan if in effect on August 3, 2022), other than (x) de minimis administrative amendments in the ordinary course of business to benefit plans solely providing health and welfare benefits that do not materially increase the cost or expense of maintaining, or materially increase the benefits payable under, such benefit plans or (y) entry into at-will offer letters that do not provide for severance entitlements (other than eligibility to participate in the ChemoCentryx, Inc. U.S. Employee Change in Control Severance Plan as in effect on August 3, 2022) consistent with past practice for new hires below the level of senior director and with an annual base salary of less than $250,000 consistent with clause (viii) below, (iii) make any contributions or payments to any trust or other funding vehicle with respect to any benefit plan, (iv) change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (v) pay, grant or award any equity or equity-based awards or other incentive awards, (vi) (A) accelerate the payment or vesting of, or otherwise deviate from the terms provided in the applicable award agreement with respect to vesting, payment, settlement or exercisability of any equity or equity-based awards, or (B) accelerate the payment or vesting of any other compensatory payment, equity or other incentive award or benefit provided or to be provided to any current or former employee or other service provider, (vii) loan or advance any money or other property to any current or former employee or other service provider of ChemoCentryx or any of its subsidiaries (other than advances for reimbursable employee expenses in the ordinary course of business and in accordance with ChemoCentryx’s expense reimbursement policies), (viii) hire or engage or promote any employee, independent contractor or consultant with an annual base salary or annual base compensation of $250,000 or more or, in the case of an employee, who is at or above the level of senior director, or (ix) terminate (other than for cause) the employment or services of any employee, independent contractor or consultant whose annual base salary or annual base retainer is in excess of $250,000 or, in the case of an employee, who is at or above the level of senior director;

•

change ChemoCentryx’s financial accounting methods, principles or practices, except as required by changes in GAAP, applicable law or in Regulation S-X of the 1934 Act, as agreed to by ChemoCentryx’s independent public accountants;

•

settle, release, waive or compromise, or offer or propose to settle, release, waive or compromise, (i) any litigation, investigation, arbitration, proceeding, dispute or other claim involving or against ChemoCentryx or any of its subsidiaries except for settlements requiring payment of not more than $500,000 in the aggregate and that do not impose any restrictions on the business or operations of ChemoCentryx or any of its subsidiaries (other than customary confidentiality and non-disclosure obligations) or involve any injunctive or other non-monetary relief or any license, cross license or similar agreement with respect to intellectual property rights, and in each case that do not involve the admission of wrongdoing by ChemoCentryx or any of its subsidiaries, or (ii) any litigation, investigation, arbitration, proceeding, demand dispute or other claim that relates to the transactions contemplated hereby;

•

adopt a plan or agreement of, or effect any, complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of ChemoCentryx or any of its subsidiaries;

•

enter into any collective bargaining agreement or other agreement with any labor organization or recognize or certify any labor union, works council or other labor organization as the bargaining representative for any employees of ChemoCentryx or any of its subsidiaries;

•

make, change or revoke any material tax election, adopt or change any material tax accounting method, change any tax accounting period, file any material amended tax return, enter into any closing agreement with respect to a material amount of taxes or tax attributes, request any material tax ruling, settle or compromise any material tax proceeding, extend or waive any statute of limitations with respect to a material amount of taxes or tax attributes, or surrender any claim for a material refund of taxes; or

•	agree, resolve or commit to do any of the foregoing.

Notwithstanding the foregoing, nothing contained in the Merger Agreement is intended to give Amgen, directly or indirectly, the right to control or direct the operations of ChemoCentryx or its subsidiaries prior to the Effective Time, and nothing contained in the Merger Agreement is intended to give ChemoCentryx, directly or indirectly, the right to control or direct Amgen’s operations. Prior to the Effective Time, each of Amgen and ChemoCentryx will exercise, consistent with and subject to the terms and conditions of the Merger Agreement, complete control and supervision of its and its respective subsidiaries’ respective operations.

Other Covenants and Agreements

Special Meeting and Related Actions

Unless the Merger Agreement is terminated in accordance with its terms, ChemoCentryx must, as promptly as reasonably practicable after the date on which ChemoCentryx learns that this proxy statement will not be reviewed or that the SEC staff has no further comments on this proxy statement, duly call, give notice of, convene and hold the Special Meeting for the purpose of obtaining the ChemoCentryx Stockholder Approval and ChemoCentryx is required to use its reasonable best efforts to obtain the ChemoCentryx Stockholder Approval.

Pursuant to the Merger Agreement, ChemoCentryx may postpone or adjourn the Special Meeting (and will, upon Amgen’s written request, postpone or adjourn the Special Meeting) on no more than two occasions and for no longer than ten business days from the prior scheduled date of the Special Meeting and to a date no later than five business days prior to the End Date, (i) after consultation with Amgen (x) due to the absence of a quorum at the Special Meeting or (y) to solicit additional proxies if ChemoCentryx has not received proxies sufficient to obtain the ChemoCentryx Stockholder Approval or (ii) after consultation with Amgen, to allow reasonable additional time for (x) the filing and mailing of supplemental or amended disclosure that the Board in good faith after consultation with outside legal counsel determines is reasonably likely to be required by applicable law and (y) for such supplemental or amended disclosure to be disseminated in a manner suitable under applicable law and reviewed by ChemoCentryx’s stockholders prior to the Special Meeting.

Notwithstanding any Adverse Recommendation Change (as defined and described further below), unless the Merger Agreement is terminated in accordance with its terms, ChemoCentryx must submit the Merger Agreement to its stockholders for adoption at the Special Meeting and is not permitted to submit any Acquisition Proposal (as defined below) for adoption or approval of ChemoCentryx’s stockholders at the Special Meeting.

Access and Information

Subject to certain exceptions and limitations, from August 3, 2022, until the Effective Time or the earlier termination of the Merger Agreement in accordance with its terms, ChemoCentryx is required to (i) give Amgen and its representatives reasonable access during normal business hours of ChemoCentryx, upon reasonable advance notice, to the offices, properties, books and records of ChemoCentryx and its subsidiaries, (ii) furnish to Amgen and its representatives such financial and operating data, personnel records, human resources data and other information as Amgen may reasonably request and (iii) cause the employees, counsel, financial advisors, auditors and other representatives of ChemoCentryx and its subsidiaries to reasonably cooperate with Amgen in its investigation of ChemoCentryx and its subsidiaries.

No Solicitation; ChemoCentryx Acquisition Proposals; Adverse Recommendation Change

From August 3, 2022, until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, neither ChemoCentryx nor any of its subsidiaries are permitted to, and ChemoCentryx and its subsidiaries must cause their respective representatives not to, directly or indirectly:

•	solicit, initiate or knowingly take any action to facilitate or encourage the submission of, or that would reasonably be expected to result in the submission of, any Acquisition Proposal;

•

enter into or participate in any discussions (except solely to notify a person that makes any inquiry or offer with respect to an Acquisition Proposal of the existence of the non-solicitation provisions of the Merger Agreement) or negotiations with, furnish any information relating to ChemoCentryx or any of its subsidiaries or afford access to the business, properties, assets, books or records of ChemoCentryx or any of its subsidiaries to, or otherwise cooperate in any way with any third party in connection with, or for the purpose of knowingly encouraging or facilitating, an Acquisition Proposal;

•

(A) fail to make, withdraw, qualify or modify in a manner adverse to Amgen the recommendation of the Board in favor of the Merger Proposal (referred to as the “ChemoCentryx Board Recommendation”), (B) fail to include the ChemoCentryx Board Recommendation in this proxy statement, (C) approve, adopt or recommend an Acquisition Proposal, (D) fail to (1) publicly and without qualification recommend against any Acquisition Proposal within ten business days after such Acquisition Proposal is made public (or such fewer number of days as remains prior to the Special Meeting so long as such Acquisition Proposal is made at least one business day prior to the Special Meeting), or (2) fail to reaffirm the ChemoCentryx Board Recommendation within ten business days after any request by Amgen to do so (or such fewer number of days as remains prior to the Special Meeting so long as such request is made at least one business day prior to the Special Meeting), subject to the limitations contained in the Merger Agreement or (E) publicly propose to do any of the foregoing in clauses (A) through (D) (each of the actions set forth in the foregoing clauses (A) through (E) is referred to as an “Adverse Recommendation Change”); or

•

authorize or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument or agreement, whether written or oral, binding or non-binding, relating to an Acquisition Proposal.

Notwithstanding the limitations in the preceding paragraphs, at any time prior to obtaining the ChemoCentryx Stockholder Approval:

•

ChemoCentryx may (A) engage in negotiations or discussions with any third party that has made a bona fide Acquisition Proposal after the execution of the Merger Agreement, and (B) furnish to such third party non-public information relating to ChemoCentryx or any of its subsidiaries pursuant to a confidentiality agreement with such third party with terms no less favorable to ChemoCentryx in the aggregate than those contained in the confidentiality agreement with Amgen and provided that all such information has been or is made available to Amgen prior to or concurrently with the time such information is provided to such third party and, in the case of each of clause (A) and clause (B), that (1) such Acquisition Proposal did not result from ChemoCentryx’s breach of the non-solicitation provisions of the Merger Agreement and (2) the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal;

•

if ChemoCentryx receives a bona fide Acquisition Proposal on or after August 3, 2022, that did not result from ChemoCentryx’s breach of the non-solicitation provisions of the Merger Agreement and that the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal, subject to compliance with the non-solicitation provisions and the termination procedures set forth in the Merger Agreement, if applicable, (x) the Board may make an Adverse Recommendation Change or (y) ChemoCentryx may terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal, in each case, if (A) the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law, (B) prior to effecting such Adverse Recommendation Change or terminating the Merger Agreement, (1) ChemoCentryx has given Amgen at least four business days’ prior written notice of its intention to effect an Adverse Recommendation Change or terminate the Merger Agreement (which notice, in and of itself, will not constitute an Adverse Recommendation Change), (2) ChemoCentryx has provided Amgen with the identity of the third party making the Acquisition Proposal, the terms and conditions thereof and an unredacted copy of any written materials, proposals or agreements received in connection with such Acquisition Proposal, and all correspondence relating thereto in accordance with the Merger Agreement, (C) if requested to do so by Amgen, during the period of four business days following delivery of such notice, ChemoCentryx has discussed and negotiated in good faith, and has made its representatives available to discuss and negotiate in good faith, with Amgen and its representatives any proposed amendments or modifications to the terms and conditions of the Merger Agreement and (D) no earlier than the end of such four business day period, the Board has concluded, after considering the terms of any amendment or modification to the Merger Agreement offered by Amgen during such period, and after consultation with its financial advisor and outside legal counsel, that such Superior Proposal continues to constitute a Superior Proposal and that the failure to either effect an Adverse Recommendation Change or terminate the Merger Agreement and enter into a definitive agreement with respect to such Superior Proposal would still reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law (and provided that any change to the financial or other material terms of a proposal that was previously the subject of a notice from ChemoCentryx to Amgen pursuant to the non-solicitation provisions of the Merger Agreement requires an additional notice to Amgen and the four business day period will be extended until at least two business days after the time that Amgen receives such additional notice); and

•

if an Intervening Event occurs, the Board may make an Adverse Recommendation Change in respect of such Intervening Event so long as (A) the Board determines, in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law and (B) prior to effecting such adverse recommendation change, (1) ChemoCentryx has given Amgen at least four business days’ prior written notice of its intention to affect an Adverse Recommendation Change (which notice, in and of itself, will not constitute an Adverse Recommendation Change), which notice shall include a reasonably detailed description of such Intervening Event, (2) if requested to do so by Amgen, during the period of four business days following delivery of such notice, ChemoCentryx has discussed and negotiated in good faith, and has made its representatives available to discuss and negotiate in good faith, with Amgen and its representatives, any proposed amendments or modifications to the terms and conditions of the Merger Agreement and (3) no earlier than the end of such four business day period, the Board has concluded, after considering the terms of any amendment or modification to the Merger Agreement offered by Amgen during such period, and after consultation with its outside legal counsel, that the failure to effect an Adverse Recommendation Change in respect of such Intervening Event would still reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law (and provided that any material change to the changes, events, circumstances or developments constituting the Intervening Event that was previously the subject of a notice from ChemoCentryx to Amgen described in this bullet requires an additional notice to Amgen and the four business day period will be extended until at least two business days after the time that Amgen receives such additional notice).

Notwithstanding the foregoing, nothing contained in the Merger Agreement restricts the Board or ChemoCentryx from (i) taking and disclosing to the stockholders of ChemoCentryx a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii) making any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided that, in the case of each of clauses (i) and (ii), any such disclosure or communication will be deemed to be an Adverse Recommendation Change unless such disclosure or communication includes an express reaffirmation, without qualification, of the ChemoCentryx Board Recommendation.

ChemoCentryx is required to notify Amgen promptly (but in no event later than twenty-four (24) hours) after receipt by ChemoCentryx (or any of its representatives) of any bona fide Acquisition Proposal or any offers, proposals, inquiries or indications of interest with respect thereto or that ChemoCentryx believes is or that would reasonably be expected to lead to an Acquisition Proposal, including (i) the identity of the third party making the Acquisition Proposal or offer, proposal, inquiry or indication of interest, (ii) a summary of the material terms and conditions thereof and (iii) an unredacted copy of any written proposal, written offer, or other written material received from such third party or its representatives in connection with an Acquisition Proposal, and ChemoCentryx is required to keep Amgen reasonably informed as to the status (including changes to the material terms or other material developments) of such Acquisition Proposal, offer, proposal, inquiry or indication of interest on a reasonably prompt basis and within twenty-four (24) hours of (x) any such material changes or material developments or (y) any written request of Amgen for such information. ChemoCentryx is also required to notify Amgen promptly (but in no event later than twenty-four (24) hours) after receipt by ChemoCentryx of any initial request for non-public information relating to ChemoCentryx or any of its subsidiaries or for access to the business, properties, assets, books or records of ChemoCentryx or any of its subsidiaries by any third party that may be considering making, or has made, an Acquisition Proposal.

ChemoCentryx is also required to, and is required to cause its subsidiaries and representatives to, cease immediately and cause to be terminated any and all existing discussions or negotiations, if any, with any third party and its representatives conducted prior to August 3, 2022 with respect to any Acquisition Proposal or offer, proposal, inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal and to promptly (and in any event within one business day of August 3, 2022) terminate access by any such third party and its representatives to any physical or electronic data room relating to any such discussions or negotiations and request the return or destruction of all information furnished by ChemoCentryx or on its behalf to any such third party and its representatives, and must enforce and not waive, amend or release any third party from the provisions of its confidentiality agreements with such third parties (provided, however, that the Board may, or may authorize ChemoCentryx to, waive any standstill agreement with any third party, or any standstill provision included in a confidentiality agreement with any third party, in each case, subject to compliance with the non-solicitation provisions of the Merger Agreement, in response to an unsolicited request from a third party in the event that the Board determines in good faith, after consultation with ChemoCentryx’s outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law).

For purposes of the Merger Agreement:

•

“Acquisition Proposal” means other than the transactions contemplated by the Merger Agreement, any offer, proposal, inquiry or indication of interest of any third party relating to, in a single transaction or a series of related transactions, (i) any direct or indirect acquisition, purchase, exchange, transfer or license of 20% or more of the consolidated assets of ChemoCentryx and its subsidiaries or to which 20% or more of the consolidated revenues or earnings of ChemoCentryx and its subsidiaries are attributable; any direct or indirect issuance, acquisition, purchase, exchange or transfer of 20% or more of any class of equity or voting securities of ChemoCentryx or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of ChemoCentryx; (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party or the equityholders of such third party beneficially owning 20% or more of any class of equity or voting securities of ChemoCentryx or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of ChemoCentryx; or (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving ChemoCentryx or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of ChemoCentryx or to which 20% or more of the consolidated revenues or earnings of ChemoCentryx and its subsidiaries are attributable.

•

“Intervening Event” means any material change, event, occurrence or development with respect to ChemoCentryx and its subsidiaries occurring after August 3, 2022, that was not known to, or reasonably foreseeable by, the Board as of August 3, 2022, and does not relate to (i) any Acquisition Proposal or consequence thereof, (ii) any change in the market price or trading volume of the ChemoCentryx common stock or the fact that ChemoCentryx meets or exceeds any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the underlying causes of such change or fact shall not be excluded by this clause (ii)), or (iii) the timing of any licenses, authorizations, permits, consents or approvals required pursuant to the Merger Agreement to be obtained prior to the closing of the Merger in connection with the transactions contemplated by the Merger Agreement.

•

“Superior Proposal” means a bona fide written Acquisition Proposal that the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, taking into account all financial, legal, regulatory and other aspects of such proposal and any revisions to the Merger Agreement made or offered in writing by Amgen prior to the time of such determination, would be more favorable to ChemoCentryx’s stockholders from a financial point of view than the Merger; provided, that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Acquisition Proposal are references to “50%.

Employee Matters

For a period of not less than 12 months after the Effective Time, Amgen or the surviving corporation will provide the employees of ChemoCentryx or its subsidiaries as of immediately prior to the Effective Time

(referred to as a “covered employee”) during the period they continue to be employed by Amgen, the surviving corporation and/or its or Amgen’s subsidiaries on or after the Effective Time with:

•

base salary (or base wages, as the case may be) and short-term cash incentive compensation targets (including, but not limited to, bonuses and commissions) each of which is no less favorable than the base salary (or base wages, as the case may be) and short-term cash incentive compensation targets provided to such covered employee immediately prior to August 3, 2022;

•

severance pay and benefits that are no less favorable than the severance pay and benefits provided under ChemoCentryx’s severance plan and executive employment agreements as in effect on August 3, 2022; and

•

other benefits (excluding severance, equity and long-term incentive compensation) that are, in the aggregate and at a minimum, substantially equivalent to the benefits (excluding severance, equity and long-term compensation) provided to similarly situated employees of Amgen or its subsidiaries.

Amgen will provide all covered employees with service credit for purposes of eligibility, participation, vesting and levels of benefits under any employee benefit or compensation plan, program or arrangement adopted, maintained or contributed to by Amgen or the surviving corporation and/or their subsidiaries in which covered employees are eligible to participate for all periods of employment with ChemoCentryx or its subsidiaries (or any predecessor entities) prior to the Effective Time to the same extent as such covered employee was entitled, before the Effective Time, to credit for such service under any similar ChemoCentryx benefit plan in which such covered employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing will not apply (A) under any defined benefit pension plan or retiree welfare plan, (B) for purposes of any Amgen benefit plan under which similarly situated employees of Amgen and its subsidiaries do not receive credit for prior service, (C) for purposes of any Amgen benefit plan that is grandfathered or frozen to new participants, either with respect to level of benefits or participation or (D) to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, Amgen will use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any Amgen benefit plan to be waived with respect to the covered employees and their eligible dependents, to the extent waived under the corresponding plan in which the applicable covered employee participated immediately prior to the Effective Time, and (ii) to the extent not prohibited by the terms, or by any third party administrator, of any fully insured medical, dental, pharmaceutical or vision benefit plan of Amgen or the surviving corporation, credit each covered employee with all deductible payments, co-payments and other out-of-pocket expenses incurred by such covered employee and his or her covered dependents under the medical, dental, pharmaceutical or vision benefit plans of ChemoCentryx prior to the closing of the Merger during the plan year in which the closing of the Merger occurs for the purpose of determining the extent to which such covered employee has satisfied the deductible, co-payments, or maximum out-of-pocket requirements applicable to such covered employee and his or her covered dependents for such plan year under any medical, dental, pharmaceutical or vision benefit plan of the surviving corporation, Amgen or its affiliates, as if such amounts had been paid in accordance with such plan (to the extent such credit would have been given under comparable ChemoCentryx benefit plans prior to the closing of the Merger).

If requested by Amgen not less than ten business days before the Closing Date, ChemoCentryx will adopt resolutions and take such corporate action as is necessary to terminate any benefit plans that are tax-qualified defined contribution plans, effective as of the day prior to the Closing Date.

Efforts to Consummate the Merger

Subject to the terms and conditions of the Merger Agreement, each of ChemoCentryx, Amgen and Merger Sub are required to use their respective reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable antitrust laws or other applicable laws to consummate and make effective the transactions contemplated by the Merger Agreement as soon as reasonably practicable, including using reasonable best efforts to: (i) obtain all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations or terminations of waiting periods from governmental authorities and make all necessary registrations and filings and take all steps as may be reasonably necessary to obtain any such consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any governmental authority in connection with any antitrust law; (ii) obtain all other approvals, consents, ratifications, permissions, waivers or authorizations from governmental authorities or other third parties necessary, proper or advisable in connection with the transactions contemplated by the Merger Agreement; and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement; provided, that, in connection with any of the foregoing clauses (i) through (iii), ChemoCentryx is not permitted to agree to (x) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payment) or concede anything of monetary or economic value or (y) amend, supplement or modify any contract in any manner that would be adverse to the interest of ChemoCentryx or, after the Merger, Amgen and its subsidiaries, in each case, without the prior written consent of Amgen.

ChemoCentryx, Amgen and Merger Sub are also required to use their respective reasonable best efforts to promptly take, and to cause their affiliates to take, all actions and steps requested or required by any governmental authority as a condition to granting any consent, permit, authorization, waiver, clearance or approval, and to cause the prompt expiration or termination of any applicable waiting period and to resolve objections, if any, of the FTC or the DOJ, or other governmental authorities of any other jurisdiction for which consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are required with respect to the transactions contemplated by the Merger Agreement, so as to obtain such consents, permits, authorizations, waivers, clearances, approvals or termination of the waiting period under the HSR Act or other antitrust laws, and to avoid the commencement of a lawsuit by the FTC, the DOJ or other governmental authorities under antitrust laws, and to avoid the entry of, or to effect the dissolution of, any order in any action or legal proceeding which would otherwise have the effect of preventing the closing of the Merger or delaying the closing of the Merger beyond the End Date. Pursuant to the Merger Agreement, such reasonable best efforts required by the parties and/or their affiliates will include (1) proffering and consenting and/or agreeing to the sale, divestiture, licensing or other disposition, or the holding separate, of particular assets, categories of assets or portions of any business of ChemoCentryx or any of its subsidiaries, (2) promptly effecting the disposition, licensing or holding separate of particular assets, categories of assets or portions of any business of ChemoCentryx or any of its subsidiaries and (3) agreeing to such limitations on the conduct or actions with respect to any particular assets, categories of assets or portions of any business of ChemoCentryx or any of its subsidiaries, in each case, as may be required in order to enable the consummation of the transactions contemplated by the Merger Agreement to occur as soon as reasonably practicable (and in any event no later than the End Date) (the actions referred to in clauses (1), (2) and (3) referred to as “remedy actions”); provided, however, that (i) neither Amgen nor any of its affiliates is required to proffer, consent to or agree to or effect any remedy action with respect to (A) any assets, categories of assets or portions of any business of Amgen or any of its subsidiaries (other than solely ChemoCentryx and its subsidiaries, subject to the following clause (B)) or (B) any assets, categories of assets or portions of any business of ChemoCentryx or any of its subsidiaries if, in the case of this clause (B), any such remedy action would, individually or in the aggregate, reasonably be expected to be material to the business, assets or financial condition of ChemoCentryx and its subsidiaries, taken as a whole; and provided, that ChemoCentryx is only permitted to proffer, consent to or agree to or effect any remedy action with the prior written consent of Amgen.

ChemoCentryx and Amgen were required to, as promptly as practicable and in any event within ten (10) business days following August 3, 2022, make their respective filings under the HSR Act. ChemoCentryx and Amgen filed their respective HSR Act notifications on August 17, 2022.

From August 3, 2022 until the earlier of the Effective Time or the termination or the Merger Agreement in accordance with its terms, each of ChemoCentryx and Amgen (on its and Merger Sub’s behalf) are required to use their respective reasonable best efforts to (i) cooperate in all respects and consult with each other in connection with any filing or submission in connection with any investigation or other inquiry, and allow the other party a reasonable opportunity to review in advance and comment on drafts of such filings and submissions, (ii) give the other party prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding brought by a governmental authority or brought by a third party before any governmental authority, in each case, with respect to the transactions contemplated by the Merger Agreement, (iii) keep the other party promptly informed as to the status of any such request, inquiry, investigation, action or legal proceeding, (iv) promptly inform the other party of any communication to or from the FTC, DOJ or any other governmental authority in connection with any such request, inquiry, investigation, action or legal proceeding, (v) promptly furnish to the other party, subject to an appropriate confidentiality agreement to limit disclosure to outside counsel and consultants retained by such counsel, with copies of documents provided to or received from any governmental authority in connection with any such request, inquiry, investigation, action or legal proceeding, (vi) subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants retained by such counsel, consult in advance and cooperate with the other party and consider in good faith the views of the other party in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding, and (vii) except as may be prohibited by any governmental authority or by applicable law, and subject to certain exceptions in the Merger Agreement, in connection with any such request, inquiry, investigation, action or legal proceeding in respect of the transactions contemplated by the Merger Agreement, provide advance notice of and permit authorized representatives of the other party to be present at each meeting or conference, including any virtual or telephonic meetings, relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in advance in connection with any argument, opinion or proposal to be made or submitted to any governmental authority in connection with such request, inquiry, investigation, action or legal proceeding.

Indemnification of Directors and Officers; Insurance

For six years after the Effective Time, Amgen is required to cause the surviving corporation to (i) observe the obligations of ChemoCentryx and its subsidiaries under (a) certain indemnification agreements entered into between ChemoCentryx or its subsidiaries, on the one hand, and certain of its directors and executive officers, on the other hand and (b) the indemnification, expense advancement and exculpation provisions in the certificate of incorporation or amended and restated bylaws or comparable organizational documents of ChemoCentryx or such subsidiary, in each case, in effect on August 3, 2022, and (ii) indemnify and hold harmless each present and former (as of August 3, 2022) director and officer of ChemoCentryx or any of its subsidiaries in their capacities as such against any losses incurred by such person in connection with any pending or threatened litigation, action, suit, claim, demand or proceeding based on or arising out of, in whole or in part, the fact that such person is or was a director or officer of ChemoCentryx at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated by the Merger Agreement, to the fullest extent permitted by the DGCL and any other applicable law, and the certificate of incorporation and amended and restated bylaws (or other similar organizational documents) of ChemoCentryx and its subsidiaries in effect on August 3, 2022 and not amend, repeal or otherwise modify such rights in any manner that would adversely affect the rights of such directors and officers thereunder.

Amgen is also required to, or to cause the surviving corporation to, purchase, obtain and fully pay the premium for a non-cancellable extension of the directors’ and officers’ liability coverage of ChemoCentryx’s existing directors’ and officers’ insurance policies with a claims reporting or discovery period of six years from the Effective Time. In each case, such policies must have terms, conditions, retentions and limits of liability that are no less favorable than those contained in ChemoCentryx’s existing directors’ and officers’ insurance policies in effect as of August 3, 2022, with respect to matters arising on or before the Effective Time. However, in no event will Amgen or the surviving corporation be required to expend for such policies an aggregate premium amount in excess of 300% of the current annual premium amount currently paid or payable by ChemoCentryx with respect to its existing directors’ and officers’ insurance policies as in effect on the date of the Merger Agreement. If the aggregate premium amount of such insurance coverage cannot be obtained at an annual premium equal to or less than such amount, the surviving corporation is required to obtain a policy with the greatest coverage available for a cost not exceeding such amount. From the Effective Time until the sixth anniversary of the Effective Time, the surviving corporation is required to maintain in effect, and Amgen will cause the surviving corporation to maintain in effect, such directors’ and officers’ tail policy.

Financing Covenants

Receipt of Financing

Amgen’s receipt of financing is not a condition to the consummation of the Merger. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, not including fees and expenses, will be approximately $4.0 billion, including the estimated funds needed to (i) pay our stockholders the Merger Consideration due to them under the Merger Agreement and (ii) make payments in respect of outstanding equity awards of ChemoCentryx pursuant to the Merger Agreement. We understand that Amgen expects to fund amounts needed for the acquisition of ChemoCentryx under the Merger Agreement through the use of cash on hand.

ChemoCentryx has agreed that it will, and will cause its subsidiaries to, and will use its reasonable best efforts to cause its and their respective representatives to, provide all cooperation that is necessary, customary or advisable and reasonably requested by Amgen to assist Amgen in the arrangement of any third-party debt or equity financing for the purpose of financing the aggregate Merger Consideration, any repayment or refinancing of debt contemplated by the Merger Agreement or required or undertaken in connection with the transactions contemplated by the Merger Agreement and any other amounts required to be paid in connection with the consummation of the transactions contemplated by the Merger Agreement (including all amounts payable in respect of equity awards of ChemoCentryx under the Merger Agreement) and all related fees and expenses of Amgen and Merger Sub, subject to certain exceptions described below.

Notwithstanding the foregoing, ChemoCentryx does not have to provide any such cooperation to the extent doing so would (i) unreasonably disrupt the conduct of the business or operations of ChemoCentryx or its subsidiaries, (ii) require ChemoCentryx or any of its subsidiaries to agree to pay any fees, reimburse any expenses or otherwise incur any liability or give any indemnities prior to the Effective Time for which it is not promptly reimbursed or simultaneously indemnified or (iii) require ChemoCentryx or any of its subsidiaries to take any action that would reasonably be expected to conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the certificate of incorporation or bylaws of ChemoCentryx (as in effect as of August 3, 2022), any applicable law, that certain credit agreement, dated as of January 8, 2020, by and between ChemoCentryx, Hercules Capital, Inc. and certain other parties thereto (referred to as the “existing credit agreement”) (as in effect as of August 3, 2022) or any material contract of ChemoCentryx or its subsidiaries (as in effect as of August 3, 2022).

In addition, Amgen will promptly, upon request by ChemoCentryx, reimburse ChemoCentryx for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by ChemoCentryx or any of its subsidiaries or their respective representatives at the request of Amgen in connection with ChemoCentryx’s cooperation with Amgen. Amgen is also required to indemnify and hold harmless ChemoCentryx, its subsidiaries and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of any financing by Amgen and any information used in connection therewith, except with respect to any information provided by ChemoCentryx or any of its subsidiaries or any fraud or intentional misrepresentation or omission, willful misconduct or material breach of the Merger Agreement by any such persons. Further, Amgen and its subsidiaries are permitted to disclose information about ChemoCentryx and its subsidiaries (including information otherwise subject to the terms of the confidentiality agreement between ChemoCentryx and Amgen) as necessary and consistent with customary practices in connection with Amgen’s efforts to obtain financing and subject to customary confidentiality arrangements in connection therewith.

Existing Credit Agreement

ChemoCentryx has also agreed that it will, and will cause its subsidiaries to, use their respective reasonable best efforts to deliver all notices, cooperate with Amgen and take all other actions to facilitate the termination at closing of all commitments in respect of the existing credit agreement, the repayment in full on the Closing Date of all obligations in respect of the indebtedness under the existing credit agreement, and the release on the Closing Date of any liens securing all such indebtedness and guarantees in connection therewith. Additionally, ChemoCentryx has agreed that it and its subsidiaries will use reasonable best efforts and will cooperate with Amgen to obtain and deliver to Amgen at least two (2) business days prior to the Closing Date an executed payoff letter with respect to the existing credit agreement, in form and substance customary for transactions of this type, from the applicable agent on behalf of the persons to whom such indebtedness is owed, subject to Amgen providing all funds required to effect all such repayments at the closing.

Miscellaneous Covenants

The Merger Agreement contains additional agreements among ChemoCentryx, Amgen and Merger Sub relating to, among other matters:

•	the filing by ChemoCentryx of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

•	notification upon the occurrence of certain matters;

•	the coordination of press releases and other public announcements or filings relating to the transactions contemplated by the Merger Agreement;

•

the notification and opportunity to comment on certain communications to ChemoCentryx directors, officers, employees or consultants pertaining to compensation or benefit matters relating to the Merger;

•	the resignation of directors of ChemoCentryx;

•	actions necessary to cause Merger Sub to perform its obligations under the Merger Agreement;

•	exemptions under Section 16 of the Exchange Act;

•	the de-listing of the shares of ChemoCentryx common stock from Nasdaq and the deregistration of ChemoCentryx common stock under the Exchange Act;

•	antitakeover statutes that become applicable to the transactions contemplated by the Merger Agreement; and

•	any litigation against ChemoCentryx or its directors or officers relating to the transactions contemplated by the Merger Agreement.

Conditions to the Merger

The obligations of ChemoCentryx, Amgen and Merger Sub to consummate the Merger are subject to the satisfaction or (where permitted by applicable law) written waiver by ChemoCentryx and Amgen of the following conditions:

•

the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction that remains in effect and prevents the consummation of the Merger, and the absence of any applicable law or order promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any governmental authority which directly or indirectly prohibits, or makes illegal the consummation of the Merger;

•	receipt of ChemoCentryx Stockholder Approval; and

•	the expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act.

The obligations of Amgen and Merger Sub to consummate the Merger are subject to the satisfaction or (where permitted by applicable law) written waiver by Amgen of the following conditions:

•

the representations and warranties made by ChemoCentryx in the Merger Agreement with respect to the non-occurrence of a Material Adverse Effect being true and correct as of August 3, 2022 and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which must be true and correct in all respects as of such specified time);

•

except for any de minimis inaccuracies, certain of the representations and warranties made by ChemoCentryx in the Merger Agreement with respect to the capitalization of ChemoCentryx being true and correct as of August 3, 2022, and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which must be true and correct in all respects except for any de minimis inaccuracies as of such specified time);

•

the representations and warranties made by ChemoCentryx in the Merger Agreement with respect to corporate existence and power, corporate authorization, certain capitalization matters, certain subsidiary matters, finder’s fees and the opinion of Goldman Sachs (in each case, disregarding all materiality qualifications, other than Material Adverse Effect qualifications, contained therein), in each case, being true and correct in all material respects as of August 3, 2022 and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which must be true and correct in all material respects as of such specified time);

•

each of the other representations and warranties made by ChemoCentryx in the Merger Agreement being true and correct (disregarding all materiality and Material Adverse Effect qualifications contained therein) as of August 3, 2022, and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which must be true and correct (disregarding all materiality and Material Adverse Effect qualifications contained therein) as of such specified time), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ChemoCentryx;

•

ChemoCentryx having performed and complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by ChemoCentryx at or prior to the Effective Time;

•	the absence since August 3, 2022, of a Material Adverse Effect with respect to ChemoCentryx that is continuing as of immediately prior to the Effective Time; and

•

the delivery by ChemoCentryx of a certificate signed by an executive officer of ChemoCentryx, dated as of the Closing Date, certifying as to the satisfaction of the conditions described in the preceding six bullets.

The obligations of ChemoCentryx to consummate the Merger are subject to the satisfaction or (where permitted by applicable law) written waiver by ChemoCentryx of the following conditions:

•

the representations and warranties made by Amgen with respect to corporate existence and power and corporate authorization (in each case, disregarding all materiality qualifications, other than Material

Adverse Effect qualifications, contained therein), in each case, being true and correct in all material respects as of August 3, 2022 and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which must be true and correct in all material respects as of such specified time);

•

each of the other representations and warranties of Amgen and Merger Sub made in the Merger Agreement being true and correct (disregarding all materiality and Material Adverse Effect qualifications contained therein) as of August 3, 2022 and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which must be true and correct (disregarding all materiality and Material Adverse Effect qualifications contained therein) as of such specified time), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Amgen;

•

Amgen and Merger Sub having performed and complied in all material respects with all agreements and covenants contained in the Merger Agreement that are to be performed or complied with by them at or prior to the Effective Time; and

•

the delivery by Amgen of a certificate signed by an executive officer of Amgen, dated as of the Closing Date, certifying as to the satisfaction of the conditions described in the preceding three bullets.

Termination

The Merger Agreement may be terminated and the transactions contemplated thereby, including the Merger, may be abandoned, at any time prior to the Effective Time, whether before or after the ChemoCentryx Stockholder Approval has been obtained (except as otherwise stated below), as follows:

•	by mutual written agreement of ChemoCentryx and Amgen; or

•	by either ChemoCentryx or Amgen, if:

•

the Effective Time has not occurred on or before May 3, 2023 (referred to as the “End Date”); provided that if, as of such date, any of the conditions to the closing with respect to (i) the expiration or termination of the waiting period applicable to the consummation of the Merger under the HSR Act or (ii) the absence of any temporary restraining order, preliminary or permanent injunction, other order, applicable law or order issued by any governmental authority that directly or indirectly prevents, prohibits or makes illegal the consummation of the Merger (to the extent relating to the HSR Act) is not satisfied but all other conditions to the closing of the Merger set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, but provided that such conditions are then be capable of being satisfied if the closing were to take place on such date), then the End Date will be automatically extended to August 3, 2023 and such date will become the End Date for purposes of the Merger Agreement; and provided, further, that this right to terminate the Merger Agreement will not be available to any party whose material breach of any provision of the Merger Agreement has been the primary cause, or resulted in, the failure of the Merger to be consummated by such time; or

•

a court of competent jurisdiction or other governmental authority has issued an order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, which order, decree, ruling or other action is final and nonappealable or any governmental authority that must grant an approval specified in the conditions to closing relating to the expiration or termination of any applicable waiting period under the HSR Act has denied such approval, and such denial has become final and nonappealable; provided that this right to terminate the Merger Agreement will not be available to any party whose material breach of any provision of the Merger Agreement has been the primary cause of, or resulted in, any of the foregoing events; or

•	the ChemoCentryx Stockholder Approval is not obtained at the Special Meeting at which a vote on the Merger Proposal is taken; or

•	by Amgen, if:

•	prior to obtaining the ChemoCentryx Stockholder Approval, an Adverse Recommendation Change has occurred; or

•

prior to obtaining the ChemoCentryx Stockholder Approval, ChemoCentryx has intentionally and materially breached the non-solicitation covenants applicable to ChemoCentryx pursuant to the Merger Agreement; or

•

a breach or failure to be true of any representation or warranty of ChemoCentryx set forth in the Merger Agreement or a breach or failure to perform any covenant or agreement set forth in the Merger Agreement on the part of ChemoCentryx shall have occurred which breach or failure would cause the conditions to Amgen’s and Merger Sub’s obligations to consummate the Merger relating to the accuracy of ChemoCentryx’s representations and warranties or the performance of ChemoCentryx’s agreements and covenants to not be satisfied and such breach or failure cannot be cured by ChemoCentryx prior to the End Date or, if capable of being cured, is not cured, following receipt by ChemoCentryx from Amgen of written notice of such breach or failure, by the earlier to occur of (x) thirty (30) days after receipt of such notice from Amgen and (y) the date that is two (2) days prior to the End Date; provided that Amgen will not have this right to terminate the Merger Agreement if either Amgen or Merger Sub is then in material breach of any representation, warranty, covenant or obligation of Amgen or Merger Sub under the Merger Agreement; or

•	by ChemoCentryx, if:

•

prior to obtaining the ChemoCentryx Stockholder Approval, (A) the Board has determined that an Acquisition Proposal constitutes a Superior Proposal, (B) ChemoCentryx has complied with certain of its covenants and agreements set forth in the Merger Agreement with respect to, among other matters, non-solicitation of Acquisition Proposals and providing notice to Amgen of such Acquisition Proposal and ChemoCentryx’s intent to terminate the Merger Agreement and, if requested by Amgen, discussing and negotiating with Amgen any proposed amendments or modifications to the terms of the Merger Agreement, and as more fully described under “The Merger Agreement—No Solicitation; ChemoCentryx Acquisition Proposals; Adverse Recommendation Change” beginning on page 89 of this proxy statement, (C) ChemoCentryx, substantially concurrently with and as a condition to such termination, pays the Termination Fee payable to Amgen pursuant to the Merger Agreement as more fully described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 101 of this proxy statement and (D) substantially concurrently with such termination, ChemoCentryx enters into a definitive agreement in respect of a Superior Proposal in accordance with the Merger Agreement; or

•

a breach or failure to be true of any representation or warranty of Amgen or Merger Sub set forth in the Merger Agreement or a breach or failure to perform any covenant or agreement set forth in the Merger Agreement on the part of Amgen or Merger Sub shall have occurred which breach or failure would cause the conditions to ChemoCentryx’s obligations to consummate the Merger relating to the accuracy of Amgen’s or Merger Sub’s representations and warranties or the performance of Amgen’s or Merger Sub’s agreements and covenants to not be satisfied and such breach or failure cannot be cured by Amgen prior to the End Date or, if capable of being cured, is not cured, following receipt by Amgen from ChemoCentryx of written notice of such breach or failure, by the earlier to occur of (x) thirty (30) days after receipt of such notice from

ChemoCentryx and (y) the date that is two (2) days prior to the End Date; provided that ChemoCentryx will not have this right to terminate the Merger Agreement if ChemoCentryx is then in material breach of any representation, warranty, covenant or obligation of ChemoCentryx under the Merger Agreement.

Termination Fee; Certain Expenses

ChemoCentryx must pay to Amgen a termination fee of $119,314,679 (referred to as the “Termination Fee”) in cash in the event that the Merger Agreement is validly terminated:

•

by Amgen because, prior to obtaining the ChemoCentryx Stockholder Approval, (i) an Adverse Recommendation Change has occurred or (ii) there has been an intentional and material breach of the non-solicitation covenants applicable to ChemoCentryx under the Merger Agreement;

•

by ChemoCentryx prior to obtaining ChemoCentryx Stockholder Approval to accept a Superior Proposal and, substantially concurrently with such termination, enter into a definitive agreement with respect to such Superior Proposal;

•

(i) by either ChemoCentryx or Amgen because the Merger has not been consummated by the End Date (subject, in the case of such a termination by ChemoCentryx, to certain conditions set forth in the Merger Agreement) or (ii) by Amgen because ChemoCentryx breached or failed to perform any representation, warranty, covenant or agreement set forth in the Merger Agreement and fails to timely cure such breach or failure, if curable, and in each case:

•

after August 3, 2022, and prior to such termination, a bona fide Acquisition Proposal has been publicly announced or otherwise communicated to the Board and such Acquisition Proposal has not been publicly withdrawn prior to the time of the termination of the Merger Agreement; and

•

prior to the date that is twelve (12) months following the date of such termination, ChemoCentryx enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (in either case, whether or not the same Acquisition Proposal referred to above); provided that, for purposes of this provision, each reference to “20%” in the definition of Acquisition Proposal is a reference to “50%”); and provided further that the Termination Fee payable pursuant to this provision will be payable by ChemoCentryx only upon consummation of an Acquisition Proposal;

•	by either ChemoCentryx or Amgen because the ChemoCentryx Stockholder Approval is not obtained at the Special Meeting at which a vote on the Merger Proposal is taken and:

•

after August 3, 2022, and prior to such termination, a bona fide Acquisition Proposal is publicly announced and such Acquisition Proposal is not publicly withdrawn at least two (2) business days prior to the Special Meeting, and

•

prior to the date that is twelve (12) months following the date of such termination, ChemoCentryx enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (in either case, whether or not the same Acquisition Proposal referred to above); provided that, for purposes of this provision, each reference to “20%” in the definition of Acquisition Proposal is a reference to “50%”); and provided further that the Termination Fee payable pursuant to this provision will be payable by ChemoCentryx only upon consummation of an Acquisition Proposal.

Other than in the case of fraud or willful breach, if the Merger Agreement is validly terminated in circumstances in which the Termination Fee is due and payable, Amgen’s receipt of the Termination Fee (and applicable costs, expenses and interest as set forth in the Merger Agreement and described below) will be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Amgen, Merger Sub, any of their respective affiliates and representatives or any other person in connection with the Merger

Agreement (or its termination) or the transactions contemplated by the Merger Agreement, and none of Amgen, Merger Sub, or any of their respective former, current or future officers, directors, partners, stockholders, optionholders, managers, members, affiliates or representatives (referred to, collectively, as the “Amgen Related Parties”) or any other person will be entitled to bring or maintain any claim, action or proceeding against ChemoCentryx and any of its former, current or future officers, directors, partners, stockholders, optionholders, managers, members, affiliates or representatives (referred to, collectively, as the “ChemoCentryx Related Parties”) arising out of, relating to, or in connection with, the Merger Agreement (or its termination) or the transactions contemplated by the Merger Agreement.

The Merger Agreement further provides that, other than in the case of fraud or willful breach, Amgen’s right to receive payment from ChemoCentryx of the Termination Fee (and applicable costs, expenses and interest as set forth in the Merger Agreement and described below) is the sole and exclusive remedy of the Amgen Related Parties against the ChemoCentryx Related Parties in circumstances in which the Termination Fee becomes due and payable, and that upon payment of the Termination Fee (and any such applicable costs, expenses and interest), none of the ChemoCentryx Related Parties will have any further liability or obligation relating to, arising out of, or in connection with, the Merger Agreement or the transactions contemplated by the Merger Agreement.

ChemoCentryx is not obligated to pay the Termination Fee on more than one occasion.

Expenses Generally

Except as otherwise described above or provided in the Merger Agreement, whether or not the Merger is consummated, ChemoCentryx and Amgen are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

The Merger Agreement provides that, if ChemoCentryx fails to pay Amgen the Termination Fee when due and payable, (i) ChemoCentryx will also pay any costs and expenses incurred by Amgen or Merger Sub in connection with a legal action to enforce the Merger Agreement that results in a judgment against ChemoCentryx for payment of the Termination Fee and (ii) ChemoCentryx will also pay to Amgen interest on such overdue amount (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the prime rate published in The Wall Street Journal on the date such payment was required to be made plus five percent (5%), or such lesser rate per annum that is the maximum permitted under applicable law.

Specific Performance

ChemoCentryx, Amgen and Merger Sub are each entitled (in addition to any other remedy to which they may be entitled in law or equity) to an injunction to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Amendments; Waiver

Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. After the ChemoCentryx Stockholder Approval is obtained, if any such amendment would under applicable law require further approval of ChemoCentryx’s stockholders, the effectiveness of such amendment will be subject to the approval of ChemoCentryx’s stockholders.

Governing Law and Jurisdiction

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated thereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) is required to be brought in the Delaware Chancery Court or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court.

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL

The Merger Proposal

We are asking you to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 78 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. See also “The Merger” beginning on page 35 of this proxy statement.

Vote Required

As described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 48 of this proxy statement, after considering various factors described in such section, the Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, ChemoCentryx and our stockholders. The Board has unanimously approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, and the Board unanimously recommends that you vote “FOR” the Merger Proposal.

Under Delaware law, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote thereon as of the Record Date. Each share of ChemoCentryx common stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder’s shares of ChemoCentryx common stock will be voted in favor of the Merger Proposal.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL NO. 2: ADVISORY VOTE ON THE MERGER COMPENSATION PROPOSAL

The Merger Compensation Proposal

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, ChemoCentryx is required to submit a proposal to ChemoCentryx stockholders for a non-binding, advisory vote to approve certain compensation that may be paid or become payable to the named executive officers of ChemoCentryx that is based on or otherwise relates to the Merger, as determined in accordance with Item 402(t) of Regulation S-K. This compensation is summarized in the table set forth below, including the footnotes to the table. This proposal is commonly known as a “say-on-golden parachute proposal,” and we refer to it as the “Merger Compensation Proposal.”

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger and assuming the Merger is consummated on the latest practicable date prior to the filing of this proxy statement, September 13, 2022.

Please note that the amounts indicated below are estimates based on the material assumptions described in the assumptions and notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. For purposes of this disclosure, “single trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double trigger” refers to payments and benefits that require two conditions, which are the completion of the Merger and a qualifying termination of employment.

Furthermore, for purposes of calculating such amounts, we have assumed:

•	a Closing Date of September 13, 2022 (which is the latest practicable date prior to the filing of this proxy statement);

•

the employment of each named executive officer is terminated by ChemoCentryx without “cause” or by the named executive officer for “good reason,” in either case, immediately following the consummation of the Merger;

•	the named executive officer’s base salary and target bonus will remain unchanged from those applicable as of September 13, 2022;

•	each named executive officer’s outstanding ChemoCentryx equity awards are those that are outstanding and unvested as of September 13, 2022;

•	each named executive officer will receive reimbursement or payment of COBRA premiums, as applicable, for the maximum eligible period;

•	for purposes of the prorated 2022 annual bonus, achievement at the target level of performance;

•	a price per share of ChemoCentryx common stock equal to the Merger Consideration of $52.00; and

•	no reduction will be necessary to mitigate the impact of Sections 280G and 4999 of the Internal Revenue Code.

Quantification of Potential Payments and Benefits to ChemoCentryx’s Named Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Perquisites / Benefits ($)(3)	Total ($)
Thomas J. Schall, Ph.D.	2,331,367	17,660,916	42,670	20,034,953
Tausif Butt	1,106,300	5,372,918	42,597	6,521,815
Rita I. Jain, M.D.	980,963	2,414,099	—	3,395,062
Markus J. Cappel, Ph.D.	1,170,065	4,603,935	19,523	5,793,523
Susan M. Kanaya	1,469,361	6,709,329	60,931	8,239,621

(1)	Amounts in this column reflect cash severance that each named executive officer would be eligible to receive under their respective employment agreement, along with a 2022 prorated bonus.

Under the employment agreements with each of Dr. Schall, Ms. Kanaya and Dr. Cappel, if ChemoCentryx terminates the named executive officer’s employment without cause or if the named executive officer resigns for good reason, in each case within 12 months following a change in control, subject to the execution and non-revocation of a release of claims, such named executive officer will be entitled to receive: (1) a lump sum cash payment equal to the named executive officer’s monthly base salary in effect at immediately prior to the time of involuntary termination or resignation for the 18 month period following the date of termination and (2) a lump sum cash payment equal to one and one-half times the named executive officer’s target bonus for the fiscal year in which the date of termination occurred. The foregoing change in control severance benefits will only apply so long as the named executive officer is working on a full-time basis.

Under the employment agreements with each of Mr. Butt and Dr. Jain, if ChemoCentryx terminates the named executive officer’s employment without cause or if the named executive officer resigns for good reason, in each case within 12 months following a change in control, subject to the execution and non-revocation of a release of claims, such named executive officer will be entitled to receive: (1) a lump sum cash payment equal to 12 months of the named executive officer’s current base salary and (2) a lump sum cash payment equal to the named executive officer’s target bonus.

If a named executive officer is terminated prior to the payment of his or her fiscal year 2022 bonus under the circumstances that would give rise to severance under such named executive officer’s employment agreement, then subject to such named executive officer’s execution and non-revocation of a release of claims in the same form to be executed under his or her employment agreement, such named executive officer will remain entitled to receive such fiscal year 2022 bonus, prorated for the portion of fiscal year 2022 elapsed prior to the date of termination and based on the target level of performance if such termination occurs prior to December 31, 2022. The payment of any such prorated bonus is in addition to the severance under his or her employment agreement, as described above.

The following table quantifies each separate form of compensation included in the aggregate total reported in this column. The amounts listed in the columns below are “double-trigger” benefits.

Name	Base Salary Severance ($)	Bonus Severance ($)	Prorated Bonus ($)
Thomas J. Schall, Ph.D.	1,150,346	805,242	375,780
Tausif Butt	598,000	299,000	209,300
Rita I. Jain, M.D.	530,250	265,125	185,588
Markus J. Cappel, Ph.D.	724,050	304,101	141,914
Susan M. Kanaya	847,709	423,854	197,799

(2)

As described in the section entitled “The Merger Agreement—Treatment of Equity Awards and the ESPP”, amounts in this column reflect the value of ChemoCentryx stock options and RSUs held by the named executive officer that would accelerate upon the Closing. As of September 13, 2022, none of the named executive officers hold any ChemoCentryx restricted stock awards or RSUs that would be converted into Amgen Cash Awards.

This table also does not include any outstanding rights to purchase shares under the ESPP held by our executive officers. For additional information regarding the ESPP, see “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 79 of this proxy statement.

Given that all outstanding equity awards held by the named executive officers as of September 13, 2022, will accelerate at the Closing without regard to any termination of employment, the amounts listed in the columns entitled “Value of Accelerated Stock Options” and “Value of Accelerated RSUs” are “single-trigger.”

Name	Accelerated Stock Options (#)	Value of Accelerated Stock Options ($)	Accelerated RSUs (#)	Value of Accelerated RSUs ($)
Thomas J. Schall, Ph.D.	235,601	5,184,348	239,934	12,476,568
Tausif Butt	105,325	3,220,118	41,400	2,152,800
Rita I. Jain, M.D.	59,700	1,810,899	11,600	603,200
Markus J. Cappel, Ph.D.	62,601	1,407,651	61,467	3,196,284
Susan M. Kanaya	89,001	1,978,993	90,968	4,730,336

(3)

Under the employment agreements with each of Dr. Schall, Ms. Kanaya and Dr. Cappel, if ChemoCentryx terminates the named executive officer’s employment without cause or if the named executive officer resigns for good reason, in each case within 12 months following a change in control, until the date that is 18 months following the date of termination (or, if earlier, the date on which the applicable continuation period under COBRA ends), the named executive officer is entitled to receive reimbursement of the costs associated with COBRA continuation coverage, such that the named executive officer’s premiums are the same as for active employees.

Under the employment agreements with each of Mr. Butt and Dr. Jain, if ChemoCentryx terminates the named executive officer’s employment without cause or if the named executive officer resigns for good reason, in each case within 12 months following a change in control, if the named executive officer timely elects continued coverage under COBRA, the named executive officer is entitled to receive payment of COBRA premiums for health insurance coverage until the earliest of (A) the close of the 12 month period following the termination of the named executive officer’s employment, (B) expiration of the named executive officer’s eligibility for COBRA continuation coverage, or (C) the date on which the named executive officer becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

The receipt of the COBRA benefits described above are “double-trigger” and are subject to such executive officer’s execution and non-revocation of a general release of claims in favor of ChemoCentryx and continued compliance with certain restrictive covenants.

Vote Required

The Board unanimously recommends that the stockholders of ChemoCentryx approve the following resolution:

“BE IT RESOLVED THAT:

the compensation that may be paid or become payable to ChemoCentryx’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the section entitled “Proposal No. 2: Advisory Vote on the Merger Compensation Proposal—The Merger Compensation Proposal—Quantification of Potential Payments and Benefits to ChemoCentryx’s Named Executive Officers” beginning on page 105 of the proxy statement dated September 14, 2022, including the table, associated footnotes and narrative discussion, is hereby approved, ratified and confirmed on a non-binding, advisory basis.”

Approval of the Merger Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of ChemoCentryx common stock present in person or by proxy at the Special Meeting and entitled to vote thereon. Each share of ChemoCentryx common stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Compensation Proposal, such stockholder’s shares of ChemoCentryx common stock will be voted in favor of the Merger Compensation Proposal. If a ChemoCentryx stockholder abstains from voting, it will have the same effect as if the stockholder voted “AGAINST” the Merger Compensation Proposal. If a ChemoCentryx stockholder fails to vote, it will have no effect on the Merger Compensation Proposal. Broker non-votes, if any, will have no effect on the Merger Compensation Proposal.

The vote on the Merger Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Merger Compensation Proposal and vice versa. Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either ChemoCentryx or Amgen. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of ChemoCentryx’s stockholders on the Merger Compensation Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER COMPENSATION PROPOSAL.

PROPOSAL NO. 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the “Adjournment Proposal.” If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Proposal and seek to convince the holders of those shares to change their votes to vote in favor of the Merger Proposal. In addition, the chairperson of the Special Meeting could adjourn the Special Meeting if under our amended and restated bylaws a quorum is not present for the meeting.

Notwithstanding the foregoing, ChemoCentryx’s right to adjourn or postpone the Special Meeting, and the number of times that ChemoCentryx may adjourn or postpone the Special Meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement as described further under “The Merger Agreement—Other Covenants and Agreements—Special Meeting and Related Actions” beginning on page 88 of this proxy statement.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s shares of ChemoCentryx common stock will be voted in favor of the Adjournment Proposal. ChemoCentryx does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

The Board believes that it is in the best interests of ChemoCentryx and our stockholders to be able to adjourn the Special Meeting if necessary for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of ChemoCentryx common stock present in person or by proxy at the Special Meeting and entitled to vote thereon. Each share of ChemoCentryx common stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s shares of ChemoCentryx common stock will be voted in favor of the Adjournment Proposal. If a ChemoCentryx stockholder abstains from voting, it will have the same effect as if the stockholder voted “AGAINST” the Adjournment Proposal. If a ChemoCentryx stockholder fails to vote, it will have no effect on the Adjournment Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA

ChemoCentryx common stock has been listed on Nasdaq under the symbol “CCXI.”

As of September 13, 2022, there were 71,919,705 shares of our common stock outstanding, held by approximately 29 stockholders of record.

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Amgen, any cash dividends on our capital stock in the foreseeable future.

On August 3, 2022, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for our common stock as reported on Nasdaq were $25.09 and $23.59 per share, respectively. The closing price of our common stock on Nasdaq on August 3, 2022 was $24.11 per share.

On September 13, 2022, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on Nasdaq was $51.37 per share. You are encouraged to obtain current market quotations for ChemoCentryx common stock.

Upon the consummation of the Merger, there will be no further market for ChemoCentryx common stock and, as promptly as practicable thereafter, our common stock will cease trading on and be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of ChemoCentryx common stock as of September 13, 2022, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of September 13, 2022, through the exercise of any stock option, warrants or other rights or the vesting of any RSUs. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 71,919,705 shares of ChemoCentryx common stock outstanding as of September 13, 2022. Shares of ChemoCentryx common stock that a person has the right to acquire within 60 days of September 13, 2022 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o ChemoCentryx, Inc., 835 Industrial Road, Suite 600, San Carlos, CA 94070.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders

The Vanguard Group(1) 100 Vanguard Blvd. Malvem, PA 19355	5,816,480	8.1%
Vifor Pharma Ltd.(2) Rechenstrasse 37 St. Gallen Switzerland 9000	5,194,085	7.2%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	4,718,320	6.6%

State Street Global Advisors(4) Channel Center 1 Iron Street Boston, MA 02210	4,089,571	5.7%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
Thomas J. Schall, Ph.D.(5)	4,409,438	6.0%
Tausif Butt(6)	72,120	*
Rita I. Jain, M.D.(7)	67,729	*
Susan M. Kanaya(8)	602,774	*
Markus J. Cappel, Ph.D.(9)	193,980	*
Thomas A. Edwards(10)	176,337	*
Joseph M. Feczko, M.D.(11)	193,658	*
Jennifer L. Herron	17,237	*
Geoffrey M. Parker(12)	188,294	*
James L. Tyree(13)	54,669	*
David E. Wheadon, M.D.	—	*
All directors and executive officers as a group (11 persons)(14)	5,976,236	8.0%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)	Information regarding these shares is based in part on the Schedule 13F filed by The Vanguard Group with the SEC on August 12, 2022.
(2)

Includes 1,860,752 shares as a result of Vifor Pharma Ltd.’s (referred to as “Vifor Pharma”) indirect ownership of 100% of the equity interests of Vifor (International) Ltd., and 3,333,333 shares deemed to be beneficially held by Vifor Pharma as a result of Vifor Pharma’s indirect ownership of 55% of the equity interests of Vifor Fresenius Medical Care Renal Pharma Ltd. Information regarding these shares is based in part on the Schedule 13D/A filed by Vifor Pharma with the SEC on October 14, 2021.

(3)	Information regarding these shares is based in part on the Schedule 13F filed by BlackRock, Inc. with the SEC on August 12, 2022.
(4)	Information regarding these shares is based in part on the Schedule 13F filed by State Street Corp with the SEC on August 15, 2022.
(5)	Includes 2,016,086 shares subject to stock options granted to Dr. Schall that are exercisable within 60 days of September 13, 2022.
(6)	Includes 61,250 shares subject to stock options granted to Mr. Butt that are exercisable within 60 days of September 13, 2022.
(7)	Includes 31,866 shares subject to stock options granted to Dr. Jain that are exercisable within 60 days of September 13, 2022.
(8)	Includes 132,717 shares held by Kanaya Family Trust and 378,740 shares subject to stock options granted to Ms. Kanaya that are exercisable within 60 days of September 13, 2022.
(9)	Includes 106,322 shares subject to stock options granted to Dr. Cappel that are exercisable within 60 days of September 13, 2022.
(10)	Includes 33,031 shares subject to stock options granted to Mr. Edwards that are exercisable within 60 days of September 13, 2022.
(11)	Includes 45,531 shares subject to stock options granted to Dr. Feczko that are exercisable within 60 days of September 13, 2022.
(12)	Includes 45,531 shares subject to stock options granted to Mr. Parker that are exercisable within 60 days of September 13, 2022.
(13)	Includes 45,531 shares subject to stock options granted to Mr. Tyree that are exercisable within 60 days of September 13, 2022.
(14)	Includes 2,763,888 shares subject to stock options that are exercisable by our executive officers and directors within 60 days of September 13, 2022.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

We intend to hold an annual meeting of stockholders in 2023 only if the Merger is not consummated.

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2023 must be received by us no later than December 6, 2022, which is 120 days prior to the first anniversary of the mailing date of ChemoCentryx’s proxy statement for its annual meeting of stockholders held on May 26, 2022, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2022 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our annual meeting proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2023 annual meeting of stockholders, such a proposal must be received by us no earlier than January 26, 2023 and no later than February 25, 2023. However, if the date of the 2023 annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not later than the close of business on the later of 90 calendar days in advance of such annual meeting or, if later, ten calendar days following the date on which public announcement of the date of the annual meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2023 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, stockholders who wish to solicit proxies in support of director nominees to be voted upon at the 2023 annual meeting other than our proposed nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.

Except as otherwise set forth above, proposals should be addressed to:

ChemoCentryx, Inc.

835 Industrial Road

Suite 600

San Carlos, CA 94070

Attention: Corporate Secretary

Call: (650) 210-2900

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement. Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The following ChemoCentryx filings with the SEC are incorporated by reference:

•	ChemoCentryx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022;

•

ChemoCentryx’s Definitive Proxy Statement on Schedule 14A with respect to the 2022 annual meeting of stockholders, which was filed with the SEC on April 5, 2022 (solely to the extent specifically incorporated by reference into ChemoCentryx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021);

•	ChemoCentryx’s Quarterly Reports on Form 10-Q for fiscal quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 10, 2022 and August 8, 2022, respectively; and

•

ChemoCentryx’s Current Reports on Forms 8-K filed with the SEC on February 28, 2022, May 3, 2022, June 1, 2022, June 9, 2022, July 5, 2022, and August 4, 2022 (other than the portions of such documents not deemed to be filed).

We also incorporate by reference into this proxy statement any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Stockholders may obtain free copies of the documents filed with the SEC by ChemoCentryx through the SEC’s website, www.sec.gov, or through the Investors section of our website, www.chemocentryx.com, and the “Financials and Filings” section therein.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

ChemoCentryx, Inc.

835 Industrial Road, Suite 600

San Carlos, CA 94070

Attention: Corporate Secretary

Call: 650-210-2900

If you would like to request documents from us, please do so by October 11, 2022, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within 1 business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investors section of our website, www.chemocentryx.com, and the “Financials and Filings” section therein. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions about this proxy statement, the Special Meeting or the Merger or need assistance with voting procedures, you should contact our proxy solicitor or us at:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

or

ChemoCentryx, Inc.

835 Industrial Road, Suite 600

San Carlos, CA 94070

Attention: Corporate Secretary

Call: 650-210-2900

MISCELLANEOUS

ChemoCentryx has supplied all information relating to ChemoCentryx, and Amgen has supplied, and ChemoCentryx has not independently verified, all of the information relating to Amgen and Merger Sub contained in “Summary—The Companies” beginning on page 13 of this proxy statement and “The Companies” beginning on page 25 of this proxy statement.

If you hold any certificates representing shares of ChemoCentryx common stock, you should not send in such certificates until you receive transmittal materials after the Merger is consummated.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September 14, 2022. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

dated as of

August 3, 2022

among

CHEMOCENTRYX, INC.,

AMGEN INC.

and

CARNATION MERGER SUB, INC.

i

ii

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 3, 2022, among ChemoCentryx, Inc., a Delaware corporation (the “Company”), Amgen Inc., a Delaware corporation (“Parent”), and Carnation Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Subsidiary”).

W I T N E S S E T H:

WHEREAS, the parties intend that Merger Subsidiary be merged with and into the Company on the terms and subject to the conditions set forth in this Agreement, with the Company continuing as the surviving corporation following the Merger and a wholly-owned Subsidiary of Parent; and

WHEREAS, the Board of Directors of the Company has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend adoption of this Agreement and approval of the Merger by the stockholders of the Company; and

WHEREAS, the respective Boards of Directors of Parent and Merger Subsidiary have (i) determined that it is in the best interests of the stockholders of Parent and Merger Subsidiary, respectively, to enter into this Agreement and (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

(a) As used herein, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder, as amended from time to time.

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal, inquiry or indication of interest of any Third Party relating to, in a single transaction or a series of related transactions, (i) any direct or indirect acquisition, purchase, exchange, transfer or license of 20% or more of the consolidated assets of the Company and its Subsidiaries or to which 20% or more of the consolidated revenues or earnings of the Company and its Subsidiaries are attributable; any direct or indirect issuance, acquisition, purchase, exchange or transfer of 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company; (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party or the equityholders of such Third Party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company; or (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the consolidated revenues or earnings of the Company and its Subsidiaries are attributable.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Applicable Law” means, with respect to any Person, any federal, state, foreign or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“beneficially owned” shall have the meaning given such term in Rule 13d-3 under the 1934 Act.

“Board of Directors” shall mean the Board of Directors of the Company.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Code” means the Internal Revenue Code of 1986.

“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2022.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of March 31, 2022 and the footnotes thereto set forth in the Company 10-Q.

“Company Balance Sheet Date” means March 31, 2022.

“Company Certificate” means the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof.

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

“Company ESPP” means the Company’s Amended and Restated 2012 Employee Stock Purchase Plan.

“Company IP” means all Intellectual Property Rights that are (i) owned or purported to be owned by the Company or any of its Subsidiaries or (ii) licensed or purported to be licensed to the Company or any of its Subsidiaries.

“Company Stock Plan” means the Company’s Amended and Restated 2012 Equity Incentive Award Plan, as amended.

“Company Systems” means the computer systems and other information technology equipment, including the software, cloud storage/computing platforms, mobile devices, firmware and hardware, and associated documentation, in each case that are owned, leased or licensed by the Company or any of its Subsidiaries for use in the conduct of its business.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA; (ii) under Section 302 of ERISA; (iii) under Sections 412 and 4971 of the Code; (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code; and (v) under corresponding or similar provisions of foreign laws or regulations.

“COVID-19” means the coronavirus pandemic known as COVID-19.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut-down, closure, sequester, safety or other law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, or by any U.S. industry group, in each case, in connection with or in response to COVID-19.

“Data Privacy and Security Requirements” means, to the extent relating to privacy, data protection and/or security of any Personally Identifiable Information, all applicable (i) laws, (ii) policies (including privacy policies) of the Company or any of its Subsidiaries, (iii) generally accepted industry standards applicable to the industry in which the Company and its Subsidiaries operate and to which the Company or any of its Subsidiaries have agreed in writing and (iv) contractual requirements to which the Company or any of its Subsidiaries is subject.

“Development Partner” means any Third Party which pursuant to a contract or other arrangement with the Company or any of its Subsidiaries co-develops, commercializes, or otherwise has a license or other right to research, develop, seek regulatory approval for, manufacture, supply, test, or import any product or product candidate of the Company or any of its Subsidiaries.

“DGCL” means the General Corporation Law of the State of Delaware.

“Environmental Laws” means any and all statutes, laws, regulations or rules relating to the protection of the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Existing Credit Agreement” means the Amended and Restated Loan and Security Agreement, dated as of January 8, 2020, by and between the Company, the other borrowers party thereto, Hercules Capital, Inc. and the other lenders party thereto, as amended, supplemented or otherwise modified from time to time.

“FDA” means the U.S. Food and Drug Administration.

“FDCA” means the U.S. Federal Food, Drug and Cosmetic Act.

“Fraud” shall mean an act, committed by a party to this Agreement, with intent to deceive another party to this Agreement and requires: (a) a false representation or warranty made in Article 4 or Article 5, as applicable; (b) with actual knowledge or belief that such representation or warranty is false; (c) causing the party to whom such representation is made, in reliance upon such false representation and with ignorance to the falsity of such representation, to take or refrain from taking action (including such party’s entry into this Agreement); and (d) causing such party to whom such representation is made to suffer damage by reason of such reliance; provided, however, that for the avoidance of doubt, (i) “Fraud” shall not include any type of constructive or equitable fraud and (ii) it, in and of itself, shall not be considered “Fraud” if the Company does not list or disclose matters on the Company Disclosure Schedule that are not required to be listed or disclosed due to the inclusion of a materiality, Material Adverse Effect or similar qualification.

“GAAP” means generally accepted accounting principles in the United States.

“Good Clinical Practices” means with respect to the Company, the then current standards for clinical trials for pharmaceuticals (including all applicable requirements relating to protection of human subjects) promulgated or endorsed by any applicable Governmental Authority, including those of the United States, as set forth in the FDCA and regulations and agency guidance promulgated thereunder, or other comparable law of any comparable foreign Governmental Authority.

“Good Laboratory Practices” means with respect to the Company, the then current standards, practices and procedures for pharmaceutical laboratories promulgated or endorsed by any applicable Governmental Authority, including those of the United States, as set forth in the FDCA and regulations and agency guidance promulgated thereunder, or other comparable law of any comparable foreign Governmental Authority.

“Good Manufacturing Practices” means with respect to the Company, the then current standards mandated by Applicable Law of any applicable Governmental Authority as in effect at the time of the manufacture, relating to the manufacturing, development, processing, storing, packaging, repackaging, testing, packing, labeling, relabeling, commercial and clinical distribution, transportation, importing, exporting, handling and holding of drug products, as set forth in the FDCA and regulations and agency guidance promulgated thereunder, or other comparable law of any comparable foreign Governmental Authority.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, or self-regulatory organization, department, court, arbitrator or other tribunal, commission, agency or official, including any political subdivision thereof.

“Governmental Authorization” means any (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Applicable Law or (b) right under any contract, agreement or arrangement with any Governmental Authority.

“Healthcare Laws” means (i) the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (18 U.S.C. §§ 669, 1035, 1347 and 1518; 42 U.S.C. § 1320d et seq.) and the regulations promulgated thereunder; (ii) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder; (iii) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. § 1395w-101 et seq.) and the regulations promulgated thereunder; (iv) the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and state or local laws regulating or requiring reporting of interactions between pharmaceutical manufacturers and members of the healthcare industry and regulations promulgated thereunder; and (v) any other Applicable Law that relates to: (A) research, investigation, development, quality, safety, efficacy, manufacturing, packaging, storage, distribution, labeling, promotion, sale or disposal of pharmaceutical products; (B) Good Laboratory Practices, Good Clinical Practices, or Good Manufacturing Practices; (C) investigational use; (D) manufacturing facilities compliance and approval; (E) with respect to pharmaceutical products, safety surveillance, mandated reporting of incidents, occurrences, diseases and events record keeping and filing of required reports with the applicable Governmental Authority; (F) the import into, or export out of, the United States of drugs and materials and technology related to pharmaceutical products; (G) protection against biosafety risk; (H) the oversight of pharmaceutical or other interventional or non-interventional research studies, including medical and research record retention; (I) human and animal subjects protection in research; (J) fraud and abuse, including, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; or (K) government pricing or price reporting programs and regulations promulgated thereunder, including the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“IND” means an investigational new drug application or clinical trial application filed with the FDA or any comparable foreign Governmental Authority, including all documents, data and other information concerning the applicable drug that are necessary for or filed with such application.

“Intellectual Property Rights” means and includes all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, common law rights, moral rights, software, databases and mask works; (ii) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights and any common law rights and goodwill associated therewith; (iii) rights associated with trade secrets, know-how, inventions, invention disclosures, methods, processes, protocols, specifications, techniques and other forms of technology; (iv) patents and industrial property rights; (v) other proprietary rights in intellectual property of every kind and nature; and (vi) all registrations, renewals, extensions, combinations, statutory invention registrations, provisionals, continuations, continuations-in-part, divisions, or reissues of, and applications for, any of the rights referred to in clauses (i) through (v) (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.

“Intervening Event” means any material change, event, occurrence or development with respect to the Company and its Subsidiaries occurring after the date of this Agreement that was not known to, or reasonably foreseeable by, the Board of Directors as of the date of this Agreement and does not relate to (i) any Acquisition Proposal or consequence thereof, (ii) any change in the market price or trading volume of the Shares or the fact that the Company meets or exceeds any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the underlying causes of such change or fact shall not be excluded by this clause (ii)), or (iii) the timing of any licenses, authorizations, permits, consents or approvals required pursuant to this Agreement to be obtained prior to the Closing in connection with the transactions contemplated by this Agreement.

“knowledge” means (i) with respect to the Company, the actual knowledge of the individuals listed on Section 1.01 of the Company Disclosure Schedule and (ii) with respect to Parent, the actual knowledge of the individuals listed on Section 1.01 of the Parent Disclosure Schedule.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, hypothecation, option, right of first refusal, preemptive right, claim, infringement or other adverse claim or restriction of any kind in respect of such property or asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other property or asset, any restriction on the receipt of income derived from any property or asset, any restriction on the use of any property or asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any property or asset).

“Material Adverse Effect” means, (a) with respect to the Company, any effect, change, event, circumstance or occurrence (each an “Effect”, and collectively, “Effects”) that, individually or in the aggregate, (i) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or (ii) has or would reasonably be expected to have a material adverse effect on the financial condition, business, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that, for purposes of this clause (ii), none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect: (A) any Effect arising out of or otherwise relating to changes or prospective changes in GAAP or the regulatory accounting requirements applicable to the industry in which the Company and its Subsidiaries operate, (B) any Effect generally affecting the financial, securities, credit or other capital markets or general economic, regulatory, legislative or political conditions (including changes in interest or exchange rates), (C) any Effect arising out of or otherwise relating to changes or prospective changes in Applicable Law or the interpretation thereof, (D) any Effect arising out of or otherwise relating to geopolitical conditions, acts of war, sabotage or terrorism (including cyberterrorism), outbreak of hostilities, trade war, natural disasters, acts of God, weather or environmental events or health emergencies, pandemics or epidemics (including COVID-19) and any governmental or industry responses thereto, including the COVID-19 Measures (or the escalation of any of the foregoing), (E) any Effect resulting from the negotiation, execution, announcement or pendency of this Agreement and the transactions contemplated by this Agreement, including any Effect related to the identity of Parent, or facts and circumstances relating thereto and any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Company or any of its Subsidiaries with any of its current or prospective suppliers, customers, wholesalers, service providers, distributors, licensors, licensees, regulators, employees, creditors, stockholders or other third parties, in each case resulting therefrom; provided, that the exception in this clause (E) shall not apply for purposes of the representations and warranties in Section 4.04 or any other representations and warranties that intended to address the consequence of the announcement or consummation of the transactions contemplated by this Agreement, (F) changes in the market price or trading volume of the Shares (it being understood that this clause (F) shall not prevent a party from asserting any Effect that may have contributed to such change independently constitutes or contributes to a Material Adverse Effect), (G) any failure by the Company and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that this clause (G) shall not prevent a party from asserting any Effect that may have contributed to such failure independently constitutes or contributes to a Material Adverse Effect), (H) any action taken (or omitted to be taken) by the Company or any of its Subsidiaries at the written request or express approval of Parent or Merger Subsidiary, (I) any action taken by the Company or any of its Subsidiaries that is expressly required to be taken pursuant to this Agreement or (J) the matters set forth on Section 1.01(J) of the Company Disclosure Schedule; provided, that the exclusions set forth in clauses (A), (B), (C), and (D) shall only apply to the extent that such Effect does not have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, compared to other companies that operate in the industry in which the Company and its Subsidiaries operate that are of a similar size of the Company (in which case, such Effect shall only be taken into account to the extent of such disproportionate Effect on the Company and its Subsidiaries, taken as a whole), and (b) with respect to Parent, any effect, change, event, circumstance or occurrence that, individually or in the aggregate, would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

“Nasdaq” means the NASDAQ Stock Market LLC.

“Parent Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Parent to the Company.

“Permitted Lien” means (i) Liens reflected on the Company Balance Sheet; (ii) Liens for Taxes (A) that are not due and payable or (B) the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iii) Liens representing the rights of customers, suppliers, service providers and subcontractors in the ordinary course of business under the terms of any contracts to which the relevant party is a party or under general principles of commercial or government contract law (including mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business); (iv) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations; (v) zoning, building and other similar codes and regulations which are not violated in any material respect by the use and operation of any property of the Company and its Subsidiaries; (vi) in the case of real property, Liens, easements, rights-of-way, covenants and other similar restrictions that have been placed by any developer, landlord or other Person on property over which the Company or any of its Subsidiaries has easement rights or on any property leased by the Company or any of its Subsidiaries and subordination or similar agreements relating thereto, in each case that do not adversely affect in any material respect the occupancy or use of any property of the Company and its Subsidiaries; (vii) in the case of any contract, Liens that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract or non-exclusive licenses to Intellectual Property Rights granted in the ordinary course of business; and (viii) defects or irregularities in title, easements, rights-of-way, covenants, restrictions and other similar matters that would not reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as currently conducted.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personally Identifiable Information” means any information that, alone or in combination with other information held by the Company or any of its Subsidiaries, can be used to identify an individual person or any individually identifiable health information, and is protected under privacy laws applicable to the Company or any of its Subsidiaries.

“Product” means the Company’s CCX168 C5aR inhibitor known as TAVNEOS®, or any other product of the Company or any of its Subsidiaries in which avacopan is the active pharmaceutical ingredient.

“Registered IP” means all Intellectual Property Rights in the Company IP that are registered or issued under the authority of any Governmental Authority or Internet domain name registrar, including all patents, utility models, registered copyrights, registered mask works, and registered trademarks, service marks and trade dress, registered domain names and all applications for any of the foregoing.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC promulgated thereunder, as amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Shares” means the shares of common stock, par value $0.001, of the Company.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Takeover Statute” means any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar law or regulation, including Section 203 of the DGCL, and any similar provisions in the Company Certificate or bylaws of the Company.

“Tax” means any and all U.S. federal, state, local and foreign taxes, assessments, levies, customs duties, tariffs, imposts and other like charges and fees of any kind whatsoever imposed by any Governmental Authority, including any income, alternative or add-on minimum, estimated, gross receipts, net worth, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or similar), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), medical device excise, hospital, health, insurance, environmental, windfall profits or other tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto, whether or not disputed.

“Tax Return” means any report, return, document, declaration, statement, notice, schedule, form, election, certificate, claim for refund or other information or filing supplied or required to be supplied to any taxing authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any of the foregoing, and including any schedule, supplement or attachment thereto and any amendments thereof.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

“Willful Breach” means a material breach of, or a material failure to perform, any covenant, representation, warranty, or agreement set forth in this Agreement in each case that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, result in, constitute or cause such material breach or material failure to perform.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Additional Confidentiality Agreement	8.07
Adverse Recommendation Change	6.03(a)
Agreement	Preamble
Antitrust Laws	4.03
Certificates	2.03(a)
Closing	2.01(b)
Closing Date	2.01(b)
Company	Preamble
Company Board Recommendation	4.02(b)
Company DC Plan	7.03(c)
Company Equity Awards	4.05(c)
Company Option Award	2.05(a)
Company Preferred Stock	4.05(a)
Company Related Parties	11.04(b)(v)
Company Restricted Share Award	2.05(c)
Company RSU Award	2.05(b)
Company SEC Documents	Article 4
Company Securities	4.05(b)
Company Severance Plans	7.03(a)
Company Stockholder Approval	4.02(c)
Company Stockholders’ Meeting	6.04(b)
Company Subsidiary Securities	4.06(b)
Confidentiality Agreement	6.02
control	the definition of Affiliate
controlled by	the definition of Affiliate
Covered Employees	7.03(a)
D&O Tail Policy	7.02(c)
DOJ	8.01(b)
DTC	2.03(f)
Effect	the definition of Material Adverse Effect
Effective Time	2.01(c)
e-mail	11.01
Employee Plan	4.18(a)
End Date	10.01(b)(i)
Exchange Agent	2.03(a)
Final Offering Period	2.05(d)
Financing	8.12(a)

Term	Section
FTC	8.01(b)
Government Official	4.12(b)
Inbound License	4.16(d)
Indemnified Person	7.02(a)
Indemnifying Parties	7.02(b)
Internal Controls	4.07(e)
Lease	4.15(b)
Material Contracts	4.22(a)
Merger	2.01(a)
Merger Consideration	2.02(a)
Merger Subsidiary	Preamble
Multiemployer Plan	4.18(c)
Outbound License	4.16(d)
Owned Company IP	4.16(b)
Parent	Preamble
Parent Plans	7.03(b)
Parent Related Parties	11.04(b)(iv)
Payoff Letter	8.12(b)
Premium Cap	7.02(c)
Proxy Statement	4.03
Remedy Actions	8.01
Representatives	4.09(c)
Superior Proposal	6.03(e)
Surviving Corporation	2.01(a)
Termination Fee	11.04(b)(i)
Uncertificated Shares	2.03(a)
under common control with	the definition of Affiliate

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule or in any certificate or other document made or delivered pursuant hereto but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall.” The word “or” shall not be exclusive. The word “extent” or phrase “to the extent” means the degree to which something extends, and does not mean merely “if”. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to “ordinary course” or “ordinary course of business” or words of similar import with respect to any Person shall mean action taken, or omitted to be taken, by such Person in the ordinary course of such Person’s business. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof (provided, that any such references in the Company Disclosure Schedule shall only refer to such amendments, modifications or supplements made available by or on behalf of the Company to

Parent prior to the date hereof). References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “made available” with respect to any document or other information mean such document or other information was (i) provided by one party or its representatives to the other party and its representatives, (ii) uploaded by a party or its representatives to the virtual data room of such party and made fully available and visible to the other party and its representatives in such virtual data room or (iii) filed by a party with the SEC and publicly available on EDGAR, in each case at least twenty-four (24) hours prior to the time of determination. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. References to the date hereof mean to the date of this Agreement.

ARTICLE 2

THE MERGER

Section 2.01. The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”). The Merger shall have the effects set forth in the applicable provisions of the DGCL.

(b) Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., New York City time, in New York, New York at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd St., New York, New York 10019 or remotely by exchange of documents and signatures (or their electronic counterparts), as soon as practicable (but in any event no later than the third (3rd) Business Day) after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree (the “Closing Date”).

(c) At the Closing, the Company and Merger Subsidiary shall file a certificate of merger with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at such later time as may be specified in the certificate of merger).

Section 2.02. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a) Except as otherwise provided in Section 2.02(b), Section 2.02(c) or Section 2.04, (i) each Share outstanding immediately prior to the Effective Time shall be converted into the right to receive $52.00 per Share in cash, without interest (the “Merger Consideration”) and (ii) as of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration.

(b) Each Share held by the Company as treasury stock or owned by Parent or Merger Subsidiary immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

(c) Each Share held by any Subsidiary of either the Company or Parent (other than Merger Subsidiary) immediately prior to the Effective Time shall be converted into such number of shares of stock of the Surviving Corporation such that each such Subsidiary owns the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.

(d) Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation (except for any such shares resulting from the conversion of Shares pursuant to Section 2.02(c)).

Section 2.03. Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing Shares (the “Certificates”) or (ii) uncertificated Shares (the “Uncertificated Shares”). Prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent the Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares that have been converted into the right to receive the Merger Consideration in accordance with Section 2.02(a). Promptly after the Effective Time (but not later than three (3) Business Days thereafter), Parent shall send, or shall cause the Exchange Agent to send, to each holder of such Shares at the Effective Time (1) in the case of holders of Certificates, a letter of transmittal in reasonable and customary form (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.08) to the Exchange Agent) and instructions for use in effecting the surrender of Certificates pursuant to such letter of transmittal and (2) in the case of Uncertificated Shares not held through DTC, reasonable and customary provisions regarding delivery of an “agent’s message” with respect to such Uncertificated Shares.

(b) Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate (or an affidavit of loss in lieu thereof pursuant to Section 2.08), together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares not held through DTC, the Merger Consideration payable for each Share represented by a Certificate or for each Uncertificated Share, without interest. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration. No interest shall be paid or will accrue on any cash payable to holders of Certificates, Uncertificated Shares, or any other securities pursuant to this Agreement.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall have paid to the Exchange Agent any transfer and other similar Taxes required as a result of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Uncertificated Share or shall have established to the satisfaction of the Exchange Agent and Parent that such Taxes have been paid or are not payable.

(d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates or Uncertificated Shares that have been converted into the right to receive the Merger Consideration are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such Shares for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such Shares without any interest thereon. Notwithstanding the foregoing, none of Parent, the Exchange Agent, Merger Subsidiary or the Surviving Corporation shall be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

(f) Notwithstanding anything to the contrary in this Section 2.03, no holder of Uncertificated Shares held through the Depository Trust Company (“DTC”) shall be required to provide a Certificate or an executed letter of transmittal to the Exchange Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.02(a).

(g) Prior to the Effective Time, each of Parent, Merger Subsidiary and the Company shall cooperate to establish procedures with the Exchange Agent and DTC with the objective that the Exchange Agent will transmit to DTC or its nominees on the first (1st) Business Day after the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of Shares that have been converted into the right to receive the Merger Consideration in accordance with Section 2.02(a) that are held of record by DTC or such nominee immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration.

Section 2.04. Dissenting Shares. Notwithstanding Section 2.02, Shares outstanding as of immediately prior to the Effective Time (other than such Shares converted or canceled, as applicable, pursuant to Section 2.02(b) or Section 2.02(c)) and held by a holder who did not vote in favor of the adoption of this Agreement (or consent thereto in writing) and is entitled to demand and has properly exercised appraisal rights in respect of such Shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Merger Consideration but instead shall be entitled to payment for such Shares determined in accordance with Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.02(a), without interest thereon, upon surrender of such Certificate formerly representing such Shares or transfer of such Uncertificated Shares, as the case may be, in accordance with Section 2.03. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any Shares, of any withdrawals of such demands and of any other instruments served pursuant to the DGCL and received by the Company relating to Section 262 of the DGCL, and Parent shall have the opportunity to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

Section 2.05. Treatment of Company Equity Awards.

(a) At or immediately prior to the Effective Time, each option to purchase Shares granted under the Company Stock Plan (a “Company Option Award”) that is outstanding immediately prior to the Effective Time shall vest in full and be cancelled and converted into the right to receive an amount of cash equal to the product of (i) the number of Shares that were purchasable upon exercise of such Company Option Award, multiplied by (ii) the excess (if any) of the Merger Consideration over the per share exercise price of such Company Option Award. For the avoidance of doubt, any Company Option Award, whether vested or unvested, with a per share exercise price greater than or equal to the Merger Consideration shall be canceled for no consideration as of immediately prior to the Effective Time.

(b) At or immediately prior to the Effective Time, each restricted share unit with respect to Shares granted under the Company Stock Plan (each such unit, a “Company RSU Award”) that was (i) granted prior to the date of this Agreement or granted after the date of this Agreement and specified in Section 6.01(m) of the Company Disclosure Schedule as being subject to this Section 2.05(b) and/or (ii) to a non-employee member of the Board of Directors that is outstanding immediately prior to the Effective Time shall vest in full and be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the number of Shares that were subject to such Company RSU Award, multiplied by (B) the Merger Consideration.

(c) At or immediately prior to the Effective Time, each Share subject to vesting, repurchase or other lapse restriction granted under the Company Stock Plan (each such award of Shares, a “Company Restricted Share Award”) that was (i) granted prior to the date of this Agreement and/or (ii) to a non-employee member of the Board of Directors that is outstanding immediately prior to the Effective Time shall vest in full and be cancelled and converted into the right to receive the Merger Consideration pursuant to Section 2.02(a).

(d) The Company shall take such action as may be necessary under the Company ESPP to ensure, provide for or cause the following to occur: (i) except for the offering period under the ESPP that is in effect on the date hereof (the “Final Offering Period”), no new offering periods under the Company ESPP will commence during the period from the date of this Agreement through the Effective Time; (ii) there will be no increase in the amount of payroll deductions or payroll contributions permitted to be made by the participants under the Company ESPP during the current offering period, except those made in accordance with payroll deduction elections that are in effect as of the date of this Agreement; and (iii) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time. If the Effective Time would occur during the Final Offering Period, (i) the accumulated contributions of the participants in such offering period shall be used to purchase Shares as of such date as the Company determines in its sole discretion (provided that such date shall be no later than five (5) Business Days prior to the Effective Time), (ii) the participants’ accumulated contributions under the Company ESPP shall be used to purchase Shares in accordance with the terms of the Company ESPP as of the date determined in accordance with the foregoing clause (i), and (iii) purchase rights under such offering shall terminate immediately after such purchase. As of no later than the Business Day immediately prior to the Effective Time, the Company shall terminate the Company ESPP. As promptly as practicable following the purchase of Shares in accordance with the foregoing clause (ii), the Company shall return to each participant the funds, if any, that remain in such participant’s account under the Company ESPP after such purchase.

(e) Parent shall cause the Surviving Corporation to pay through the payroll system of the Surviving Corporation or of Parent (in Parent’s sole discretion) to each holder of a Company Option Award, Company RSU Award or Company Restricted Share Award, as applicable, any amounts that become due pursuant to this Section 2.05, less any required withholding Taxes and without interest, within ten (10) Business Days following the Effective Time; provided that to the extent payment within such time or on such date would trigger a Tax or penalty under Section 409A of the Code, such payments shall be made on the earliest date that payment would not trigger such Tax or penalty.

(f) Prior to the Effective Time, the Board of Directors (or, if appropriate, any committee thereof administering the Company Stock Plan and the Company ESPP) shall adopt resolutions, provide any notices, obtain any consents or take any other actions as are necessary to provide for the transactions contemplated by this Section 2.05.

Section 2.06. Adjustments. If, during the period between the date of this Agreement and the Effective Time, the outstanding Shares shall have been changed into a different number of shares or a different class (including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of Shares or similar transaction, or stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of any Company Option Award outstanding as of the date hereof), the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to provide Parent and the holders of Shares and equity awards of the Company the same economic effect for the aggregate Shares and equity awards of the Company held thereby, as applicable, as contemplated by this Agreement prior to such event; provided, that nothing in this Section 2.06 shall permit the Company to take any action that is prohibited by the terms of this Agreement.

Section 2.07. Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax law. If the Exchange Agent, the Surviving Corporation or Parent, as the case may be, so deducts and withholds amounts and timely and properly remits such amounts to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.08. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01. Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated such that the certificate of incorporation of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law; provided, that the name of the Surviving Corporation shall be “ChemoCentryx, Inc.”

Section 3.02. Bylaws. At the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated such that the bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law; provided, that the name of the Surviving Corporation shall be “ChemoCentryx, Inc.”

Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 11.05, except as disclosed in any reports, schedules, forms, statements, prospectuses, registration statements and other documents publicly filed by the Company with the SEC or publicly furnished by the Company to the SEC, in each case, on or after January 1, 2020 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”) and prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or similar cautionary, forward-looking or predictive statements) or as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Subsidiary that:

Section 4.01. Corporate Existence and Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and assets and carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(b) Complete and correct copies of the Company Certificate and bylaws of the Company, each as amended to the date of this Agreement, are on file with the SEC. The Company is not in violation of any provisions of the Company Certificate or bylaws of the Company, except as would not reasonably be expected to be material to the Company.

Section 4.02. Corporate Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate action on the part of the Company and, except for the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the receipt of the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject, with respect to enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b) At a meeting duly called and held on or prior to the date hereof, the Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, (iii) resolved, to recommend the adoption of this Agreement and approval of the Merger by the stockholders of the Company (such recommendation, the “Company Board Recommendation”) and (iv) directed that the adoption of this Agreement be submitted to a vote of the Company’s stockholders, each of which resolutions, as of the date hereof, have not been rescinded, modified or withdrawn in any way.

(c) The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Shares, voting together as a single class (the “Company Stockholder Approval”), at the Company Stockholders’ Meeting, is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, filing with, notification to, or approval or consent of, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (b) compliance with any applicable requirements of the HSR Act and competition, merger control, antitrust, foreign investment, or similar Applicable Law of any jurisdiction outside of the United States (such Applicable Laws, collectively with the HSR Act, “Antitrust Laws”), (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws, including the filing with the SEC of a proxy statement relating to the Company Stockholders’ Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (d) compliance with any applicable rules of Nasdaq and (e) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Company Certificate or bylaws of the Company or the articles of incorporation or bylaws (or equivalent organizational documents) of any Subsidiary of the Company, (b) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Material Contract or (d) result in the creation or imposition of any Lien on any property or asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.05. Capitalization.

(a) The authorized capital stock of the Company consists of 200,000,000 Shares and 10,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the “Company Preferred Stock”). At the close of business on August 2, 2022, there were (i) 71,357,303 Shares outstanding (including 32,960 Company Restricted Share Awards); (ii) an aggregate of 3,478,505 Shares reserved for future issuance under the Company Stock Plan; (iii) an aggregate of 7,233,930 Shares subject to outstanding Company Option Awards; (iv) an aggregate of 618,513 Shares subject to outstanding Company RSU Awards; (v) 999,618 Shares reserved for future issuance pursuant to the Company ESPP; and (vi) no shares of Company Preferred Stock outstanding. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company Stock Plan or the Company ESPP will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive (or similar) rights.

(b) Except as set forth in Section 4.05(a) and Section 4.05(c) of the Company Disclosure Schedule and except for changes since August 2, 2022 resulting from the exercise, settlement or forfeiture of Company Equity Awards outstanding on such date, in each case in accordance with the terms of the Company Stock Plan and Company Equity Award, as of the date hereof there are no issued, reserved for issuance or outstanding (i) Shares, shares of Company Preferred Stock, Company Option Awards, Company RSU Awards, or other shares of capital stock of or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) subscriptions, warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock or other voting securities of or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or valued by reference to, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). Other than the Company Stock Plan and the award agreements thereunder governing the Company Option Awards, Company RSU Awards and Company Restricted Share Awards, there are no stockholder agreements or voting trusts (or other agreements or commitments restricting the transfer or affecting the voting rights of any Company Securities) to which the Company or any of its Subsidiaries is a party or is bound, and there are no outstanding agreements, commitments or obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities, or granting or extending any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. There is no stockholder rights plan, “poison pill” or similar device in effect with respect to the Company or any Subsidiary of the Company. Neither the Company nor any Company Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on matters on which the holders of Shares have the right to vote. No Company Securities are owned by any Subsidiary of the Company.

(c) Section 4.05(c) of the Company Disclosure Schedule sets forth a true and correct list, as of the close of business on August 2, 2022, of (i) each Company Option Award, Company RSU Award and Company Restricted Share Award (collectively, “Company Equity Awards”), (ii) the name of the Company Equity Award holder, (iii) the number of Shares underlying each Company Equity Award and (iv) the date on which the Company Equity Award was granted, (v) the exercise price of each Company Option Award, and (vi) whether each Company Option Award is a nonqualified stock option or intended to qualify as an incentive stock option under the Code. Each Company Option Award has an exercise price per share that is at least equal to the fair market value (within the meaning of Section 409A of the Code) of the underlying shares on the date of grant.

Section 4.06. Subsidiaries.

(a) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing (or equivalent concept to the extent applicable) under the laws of its jurisdiction of organization, and has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and assets and carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All Subsidiaries of the Company and their respective jurisdictions of organization are set forth in Section 4.06(a) of the Company Disclosure Schedule.

(b) All of the outstanding capital stock and other voting securities of, and ownership interests in, each Subsidiary of the Company has been duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights and is owned by the Company, directly or indirectly, free and clear of any Lien and free of any transfer restriction (other than transfer restrictions of general applicability as may be provided under the 1933 Act or other applicable securities laws). Except for shares of capital stock or voting securities of or ownership interests in the Company’s Subsidiaries that are owned by the Company or a wholly owned Subsidiary of the Company, there are no issued, reserved for issuance or outstanding

(i) shares of capital stock or other voting securities of or ownership interests in any Subsidiary of the Company, or securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in any Subsidiary of the Company, (ii) subscriptions, warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of or ownership interests in or any securities convertible into or exchangeable or exercisable for, any capital stock or other voting securities of or ownership interests in any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding agreements, commitments or obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Subsidiary Securities, or any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Subsidiary Securities. The Company does not directly or indirectly own any material equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other Person other than the Subsidiaries of the Company. There are no outstanding agreements, commitments or obligations of the Company or any Company Subsidiary to purchase, subscribe for or otherwise acquire equity or similar interests, or make any investment (in the form of loan, capital contribution or similar transaction) in, any corporation, partnership, joint venture or other Person other than any wholly owned Company Subsidiary.

(c) The Company has made available to Parent prior to the date hereof a true and complete copy of the certificate of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary of the Company, each as in effect as of the date of this Agreement. Each such certificate of incorporation and bylaws (or equivalent organizational documents) is in full force and effect. None of the Subsidiaries of the Company is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents), except as would not reasonably be expected to be material to the Company.

Section 4.07. SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has timely filed with or furnished to the SEC all reports, schedules, forms, prospectuses, registration statements and other documents required to be filed or furnished by the Company since January 1, 2020. None of the Subsidiaries of the Company is, or at any time since January 1, 2020 has been, required to file any reports, schedules, forms, statements or other documents with the SEC.

(b) As of its filing date (and as of the date of any amendment), each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each Company SEC Document filed pursuant to the 1933 Act, as of the date such Company SEC Document was filed (or, if amended, revised, modified or superseded by a filing prior to the date hereof, on the date of such filing) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company (i) has designed and at all times since January 1, 2020, has maintained disclosure controls and procedures sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes and to ensure that material information relating to the Company, including its consolidated Subsidiaries, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is made known to the management of the Company as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Board of Directors (A) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

(f) There are no outstanding unresolved comments with respect to the Company or the Company SEC Documents noted in comment letters or other correspondence received by the Company or its attorneys from the SEC, and, to the knowledge of the Company, there are no pending (i) formal or informal investigations of the Company by the SEC or (ii) inspection of an audit of the Company’s financial statements by the Public Company

Accounting Oversight Board. Since January 1, 2020, to the knowledge of the Company, the Company has not received and is not the subject of any written complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls. Since January 1, 2020, to the knowledge of the Company, no current or former attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or executive officer of the Company.

(g) Since January 1, 2020, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

Section 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any notes thereto) included or incorporated by reference in the Company SEC Documents fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes to such financial statements), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (except, in the case of unaudited financial statements, for the absence of footnote disclosure and subject to normal year-end audit adjustments not material in amount in the case of any unaudited interim financial statements).

Section 4.09. Proxy Statement.

(a) The Proxy Statement, at the time it and any amendments or supplements thereto are filed with the SEC, and first mailed to the stockholders of the Company, and at the time of the Company Stockholders’ Meeting, will comply as to form in all material respects with the requirements of the 1934 Act.

(b) The Proxy Statement, at the time it and any amendments or supplements thereto are filed with the SEC, and mailed to the stockholders of the Company, and at the time of the Company Stockholders’ Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Subsidiary specifically for inclusion or incorporation by reference in the Proxy Statement.

(c) The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by Parent or Merger Subsidiary or any of their officers, directors, employees, investment bankers, attorneys, accountants, consultants and other agents or advisors (“Representatives”) specifically for use or incorporation by reference therein.

Section 4.10. Absence of Certain Changes. From December 31, 2021 through the date of this Agreement, (a) (i) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice (except for matters relating to the transactions contemplated hereby and this Agreement and discussions, negotiations and transactions related thereto) and (ii) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date hereof through the Effective Time without Parent’s consent would constitute a breach of Section 6.01(b), Section 6.01(e), Section 6.01(f), Section 6.01(i), Section 6.01(n), Section 6.01(r) or (solely as it relates to the foregoing Sections) Section 6.01(s); and (b) there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.11. No Undisclosed Liabilities. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities disclosed, reflected or reserved against, and provided for in the Company Balance Sheet (or in the notes thereto); (b) liabilities incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date; (c) liabilities arising in the ordinary course of business in connection with performance of obligations of the Company or its Subsidiaries under contracts (other than those liabilities resulting from any breach thereof); (d) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company; and (e) liabilities incurred pursuant to the terms of this Agreement and in connection with the transactions contemplated hereby.

Section 4.12. Compliance with Laws.

(a) The Company and each Subsidiary of the Company is, and since January 1, 2020, has been, in compliance with all Applicable Laws, except where the failure to be in compliance has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Since January 1, 2020, neither the Company nor any of its Subsidiaries have been given written notice of, or been charged with, any violation of any Applicable Law, and to the knowledge of the Company, no such charge has been threatened, except, in each case, for any such violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(b) Without limiting the foregoing, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, since January 1, 2017, neither the Company, any of its Subsidiaries nor any director or officer thereof nor, to the Company’s knowledge, any employee or agent of the Company or any of its Subsidiaries in each case, acting in the capacity of an employee or agent of the Company or any of its Subsidiaries, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity or (ii) directly or indirectly used, given, offered, promised or authorized to give, any money or thing of value to any foreign or domestic government official or to any foreign or domestic political party or campaign (collectively, “Government Official”), for the purpose of influencing an act or decision of the Government Official, or inducing the Government Official to use his or her influence or position to affect any government act or decision to obtain or retain business of the Company or any of its Subsidiaries, in the case of each of clauses (i) and (ii), that would violate the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, or the Anti-Bribery Laws of the People’s Republic of China or any other Applicable Law.

Section 4.13. Regulatory Matters.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company or its applicable Subsidiary has filed with the applicable regulatory authorities (including the FDA or any other Governmental Authority performing functions similar to those performed by the FDA) all required filings, declarations, listings, registrations, reports or submissions, including but not limited to adverse event reports and registrations and reports required to be filed with clinicaltrials.gov, and all such filings, declarations, listings, registrations, reports or submissions were in compliance with Applicable Law when filed (or were corrected or supplemented by a subsequent submission) and since January 1, 2020, the Company has not received written notice of any deficiencies asserted by any applicable Governmental Authority with respect to any such filings, declarations, listing, registrations, reports or submissions.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company’s and its Subsidiaries’ products and product candidates, including the Product, are being and since January 1, 2017, have been, researched, developed, tested, studied, manufactured, processed, packaged, stored, supplied, licensed, imported, exported, distributed, labeled, advertised, promoted, marketed, commercialized, sold or disposed, as applicable, by or on behalf of the Company or its Subsidiaries in compliance with applicable Healthcare Laws. As of the date of this Agreement, since January 1, 2020, none of the Company or any of its Subsidiaries has received any written notices or other written communication from the FDA or any other Governmental Authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies or tests.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, none the Company or any of its Subsidiaries has (i) made an untrue statement of a material fact to the FDA or any Governmental Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or (iii) committed any other act, made any statement or failed to make any statement, including with respect to scientific data or information, that (in any such case) at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Policy or for any Governmental Authority to invoke any similar policy or law. As of the date of this Agreement, none of the Company or any of its Subsidiaries is the subject of any pending or, to the knowledge of the Company, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Policy. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any directors, officers, employees, agents or clinical investigators of the Company or any of its Subsidiaries, has been suspended or debarred or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (a) debarment under 21 U.S.C. Section 335a or any similar law or (b) exclusion under 42 U.S.C. Section 1320a 7 or any similar law.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries are in compliance and, since January 1, 2020, have been in compliance with all Healthcare Laws applicable to the operation of their respective businesses as currently conducted, including (i) any and all applicable federal, state and local fraud and abuse laws, including the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7(b)) and the civil False Claims Act (31 U.S.C. Section 3729 et seq.); (ii) the Health Insurance Portability and Accountability Act of 1996, the Health Information and Technology for Economic and Clinical Health Act; and (iii) laws which are cause for exclusion from any federal health care program. The Company has not received written notice of any enforcement, regulatory or administrative action or proceeding that is pending, and, to the knowledge of the Company, no such enforcement, regulatory or administrative action or proceeding has been threatened in writing, against the Company or any of its Subsidiaries under the FDCA, the Anti-Kickback Statute or similar laws, other than any such proceeding that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries, and to the knowledge of the Company, each Development Partner, hold all Governmental Authorizations from the FDA and all other Governmental Authorities that are required for the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted, and all such Governmental Authorizations are (i) in full force and effect, (ii) validly registered and on file with applicable Governmental Authorities, if any, and (iii) in compliance with all formal filing and maintenance requirements and, to the knowledge of the Company, the consummation of the transactions contemplated by this Agreement, in and of themselves, would not cause the revocation or cancellation of any such Governmental Authorization held by the Company and its Subsidiaries.

(f) Since January 1, 2020, there have been no recalls, field notifications, market withdrawals or replacements, “dear doctor” letters, investigator notices or other notices of action relating to a safety concern or alleged lack of regulatory compliance of any product or product candidate, including the Product, of the Company or any of its Subsidiaries.

(g) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, no Person has filed against the Company or any of its Subsidiaries any action relating to the Company or any of its Subsidiaries under any applicable federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(h) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, there are no claims, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, in each case, alleging that the Company or any of its Subsidiaries has any liability (whether in negligence, breach of warranty, strict liability, failure to warn or otherwise) arising out of or relating to any claimed injury or damage to individuals or property as a result of the claimed ownership, possession, exposure to or use of any product or product candidate, including the Product, of the Company or any of its Subsidiaries.

Section 4.14. Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries before (or, in the case of threatened actions, suits, investigations or proceedings, that would be before) or by, or order of, any Governmental Authority, in each case, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.15. Properties.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all material property and assets reflected on the Company Balance Sheet (but excluding Intellectual Property Rights which are covered by Section 4.16) or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, in each case free and clear of all Liens, except Permitted Liens.

(b) None of the Company or any of its Subsidiaries owns, or since January 1, 2020, has owned, any real property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each lease, sublease or license (each, a “Lease”) under which the Company or any of its Subsidiaries leases, subleases or licenses any real property is valid, with respect to the Company and, to the knowledge of the Company, the other party, binding, and in full force and effect and enforceable in accordance with its terms (subject, with respect to enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and (ii) since January 1, 2020, neither the Company nor any of its Subsidiaries has received notice in writing alleging that it has breached, violated or defaulted under any Lease. Section 4.15(b) of the Company Disclosure Schedule sets forth a true and complete list of each Lease as of the date hereof, true and complete copies of which have been made available to Parent prior to the date hereof.

Section 4.16. Intellectual Property Rights.

(a) Section 4.16(a) of the Company Disclosure Schedule identifies (i) the name of the applicant/registrant, (ii) the date and jurisdiction of application/registration (including with respect to domain names, the applicable Internet domain name registrar), (iii) the application or registration number and (iv) any other co-owners, in each case, for each item of material Registered IP owned in whole or in part by the Company or any of its Subsidiaries or exclusively licensed to the Company or any of its Subsidiaries. Each of the patents and patent applications included in such material Registered IP properly identifies by name each and every inventor of the claims thereof as determined in accordance with Applicable Law, and proper invention assignments for such inventors have been timely filed with the United States Patent and Trademark Office or its foreign equivalent, to the extent necessary or advisable under Applicable Law. The material Registered IP is subsisting, and, to the knowledge of the Company, the issued and granted items included therein are valid and enforceable. No interference, opposition, reissue, reexamination or other proceeding of any nature (other than ordinary course initial examination proceedings at the United States Patent and Trademark Office and foreign equivalents thereof) is pending or, to the knowledge of the Company, threatened, in which the scope, validity, enforceability, inventorship or ownership of any Registered IP is being or has been contested or challenged.

(b) The Company owns and possesses all right, title and interest in and to all material Company IP owned or purported to be owned by the Company or any of its Subsidiaries (“Owned Company IP”) (except for the right, title and interest of any co-owner disclosed on Section 4.16(a) of the Company Disclosure Schedule), free and clear of all Liens (other than Permitted Liens). To the knowledge of the Company, the Company and its Subsidiaries own or have the right to use all material Intellectual Property Rights used in or necessary for (i) the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted, and (ii) the development, manufacturing and commercialization (in each case, as currently conducted and as proposed to be conducted) of the products or product candidates, including the Product, that are in clinical development or being marketed or sold by or on behalf of the Company or its Subsidiaries, which, in each case will be owned or available for use, following the consummation of the transactions contemplated by this Agreement, on the same terms (including the same payment obligations) as they were owned or available for use by the Company and its Subsidiaries immediately prior to the Effective Time. No employee, director, independent contractor or consultant of the Company or any of its Subsidiaries or other Person (other than as disclosed on Section 4.16(a) of the Company Disclosure Schedule) owns or has any claim, right (whether or not currently exercisable) or interest to or in any Owned Company IP and each employee, director, independent contractor or consultant of the Company or any of its Subsidiaries who is or was involved in the creation or development of any Intellectual Property Rights on behalf of the Company or any of its Subsidiaries, pursuant to such individual’s activities on behalf of the Company or any of its Subsidiaries, has signed a written agreement containing a present assignment to the Company or its applicable Subsidiary of Intellectual Property Rights arising from such activities and appropriate confidentiality provisions protecting the Owned Company IP.

(c) No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used to create Owned Company IP or, to the knowledge of the Company, any other material Company IP, except for any such funding or use of facilities or personnel that has not and would not reasonably be expected to result in such Governmental Authority or institution obtaining any ownership rights to (or the right to obtain any ownership rights to) such Company IP, or any rights to receive royalties or other rights to use or exploit any Company IP.

(d) Section 4.16(d) of the Company Disclosure Schedule sets forth each license agreement pursuant to which the Company or any of its Subsidiaries (i) has a license or other right to any material Intellectual Property Right that is used to develop, manufacture or commercialize, or is incorporated into or distributed with, any product or product candidate of the Company or any of its Subsidiaries, including the Product (other than any material transfer agreements, services agreements, clinical trial agreements, non-disclosure agreements, commercially available Software-as-a-Service offerings, or commercially available off-the-shelf software licenses, in each case, entered into in the ordinary course of business) (each an “Inbound License”) or (ii) has granted a license or other right to any material Company IP (other than any material transfer agreements, services agreements, clinical trial agreements, non-disclosure agreements, or non-exclusive outbound licenses, in each case, entered into in the ordinary course of business) (each an “Outbound License”).

(e) (i) To the knowledge of the Company, neither the operation of the business of the Company or its Subsidiaries nor the making, use, import, sale, offer for sale or other disposition of any product or product candidate of the Company or any of its Subsidiaries, including the Product, infringes, misappropriates or otherwise violates or has infringed, misappropriated or otherwise violated since January 1, 2020 any Intellectual Property Right of any other Person; and (ii) to the knowledge of the Company, no other Person is infringing, misappropriating or otherwise violating or has infringed, misappropriated or otherwise violated any Company IP since January 1, 2020. No action, suit, investigation or proceeding is pending or has been served since January 1, 2020 (or, to the knowledge of the Company, is being threatened) against the Company or any of its Subsidiaries or by the Company or any of its Subsidiaries relating to any actual, alleged or suspected infringement, misappropriation or other violation of any Intellectual Property Rights of another Person or of the Company IP. Since January 1, 2020, none of the Company or any of its Subsidiaries has received or asserted any written notice or other written communication (including cease and desist letters) relating to any actual, alleged or suspected infringement, misappropriation or other violation of any Intellectual Property Right of another Person by the Company or any of its Subsidiaries or of any Company IP by any other Person.

(f) The Company and its Subsidiaries have taken reasonable security and other measures to protect the Company IP, including reasonable measures against unauthorized disclosure, to maintain and protect the secrecy, confidentiality and value of its trade secrets and other technical information, and to the knowledge of the Company, such trade secrets and other technical information have not been used by, disclosed to or uncovered by any Person except pursuant to written, valid and appropriate non-disclosure agreements which have not been breached.

(g) None of the Company or any of its Subsidiaries has been a member or promoter of, or a contributor to any industry standards body or any similar organization that would require or obligate the Company or any of its Subsidiaries to grant or offer to any other Person any license or right to any Company IP.

(h) None of the Company IP is subject to any pending or outstanding order, judgment, decree, injunction or other disposition of dispute that adversely and materially restricts the use, transfer, registration or licensing of any such Company IP by the Company or any of its Subsidiaries.

Section 4.17. Taxes. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

(a) All Tax Returns required by Applicable Law to be filed with any Governmental Authority by or on behalf of the Company or any of its Subsidiaries have been filed when due (taking into account applicable extensions) in accordance with all Applicable Laws, and all such Tax Returns are true and complete in all respects.

(b) The Company and each of its Subsidiaries has timely paid (or has had timely paid on its behalf) to the appropriate Governmental Authority all Taxes due and payable (whether or not shown on any Tax Return). All Taxes that the Company or any of its Subsidiaries is or was required by Applicable Law to withhold or collect have been duly and timely withheld or collected, and have been duly and timely paid (or set aside for payment when due) to the appropriate Governmental Authority.

(c) The unpaid Taxes of the Company and each of its Subsidiaries did not, as of the Company Balance Sheet Date, exceed the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet (rather than in any notes thereto) in accordance with GAAP. None of the Company or any of its Subsidiaries has incurred any liability for Taxes since the Company Balance Sheet Date other than in the ordinary course of business or in connection with the Merger.

(d) There is no written claim, audit, action, suit, proceeding, examination or investigation pending or threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Taxes or Tax matters.

(e) During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign law).

(f) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(g) No jurisdiction in which the Company or a Subsidiary of the Company does not file Tax Returns has made a claim in writing which has not been resolved that the Company or such Subsidiary is or may be liable for

Tax in that jurisdiction. None of the Company or any of its Subsidiaries has been subject to Tax in any jurisdiction other than its country of incorporation by virtue of having a permanent establishment (as defined by applicable Tax treaty) or other place of business or taxable presence in that jurisdiction.

(h) There are no currently effective waivers of any statute of limitations with respect to Taxes or extensions of time with respect to a Tax assessment or deficiency

(i) No adjustment with respect to any Tax Return, claim for any additional Tax, or deficiency for Taxes has been received by the Company or any of its Subsidiaries, except for such adjustment, claim, or deficiency that has been fully satisfied by payment, settled or withdrawn. All assessments for Taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid.

(j) Neither the Company nor any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is the Company or any of its Subsidiaries), (ii) is a party to or bound by, or has any obligation under, any agreement or arrangement relating to the apportionment, sharing, assignment, allocation or indemnification of or for any Tax or Tax asset (other than (A) an agreement solely between or among the Company and any of its Subsidiaries or (B) an agreement entered into in the ordinary course of business that does not have as a principal purpose addressing Tax matters) or (iii) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of state, local or foreign Tax law), as transferee or successor, by contract or otherwise. None of the Company or its Subsidiaries has made an election under Section 965(h) of the Code.

(k) None of the Company or any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

Section 4.18. Employee Benefit Plans.

(a) Section 4.18(a) of the Company Disclosure Schedule contains a correct and complete list, as of the date of this Agreement, of each Employee Plan. “Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), each employment, severance or similar contract, plan, practice, arrangement or policy and each other plan, agreement, program, practice or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to, or required to be maintained, administered or contributed to, by the Company or any ERISA Affiliate and covers or is for the benefit of any employee or former employee or other service provider of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability. The Company has made available to Parent as of the date hereof true and correct and complete copies, to the extent applicable, of (i) all Employee Plans (and, if applicable, all related trust or funding agreements or insurance policies) and all amendments thereto, (ii) the most recent annual report (Form 5500 including all schedules thereto) and tax return (Form 990), if any, prepared in connection with any Employee Plan or trust provided pursuant to clause (i), (iii) the most recent summary plan description and material modifications thereto with respect to any Employee Plan provided pursuant to clause (i), (iv) the most recent financial statements and actuarial reports for each Employee Plan (v) the most recent IRS determination letter or opinion letter upon which the Company may rely regarding its qualified status under the Code for each Employee Plan, and (vi) all material non-routine correspondence received by the Company from any Governmental Authority with respect to each Employee Plan in the last three (3) years.

(b) Neither the Company nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, or has in the past six (6) years sponsored, maintained or contributed to, any Employee Plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No liability under Title IV of ERISA has been incurred by the Company or any of its ERISA Affiliates that has not been satisfied in full. Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, (i) there does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a liability of the Company or any of its ERISA Affiliates following the Effective Time and (ii) without limiting the generality of the foregoing, neither the Company nor any of its their ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

(c) Neither the Company nor any ERISA Affiliate nor any predecessor thereof contributes to, or has in the past six (6) years contributed to or been obligated to contribute to, any “multiemployer plan,” as defined in Section 3(37) of ERISA (a “Multiemployer Plan”) or a plan that has two (2) or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, and neither the Company nor any ERISA Affiliate nor any predecessor thereof has incurred any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full.

(d) Each Employee Plan and related trust that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked or not be issued or reissued. Except as would not reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole, (i) each Employee Plan has been established, administered and maintained in compliance with its terms and with the requirements prescribed by any and all Applicable Laws, including ERISA and the Code, which are applicable to such Employee Plan, and (ii) all contributions or other amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Employee Plan in respect of current or prior plan years have been paid or, to the extent not required to be paid, accrued to the extent required to be accrued in accordance with GAAP.

(e) No Employee Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code.

(f) Except as provided by this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or together with any other event) (i) entitle any employee or other service provider of the Company or any of its Subsidiaries to severance pay, any increase in severance pay or any other compensatory payment solely as a result of the transactions contemplated hereby, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan, (iii) increase any benefits under any Employee Plan, or (iv) result in any limitation or restriction on the right of the Company or any of its Subsidiaries to amend, merge or terminate any Employee Plan or related trust. Without limiting the generality of the foregoing, there is no Employee Plan, contract, plan or arrangement (written or otherwise) covering any current or former employee or other service provider of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

(g) No Employee Plan provides for the gross-up or reimbursement of Taxes under Sections 4999 or 409A of the Code, or otherwise.

(h) No Employee Plan provides health, medical, life insurance or other welfare benefits to current or former employees or other service providers of the Company or its Subsidiaries beyond their retirement or other termination of employment, except as required by Section 4980B of the Code.

(i) To the knowledge of the Company, there is no material action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of the Company, threatened against or involving, any

Employee Plan, any fiduciaries thereof with respect to their duties to the Employee Plans or the assets of any of the trusts under any of the Employee Plan before any Governmental Authority or otherwise. There are no pending or, to the knowledge of the Company, threatened material claims (other than claims for benefits in the ordinary course of business), lawsuits or arbitrations that have been asserted or instituted and, to the knowledge of the Company, no set of circumstances exists that may be reasonably likely to give rise to a material claim or lawsuit against the Employee Plans, any fiduciaries thereof with respect to their duties to the Employee Plans or the assets of any of the trusts under any of the Employee Plans.

(j) No Employee Plan is subject to the laws of any jurisdiction outside of the United States or covers or provides compensation or benefits to any individuals who primarily reside outside of the United States.

Section 4.19. Labor and Employment Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or similar agreement with a labor union, works council or other labor organization. There is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (ii) activity, proceeding or other organizing effort by a labor union or representative thereof to the knowledge of the Company seeking to represent any employees of the Company or any of its Subsidiaries; or (iii) lockout, strike, slowdown, work stoppage or threat thereof by or with respect to such employees, and during the last three years there has not been any such action contemplated by clauses (i), (ii) or (iii).

(b) Each of the Company and its Subsidiaries is in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages and hours and occupational safety and health. Neither the Company nor any of its Subsidiaries is subject to any obligation to inform or consult with any labor union, trade union (whether independent or not), works council or other body representing employees or other service providers in connection with this Agreement, the transactions contemplated by this Agreement or the Closing (whether under Applicable Law or contract).

(c) To the knowledge of the Company, since January 1, 2017, (i) no allegations of sexual harassment, discrimination or sexual misconduct have been made against any member of the Board of Directors or any officer of the Company subject to the reporting requirements of Section 16(a) of the 1934 Act, (ii) neither the Company nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment, discrimination or sexual misconduct by any member of the Board of Directors or any officer of the Company subject to the reporting requirements of Section 16(a) of the 1934 Act, and (iii) there have been no, and there are no proceedings currently pending or, to the knowledge of the Company, threatened, related to any allegations of sexual harassment, discrimination or sexual misconduct by any member of the Board of Directors or any officer of the Company subject to the reporting requirements of Section  16(a) of the 1934 Act.

Section 4.20. Data Protection; Company Systems.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, during the past three (3) years, the Company and its Subsidiaries have taken all steps reasonably necessary (including implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that all Personally Identifiable Information and pre-clinical, clinical and other similar material data and information is protected against loss and against unauthorized access, use, modification or disclosure. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, during the past three (3) years, the Company and its Subsidiaries, and to the knowledge of the Company, each Third Party acting on behalf of the Company, (i) has complied with all Data Privacy and Security Requirements and contractual and fiduciary obligations, including in connection with any pre-clinical and clinical trials and otherwise, with respect to the collection, storage, use, sharing, transfer, disposition, protection, processing or other use of any Personally Identifiable Information collected or used by the Company or any of its Subsidiaries in any manner, or to the knowledge of the Company, maintained by Third Parties having authorized access to such information; (ii) has not been subject to any unauthorized access, acquisition, disclosure or other security breaches with respect to any Personally Identifiable Information; and (iii) has not received notice in writing of, or to the knowledge of the Company, otherwise been subject to, any complaints, notices, audits, proceedings, investigations or claims conducted or asserted by any other Person (including any Governmental Authority) regarding any (A) collection, storage, sharing, transfer, disposition, protection, processing or other use of any Personally Identifiable Information, or (B) violation of any Data Privacy and Security Requirements. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, to the knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not violate any Data Privacy and Security Requirement applicable to the Company or any of its Subsidiaries.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, (i) the Company Systems are in good working order and sufficient for the current conduct of the business of the Company and its Subsidiaries, and (ii) the Company and its Subsidiaries have purchased a sufficient number of license seats, and scope of rights, for all third-party software used by the Company and its Subsidiaries for their respective businesses as currently conducted and have complied with the terms of the corresponding agreements. Since January 1, 2020, there have been no material unauthorized intrusions or other material security breaches, or material failures or breakdowns that have not been remedied in all material respects, with respect to the Company Systems (including any which resulted in the unauthorized access to, or loss, corruption or alteration of any material data or information contained therein). The Company and its Subsidiaries have taken commercially reasonable actions designed to protect the security and integrity of the Company Systems, including taking and storing on-site and off-site of back-up copies of material data and information.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, (x) the Company and its Subsidiaries own, and have possession of or control over, all of the Company’s and any of its Subsidiaries’ Personally Identifiable Information and pre-clinical, clinical and other similar material data and information, including any databases containing any such data and information, and (y) such data and information (i) does not include non-key-coded clinical trial participant information or the means for reversing key coding, (ii) is located at the Company’s or its applicable Subsidiary’s premises (excluding cloud-based or SaaS-based hosting and storage platforms) and in the Company Systems and is generally available and accessible to the Company and its Subsidiaries and is stored and backed-up on a regular basis, and (iii) will be owned, in the possession and control of, and available for use by, Parent and its Affiliates (including the Company and its Subsidiaries), immediately following the Effective Time, free and clear of any Liens. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, (A) the Company and its Subsidiaries have obtained all consents and approvals that are required under Data Privacy and Security Requirements or other applicable laws and necessary to collect, process, use and disclose the Personally Identifiable Information in their possession, and (B) there is no unauthorized use by the Company or any of its Subsidiaries or, to the knowledge of the Company, any of their respective third-party service providers, of such Personally Identifiable Information.

Section 4.21. Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

(a) no written notice, order, complaint or penalty has been received by the Company or any of its Subsidiaries arising out of any Environmental Laws, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Company’s knowledge, threatened which allege a violation by the Company or any of its Subsidiaries of, or liability under, any Environmental Laws;

(b) the Company and each of its Subsidiaries have all environmental permits necessary for their operations to comply with all applicable Environmental Laws and are, and have been since January 1, 2020, in compliance with the terms of such permits; and

(c) there has been no release of any hazardous substance at, to, on, under or emanating from any property owned, leased or used by the Company or any of its Subsidiaries in any manner that has or would reasonably be expected to give rise to any liability, remedial obligation or corrective action requirement under applicable Environmental Laws.

Section 4.22. Material Contracts.

(a) Prior to the date hereof, the Company has made available to Parent, or publicly filed with the SEC, a true and complete copy of each of the following contracts to which the Company or any Subsidiary of the Company is a party as of the date of this Agreement (such contracts, the “Material Contracts”). A true and complete list of the Material Contracts is set forth on Section 4.22(a) of the Company Disclosure Schedule:

(i) any contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for aggregate payments by the Company or any Subsidiary of the Company of $1,000,000 or more per annum;

(iii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other contracts relating to indebtedness or the borrowing of money or extension of credit (including capital and finance leases and reimbursement obligations in respect of letters of credit) of $2,500,000 or more (other than loans to direct or indirect wholly-owned Subsidiaries of the Company), any contract that provides for or relates to any material hedging, derivatives or similar contracts or arrangements and any contract or arrangement that gives rise to a Lien (other than a Permitted Lien) on the material assets of the Company or any of its Subsidiaries;

(iv) any contract with respect to a joint venture, partnership, profit-sharing, strategic alliance, collaboration or other similar arrangement, or any contract that relates to the formation, creation, governance or control of, or the economic rights or obligations of the Company or any of its Subsidiaries in, any such joint venture, partnership, profit-sharing, strategic alliance or other similar arrangement, in each case, other than material transfer agreements and collaboration arrangements with universities, in each case, entered into in the ordinary course of business and not, individually or in the aggregate, material to the Company or its Subsidiaries;

(v) any contract for capital expenditures or that relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) for aggregate consideration under such contract in excess of $2,000,000 pursuant to which any earn-out, indemnification or deferred or contingent payment obligations remain outstanding;

(vi) any contract containing covenants of the Company or any Subsidiary of the Company to indemnify or hold harmless another Person or group of Persons, unless such indemnification or hold harmless obligation to such Person, or group of Persons, as the case may be, would not reasonably be expected to be material to the Company;

(vii) any Inbound License and any Outbound License;

(viii) any settlement agreement or similar contract that materially restricts the Company’s or any of its Subsidiaries’ right to use any Intellectual Property Rights or that otherwise restricts in any material respect the operations or conduct of the Company or any Subsidiary of the Company (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of their respective Subsidiaries);

(ix) any contract (other than an Employee Plan) with an Affiliate, director, executive officer (as such term is defined in the 1934 Act), holder of 5% or more of the Shares, or any of their immediate family members, or, to the knowledge of the Company, any of their Affiliates (other than the Company);

(x) any contract with any Governmental Authority under which payments in excess of $500,000 were received by the Company in the most recently completed fiscal year;

(xi) any contract pursuant to which the Company or any of its Subsidiaries has contingent obligations or is entitled to contingent benefits that upon satisfaction of certain conditions precedent will result in payment or receipt by the Company and its Subsidiaries collectively of more than $1,000,000 in the aggregate over a twelve (12)-month period, in either milestone payments or royalties upon (A) the achievement of regulatory or commercial milestones or (B) the receipt of revenue or income based on product sales;

(xii) any contract (A) limiting the freedom or right of the Company or any of its Affiliates, in any material respect, to engage in any line of business, drug discovery or development program, therapeutic area or geographic area or with respect to any class of compounds, molecules or products, or with any Person or to compete with any other Person in connection with any of the foregoing or to make use of any material Company IP, (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by the Company or any of its Subsidiaries or (C) containing exclusivity obligations or restrictions or otherwise materially limiting the freedom or right of the Company or any of its Affiliates to research, develop, sell, distribute or manufacture any products or services or any technology or other assets to or for any other Person or in any geographic region;

(xiii) any contract that relates to manufacturing, supply, distribution, marketing, “contract research” or clinical trial services to be performed on behalf of the Company or any of its Subsidiaries and provides for minimum future payment obligations in excess of $500,000 which contract cannot be cancelled or terminated by the Company without penalty or further payment without more than ninety (90) days’ notice (other than payments for services rendered to such termination date); and

(xiv) any contract (other than contracts of the type described in the subclauses above) that involves aggregate payments by or to the Company or any Subsidiary of the Company in excess of $1,000,000 per annum or $2,000,000 in the aggregate.

(b) Except for breaches, violations or defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each of the Material Contracts is valid and binding, with respect to the Company and, to the knowledge of the Company, the other party, and in full force and effect and, to the Company’s knowledge, enforceable by the Company or its applicable Subsidiary in accordance with its terms (subject, with respect to such enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge any other party to a Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a breach or default under the provisions of such Material Contract, result in a right of termination, modification or renegotiation for the other party to such Material Contract, or cause or permit acceleration of or other changes to any right of the other party thereto or obligations of the Company or its applicable Subsidiary thereunder, and, since January 1, 2020 through the date hereof, neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Material Contract. Neither the Company nor any of its Subsidiaries has waived in writing any rights under any Material Contract, the waiver of which would, individually or the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.23. Finders’ Fees. Except for Goldman Sachs & Co. LLC, there is no investment banker, broker, finder or other intermediary entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The total fees payable to

Goldman Sachs & Co. LLC in connection with the Merger and the transactions contemplated by this Agreement have been made available by the Company to Parent prior to the date hereof.

Section 4.24. Opinion of Financial Advisor. The Board of Directors has received the opinion of Goldman Sachs & Co. LLC, financial advisor to the Company, to the effect that, as of the date of such opinion and based upon and subject to the assumptions, qualifications and other matters and limitations set forth therein, the $52.00 per Share cash consideration to be paid to the holders of Shares (other than Parent and its Affiliates) in the Merger is fair, from a financial point of view, to such holders.

Section 4.25. Antitakeover Statutes. Assuming the representations and warranties of Parent set forth in Section 5.09 are true and correct, the Board of Directors has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from Section 203 of the DGCL and any other Takeover Statute.

Section 4.26. Insurance. The Company has delivered or made available to Parent or Parent’s Representatives an accurate and complete copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, all such insurance policies are in full force and effect (except for any expiration thereof in accordance with its terms), no written notice of cancellation or modification has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder.

Section 4.27. No Other Representations and Warranties. Except for the representations and warranties set forth in Article 5, no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Merger Subsidiary to the Company, and the Company hereby disclaims any such representation or warranty, whether by or on behalf of Parent or Merger Subsidiary, and notwithstanding the delivery or disclosure to the Company, or any of its Representatives or Affiliates of any documentation or other information by Parent or Merger Subsidiary or any of their respective Representatives or Affiliates with respect to any one or more of the foregoing.

Section 4.28. No Reliance. Except as expressly addressed or included in the representations or warranties made by Parent and Merger Subsidiary in Article 5, the Company acknowledges that neither Parent nor Merger Subsidiary nor any other Person makes, and that the Company has not relied upon, any representation or warranty with respect to any forecasts, budgets, projections or estimates (including the accuracy or completeness of, or the reasonableness of the assumptions underlying, such forecasts, budgets, projections or estimates) provided by Parent or any Representative of Parent, including in any “data rooms” or management presentations.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

Subject to Section 11.05, except as disclosed in any reports, schedules, forms, statements, prospectuses, registration statements and other documents publicly filed by Parent with the SEC (but excluding any risk factor disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or similar cautionary, forward-looking or predictive statements) after January 1, 2020 and before the date of this Agreement or as set forth in the Parent Disclosure Schedule, Parent represents and warrants to the Company that:

Section 5.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and assets and carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Parent beneficially owns all outstanding capital stock of Merger Subsidiary.

Section 5.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action and except for the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of the Delaware pursuant to the DGCL and the adoption of this Agreement by Parent, as the sole stockholder of Merger Subsidiary (which adoption shall be obtained promptly after the date hereof), no other corporate proceedings on the part of Parent or Merger Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Parent and Merger Subsidiary have duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of Parent and Merger Subsidiary enforceable against Parent and Merger Subsidiary in accordance with its terms (subject, with respect to enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, filing with, notification to or approval or consent of, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which Parent or the Company is qualified to do business, (b) compliance with any applicable requirements of Antitrust Laws, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other state or federal securities laws, (d) compliance with any applicable rules of Nasdaq and (e) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

Section 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary; (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law; (c) require any consent or other action by any Person under, constitute a default under or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any material contract of Parent or its Subsidiaries; or (d) result in the creation or imposition of any Lien on any property or asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

Section 5.05. Information Supplied. The information with respect to Parent and any of its Subsidiaries that Parent supplies to the Company specifically for use in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the time of the filing and mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Stockholders’ Meeting.

Section 5.06. Finders’ Fees. Except for PJT Partners LP, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from Parent in connection with the transactions contemplated by this Agreement.

Section 5.07. Financing. Parent has sufficient cash or other liquid financial resources or undrawn financing commitments to, and at the Effective Time Parent will have available the cash necessary to, consummate the Merger and the other transactions contemplated by this Agreement, including the payment in cash of the aggregate Merger Consideration at the Effective Time, and to pay all related fees and expenses, and to discharge Parent’s other liabilities as they become due.

Section 5.08. Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Parent, threatened against, Parent or Merger Subsidiary before (or, in the case of threatened actions, suits, investigations or proceedings, that would be before) or by, or order of, any Governmental Authority, in each case, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

Section 5.09. Ownership of Shares. None of Parent, Merger Subsidiary or any of their Subsidiaries has at any time in the three (3) years preceding the date of this Agreement been an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL.

Section 5.10. No Other Representations and Warranties. Except for the representations and warranties set forth in Article 4, no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company or any of its Subsidiaries to Parent or Merger Subsidiary, and Parent and Merger Subsidiary each hereby disclaim any such representation or warranty, whether by or on behalf of the Company or any of its Subsidiaries, and notwithstanding the delivery or disclosure to Parent, Merger Subsidiary, or any of its or their Representatives or Affiliates of any documentation or other information by the Company or any of its Subsidiaries or any of their Representatives or Affiliates with respect to any one or more of the foregoing.

Section 5.11. No Reliance. Except as expressly addressed or included in the representations or warranties made by the Company in Article 4, each of Parent and Merger Subsidiary acknowledges that neither the Company nor any other Person makes, and that neither Parent nor Merger Subsidiary has relied upon, any express or implied representation or warranty whatsoever and specifically (but without limiting the foregoing), that except as expressly addressed or included in the representations or warranties made by the Company in Article 4, neither the Company nor any Representative of the Company makes, nor has either Parent or Merger Subsidiary relied upon, any representation or warranty with respect to (a) the Company or its Subsidiaries or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or any matter relating to the Company or its Subsidiaries or (b) any documentation, forecasts, budgets, projections, estimates or other information (including the accuracy or completeness of, or the reasonableness of the assumptions underlying, such documentation, forecasts, budgets, projections, estimates or other information) provided by the Company or any Representative of the Company, including in any “data rooms” or management presentations.

ARTICLE 6

COVENANTS OF THE COMPANY

The Company agrees that:

Section 6.01. Conduct of the Company. Except with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), as expressly contemplated by this Agreement, as set forth in Section 6.01 of the Company Disclosure Schedule or as required by Applicable Law (including any action to be taken, or omitted to be taken, pursuant to COVID-19 Measures), from the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (x) conduct in all material respects its business in the ordinary course of business consistent with past practice and (y) preserve intact the material components of its current business organizations and relationships and goodwill with material suppliers, material customers, Governmental Authorities and other material business relations and to keep available the services of its present executive officers and key other employees. Without limiting the generality of the foregoing, except with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), as expressly contemplated by this Agreement, as set forth in Section 6.01 of the Company Disclosure Schedule or as required by Applicable Law (including any action to be taken, or omitted to be taken, pursuant to COVID-19 Measures), from the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries not to:

(a) (i) amend the Company Certificate or the bylaws of the Company, or (ii) amend in any material respect the certificate or articles of incorporation, bylaws or other similar organizational documents of any Subsidiary of the Company;

(b) (i) split, combine or reclassify any shares of its capital stock or other equity or voting interests, (ii) establish a record date for, declare, accrue, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof or otherwise) in respect of its capital stock or other equity or voting interests or Company Securities or Company Subsidiary Securities, except for dividends by any of the Company’s wholly-owned Subsidiaries to the Company or any other wholly-owned Subsidiary, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities, other than (A) the withholding or reacquisition of Shares to satisfy Tax withholding obligations or payment of the applicable exercise price with respect to Company Equity Awards and (B) the acquisition by the Company of Company Securities in connection with the forfeiture of such Company Securities pursuant to the terms of any Company Equity Award;

(c) (i) issue, deliver, encumber, pledge, grant, transfer or sell, or authorize the issuance, delivery, encumbrance, pledge, grant, transfer or sale of, any shares of its capital stock or other equity or voting interests or any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any Shares issued upon the exercise or settlement of Company Equity Awards that are outstanding on the date of this Agreement or issued in compliance with this Agreement after the date of this Agreement, in each case in accordance with the Company Stock Plan and the applicable award agreement, (B) Shares issued upon the exercise of purchase rights under the Company ESPP in accordance with this Agreement, or (C) any Company Subsidiary Securities to the Company or any other wholly-owned Subsidiary of the Company; or (ii) amend any term of any Company Security or any Company Subsidiary Security;

(d) form any Subsidiary;

(e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses for an amount in excess of $1,000,000 in the aggregate, other than acquisitions of raw materials, supplies, equipment, inventory and third-party software in the ordinary course of business consistent with past practice;

(f) sell, lease, encumber, license, sublicense or otherwise transfer or dispose of, waive, relinquish or permit to lapse, fail to protect or enforce, or otherwise subject to any Lien (other than any Permitted Lien) any of its material rights, assets, securities, properties (including Intellectual Property Rights), interests or businesses or any assets or property the value or purchase price which exceeds $1,000,000 individually or $2,500,000 in the aggregate, except, in the case of any of the foregoing (A) in the ordinary course of business consistent with past practice (including entering into non-exclusive license agreements in the ordinary course of business consistent with past practice) or (B) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company;

(g) other than in connection with actions expressly permitted by Section 6.01(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than advances for reimbursable employee expenses in the ordinary course of business consistent with past practice;

(h) enter into any new line of business or abandon or discontinue any existing line of business, it being understood that clinical trials planned as of the date hereof and conducted in the ordinary course of business shall not constitute new lines of business;

(i) incur any indebtedness (including any borrowing of money, capital leases and reimbursement obligations in respect of letters of credit) or guarantees thereof, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any Person, other than any borrowings (i) incurred between the Company and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries or (ii) incurred under the Existing Credit Agreement as in effect as of the date hereof in an amount not in excess of $2,000,000;

(j) make or authorize, or make any commitment with respect to, capital expenditures that, in the aggregate, exceed one-hundred and fifteen percent (115%) of the aggregate total of the capital expenditures budget of the Company in effect on the date hereof (a copy of which has been made available to Parent prior to the date hereof);

(k) (i) enter into or terminate, or (ii) materially amend, renew, extend, materially modify or waive any material rights or obligations under any Material Contract (or any contract that if entered into prior to the date hereof would be a Material Contract), including any letter agreement, schedule, exhibit or similar document ancillary to such Material Contract, except (x) in the case of clause (i), for (A) normal expirations of Material Contracts in the ordinary course of business consistent with past practice and (B) entry into commercial contracts in the ordinary course of business consistent with past practice that are not the type of Material Contract contemplated by Section 4.22(a)(v), Section 4.22(a)(xii) or Section 4.22(a)(xiv) and (y) in the case of clause (ii), amendments, renewals, extensions, modifications and waivers in the ordinary course of business consistent with past practice, provided that any such amendment, renewal, extension, modification or waiver (A) does not materially extend the term or duration of such Material Contract and (B) would not create or result in new or additional obligations on the part of the Company or any of its Subsidiaries of the type contemplated by Section 4.22(a)(v), Section 4.22(a)(xii) or Section 4.22(a)(xiv); provided, that, with respect to any request for consent to take the actions set forth in clause (ii) of this Section 6.01(k) with respect to the types of Material Contracts contemplated by Section 4.22(a)(xiv), Parent’s consent shall be deemed granted if (1) such request for consent is delivered to Parent in writing and includes a reasonable description of the material terms of the proposed entry into, amendment, renewal, extension, modification or waiver of such contract and (2) no response thereto is received from Parent within three (3) Business Days thereof;

(l) adopt, approve, modify or amend any material plan or program with a Development Partner relating to the development or commercialization of any of the Company’s or its Subsidiaries’ products or product candidates, including the Product, including any decision or action with respect thereto that is subject to joint governance approval with any such Development Partner, or make any material and binding proposal or commitment to a Development Partner regarding the adoption, approval, modification or amendment of any such plan or program;

(m) except to the extent required by the terms of the Employee Plans (each as in existence as of the date hereof or as otherwise amended in accordance with the terms of this Agreement), (i) increase the compensation, bonus, incentive compensation, severance, termination pay or other benefits payable to any current or former employee or other service provider of the Company or any of its Subsidiaries, (ii) enter into, establish, adopt, amend or terminate any Employee Plan (or any arrangement that would be an Employee Plan if in effect on the date of this Agreement), other than (x) de minimis administrative amendments in the ordinary course of business to Employee Plans solely providing health and welfare benefits that do not materially increase the cost or expense of maintaining, or materially increase the benefits payable under, such Employee Plans, or (y) entry into at-will offer letters that do not provide for severance entitlements (other than eligibility to participate in the U.S. Employee Change in Control Severance Plan as in effect on the date hereof) consistent with past practice for new hires below the level of senior director and with an annual base salary of less than $250,000 consistent with clause (viii) below, (iii) make any contributions or payments to any trust or other funding vehicle with respect to any Employee Plan, (iv) change any actuarial or other assumptions used to calculate funding obligations with respect to any Employee Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (v) pay, grant or award any Company Equity Awards or other incentive awards, (vi) (A) accelerate the payment or vesting of, or otherwise deviate from the terms provided in the applicable award agreement with respect to the vesting, payment, settlement or exercisability of any Company Equity Award, or (B) accelerate the payment or vesting of any other compensatory payment, equity or other incentive award or benefit provided or to be provided to any current or former employee or other service provider, (vii) loan or advance any money or other property to any current or former employee or other service provider of the Company or its Subsidiaries (other than advances for reimbursable employee expenses in the ordinary course of business and in accordance with the Company’s expense reimbursement policies), (viii) hire or engage or promote any employee, independent contractor or consultant with an annual base salary or annual base compensation of $250,000 or more or, in the case of an employee, who is at or above the level of senior director, or (ix) terminate (other than for cause) the employment or services of any employee, independent contractor or consultant whose annual base salary or annual base retainer is in excess of $250,000 or, in the case of an employee, who is at or above the level of senior director;

(n) change the Company’s financial accounting methods, principles or practices, except as required by changes in GAAP, Applicable Law or in Regulation S-X of the 1934 Act, as agreed to by the Company’s independent public accountants;

(o) settle, release, waive or compromise, or offer or propose to settle, release, waive or compromise, (i) any litigation, investigation, arbitration, proceeding, dispute or other claim involving or against the Company or any of its Subsidiaries except for settlements requiring payment of not more than $500,000 in the aggregate and that do not impose any restrictions on the business or operations of the Company and its Subsidiaries (other than customary confidentiality and non-disclosure obligations) or involve any injunctive or other non-monetary relief or any license, cross license or similar agreement with respect to Intellectual Property Rights, and in each case that do not involve the admission of wrongdoing by the Company or any of its Subsidiaries, or (ii) any litigation, investigation, arbitration, proceeding, demand dispute or other claim that relates to the transactions contemplated hereby;

(p) adopt a plan or agreement of, or effect any, complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(q) enter into any collective bargaining agreement or other agreement with any labor organization or recognize or certify any labor union, works council or other labor organization as the bargaining representative for any employees of the Company or any of its Subsidiaries;

(r) make, change or revoke any material Tax election, adopt or change any material Tax accounting method, change any Tax accounting period, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes or Tax attributes, request any material Tax ruling, settle or compromise any material Tax proceeding, extend or waive any statute of limitations with respect to a material amount of Taxes or Tax attributes, or surrender any claim for a material refund of Taxes; or

(s) agree, resolve or commit to do any of the foregoing.

Nothing contained herein shall give to Parent, directly or indirectly, the right to control or direct the operations of the Company or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with and subject to the terms and conditions hereof, complete control and supervision of its and its respective Subsidiaries’ respective operations.

Section 6.02. Access to Information. From the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, and subject to Applicable Law and the Confidentiality Agreement dated as of January 7, 2022 between the Company and Parent (the “Confidentiality Agreement”), upon reasonable advance notice, the Company shall: (a) give Parent, its counsel, financial advisors, auditors and other authorized Representatives reasonable access during normal business hours of the Company to the offices, properties, books and records of the Company and its Subsidiaries (provided, however, that any such access shall be conducted at Parent’s sole expense, at a reasonable time, under the supervision of appropriate personnel of the Company); (b) furnish to Parent, its counsel, financial advisors, auditors and other authorized Representatives such financial and operating data, personnel records, human resources data and other information as Parent may reasonably request; and (c) cause the employees, counsel, financial advisors, auditors and other authorized Representatives of the Company and its Subsidiaries to reasonably cooperate with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries, shall be subject to the Company’s reasonable security measures and insurance requirements and shall not include the right to perform any “invasive” testing or inspection. No investigation pursuant to this Section 6.02 shall cure any breach of, or non-compliance with, any other provision of this Agreement or limit the remedies available to any party. Notwithstanding the foregoing provisions of this Section 6.02, and without limiting Section 6.03, nothing in this Section 6.02 shall require the Company to grant access to, or to disclose or make available, any documents or information to Parent or any other Person if (i) such access or disclosure would, in the Company’s reasonable discretion, (x) jeopardize any attorney-client privilege, work-product doctrine or other applicable legal privilege (so long as the Company has reasonably cooperated with Parent to permit access to or disclosure of such information on a basis that does not waive such privilege or protection with respect thereto), (y) contravene or result in a violation, default or breach of any Applicable Law, fiduciary duty or binding contract (including any confidentiality agreement to which the Company or its Affiliates is a party) in effect as of the date hereof or give any Person the right to terminate or accelerate the rights under any such contract or (z) such access or disclosure would result in the disclosure of any trade secret to a third party, (ii) such documents or information are reasonably pertinent to any adverse litigation, action, suit, claim, demand or proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand or (iii) unless otherwise required to be provided under the terms of Section 6.03, such documents or information relate to any Acquisition Proposal (including, unless otherwise required to be provided under the terms of Section 6.03, any such materials presented to the Board of Directors or any financial, legal or other advisors to the Company or the Board of Directors). Information disclosed pursuant to this Section 6.02 may be disclosed subject to execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent to the extent the Company determines doing so may be reasonably required for the purpose of complying with Applicable Law. With respect to the information disclosed pursuant to this Section 6.02, Parent shall comply with, and shall instruct Parent’s Representatives to comply with, all of its obligations under the Confidentiality Agreement and Additional Confidentiality Agreement. All requests for information made pursuant to this Section 6.02 shall be directed to an executive officer of the Company or other person designated by the Company in writing. Nothing in this Section 6.02 will be construed to require the Company or any of its Representatives to prepare any reports, analyses, appraisals, opinions or other information not in the possession of the Company or its Representatives or that the Company has a contractual right to obtain as of the time such information or materials are requested pursuant hereto.

Section 6.03. No Solicitation; Other Offers.

(a) General Prohibitions. Neither the Company nor any of its Subsidiaries shall, and the Company and its Subsidiaries shall cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of, or that would reasonably be expected to result in the submission of, any Acquisition Proposal; (ii) enter into or participate in any discussions (except solely to notify a Person that makes any inquiry or offer with respect to an Acquisition Proposal of the existence of the provisions of this Section 6.03) or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise cooperate in any way with any Third Party in connection with, or for the purpose of knowingly encouraging or facilitating, an Acquisition Proposal; (iii) (A) fail to make, withdraw, qualify or modify in a manner adverse to Parent the Company Board Recommendation, (B) fail to include the Company Board Recommendation in the Proxy Statement, (C) approve, adopt or recommend an Acquisition Proposal, (D) fail to (1) publicly and without qualification recommend against any Acquisition Proposal within ten (10) Business Days after such Acquisition Proposal is made public (or such fewer number of days as remains prior to the Company Stockholders’ Meeting so long as such Acquisition Proposal is made at least one (1) Business Day prior to the Company Stockholders’ Meeting), or (2) fail to reaffirm the Company Board Recommendation within ten (10) Business Days after any request by Parent to do so (or such fewer number of days as remains prior to the Company Stockholders’ Meeting so long as such request is made at least one (1) Business Day prior to the Company Stockholders’ Meeting), it being understood and agreed that, other than requests for reaffirmation made by Parent within five (5) Business Days of the date that an Acquisition Proposal first becomes public, Parent shall be entitled to request a reaffirmation of the Company Board Recommendation on a maximum of two (2) occasions or (E) publicly propose to do any of the foregoing in clauses (A) through (D) (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”); or (iv) authorize or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument or agreement, whether written or oral, binding or non-binding, relating to an Acquisition Proposal.

(b) Exceptions. Notwithstanding Section 6.03(a), at any time prior to obtaining Company Stockholder Approval:

(i) the Company may (A) engage in negotiations or discussions with any Third Party or Third Parties (and its and their Representatives and financing sources) that after the execution of this Agreement has made a bona fide Acquisition Proposal, and (B) furnish to such Third Party or Third Parties (and its or their Representatives and financing sources) non-public information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement (a copy of which shall be provided for informational purposes only to Parent upon execution of such confidentiality agreement) with such Third Party or Third Parties with terms no less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement; provided that all such information (to the extent that such information has not been previously made available to Parent) is made available to Parent prior to or concurrently with the time such information is provided to such Third Party or Third Parties (or its or their Representatives and financing sources); and provided, further, in the case of each of clause (A) and clause (B), that (1) such Acquisition Proposal did not result from a breach of this Section 6.03 and (2) the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal;

(ii) if the Company receives a bona fide Acquisition Proposal on or after the date of this Agreement that did not result from a breach of this Section 6.03 and that the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal, subject to compliance with this Section 6.03 and the procedures set forth in Section 10.01(d)(i), if applicable, (x) the Board of Directors may make an Adverse Recommendation Change or (y) the Company may terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, in each case, if (A) the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under Applicable Law, (B) prior to effecting such Adverse Recommendation Change or terminating this Agreement, (1) the Company has given Parent at least four (4) Business Days’ prior written notice of its intention to effect an Adverse Recommendation Change or terminate this Agreement (which notice shall not, in and of itself, constitute an Adverse Recommendation

Change), (2) the Company has provided Parent with the identity of the Third Party making the Acquisition Proposal, the terms and conditions thereof and an unredacted copy of any written materials, proposals or agreements received in connection with such Acquisition Proposal, and all correspondence relating thereto in accordance with Section 6.03(d), (C) if requested to do so by Parent, during the period of four (4) Business Days following delivery of such notice, the Company shall have discussed and negotiated in good faith, and shall have made its Representatives available to discuss and negotiate in good faith, with Parent and Parent’s Representatives any proposed amendments or modifications to the terms and conditions of this Agreement and (D) no earlier than the end of such four (4) Business Day period, the Board of Directors shall have concluded, after considering the terms of any amendment or modification to this Agreement offered by Parent during such period, and after consultation with its financial advisor and outside legal counsel, that such Superior Proposal continues to constitute a Superior Proposal and that the failure to either effect an Adverse Recommendation Change or terminate this Agreement and enter into a definitive agreement with respect to such Superior Proposal would still reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under Applicable Law (it being understood and agreed that any change to the financial or other material terms of a proposal that was previously the subject of a notice hereunder shall require an additional notice to Parent and the four (4) Business Day period shall be extended until at least two (2) Business Days after the time that Parent receives such additional notice); and

(iii) if an Intervening Event occurs, the Board of Directors may make an Adverse Recommendation Change in respect of such Intervening Event; provided that (A) the Board of Directors determines, in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under Applicable Law and (B) prior to effecting such Adverse Recommendation Change, (1) the Company shall have given Parent at least four (4) Business Days’ prior written notice of its intention to affect an Adverse Recommendation Change (which notice shall not, in and of itself, constitute an Adverse Recommendation Change), which notice shall include a reasonably detailed description of such Intervening Event, (2) if requested to do so by Parent, during the period of four (4) Business Days following delivery of such notice, the Company shall have discussed and negotiated in good faith, and shall have made its Representatives available to discuss and negotiate in good faith, with Parent and Parent’s Representatives, any proposed amendments or modifications to the terms and conditions of this Agreement and (3) no earlier than the end of such four (4) Business Day period, the Board of Directors shall have concluded, after considering the terms of any amendment or modification to this Agreement offered by Parent during such period, and after consultation with its outside legal counsel, that the failure to effect an Adverse Recommendation Change in respect of such Intervening Event would still reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under Applicable Law (it being understood and agreed that any material change to the changes, events, circumstances or developments constituting the Intervening Event that was previously the subject of a notice hereunder shall require an additional notice to Parent and the four (4) Business Day period shall be extended until at least two (2) Business Days after the time that Parent receives such additional notice).

(c) Nothing contained in this Agreement, including in this Section 6.03, shall restrict the Board of Directors or the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the 1934 Act with regard to an Acquisition Proposal or (ii) making any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the 1934 Act; provided that, in the case of each of clauses (i) and (ii), any such disclosure or communication shall be deemed to be an Adverse Recommendation Change unless such disclosure or communication includes an express reaffirmation, without qualification, of the Company Board Recommendation.

(d) Required Notices. The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after receipt by the Company (or any of its Representatives) of any bona fide Acquisition Proposal or any offers, proposals, inquiries or indications of interest with respect thereto or that the Company believes is or that would reasonably be expected to lead to an Acquisition Proposal, including (i) the identity of the Third Party making the Acquisition Proposal or offer, proposal, inquiry or indication of interest, (ii) a summary of the material terms and conditions thereof (it being agreed that such summary will only be required to be provided to the extent such information is not included in the information and materials provided to Parent under clause (iii) hereof) and (iii) an unredacted copy of any written proposal, written offer, or other written material received from such Third Party or its Representatives in connection with an Acquisition Proposal, and shall keep Parent reasonably informed as to the status (including changes to the material terms or other material developments) of such Acquisition Proposal, offer, proposal, inquiry or indication of interest on a reasonably prompt basis and within twenty-four (24) hours of (i) any such material changes or material developments or (ii) any written request of Parent for such information. The Company shall also notify Parent promptly (but in no event later than twenty-four (24) hours) after receipt by the Company of any initial request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that may be considering making, or has made, an Acquisition Proposal.

(e) Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means a bona fide written Acquisition Proposal that the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, taking into account all financial, legal, regulatory and other aspects of such proposal and any revisions to this Agreement made or offered in writing by Parent prior to the time of such determination, would be more favorable to the Company’s stockholders from a financial point of view than the Merger; provided, that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Acquisition Proposal shall be deemed references to “50%.”

(f) Obligation of the Company to Terminate Existing Discussions. The Company shall, and shall cause its Subsidiaries and Representatives to, cease immediately and cause to be terminated any and all existing discussions or negotiations, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal or offer, proposal, inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal and shall promptly (and in any event within one (1) Business Day of the date hereof) terminate access by any such Third Party and its Representatives to any physical or electronic data room relating to any such discussions or negotiations and request the return or destruction of all information furnished by the Company or on its behalf to any such Third Party and its Representatives, and shall enforce and not waive, amend or release any Third Party from the provisions of its confidentiality agreements with such Third Parties; provided, however, that the Board of Directors may, or may authorize the Company to, waive any standstill agreement with any Third Party, or any standstill provision included in a confidentiality agreement with any Third Party, in each case, subject to compliance with this Section 6.03, in response to an unsolicited request from a Third Party in the event that the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under Applicable Law.

Section 6.04. Proxy Statement; Company Stockholders’ Meeting.

(a) As promptly as reasonably practicable after the date hereof the Company shall prepare (and Parent shall reasonably and in good faith cooperate in such preparation) and file with the SEC the preliminary Proxy Statement, and the Company will use its reasonable best efforts to cause such filing to occur no later than August 29, 2022. Unless the Board of Directors has made an Adverse Recommendation Change in compliance with Section 6.03, the Company and the Board of Directors shall include the Company Board Recommendation in the Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement, and each covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Proxy

Statement will, at the date it or any amendment or supplement thereto is filed with the SEC or first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Parent shall provide the Company such assistance and cooperation as may be reasonably requested by the Company in the preparation of the information related to Parent or Merger Subsidiary to be included in the Proxy Statement. Each of the Company and Parent shall use its respective reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement, and the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the date on which the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating them to holders of Shares and a reasonable opportunity to review and comment on all responses to requests for additional information, and shall consider any comments proposed by Parent in good faith. If, at any time prior to the Company Stockholders’ Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties and correct such information, and the Company shall file with the SEC an appropriate amendment or supplement describing such information.

(b) Unless this Agreement is terminated in accordance with its terms, and notwithstanding any Adverse Recommendation Change, the Company shall, as promptly as reasonably practicable (and in accordance with Applicable Law, the Company Certificate and bylaws of the Company) after the date on which the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders’ Meeting”), and, subject to Section 6.03(b), the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval; provided, however, that the Company may, and shall at the written request of Parent, postpone or adjourn the Company Stockholders’ Meeting on no more than two occasions (for the Company and Parent in the aggregate) and for no longer than ten (10) Business Days from the prior scheduled date and to a date no later than the fifth (5th) Business Day preceding the End Date:

(i) after consultation with Parent, (A) due to the absence of a quorum or (B) to solicit additional proxies if, at the time of such postponement or adjournment, the Company has not received proxies representing a sufficient number of Shares for the Company Stockholder Approval to be received at the Company Stockholders’ Meeting, whether or not a quorum is present; or

(ii) after consultation with Parent, to allow reasonable additional time for (A) the filing and mailing of any supplemental or amended disclosure that the Board of Directors has determined in good faith after consultation with outside legal counsel is reasonably likely to be required by Applicable Law and (B) for such supplemental or amended disclosure to be disseminated in a manner suitable under Applicable Law and reviewed by the Company’s stockholders prior to the Company Stockholders’ Meeting.

(c) Notwithstanding any Adverse Recommendation Change, unless this Agreement has been validly terminated in accordance with its terms, the Company shall submit this Agreement to the stockholders of the Company for adoption at the Company Stockholders’ Meeting and shall not submit any Acquisition Proposal for adoption or approval by the stockholders of the Company.

ARTICLE 7

COVENANTS OF PARENT

Parent agrees that:

Section 7.01. Obligations of Merger Subsidiary. Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement.

Section 7.02. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

(a) For six (6) years after the Effective Time, all rights to indemnification, advancement of expenses and exculpation by the Company or its Subsidiaries existing in favor of the present and former (in each case, as of the date hereof) officers and directors of the Company or any of its Subsidiaries (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time in their capacity as an officer or director of the Company or its Subsidiaries (including acts or omissions in connection with this Agreement and the consummation of the transactions contemplated hereby) as provided (i) under the Company Certificate or bylaws of the Company or the articles of incorporation and bylaws or similar organizational documents of the applicable Subsidiaries and (ii) in any indemnification agreement between the Company or a Company Subsidiary and any such Indemnified Person in the form made available to Parent or its Representatives prior to the date hereof, shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Persons, and shall be observed by the Surviving Corporation (and Parent shall cause the Surviving Corporation to so observe) and its successors and assigns to the fullest extent available under Applicable Law; provided that any claim made pursuant to such rights within such six (6) year period shall continue to be subject to this Section 7.02(a) and the rights provided under this Section 7.02(a) until disposition of such claim.

(b) From and after the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, the Surviving Corporation (together with its successors and assigns, the “Indemnifying Parties”) shall (and Parent shall cause the Surviving Corporation to), to the fullest extent permitted under Applicable Law and the Company Certificate and the bylaws of the Company (as in effect as of the date hereof), indemnify and hold harmless each Indemnified Person in his or her capacity as an officer or director of the Company against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such Indemnified Person as an officer or director of the Company in connection with any pending or threatened litigation, action, suit, claim, demand or proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Person is or was a director or officer of the Company at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated by this Agreement. Without limiting the foregoing, from the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, the Indemnifying Parties shall also, to the fullest extent permitted under Applicable Law and the Company Certificate and the bylaws of the Company (as in effect as of the date hereof), advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to this Section 7.02(b), subject to the execution by such Indemnified Persons of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under this Section 7.02(b).

(c) Prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to, as of the Effective Time, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies (collectively, “D&O Tail Policy”), in each case for a claims reporting or discovery period of six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing directors’ and officers’ and fiduciary liability insurance policies in effect as of the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to expend for the D&O Tail Policy an aggregate premium amount in excess of 300% of the current annual premium amount currently paid or payable by the Company with respect to its existing directors’ and officers’ insurance policies as in effect on the date hereof (the “Premium Cap”), and if the aggregate premium amount of such insurance coverage would exceed such Premium Cap, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost equal to the Premium Cap. From the Effective Time until the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall maintain in effect (and Parent shall cause the Surviving Corporation to maintain in effect) the D&O Tail Policy.

(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.02.

(e) The rights of each Indemnified Person under this Section 7.02 shall survive consummation of the Merger and from and after the Effective Time are intended to benefit, and shall be enforceable by, each Indemnified Person. The obligations of Parent and the Surviving Corporation under this Section 7.02 shall not be terminated or modified from and after the Effective Time in such manner as to adversely affect the rights of any Indemnified Person without the consent of such Indemnified Person.

Section 7.03. Employee Matters.

(a) For a period of not less than twelve (12) months after the Effective Time, Parent or the Surviving Corporation shall provide the employees of the Company or its Subsidiaries as of immediately prior to the Effective Time during the period they continue to be employed by Parent, the Surviving Corporation and/or its or Parent’s Subsidiaries on and after the Effective Time (the “Covered Employees”) with (i) base salary (or base wages, as the case may be) and short-term cash incentive compensation targets (including, but not limited to, bonuses and commissions), each of which is no less favorable than the base salary (or base wages, as the case may be) and short-term cash incentive compensation targets provided to such Covered Employees immediately prior to the date hereof, (ii) severance pay and benefits that are no less favorable than the severance pay and benefits provided under the Employee Plans set forth on Section 7.03(a) of the Company Disclosure Schedule (the “Company Severance Plans”) as in effect on the date hereof, and (iii) benefits (excluding severance, equity and long-term incentive compensation) that are, in the aggregate and at a minimum, substantially equivalent to the benefits (excluding severance, equity and long-term incentive compensation) provided to similarly situated employees of Parent or its Subsidiaries. Parent agrees that, upon the Effective Time, Parent shall assume and honor all Employee Plans (including all severance and employment plans and agreements) for all Covered Employees, in each case, in accordance with their terms; provided that nothing herein shall prohibit Parent or the Surviving Corporation from amending, suspending or terminating any such Employee Plans (including any such severance and employment plans and agreements) in accordance with their terms and Applicable Law. Parent acknowledges that, upon the occurrence of the Effective Time, a “Change in Control” (or “Change of Control” as the case may be) of the Company shall have occurred for purposes of each of the Employee Plans in which such definition occurs. If, prior to the Closing, the Company has not granted annual equity awards for the 2023 fiscal year (as permitted by this Agreement), a Covered Employee will be eligible to receive an annual equity award for such fiscal year on a substantially similar basis as applies to a similarly situated employee of Parent and its Subsidiaries (as determined by Parent).

(b) Parent shall provide all Covered Employees with service credit for purposes of eligibility, participation, vesting and levels of benefits under any employee benefit or compensation plan, program or arrangement adopted, maintained or contributed to by Parent or the Surviving Corporation and/or their Subsidiaries in which Covered Employees are eligible to participate (the “Parent Plans”) for all periods of employment with the Company or its Subsidiaries (or any predecessor entities) prior to the Effective Time to the same extent as such Covered Employee was entitled, before the Effective Time, to credit for such service under any similar Employee Plan in which such Covered Employee participated or was eligible to participate immediately prior to the Effective Time, and with Parent, the Surviving Corporation and any of their Subsidiaries on and after the Effective Time; provided that the foregoing shall not apply (A) for any purpose under any defined benefit pension plan or retiree welfare plan, (B) for purposes of any Parent Plan under which similarly-situated employees of Parent and its Subsidiaries do not receive credit for prior service, (C) for purposes of any Parent Plan that is grandfathered or frozen to new participants, either with respect to level of benefits or participation or (D) to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, Parent shall use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any Parent Plan to be waived with respect to the Covered Employees and their eligible dependents, to the extent waived under the corresponding plan in which the applicable Covered Employee participated immediately prior to the Effective Time, and (ii) to the extent not prohibited by the terms, or by any third party administrator, of any fully insured medical, dental, pharmaceutical or vision benefit plan of Parent or the Surviving Corporation, credit each Covered Employee with all deductible payments, co-payments and other out-of-pocket expenses incurred by such Covered Employee and his or her covered dependents under the medical, dental, pharmaceutical or vision benefit plans of the Company prior to the Closing during the plan year in which the Closing occurs for the purpose of determining the extent to which such Covered Employee has satisfied the deductible, co-payments, or maximum out-of-pocket requirements applicable to such Covered Employee and his or her covered dependents for such plan year under any medical, dental, pharmaceutical or vision benefit plan of the Surviving Corporation, Parent or its Affiliates, as if such amounts had been paid in accordance with such plan (to the extent such credit would have been given under comparable Employee Plans prior to the Closing).

(c) If requested by Parent not less than ten (10) Business Days before the Closing Date, the Company shall adopt resolutions and take such corporate action as is necessary to terminate the Employee Plans that are United States Tax-qualified defined contribution plans (collectively, the “Company DC Plan”), effective as of the day prior to the Closing Date. The form and substance of such resolutions approved in connection with the foregoing termination shall be subject to the prior review and written approval of Parent. Upon the distribution of the assets in the accounts under the Company DC Plan to the participants, Parent shall permit the Covered Employees who are then actively employed by Parent or its Subsidiaries to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code), excluding rollovers of outstanding plan loans, in the form of cash, from the Company DC Plan to the applicable tax-qualified defined contribution plans of Parent or its Subsidiaries.

(d) Other than with respect to confidential communications to or by the Board of Directors or in connection with an Adverse Recommendation Change in accordance with Section 6.03, prior to making any broad-based or any written communications to the directors, officers, employees or consultants of the Company or any of its Subsidiaries (other than any communications consistent in all material respects with prior communications made by the Company or Parent) pertaining to compensation or benefit matters that relate to the Merger, the Company shall, to the extent not prohibited by Applicable Law, (i) provide Parent with a copy of the intended communication, (ii) give Parent a reasonable period of time to review and comment on the communication and (iii) consider any such comments in good faith.

(e) No later than fifteen (15) days after the date of this Agreement, the Company shall provide to Parent a list of the employees of the Company and its Subsidiaries as of the date of this Agreement, describing or identifying each employee’s name, employee identification number, employing entity, position or title, annual salary (or base hourly wage rate), short-term cash incentive compensation opportunity (including target and maximum opportunities), amount of last annual bonus paid, other incentive compensation, assigned work location, leave of absence status, overtime and minimum wage exemption classification, full-time, part-time, temporary or seasonal employee status, employee or independent contractor / non-employee classification, Company service date and annual target long-term incentive opportunity for 2022. Prior to the Closing, the Company shall cooperate in good faith with Parent and its Affiliates to timely provide to Parent updates to the foregoing information (but in no event more frequently than monthly) and such other data as reasonably requested by Parent to provide benefits, payroll, or any other employee-related service to Company employees, to the extent permitted by Applicable Laws.

(f) The parties shall take the actions necessary to implement the commitments set forth on Section 7.03(f) of the Company Disclosure Schedule.

(g) Without limiting the generality of Section 11.06, the provisions of this Section 7.03 are solely for the benefit of the parties to this Agreement, and no current or former employee or other service provider or other individual associated therewith (including any dependent or beneficiary thereof) shall be regarded for any purpose as a third party beneficiary of this Agreement. Nothing contained in this Agreement shall (i) constitute or be deemed to be the establishment of or an amendment or modification to any Employee Plan, Parent Plan or any other compensation or benefit plan, program or arrangement of the Company, Parent or any of their respective Subsidiaries for any purpose; (ii) guarantee employment for any period of time, or preclude the ability of Parent or the Surviving Corporation and its Subsidiaries to terminate or discharge any employee or other service provider of the Company or any of its Subsidiaries, including any Covered Employee, at any time for any reason whatsoever, with or without cause; or (iii) require Parent or the Surviving Corporation or any of their respective Subsidiaries to continue any Employee Plan, Parent Plan or employee benefits plans or arrangements or prevent the amendment, modification or termination thereof, in accordance with the terms thereof and Applicable Law.

ARTICLE 8

COVENANTS OF PARENT AND THE COMPANY

The parties hereto agree that:

Section 8.01. Consents and Approvals.

(a) Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Antitrust Laws or other Applicable Law to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including using reasonable best efforts to (i) obtain all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations or terminations of waiting periods from Governmental Authorities and make all necessary registrations and filings and take all steps as may be reasonably necessary to obtain any such consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any Governmental Authority in connection with any Antitrust Law; (ii) obtain all other approvals, consents, ratifications, permissions, waivers or authorizations from Governmental Authorities or other Third Parties necessary, proper or advisable in connection with the transactions contemplated by this Agreement; and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, that, in connection with any of the foregoing clauses (i) through (iii), the Company shall not agree to (x) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payment) or concede anything of monetary or economic value or (y) amend, supplement or modify any contract in any manner that would be adverse to the interest of the Company or, after the Merger, Parent and its Subsidiaries, in each case, without the prior written consent of Parent.

(b) The parties agree to use their reasonable best efforts to promptly take, and cause their Affiliates to take, all actions and steps requested or required by any Governmental Authority as a condition to granting any consent, permit, authorization, waiver, clearance or approval, and to cause the prompt expiration or termination of any applicable waiting period and to resolve objections, if any, of the U.S. Federal Trade Commission (the “FTC”) or U.S. Department of Justice (“DOJ”), or other Governmental Authorities of any other jurisdiction for which consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are required with respect to the transactions contemplated hereby, so as to obtain such consents, permits, authorizations, waivers, clearances, approvals or termination of the waiting period under the HSR Act or other Antitrust Laws, and to avoid the commencement of a lawsuit by the FTC, the DOJ or other Governmental Authorities under Antitrust Laws, and to avoid the entry of, or to effect the dissolution of, any order in any action or legal proceeding which would otherwise have the effect of preventing the Closing or delaying the Closing beyond the End Date. Such reasonable best efforts by the parties and/or their Affiliates shall include (1) proffering and consenting and/or agreeing to the sale, divestiture, licensing or other disposition, or the holding separate, of particular assets, categories of assets or portions of any business of the Company or any of its Subsidiaries, (2) promptly effecting the disposition, licensing or holding separate of particular assets, categories of assets or portions of any business of the Company or any of its Subsidiaries and (3) agreeing to such limitations on the conduct or actions with respect to any particular assets, categories of assets or portions of any business of the Company or any of its Subsidiaries, in each case, as may be required in order to enable the consummation of the transactions contemplated hereby to occur as soon as reasonably practicable (and in any event no later than the End Date) (the actions referred to in clauses (1), (2) and (3), “Remedy Actions”); provided, however, that (i) neither Parent nor any of its Affiliates shall be required to proffer, consent to or agree to or effect any Remedy Action with respect to (A) any assets, categories of assets or portions of any business of Parent or any of its Subsidiaries (other than solely the Company and its Subsidiaries, subject to the following clause (B)) or (B) any assets, categories of assets or portions of any business of the Company or any of its Subsidiaries if, in the case of this clause (B), any such Remedy Action would, individually or in the aggregate, reasonably be expected to be material to the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole; and provided, that the Company shall only be permitted to proffer, consent to or agree to or effect any Remedy Action with the prior written consent of Parent; provided, further, that in no event shall Parent, the Company or their respective Subsidiaries be required to proffer, consent to or agree to or effect any Remedy Action unless such Remedy Action is conditioned upon the consummation of the Merger.

(c) Subject to the terms and conditions of this Agreement, each of the parties shall (and shall cause their respective Affiliates, if applicable, to) promptly, but in no event later than ten (10) Business Days after the date hereof unless otherwise agreed to in writing by Parent and the Company, make an appropriate filing of all Notification and Report forms as required by the HSR Act with respect to the transactions contemplated by this Agreement.

(d) Without limiting the generality of anything contained in this Section 8.01, from the date of hereof until the Effective Time or the termination or this Agreement in accordance with its terms, each of the Company and Parent (on its and Merger Subsidiary’s behalf) shall use its reasonable best efforts to (i) cooperate in all respects and consult with each other in connection with any filing or submission in connection with any investigation or other inquiry, including allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) give the other party prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding brought by a Governmental Authority or brought by a Third Party before any Governmental Authority, in each case, with respect to the transactions contemplated by this Agreement, (iii) keep the other party promptly informed as to the status of any such request, inquiry, investigation, action or legal proceeding, (iv) promptly inform the other party of any communication to or from the FTC, DOJ or any other Governmental Authority in connection with any such request, inquiry, investigation, action or legal proceeding, (v) promptly furnish to the other party, subject to an appropriate confidentiality agreement to limit disclosure to outside counsel and consultants retained by such counsel, with copies of documents provided to or received from any Governmental Authority in connection with any such request, inquiry, investigation, action or legal proceeding, (vi) subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants retained by such counsel, consult in advance and cooperate with the other party and consider in good faith the views of the other party in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding, and (vii) except as may be prohibited by any Governmental Authority or by Applicable Law, in connection with any such request, inquiry, investigation, action or legal proceeding in respect of the transactions contemplated by this Agreement, each party shall provide advance notice of and permit authorized Representatives of the other party to be present at each meeting or conference, including any virtual or telephonic meetings, relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in advance in connection with any argument, opinion or proposal to be made or submitted to any Governmental Authority in connection with such request, inquiry, investigation, action or legal proceeding; provided, however, that materials required to provided pursuant to this Section 8.01(d) may be redacted (A) to remove references concerning the valuation of Parent, Merger Subsidiary, the Company, or any of their respective Subsidiaries or assets, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege concerns. Each party shall supply as promptly as practicable such information, documentation, other material or testimony that may be reasonably requested by any Governmental Authority, including by complying at the earliest reasonably practicable date with any reasonable request for additional information, documents or other materials received by any party or any of their respective Subsidiaries from any Governmental Authority in connection with such applications or filings for the transactions contemplated by this Agreement. Parent shall pay all filing fees under the HSR Act and other Antitrust Laws, but the Company shall bear its own costs for the preparation of any such filings.

Section 8.02. Certain Filings. Without limiting Section 8.01, the Company and Parent shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any contracts, in connection with the consummation of the transactions contemplated by this Agreement and in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 8.03. Public Announcements. The initial press release relating to this Agreement and the transactions contemplated hereby shall be a joint press release issued by the Company and Parent, and thereafter Parent and the Company shall consult with each other before issuing any further press releases, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts, in each case, with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any public statement without the other party’s written consent (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (a) each of Parent and the Company may, without such consultation or consent, issue a press release and make any public statement (including in response to questions from the press, analysts, investors or those attending industry conferences), so long as such press release or statements include only such information contained in, and consistent with, previous press releases, public disclosures or public statements made jointly by Parent and the Company (or individually, if approved by the applicable other party); (b) subject to any other applicable terms of this Agreement, each of Parent and the Company may, without the other party’s prior written consent (but with prior notice and, to the extent reasonably practicable, prior consultation), make any disclosures in any documents to be filed with or furnished to the SEC as may be required by applicable federal securities laws or any listing agreement with or rule of any national securities exchange or association; (c) each of Parent and the Company may, without the other party’s prior written consent (but with prior notice and, to the extent reasonably practicable, prior consultation), issue any such press release, have any such communication, make any such public announcement or statement or schedule any such press conference or conference call as may be required by any Applicable Law; and (d) the Company need not consult with Parent in connection with such portion of any press release, communication, public statement or filing to be issued or made pursuant to and in accordance with Section 6.03(c) to effect an Adverse Recommendation Change, and Parent need not consult with the Company in connection with such portion of any press release, communication, public statement or filing in response to an Adverse Recommendation Change.

Section 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 8.05. Section 16 Matters. Prior to the Effective Time, the Company and the Board of Directors shall take appropriate action as may be required to cause any dispositions of Shares, Company Option Awards, Company RSU Awards or other derivative securities, in connection with the transactions contemplated by this Agreement, by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.

Section 8.06. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (except with respect to the matters covered by, and subject to, Section 8.01); and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement; provided that the delivery of any notice pursuant to this Section 8.06 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice.

Section 8.07. Confidentiality. The parties acknowledge that Parent and the Company have previously executed the Confidentiality Agreement and that certain Confidentiality Agreement dated as of February 17, 2022 (the “Additional Confidentiality Agreement”), which Confidentiality Agreement and Additional Confidentiality Agreement will continue in full force and effect in accordance with their respective terms.

Section 8.08. Stock Exchange De-listing; 1934 Act Deregistration. Prior to the Effective Time, the Company shall reasonably cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and rules and policies of Nasdaq to enable the de-listing by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares and the suspension of the Company’s reporting obligations under the 1934 Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days thereafter.

Section 8.09. Takeover Statutes. If any Takeover Statute shall become applicable to the transactions contemplated by this Agreement, each of the Company, Parent and Merger Subsidiary and the respective members of their boards of directors shall, to the extent permitted by Applicable Law, use reasonable best efforts to grant such approvals and to take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such Takeover Statute on the transactions contemplated hereby.

Section 8.10. Director Resignations. The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time and effective upon the Effective Time.

Section 8.11. Stockholder Litigation. The Company shall give Parent prompt written notice and the opportunity to participate in the defense (at Parent’s sole cost) of any litigation, action, suit, claim, demand or proceeding brought against the Company or its directors or officers relating to the transactions contemplated by this Agreement. The Company shall give Parent the right to review and comment on all filings or responses to be made by the Company in connection with any such action, suit, claim, demand or proceeding, and the right to consult on the settlement with respect to such litigation, and the Company will in good faith take such comments into account, and, no such settlement shall be offered or agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Company will keep Parent reasonably informed with respect to any such action, suit, claim, demand or proceeding.

Section 8.12. Financing.

(a) The Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and their respective Representatives to, provide all cooperation that is necessary, customary or advisable and reasonably requested by Parent to assist Parent in the arrangement of any third-party debt or equity financing for the purpose of financing the aggregate Merger Consideration, any repayment or refinancing of debt contemplated by this Agreement or required or undertaken in connection with the transactions contemplated by this Agreement and any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement (including all amounts payable in respect of equity awards of the Company under this Agreement) and all related fees and expenses of Parent and Merger Subsidiary (the “Financing”) (it being understood that the receipt of such Financing is not a condition to the Merger); provided, however, that nothing in this Section 8.12(a) shall require such cooperation to the extent it would (i) unreasonably disrupt the conduct of the business or operations of the Company or its Subsidiaries, (ii) require the Company or any of its Subsidiaries to agree to pay any fees, reimburse any expenses or otherwise incur any liability or give any indemnities prior to the Effective Time for which it is not promptly reimbursed or simultaneously indemnified, or (iii) require the Company or any of its Subsidiaries to take any action that would reasonably be expected to conflict with, or result in any material violation or breach of, or default (with or without notice or lapse of time, or both) under, the Company Certificate or bylaws of the Company (as in effect as of the date hereof), any Applicable Law, the Existing Credit Agreement (as in effect on the date hereof) or any Material Contract (as in effect on the date hereof). Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries or their respective Representatives at the request of Parent in connection with the Financing pursuant to this Section 8.12(a), and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, except with respect to any information provided by the Company or any of its Subsidiaries or any fraud or intentional misrepresentation or omission, willful misconduct or material breach of this Agreement by any such Persons. Notwithstanding anything to the contrary set forth herein or in the Confidentiality Agreement, Parent and its Subsidiaries shall be permitted to disclose information about the Company and its Subsidiaries (including information otherwise subject to the terms of the Confidentiality Agreement) as necessary and consistent with customary practices in connection with the Financing subject to customary confidentiality arrangements in connection therewith.

(b) The Company shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to deliver all notices, cooperate with Parent and take all other actions to facilitate the termination at the Closing of all commitments in respect of the Existing Credit Agreement, the repayment in full on the Closing Date of all obligations in respect of the indebtedness under the Existing Credit Agreement, and the release on the Closing Date of any Liens securing all such indebtedness and guarantees in connection therewith. In furtherance and not in limitation of the foregoing, the Company and its Subsidiaries shall use reasonable best efforts and shall cooperate with Parent to obtain and deliver to Parent at least two (2) Business Days prior to the Closing Date an executed payoff letter with respect to the Existing Credit Agreement (the “Payoff Letter”), in form and substance customary for transactions of this type, from the applicable agent on behalf of the Persons to whom such indebtedness is owed, which Payoff Letter together with any related release documentation shall, among other things, include the payoff amount and provide that Liens granted in connection with the Existing Credit Agreement relating to the assets, rights and properties of the Company and its Subsidiaries securing such indebtedness and the guarantees granted in connection with the Existing Credit Agreement shall, upon the payment of the amount set forth in the Payoff Letter at or prior to the Closing, be released and terminated. The obligations of the Company pursuant to this Section 8.12(b) shall be subject to Parent providing all funds required to effect all such repayments at the Closing.

ARTICLE 9

CONDITIONS TO THE MERGER

Section 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or (where permitted by Applicable Law) written waiver by the Company and Parent of the following conditions:

(a) There shall not have been issued by any court of competent jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger, nor shall any applicable Law or order been promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Governmental Authority which directly or indirectly prohibits, or makes illegal the consummation of the Merger.

(b) The Company Stockholder Approval shall have been obtained.

(c) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or early termination thereof shall have been granted.

Section 9.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are further subject to the satisfaction or (where permitted by Applicable Law) written waiver by Parent of the following conditions:

(a) (i) The representation and warranty set forth in Section 4.10(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct in all respects as of such specified time); (ii) each of the representations and warranties in (x) Section 4.05(a), (y) Section 4.05(b) (other than the last two sentences thereof) and (z) the first sentence of Section 4.05(c) shall be true and correct in all respects except for any de minimis inaccuracies as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct in all respects except for any de minimis inaccuracies as of such specified time); (iii) each of the representations and warranties of the Company contained in Section 4.01, Section 4.02, the last two sentences of Section 4.05(b), Section 4.05(c) (other than the first sentence thereof), Section 4.06(b), Section 4.23 and Section 4.24 (in each case disregarding all materiality qualifications, other than Material Adverse Effect qualifications, contained therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct in all material respects as of such specified time); and (iv) each of the other representations and warranties of the Company contained in this Agreement (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct as of such specified time), except, in the case of this clause (iv), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(b) The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

(c) Since the date of this Agreement, there shall not have been any Material Adverse Effect on the Company that is continuing as of immediately prior to the Effective Time.

(d) The Company shall have delivered to Parent a certificate signed by an executive officer of the Company and dated as of the Closing Date certifying as to the satisfaction of the conditions specified in Section 9.02(a), Section 9.02(b) and Section 9.02(c).

Section 9.03. Conditions to the Obligation of the Company. The obligation of the Company to consummate the Merger is further subject to the satisfaction or (where permitted by Applicable Law) written waiver by the Company of the following conditions:

(a) (i) each of the representations and warranties of Parent and Merger Subsidiary set forth in Section 5.01 and Section 5.02 (in each case disregarding all materiality qualifications, other than Material Adverse Effect qualifications, contained therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct as of such specified time); and (ii) each of the other representations and warranties of Parent and Merger Subsidiary contained in this Agreement (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct as of such specified time), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

(b) Parent and Merger Subsidiary shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time.

(c) Parent shall have delivered to the Company a certificate signed by an executive officer of Parent and dated as of the Closing Date certifying as to the satisfaction of the conditions specified in Section 9.03(a) and Section 9.03(b).

ARTICLE 10

TERMINATION

Section 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a) by mutual written agreement of the Company and Parent; or

(b) by either the Company or Parent, if:

(i) the Effective Time shall not have occurred on or before May 3, 2023 (the “End Date”); provided that if on the End Date any of the conditions set forth in Section 9.01(c) or Section 9.01(a) (to the extent relating to the matters set forth in Section 9.01(c)) shall not have been satisfied but all other conditions set forth in Article 9 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the End Date shall be automatically extended to August 3, 2023 and such date shall become the End Date for purposes of this Agreement; and provided, further, that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose material breach of any provision of this Agreement shall have been the primary cause, or resulted in, the failure of the Merger to be consummated by such time; or

(ii) if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, which order, decree, ruling or other action shall be final and nonappealable or any Governmental Authority that must grant an approval specified in Section 9.01(c) has denied such approval, and such denial has become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party whose material breach of any provision of this Agreement shall have been the primary cause of, or resulted in, any of the events specified in this Section 10.01(b)(ii) occurring; or

(iii) the Company Stockholder Approval shall not have been obtained at the Company Stockholders’ Meeting at which a vote on this Agreement is taken; or

(c) by Parent:

(i) prior to obtaining the Company Stockholder Approval, if an Adverse Recommendation Change shall have occurred; or

(ii) prior to obtaining the Company Stockholder Approval, if there shall have been an intentional and material breach of Section 6.03; or

(iii) if a breach or failure to be true of any representation or warranty of the Company set forth in Article 4 or breach or failure to perform any covenant or agreement set forth in this Agreement on the part of the Company shall have occurred such that the conditions set forth in Section 9.02(a) or Section 9.02(b) would not be satisfied and cannot be cured by the Company prior to the End Date or, if capable of being cured, shall not have been cured, following receipt by the Company from Parent of written notice of such breach or failure, by the earlier to occur of (x) thirty (30) days after receipt of such notice from Parent and (y) the date that is two (2) days prior to the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 10.01(c)(iii) if either Parent or Merger Subsidiary is then in material breach of any representation, warranty, covenant or obligation under this Agreement; or

(d) by the Company:

(i) prior to obtaining the Company Stockholder Approval, if (A) the Board of Directors has determined that an Acquisition Proposal constitutes a Superior Proposal, (B) the Company has complied with its obligations set forth in Section 6.03(b)(ii), (C) the Company, substantially concurrently with and as a condition to such termination, pays the Termination Fee payable pursuant to Section 11.04 and (D) substantially concurrently with such termination, the Company enters into a definitive agreement in respect of a Superior Proposal in accordance with Section 6.03; or

(ii) if a breach or failure to be true of any representation or warranty of Parent or Merger Subsidiary set forth in Article 5 or breach or failure to perform any covenant or agreement set forth in this Agreement on the part of Parent or Merger Subsidiary shall have occurred such that the conditions set forth in Section 9.03(a) or Section 9.03(b) would not be satisfied and cannot be cured by Parent prior to the End Date or, if capable of being cured, shall not have been cured, following receipt by Parent from the Company of written notice of such breach or failure, by the earlier to occur of (x) thirty (30) days after receipt of such notice from the Company and (y) the date that is two (2) days prior to the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(d)(ii) if the Company is then in material breach of any representation, warranty, covenant or obligation under this Agreement.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of termination to the other party specifying the reasons for such termination.

Section 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party hereto; provided, that such termination shall not relieve any party for any and all liabilities and damages incurred or suffered by the other party as a result of the Fraud or a Willful Breach of this Agreement by such first party; provided, further, that the provisions of Section 8.07, this Section 10.02 and Article 11 (including, for the avoidance of doubt, Section 11.04) shall survive any termination hereof pursuant to Section 10.01 and remain in full force and effect. Nothing shall limit or prevent any party from exercising any rights or remedies it may have under Section 11.13 in lieu of terminating this Agreement pursuant to Section 10.01.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including by facsimile or electronic mail (“e-mail”) transmission) and shall be given,

if to Parent or Merger Subsidiary, to:

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

Attention: Corporate Secretary

Facsimile: (805) 499-6751

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Edward D. Herlihy

    Jacob A. Kling

E-mail: EDHerlihy@wlrk.com

JAKling@wlrk.com

Facsimile: (212) 403-2000

if to the Company, to:

ChemoCentryx, Inc.

835 Industrial Rd., Suite 600

San Carlos, California 94070

Attention: Chief Business Officer General Counsel

E-mail: mcappel@chemocentryx.com; vfitt@chemocentryx.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

Attention: Scott Shean

Michael Sullivan

Bret Stancil

E-mail: Scott.Shean@lw.com

Michael.Sullivan@lw.com

Bret.Stancil@lw.com

Facsimile: (858) 523-5450

or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) on the next Business Day after being sent by courier or express delivery service (with confirmation of delivery), (c) if sent by facsimile or e-mail transmission prior to 5:00 p.m. recipient’s local time, upon transmission thereof or (d) if sent by facsimile or e-mail transmission after 5:00 p.m. recipient’s local time, the day following the date of transmission thereof; provided that in the case of e-mail transmission, no “bounce back” or similar message of non-delivery is received with respect thereto.

Section 11.02. Non-Survival. None of the representations, warranties, covenants or agreements contained herein or in any certificate, instrument, document or other writing delivered pursuant hereto shall survive the Effective Time, except for those covenants and agreements of the parties contained herein that by their terms expressly apply or are to be performed in whole or in part after the Effective Time.

Section 11.03. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after receipt of the Company Stockholder Approval, no amendment shall be made that would require the approval of the stockholders of the Company under Applicable Law without such approval having first been obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.04. Expenses.

(a) General. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

(b) Termination Fee.

(i) If this Agreement is validly terminated by Parent pursuant to Section 10.01(c)(i) or Section 10.01(c)(ii) or by the Company pursuant to Section 10.01(d)(i), then the Company shall pay or cause to be paid to Parent in immediately available cash funds $119,314,679 (the “Termination Fee”), in the case of a termination by Parent, within two (2) Business Days after such termination and, in the case of a termination by the Company, immediately before and as a condition to such termination.

(ii) If (A) this Agreement is terminated (x) by Parent or the Company pursuant to Section 10.01(b)(i) (but in the case of termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the proviso of Section 10.01(b)(i)) or (y) by Parent pursuant to Section 10.01(c)(iii), (B) after the date of this Agreement and prior to such termination, a bona fide Acquisition Proposal shall have been publicly announced or otherwise been communicated to the Board of Directors and such Acquisition Proposal shall not have been publicly withdrawn prior to the time of the termination of this Agreement, and (C) prior to the date that is twelve (12) months following the date of such termination, the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal shall have been consummated (in either case, whether or not the same Acquisition Proposal referred to in clause (B)); provided that, for purposes of clause (C), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”, then the Company shall pay to Parent the Termination Fee in immediately available funds, within two (2) Business Days after the consummation of the Acquisition Proposal referred to in clause (C).

(iii) If (A) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(iii), (B) after the date of this Agreement and prior to such termination, a bona fide Acquisition Proposal shall have been publicly announced and such Acquisition Proposal shall not have been publicly withdrawn at least two (2) Business Days prior to the Company Stockholders’ Meeting, and (C) prior to the date that is twelve (12) months following the date of such termination, the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal shall have been consummated (in either case, whether or not the same Acquisition Proposal referred to in clause (B)); provided that, for purposes of clause (C), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”, then the Company shall pay to Parent the Termination Fee in immediately available funds, within two (2) Business Days after the consummation of the Acquisition Proposal referred to in clause (C).

(iv) In the event that this Agreement is validly terminated under circumstances where the Termination Fee is due and payable and Parent or its designee shall have received full payment of the Termination Fee pursuant to this Section 11.04(b) and any other amounts due pursuant to the second sentence of Section 11.04(c), the receipt of the Termination Fee and such other amounts shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Subsidiary, any of their respective Affiliates and Representatives or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, optionholders, managers, members, Affiliates or Representatives (collectively, “Parent Related Parties”) or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company Related Parties arising out of, relating to, or in connection with, this Agreement, any of the transactions contemplated by this Agreement or any matters forming the basis for such termination; provided, however, that nothing in this Section 11.04(b)(iv) or Section 11.04(b)(v) below shall limit the rights of Parent under Section 11.13 or in the case of Fraud or Willful Breach.

(v) Subject to the proviso in Section 11.04(b)(iv), Parent’s right to receive payment from the Company of the Termination Fee pursuant to this Section 11.04(b) and any other amounts due pursuant to the second sentence of Section 11.04(c) shall be the sole and exclusive remedy of the Parent Related Parties against the Company and any of its former, current or future officers, directors, partners, stockholders, optionholders, managers, members, Affiliates or Representatives (collectively, “Company Related Parties”) in any circumstance in which the Termination Fee becomes due and payable, and upon payment of the Termination Fee and such other amounts, none of the Company Related Parties shall have any further liability or obligation relating to, arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement. For the avoidance of doubt, Parent may seek specific performance to cause the Company to consummate the Merger in accordance with Section 11.13 or the payment of the Termination Fee pursuant to this Section 11.04(b), but in no event shall Parent be entitled to both (A) equitable relief ordering the Company to consummate the Merger in accordance with Section 11.13 and (B) the payment of the Termination Fee pursuant to this Section 11.04(b). Notwithstanding anything to the contrary contained herein, in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(c) Other Costs and Expenses. The Company acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 11.04, (i) the Company shall also pay any costs and expenses incurred by Parent or Merger Subsidiary in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount payable pursuant to this Section 11.04 and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date that such overdue amount was originally required to be paid pursuant to this Section 11.04 and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the prime rate published in The Wall Street Journal on the date such payment was required to be made plus five percent (5%), or such lesser rate per annum that is the maximum permitted under Applicable Law. Except as otherwise set forth in Section 2.03(c), all transfer, documentary, stamp, registration, and other similar Taxes imposed with respect to the Merger shall be borne by the Company.

Section 11.05. Disclosure Schedule. The parties hereto agree that any reference in a particular Section of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenants, as applicable) would be reasonably apparent to a reasonable person who has read such representations and warranties (or covenants, as applicable). The inclusion of an item in either the Company Disclosure Schedule or the Parent Disclosure Schedule as an exception to a representation or warranty (or covenants, as applicable) shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company or Parent, as applicable.

Section 11.06. Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except with respect to the rights of each Indemnified Person pursuant to Section 7.02 and, if the Effective Time occurs, the right of the Company’s stockholders and holders of Company Equity Awards to receive the Merger Consideration pursuant to Article 2, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties and that, in some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other parties hereto and any attempted assignment, delegation or transfer of this Agreement or any such rights or obligations without such consent shall be void ab initio and of no effect.

Section 11.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 11.08. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party. The parties hereto agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

Section 11.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.09.

Section 11.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or waiver hereto or the fact that any signature or agreement or instrument was transmitted or communicated through e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

Section 11.11. Entire Agreement. This Agreement, the Confidentiality Agreement and the Additional Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter herein and therein and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter herein and therein.

Section 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court in accordance with Section 11.08 (without proof of damages), in addition to any other remedy to which they are entitled at law or in equity. The parties hereto hereby agree (a) that the right of specific performance is an integral part of the transactions contemplated hereby and, without that right, neither the Company nor Parent nor Merger Subsidiary would have entered into this Agreement, (b) not to raise any objections to the granting of an injunction, specific performance or any other equitable relief on the basis that the other parties have an adequate remedy at law or equitable relief is not an appropriate remedy for any reason at law or equity, and (c) that no other party or Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.13, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

CHEMOCENTRYX, INC.

By:	/s/ Thomas J. Schall, Ph.D.
Name: Thomas J. Schall, Ph.D.
Title: President and Chief Executive Officer

AMGEN INC.

By:	/s/ Robert A. Bradway
Name: Robert A. Bradway
Title: Chairman of the Board, Chief Executive Officer and President

CARNATION MERGER SUB, INC.

By:	/s/ Jonathan P. Graham
Name: Jonathan P. Graham
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Agreement and Plan of Merger]

Annex B

Opinion of Goldman Sachs & Co. LLC

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

August 3, 2022

Board of Directors

ChemoCentryx, Inc.

835 Industrial Road, Suite 600

San Carlos, CA 94070

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Amgen Inc. (“Buyer”) and its affiliates) of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of ChemoCentryx, Inc. (the “Company”) of the $52.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of August 3, 2022 (the “Agreement”), by and among Buyer, Carnation Merger Sub, Inc., a wholly owned subsidiary of Buyer, and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Buyer, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to Buyer and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to Buyer in connection with its acquisition of Five Prime Therapeutics in April 2021; as bookrunner in connection with the public offering by Buyer of its 1.650% Senior Notes due 2028 (aggregate principal amount $1,250,000,000), 2.000% Senior Notes due 2032 (aggregate principal amount $1,250,000,000), 2.800% Senior Notes due 2041 (aggregate principal amount $1,150,000,000), 3.000% Senior Notes due 2052 (aggregate principal amount $1,350,000,000) in August 2021; as financial advisor to Buyer in connection with its acquisition of Teneobio, Inc. in October 2021; and as bookrunner in connection with the public offering by Buyer of its 3.000% Senior Notes due 2029 (aggregate principal amount $750,000,000), 3.350% Senior Notes due 2032 (aggregate principal amount $1,000,000,000), 4.200% Senior Notes due 2052 (aggregate principal amount $1,000,000,000), 4.400% Senior Notes due 2062 (aggregate principal amount $1,250,000,000) in February 2022. We may also in the future provide financial advisory and/or underwriting services to the Company, Buyer and their respective affiliates for which our Investment Banking Division may receive compensation.

Board of Directors

ChemoCentryx, Inc.

August 3, 2022

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2021; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company, including assumed probabilities associated with certain future events contemplated by such forecasts and certain analyses related to the expected utilization by the Company of certain net operating loss carryforwards, each as prepared by the management of the Company and approved for our use by the Company (together, the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biopharmaceutical industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Buyer and its affiliates) of Shares, as of the date hereof, of the $52.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received therewith by, the holders of any other class of securities, creditors or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $52.00 in cash per Share to be paid to the holders (other than Buyer and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time, or as to the potential effects of volatility in the credit, financial and stock markets on the Company, Buyer or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Buyer or the ability of the Company or Buyer to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our

Board of Directors

ChemoCentryx, Inc.

August 3, 2022

advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $52.00 in cash per Share to be paid to the holders (other than Buyer and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

(GOLDMAN SACHS & CO. LLC)

CHEMOCENTRYX

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D90551-Z83566

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CHEMOCENTRYX, INC.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACKINK AS FOLLOWS: CHEMOCENTRYX, INC. CHEC CHEMOCENTRIX INC 135 WOULD SUITE 600 SAN CARLOS CA 940 1. 2. 3. SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET-es.prospects.com or scan the QR code above hand when you access the website and follow the instruction to obtain your records and to create an electronic voting instruction form. The Board of Directors recommends you vote FOR the following proposals: To adopt the Agreement and Ran of Merger, dated as of August 3, 2022 (the “Merger Agreement”), by and among ChamoCentry, Inc. “ChemoCantry” Amgen Inc. (“Amgan”) and Carnation Merger Sub, Inc., a wholly owned subsidiary of Amgen (“Marger Sub”), pursuant to which Merger Sub will be merged with and into ChemoCentryx (the “Merger”) with Chemo Centryx surviving the Merger as a wholly owned subsidiary of Amgan VOTE BY PHONE-1-800-600-600 Utary tech-tone telephone to the Please sign exactly as your name(s) appears) haraon. When signing as attomey executor, administrator or other dudary, please give full title as such. Joint owners should each sign personally. All holders must sigh if a corporation or partnership, please sign in full corporate or partnership name by authorized offer Signature (PLEASE SIGNWITHIN BOX your voting p11 ting date. Have your prony card in hand when you call and then D90551-283566 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VOTE BY MAL Mark, sign and date your prasy card and return it in the postage-paid envelope we have provided or return to Vote Precing, Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Data To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to ChemCentry’s named executive officals that is based on or otherwise felates to the Merger, and To approve the adjournment of the Special Meeting to a later date or dates if necessary to solidt additional prodes if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY NOTE: THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE “FOR” PROPOSALS ONE, TWO AND THREE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BEVOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES. Signature (int Owners Date For Against Abstain

SPECIAL MEETING OF STOCKHOLDERS OF CHEMOCENTRYX, INC. OCTOBER 18, 2022 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice & Proxy Statement is available at www.proxyvote.com Please sign, date and mail your proxy card in the envelope provided as soon as possible Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com CHEMOCENTRYX, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS D90552-283566 The undersigned hereby appoints Thomas J. Schall, Ph.D. and Susan M. Kanaya as proxies, either with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of Common Stock of ChemoCentryx, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00a.m. local time on October 18, 2022 at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626 and any adjournment or postponement thereof (the “Special Meeting”). This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. Continued and to be signed on reverse side